                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-73338

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES, NOR WILL WE ACCEPT OFFERS TO BUY THESE SECURITIES, PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MARCH 14, 2002

PROSPECTUS SUPPLEMENT
(to Prospectus dated March 14, 2002)

[LEHMAN BROTHERS LOGO]                                        [UBS WARBURG LOGO]

                    LB-UBS Commercial Mortgage Trust 2002-C1
          Commercial Mortgage Pass-Through Certificates, Series 2002-C1
             Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
                 Class B, Class C, Class D, Class E and Class F

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,114,747,000

     We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated March 14, 2002. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $1,240,331,093. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in April 2002. The table on page S-4 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. Credit enhancement is being provided through the subordination of various non-offered classes of the series 2002-C1 certificates. That same table on page S-4 of this prospectus supplement also contains a list of the non-offered classes of the series 2002-C1 certificates.

     You should fully consider the risk factors beginning on page S-32 in this prospectus supplement and on page 13 in the accompanying prospectus prior to investing in the offered certificates.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc., UBS Warburg LLC and Salomon Smith Barney Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately % of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner, UBS Warburg LLC is acting as co-lead manager, and Salomon Smith Barney Inc. is acting as co-manager.

LEHMAN BROTHERS                                                    UBS WARBURG

                             SALOMON SMITH BARNEY

           The date of this prospectus supplement is March   , 2002.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C1

                             [MAP OF UNITED STATES]

                                           # of        % of Initial
                State                   Properties     Pool Balance
           -----------------          -------------- ----------------
           California                       31            31.00%
           Texas                            37             9.23%
           Connecticut                       4             7.71%
           Florida                          24             7.33%
           Maryland                          8             7.26%
           New York                         12             7.11%
           Nevada                            5             6.77%
           Louisiana                         5             3.92%
           Virginia                          7             2.95%
           North Carolina                   11             2.88%
           Georgia                           5             1.97%
           Tennessee                         2             1.77%
           Arizona                          12             1.71%
           Kentucky                          3             0.99%
           Wisconsin                         2             0.92%
           New Hampshire                     2             0.88%
           Indiana                           1             0.73%
           New Jersey                        2             0.67%
           Minnesota                         2             0.58%
           Michigan                          3             0.47%
           Pennsylvania                      2             0.45%
           Ohio                              4             0.44%
           Missouri                          2             0.37%
           South Carolina                    2             0.35%
           Kansas                            2             0.33%
           Alabama                           2             0.30%
           Hawaii                            1             0.20%
           Washington, D.C.                  1             0.15%
           Colorado                          2             0.14%
           Maine                             1             0.13%
           Oklahoma                          1             0.09%
           Massachusetts                     1             0.07%
           Arkansas                          1             0.06%
           Rhode Island                      1             0.05%
           Oregon                            1             0.03%

                                   [PIE CHART]

                         MORTGAGE LOANS BY PROPERTY TYPE

                      Retail                         36.95%
                      Office                         31.96%
                      Multifamily                    16.19%
                      Self-Storage                    5.97%
                      Industrial/Warehouse            5.37%
                      Mobile Home                     1.87%
                      Hotel                           1.70%

                      [FASHION VALLEY MALL, SAN DIEGO, CA]










                                     [PHOTO]










                                     [PHOTO]

                       [400 ATLANTIC STREET, STAMFORD, CT]










                                     [PHOTO]










                                     [PHOTO]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT                         PAGE
                                                                            ----
Important Notice About the Information Contained in this Prospectus
  Supplement, the Accompanying Prospectus and the Related
  Registration Statement ...............................................     S-3
Summary of Prospectus Supplement .......................................     S-4
Risk Factors ...........................................................    S-32
Capitalized Terms Used in this Prospectus Supplement ...................    S-42
Forward-Looking Statements .............................................    S-42
Description of the Mortgage Pool .......................................    S-43
Servicing of the Underlying Mortgage Loans .............................    S-74
Description of the Offered Certificates ................................   S-100
Yield and Maturity Considerations ......................................   S-119
Use of Proceeds ........................................................   S-123
Federal Income Tax Consequences ........................................   S-123
ERISA Considerations ...................................................   S-126
Legal Investment .......................................................   S-128
Method of Distribution .................................................   S-129
Legal Matters ..........................................................   S-130
Ratings ................................................................   S-130
Glossary ...............................................................   S-131
ANNEX A-1--Certain Characteristics of the Underlying Mortgage Loans ....   A-1-1
ANNEX A-2--Certain Monetary Terms of the Underlying Mortgage Loans .....   A-2-1
ANNEX A-3--Certain Information Regarding Reserves ......................   A-3-1
ANNEX B--Term Sheet ....................................................     B-1
ANNEX C-1--Price/Yield Tables ..........................................   C-1-1
ANNEX C-2--Decrement Tables ............................................   C-2-1
ANNEX D--Form of Payment Date Statement ................................     D-1
ANNEX E--Reference Rate Schedule .......................................     E-1

                                   PROSPECTUS

Important Notice About the Information Presented in this Prospectus ....       3
Available Information; Incorporation by Reference ......................       3
Summary of Prospectus ..................................................       4
Risk Factors ...........................................................      13
Capitalized Terms Used in this Prospectus ..............................      29
Description of the Trust Assets ........................................      30
Yield and Maturity Considerations ......................................      52
Structured Asset Securities Corporation ................................      57
Description of the Certificates ........................................      57
Description of the Governing Documents .................................      67
Description of Credit Support ..........................................      75
Legal Aspects of Mortgage Loans ........................................      78
Federal Income Tax Consequences ........................................      90
State and Other Tax Consequences .......................................     127
ERISA Considerations ...................................................     127
Legal Investment .......................................................     131
Use of Proceeds ........................................................     133
Method of Distribution .................................................     133
Legal Matters ..........................................................     134
Financial Information ..................................................     134
Rating .................................................................     134
Glossary ...............................................................     136

                                --------------

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

     o this prospectus supplement, which describes the specific terms of the offered certificates; and

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and in the case of the northeast regional office, 233 Broadway, New York, New York 10007. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-C1 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2002-C1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                  APPROX. %     APPROX. %                  APPROX.
             APPROX. TOTAL       OF INITIAL   TOTAL CREDIT      PASS-      INITIAL   WEIGHTED
           PRINCIPAL BALANCE      MORTGAGE     SUPPORT AT      THROUGH      PASS-    AVERAGE
           OR NOTIONAL AMOUNT       POOL         INITIAL         RATE      THROUGH     LIFE     PRINCIPAL      RATINGS
 CLASS    AT INITIAL ISSUANCE      BALANCE      ISSUANCE     DESCRIPTION     RATE    (YEARS)      WINDOW     S&P/MOODY'S
 -----    -------------------      -------      --------     -----------     ----    -------      ------     -----------
Offered Certificates
A-1        $     60,000,000         4.8%     19.875%           Fixed          %       3.32    04/02-11/06      AAA/Aaa
A-2        $     88,000,000         7.1%     19.875%           Fixed          %       5.50    11/06-10/08      AAA/Aaa
A-3        $    269,000,000        21.7%     19.875%           Fixed          %       5.71    04/02-06/11      AAA/Aaa
A-4        $    122,000,000         9.8%     19.875%           Fixed          %       7.03    10/08-06/11      AAA/Aaa
A-5        $    454,815,000        36.7%     19.875%           Fixed          %       9.68    06/11-02/12      AAA/Aaa
B          $     48,063,000         3.9%     16.000%         Fixed (1)        %       9.88    02/12-02/12      AA/Aa2
C          $     18,605,000         1.5%     14.500%         Fixed (1)        %       9.88    02/12-02/12      AA-/Aa3
D          $     10,852,000         0.9%     13.625%         Fixed (1)        %       9.88    02/12-02/12       A+/A1
E          $     18,605,000         1.5%     12.125%         Fixed (1)        %       9.88    02/12-02/12       A/A2
F          $     24,807,000         2.0%     10.125%         Fixed (1)        %       9.88    02/12-02/12      A--/A3
Non-Offered Certificates
X-CL       $  1,240,331,092(2)      N/A        N/A          Variable IO       %        N/A        N/A            N/A
X-CP       $    966,844,401(2)      N/A        N/A          Variable IO       %        N/A        N/A            N/A
G          $     20,155,000         1.6%       N/A           Fixed (1)        %        N/A        N/A            N/A
H          $     18,605,000         1.5%       N/A              WAC           %        N/A        N/A            N/A
J          $     17,055,000         1.4%       N/A              WAC           %        N/A        N/A            N/A
K          $     12,403,000         1.0%       N/A             Fixed          %        N/A        N/A            N/A
L          $     13,954,000         1.1%       N/A             Fixed          %        N/A        N/A            N/A
M          $      6,202,000         0.5%       N/A             Fixed          %        N/A        N/A            N/A
N          $      6,201,000         0.5%       N/A             Fixed          %        N/A        N/A            N/A
P          $      6,202,000         0.5%       N/A             Fixed          %        N/A        N/A            N/A
Q          $      4,651,000         0.4%       N/A             Fixed          %        N/A        N/A            N/A
S          $      3,101,000         0.3%       N/A             Fixed          %        N/A        N/A            N/A
T          $     17,055,092         1.4%       N/A             Fixed          %        N/A        N/A            N/A
R-I                     N/A         N/A        N/A              N/A          N/A       N/A        N/A            N/A
R-II                    N/A         N/A        N/A              N/A          N/A       N/A        N/A            N/A
R-III                   N/A         N/A        N/A              N/A          N/A       N/A        N/A            N/A
V                       N/A         N/A        N/A              N/A          N/A       N/A        N/A            N/A

--------------
(1) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the pooled mortgage loans is below the identified initial pass-through rate for the class B, C, D, E, F or G certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be that weighted average rate.

(2)  Notional amount.

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2002-C1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of March 11, 2002. The series 2002-C1 pooling and servicing agreement will, in general, also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates.

     The parties to the series 2002-C1 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2002-C1 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.


A. TOTAL PRINCIPAL BALANCE
     OR NOTIONAL AMOUNT AT
     INITIAL ISSUANCE .....  The class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F,
                             G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2002-C1 certificates with principal balances. The table on page S-4 of this prospectus supplement identifies for each of those classes of series 2002-C1 certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any such class of series 2002-C1 certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                             The class X-CL and X-CP certificates will not have principal balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

                             The total notional amount of the class X-CL
                             certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will
                             be approximately $        , although it may be as
                             much as 5% larger or smaller.

                             The total notional amount of the class X-CP certificates will equal:

                             o during the period from the date of initial issuance of the series 2002-C1 certificates through and including the payment date in
                                          , 20  , the sum of (a) the lesser of
                                  $    and the total principal balance of the
                                  class certificates outstanding from time to
                                  time, (b) the total principal balance of the
                                  class    ,    ,    , and certificates
                                  outstanding from time to time and (c) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

                             o    during the period following the payment date
                                  in       , 20   through and including the
                                  payment date in       , 20  , the sum of (a)
                                  the lesser of $        and the total principal
                                  balance of the class certificates outstanding from time to time, (b) the total principal
                                  balance of the class     ,    and
                                  certificates outstanding from time to time and
                                  (c) the lesser of $         and the total
                                  principal balance of the class certificates outstanding from time to time; and

                             o    following the payment date in    , 20  , $0.

                             The total initial notional amount of the class X-CP
                             certificates will be approximately $     , although
                             it may be as much as 10% larger or smaller.

                             The class R-I, R-II and R-III certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I, R-II and R-III certificates are not expected to receive any material payments.

                             The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that have anticipated repayment dates.

B. TOTAL CREDIT SUPPORT AT
     INITIAL ISSUANCE......  The respective classes of the series 2002-C1 certificates, other than the class R-I, R-II, R-III and V certificates, will entitle their holders to varying degrees of seniority for purposes of--

                             o receiving payments of interest and, if and when applicable, payments of principal, and

                             o    bearing the effects of losses on the
                                  underlying mortgage loans, as well as
                                  default-related and other unanticipated
                                  expenses of the trust.

                             The class A-1, A-2, A-3, A-4, A-5, X-CL and X-CP certificates will be the most senior. The class T certificates will be the most subordinate. The class R-I, R-II and R-III certificates will be residual interest certificates and will not provide any credit support to the other series 2002-C1 certificates. The class V certificates will be neither senior nor subordinate to any other series 2002-C1 certificates, but rather entitle holders to collections of additional interest on the pooled mortgage loans with anticipated repayment dates. The remaining classes of series 2002-C1 certificates are listed from top to bottom in the table on page S-4 of this prospectus supplement in descending order of seniority.

                             The table on page S-4 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2002-C1 certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-4 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2002-C1 certificates that are subordinate to the indicated class.

C. PASS-THROUGH RATE.......  Each class of the series 2002-C1 certificates, other than the class R-I, R-II, R-III and V certificates, will bear interest. The table on page S-4 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2002-C1 certificates will accrue interest.

                             The pass-through rates for the class A-1, A-2, A-3, A-4, A-5, K, L, M, N, P, Q, S and T certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for the subject class.

                             The pass-through rates for the class B, C, D, E, F and G certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average pool pass-through rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that weighted average pool pass-through rate.

                             The pass-through rates for the class H and J certificates, which pass-through rates are each identified on the table on page S-4 to this prospectus supplement as WAC, will, in the case of each of those classes, for each interest accrual period, equal the applicable weighted average pool pass-through rate.

                             The pass-through rate for the class X-CL certificates will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CL certificates, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the following classes of series 2002-C1 certificates: A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N,
                             P, Q, S and T. The respective class X-CL strip rates will be calculated from time to time as follows:

                             o for purposes of calculating accrued interest on those components of the total notional amount of the class X-CL certificates consisting of the respective total principal
                                  balances of the class ,   ,   ,   ,   ,   ,
                                     ,   ,   ,   ,   ,   and    certificates,
                                  the applicable class X-CL strip rate for each such component for any interest accrual period will equal the excess, if any, of (a) the weighted average pool pass-through rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2002-C1 certificates whose total principal balance makes up such component;

                             o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of
                                  the lesser of $       and the total principal
                                  balance of the class certificates, the
                                  applicable class X-CL certificate strip rate
                                  for such component for any interest accrual
                                  period will equal the excess, if any, of (a)
                                  the weighted average pool pass-through rate
                                  for such interest accrual period, over (b)
                                  either (i) if such interest accrual period
                                  occurs during or prior to          20   , the
                                  reference rate specified on Annex to this
                                  prospectus supplement for such interest
                                  accrual period or (ii) if such interest
                                  accrual period occurs after            20  ,
                                  the pass-through rate in effect during such interest accrual period for the class certificates;

                             o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of the excess, if any, of the total principal
                                  balance of the class   certificates over
                                  $        , the applicable class X-CL strip
                                  rate for such component for any interest accrual period will equal the excess, if any, of (a) the weighted average pool pass-through rate for such interest accrual period, over
                                  (b) the pass-through rate in effect during such interest accrual period for the class certificates;

                             o for purposes of calculating accrued interest on those components of the total notional amount of the class X-CL certificates consisting of the respective total principal
                                  balances of the class    ,     and
                                  certificates, the applicable class X-CL strip rate for each such component for any interest accrual period will equal the excess, if any, of (a) the weighted average pool pass-through rate for such interest accrual period, over
                                  (b) either (i) if such interest accrual period
                                  occurs during or prior to           20   , the
                                  reference rate specified on Annex to this
                                  prospectus supplement for such interest
                                  accrual period or (ii) if such interest
                                  accrual period occurs after          20  , the
                                  pass-through rate in effect during such
                                  interest accrual period for the class of series 2002-C1 certificates whose total principal balance makes up such component;

                             o for purposes of calculating accrued interest on those components of the total notional amount of the class X-CL certificates consisting of the respective total principal
                                  balances of the class   and   certificates,
                                  the applicable class X-CL strip rate for each such component for any interest accrual period will equal the excess, if any, of (a) the weighted average pool pass-through rate for such interest accrual period, over (b) either
                                  (i) if such interest accrual period occurs
                                  during or prior to            20   , the
                                  reference rate specified on Annex    to this
                                  prospectus supplement for such interest
                                  accrual period or (ii) if such interest
                                  accrual period occurs after         20   , the
                                  pass-through rate in effect during such
                                  interest accrual period for the class of series 2002-C1 certificates whose total principal balance makes up such component;

                             o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of
                                  the lesser of $       and the total principal
                                  balance of the class certificates, the
                                  applicable class X-CL certificate strip rate
                                  for such component for any interest accrual
                                  period will equal the excess, if any, of (a)
                                  the weighted average pool pass-through rate
                                  for such interest accrual period, over (b)
                                  either (i) if such interest accrual period
                                  occurs during or prior to           20   ,
                                  the reference rate specified on Annex to this prospectus supplement for such interest accrual period or (ii) if such interest
                                  accrual period occurs after          20  ,
                                  the pass-through rate in effect during such interest accrual period for the class certificates; and

                             o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of the excess, if any, of the total principal
                                  balance of the class     certificates over
                                  $         , the applicable class X-CL strip
                                  rate for such component for any interest accrual period will equal the excess, if any, of (a) the weighted average pool pass-through rate for such interest accrual period, over
                                  (b) the pass-through rate in effect during such interest accrual period for the class certificates.

                             The pass-through rate for the class X-CP
                             certificates, for each interest accrual period
                             through and including the       20   interest
                             accrual period, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CP certificates, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a class of series 2002-C1 certificates with principal balances.

                             For purposes of accruing interest during each interest accrual period from and including the
                                      2002 interest accrual period through and
                             including the 20     interest accrual period, the
                             total notional amount of the class X-CP
                             certificates will consist of the following
                                    components: (a) the lesser of $        and
                             the total principal balance of the class
                             certificates outstanding from time to time; (b) the
                             lesser of $        and the total principal balance
                             of the class certificates outstanding from time to time; and (c) the respective total principal
                             balances of the class   ,   ,   ,   and
                             certificates. For purposes of accruing interest on each such component of the total notional amount of the class X-CP certificates during each such interest accrual period, the applicable class X-CP strip rate will equal the excess, if any, of (a) the lesser of (i) the reference rate specified on Annex to this prospectus supplement for such interest accrual period and (ii) the weighted average pool pass-through rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2002-C1 certificates whose total principal balance, or a designated portion thereof, comprises such component.

                             For purposes of accruing interest during each interest accrual period from and including the
                                     20     interest accrual period through and
                             including the        20    interest accrual period,
                             the total notional amount of the class X-CP
                             certificates will consist of the following
                             components: (a) the lesser of $     and the total
                             principal balance of the class certificates
                             outstanding from time to time; (b) the lesser of
                             $     and the total principal balance of the class
                                 certificates outstanding from time to time;
                             and (c) the respective total principal balances of
                             the class   ,    and    certificates. For purposes
                             of accruing interest on each such component of the total notional amount of the class X-CP certificates during each such interest accrual period, the applicable class X-CP strip rate will equal the excess, if any, of (a) the lesser of (i)
                             the reference rate specified on Annex      to this
                             prospectus supplement for such interest accrual period and (ii) the weighted average pool pass-through rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2002-C1 certificates whose total principal balance, or a designated portion thereof, comprises such component.

                             Following the         20   interest accrual
                             period, the class X-CP certificates will cease to accrue interest and will be deemed to have a pass-through rate of 0% per annum.


D. WEIGHTED AVERAGE LIFE
    AND PRINCIPAL
    WINDOW.................  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-4 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                             o the related borrower timely makes all payments on the mortgage loan,

                             o    if the mortgage loan has an anticipated
                                  repayment date, as described under "--The
                                  Underlying Mortgage Loans and the Mortgaged
                                  Real Properties" below, the mortgage loan will be paid in full on that date, and

                             o that mortgage loan will not otherwise be prepaid prior to stated maturity.

                             The weighted average life and principal window shown in the table on page S-4 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E. RATINGS.................  The ratings shown in the table on page S-4 of this prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-4 of this prospectus supplement.

                             The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Rated Final Payment Date" below.

                             A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                             For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                RELEVANT PARTIES

WHO WE ARE.............   Our name is Structured Asset Securities Corporation.
                          We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York
                          10019, and our telephone number is (212) 526-7000. See
                          "Structured Asset Securities Corporation" in the accompanying prospectus.

INITIAL TRUSTEE........   LaSalle Bank National Association, a nationally
                          chartered bank, will act as the initial trustee on behalf of all the series 2002-C1 certificateholders.
                          See "Description of the Offered Certificates--The
                          Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each pooled mortgage loan, except as discussed under "--Westfield Portfolio Mortgagee of Record,
                          Master Servicer and Special Servicer" below.

INITIAL FISCAL AGENT...   ABN AMRO Bank N.V., a Netherlands banking
                          corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered Certificates--The Fiscal Agent" in this prospectus supplement.

INITIAL MASTER
  SERVICER..............  First Union National Bank, a national banking association, will act as the initial master servicer with respect to the pooled mortgage loans, except as discussed under "--Westfield Portfolio Mortgagee of Record, Master Servicer and Special Servicer" below. It is anticipated that, effective April 1, 2002, Wachovia Bank, National Association, a sister affiliate of First Union National Bank, will merge into First Union National Bank, and First Union National Bank will change its name to Wachovia Bank, National Association. Wachovia Corporation conducts its investment banking, institutional and capital markets business through its various bank (including the master servicer), broker-dealer and nonbank subsidiaries under the trade name of Wachovia Securities. Any references to Wachovia Securities, however, does not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus

INITIAL SPECIAL
  SERVICER..............  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to the pooled mortgage loans, except as discussed under "--Westfield Portfolio Mortgagee of Record, Master Servicer and Special Servicer" below. See "Servicing of the Underlying Mortgage Loans--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

CONTROLLING CLASS OF
  CERTIFICATEHOLDERS....  The holders of certificates representing a majority interest in a designated controlling class of the series 2002-C1 certificates will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Controlling Class Representative and the Companion Loan Noteholders" and "--Replacement of the Special Servicer by the Series 2002-C1 Controlling Class" in this prospectus supplement, to--

                          o   replace the special servicer, and

                          o select a representative that may direct and advise the special servicer on various servicing matters.

                          Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2002-C1 certificateholders will be the holders of a non-offered class of series 2002-C1 certificates.

THE COMPANION
  LOAN NOTEHOLDERS......  The two pooled mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Fashion Valley Mall and 400 Atlantic Street, respectively, are each the senior loan in an A/B loan structure and are each secured by a mortgaged real property that also constitutes security for a subordinate loan that is not included in the trust. See "Description of the Mortgage Pool--A/B Loan Structure." Each of the two subordinate lenders has separately agreed to permit its subordinate loan in each of the subject A/B loan structures to be serviced under the series 2002-C1 pooling and servicing agreement as if such subordinate loan were a pooled mortgage loan. In general, with respect to each of the two subordinate mortgage loans that are outside the trust, if the unpaid principal balance of such subordinate mortgage loan, reduced as described below in this paragraph, is equal to or greater than 25% of its original principal balance, then the holder of that subordinate mortgage loan will have the right, subject to the conditions described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fashion Valley Mall Mortgage Loan" and "--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan," respectively, and "Servicing of the Underlying Mortgage Loans--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" in this prospectus supplement, to advise and direct the special servicer with respect to various servicing matters affecting the entire subject A/B loan structure, including the corresponding pooled mortgage loan. If any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to either of the mortgage loan pairs referred to above in this paragraph, then for purposes of determining whether the unpaid principal balance of either subordinate outside-the-trust mortgage loan that is part of that mortgage loan pair is equal to or greater than 25% of its original principal balance, its unpaid principal balance will be reduced by the resulting appraisal reduction amount referred to in that section and explained in the glossary to this prospectus supplement.

WESTFIELD PORTFOLIO
 MORTGAGEE OF RECORD,
 MASTER SERVICER AND
 SPECIAL SERVICER......   Notwithstanding the foregoing, the pooled mortgage
                          loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio, which mortgage loan represents 2.4% of the initial mortgage pool balance, is the subordinate loan in an A/B loan structure. The
                          Westfield Portfolio mortgaged real properties secure both the senior and subordinate loans in such A/B loan structure. The senior loan in that A/B loan structure has been separately securitized. The related co-lender and servicing agreement provides that the lender for the senior loan in that A/B loan structure will be the mortgagee of record on behalf of both lenders in respect of that A/B loan structure and that the entire such A/B loan structure will be serviced and administered in accordance with the servicing arrangements for the securitization of the senior loan in that A/B loan structure. LaSalle Bank National
                          Association is the trustee for the securitization involving the Westfield Portfolio senior loan and, in that capacity, will be the mortgagee of record for both the senior loan and the subordinate loan in the Westfield Portfolio A/B loan structure. First Union National Bank and Lennar
                          Partners, Inc. are the master servicer and special servicer, respectively, for that other securitization. References in this prospectus supplement, however, to the trustee, the master servicer and the special servicer will mean the trustee, the master servicer and the special servicer, respectively, under the series 2002-C1 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Mortgage Pool--The Westfield Portfolio Mortgage Loan" in this prospectus supplement.

UNDERWRITERS...........   Lehman Brothers Inc., UBS Warburg LLC and Salomon
                          Smith Barney Inc. are the underwriters of this offering. With respect to this offering--

                          o Lehman Brothers Inc. is acting as lead manager and sole bookrunner,

                          o   UBS Warburg LLC is acting as co-lead manager, and

                          o   Salomon Smith Barney Inc. is acting as co-manager.

                          Lehman Brothers Inc. is our affiliate and an affiliate of one of the mortgage loan sellers. UBS Warburg LLC is an affiliate of the other mortgage loan seller. See "Method of Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE...........   The pooled mortgage loans will be considered part of
                          the trust as of a cut-off date of March 11, 2002. All payments and collections received on the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, March 11, 2002 is the date as of which we present much of the information relating to the underlying mortgage loans and the mortgaged real properties for those loans in this prospectus supplement.

ISSUE DATE.............   The date of initial issuance for the offered
                          certificates will be on or about March 27, 2002.

PAYMENT DATE...........   Payments on the offered certificates are scheduled
                          to occur monthly, commencing in April 2002. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

RECORD DATE............   The record date for each monthly payment on an
                          offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2002-C1 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.


COLLECTION PERIOD......   Amounts available for payment on the offered
                          certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                          o   will relate to a particular payment date,

                          o   will be approximately one month long,

                          o will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on March 12, 2002, and

                          o will end on the 11th day of the same calendar month as the related payment date or, if that 11th day is not a business day, the following business day.

INTEREST ACCRUAL
  PERIOD................  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL
 PAYMENT DATE.............  The rated final payment dates for the respective classes of the offered certificates are as follows:

                          o   for the class A-1, A-2, A-3 and A-4 certificates,
                              the payment date in                 ;

                          o   for the class A-5 certificates, the payment date
                              in                ; and

                          o   for the class B, C, D, E and F certificates, the
                              payment date in              .

                          As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                          o timely receipt by the holders of all interest to which they are entitled on each payment date, and

                          o the ultimate receipt by the holders of all principal to which they are entitled by the related rated final payment date.

ASSUMED FINAL
 PAYMENT DATE...........  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                          o the assumption that each borrower timely makes all payments on its pooled mortgage loan;

                          o the assumption that each pooled mortgage loan with an anticipated repayment date is paid in full on that date;

                          o the assumption that no borrower otherwise prepays its pooled mortgage loan prior to stated maturity; and

                          o the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                          Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                              MONTH AND YEAR OF
                                                                ASSUMED FINAL
                               CLASS                            PAYMENT DATE
                               -----                            ------------
                                A-1 ...................
                                A-2 ...................
                                A-3 ...................
                                A-4 ...................
                                A-5 ...................
                                B .....................
                                C .....................
                                D .....................
                                E .....................
                                F .....................

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
 DENOMINATIONS..........  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                          You will initially hold your offered certificates through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A. GENERAL.............   The trustee will make payments of interest and
                          principal to the respective classes of series 2002-C1 certificateholders entitled to those payments, sequentially as follows:

                      PAYMENT ORDER                      CLASS
                      -------------                      -----
                        1st ...........  A-1, A-2, A-3, A-4, A-5, X-CL and X-CP
                        2nd ...........                    B
                        3rd ...........                    C
                        4th ...........                    D
                        5th ...........                    E
                        6th ...........                    F
                        7th ...........                    G
                        8th ...........                    H
                        9th ...........                    J
                        10th ..........                    K
                        11th ..........                    L
                        12th ..........                    M
                        13th ..........                    N
                        14th ..........                    P
                        15th ..........                    Q
                        16th ..........                    S
                        17th ..........                    T

                          Allocation of interest payments among the class A-1, A-2, A-3, A-4, A-5, X-CL and X-CP certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments among the class A-1, A-2, A-3, A-4 and A-5 certificates is described under "--Payments--Payments of Principal" below. The class X-CL and class X-CP certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                          See "Description of the Offered
                          Certificates--Payments--Priority of Payments" in this prospectus supplement.

B. PAYMENTS OF
   INTEREST.............  Each class of series 2002-C1 certificates, other than the class R-I, R-II, R-III and V certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                          o the pass-through rate applicable for the particular class for that interest accrual period,

                          o the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

                          o the assumption that each year consists of twelve 30-day months.

                          The borrowers under the pooled mortgage loans are generally prohibited from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, the resulting shortfall, less--

                          o the amount of the master servicing fee that would have been payable from that uncollected interest, and

                          o in the case of a voluntary prepayment, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls on voluntary prepayments during the related collection period, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2002-C1 certificates, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes.

                          On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                          See "Description of the Offered
                          Certificates--Payments--Payments of Interest" and "--Payments--Priority of Payments" in this prospectus supplement.

C. PAYMENTS OF
   PRINCIPAL............  Subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that--

                          o no payments of principal will be made to the holders of any non-offered class of series 2002-C1 certificates until the total principal balance of the offered certificates is reduced to zero,

                          o no payments of principal will be made to the holders of the class B, C, D, E or F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero,

                          o except as described in the following paragraph, no payments of principal will be made to the holders of the class A-5 certificates until the total principal balance of the class A-1, class A-2, class A-3 and class A-4 certificates is reduced to zero.

                          o except as described in the following paragraph, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1 and class A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, and

                          o except as described in the following paragraph, for so long as the total principal balance of the class A-3 certificates is greater than zero, % of all payments of principal will be made to the holders of the class A-3 certificates, and for so long as the total principal balance of any one or more of the class A-1, class A-2 and class A-4 certificates is greater than zero, % of all payments of principal will be made to the holders of the outstanding class A-1, class A-2 and class A-4 certificates, in that order, until each such class is reduced to zero.

                          Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-4 and A-5 certificates, or any two or more of those classes, remain outstanding. Under those circumstances, any payments of principal on the class A-1, A-2, A-3, A-4 and/or A-5 certificates will be made on a pro rata basis in accordance with their respective principal balances.

                          The class X-CL, X-CP, R-I, R-II, R-III and V certificates do not have principal balances and do not entitle their holders to payments of principal.

                          The total payments of principal to be made on the series 2002-C1 certificates on any payment date will be a function of--

                          o the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent, and

                          o   the amount of any prepayments and other
                              unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                          See "Description of the Offered
                          Certificates--Payments--Payments of Principal" and "--Payments--Priority of Payments" in this prospectus supplement.

D. PAYMENTS OF PREPAYMENT
    PREMIUMS AND YIELD
     MAINTENANCE CHARGES  If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of Prepayment
                          Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                          o   the holders of the class X-CL certificates, and/or

                          o the holders of any of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H and/or J certificates that are then entitled to receive payments of principal.

REDUCTIONS OF CERTIFICATE
  PRINCIPAL BALANCES IN
  CONNECTION WITH LOSSES
  ON THE UNDERLYING
  MORTGAGE LOANS AND
  DEFAULT-RELATED AND
  OTHER UNANTICIPATED
  EXPENSES .............  Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2002-C1 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2002-C1 certificates on any payment date, the total principal balances of the following classes of series 2002-C1 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                REDUCTION ORDER                CLASS
                                ---------------                -----
                                  1st ...........                T
                                  2nd ...........                S
                                  3rd ...........                Q
                                  4th ...........                P
                                  5th ...........                N
                                  6th ...........                M
                                  7th ...........                L
                                  8th ...........                K
                                  9th ...........                J
                                  10th ..........                H
                                  11th ..........                G
                                  12th ..........                F
                                  13th ..........                E
                                  14th ..........                D
                                  15th ..........                C
                                  16th ..........                B
                                  17th ..........    A-1, A-2, A-3, A-4 and A-5

                          Any reduction to the respective total principal balances of the class A-1, A-2, A-3, A-4 and A-5 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                          See "Description of the Offered
                          Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
  MONTHLY DEBT
  SERVICE PAYMENTS......  Except as described below in this "--Advances of
                          Delinquent Monthly Debt Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the pooled mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                          Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                          In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Underlying Mortgage Loans--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any pooled mortgage loan or the mortgaged real property for that mortgage loan, a new appraisal (or, in some cases involving pooled mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that--

                          o the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed

                          o   an amount equal to--

                              1. 90% of the new estimated value of that real property, minus

                              2. the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

                              3. certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

                          then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will be in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2002-C1 certificates then outstanding.

                          Furthermore, the master servicer will not be required to make any advances of delinquent debt service payments with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio. Those advances will be made, on generally the same terms and conditions described above, by the master servicer for the securitization of the senior loan (which is not included in the trust) in the A/B loan structure, in accordance with the servicing arrangements for such other securitization. The trustee and then the fiscal agent for the series 2002-C1 transaction will be required, however, to make any advance with respect to the pooled mortgage loan that the master servicer for such other securitization is required but fails to make.

                          See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing of the Underlying Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
 CERTIFICATEHOLDERS.....  On each payment date, the trustee will provide or make available to the registered holders of the series 2002-C1 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2002-C1 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                          Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                          See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION...   Specified parties to the transaction may terminate
                          the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. See "Description of the Offered
                          Certificates--Termination" in this prospectus supplement.

        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL................   In this section, "--The Underlying Mortgage Loans
                          and the Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                          o   "Description of the Mortgage Pool";

                          o "Risk Factors--Risks Related to the Underlying Mortgage Loans";

                          o Annex A-1--Certain Characteristics of the Underlying Mortgage Loans;

                          o   Annex A-2--Certain Monetary Terms of the
                              Underlying Mortgage Loans; and

                          o   Annex A-3--Certain Information Regarding Reserves.

                          When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                          o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                          o All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

                          o If any of the mortgage loans is secured by multiple real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

                          o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

                          o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                          It has been confirmed to us by S&P and Moody's that ten (10) of the mortgage loans that we intend to include in the trust, representing 31.6% of the initial mortgage pool balance, each have, in the context of their inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Certain of those ten (10) mortgage loans may be cross-collateralized with each other. Two (2) of those mortgage loans are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement, and one (1) of those mortgage loans is described under "Description of the Mortgage Pool--The Westfield Portfolio Mortgage Loan" in this prospectus supplement.

SOURCE OF THE UNDERLYING
 MORTGAGE LOANS........   We are not the originator of any of the mortgage
                          loans that we intend to include in the trust. We will acquire those mortgage loans from two separate parties. Each of those mortgage loans was originated by--

                          o the related mortgage loan seller from whom we acquired the mortgage loan,

                          o an affiliate of the related mortgage loan seller, or

                          o a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                          References in the prior sentence to an affiliate of the related mortgage loan seller include an originator that became such an affiliate after the origination of the related mortgage loans. One of the mortgage loan sellers is an affiliate of us and of Lehman Brothers Inc. The other mortgage loan seller is an affiliate of UBS Warburg LLC.

PAYMENT AND
 OTHER TERMS............  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                          Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                          All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                          Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to (a) mortgage loans that have anticipated repayment dates and (b) the three (3) pooled mortgage loans secured by the mortgaged real properties that we identify on Annex A-1 to this prospectus supplement as the Fashion Valley Mall, 400 Atlantic Street and Westfield Portfolio, respectively, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                          Subject, in some cases, to a next business day convention--

                          o One (1) mortgage loan, representing 1.2% of the initial mortgage pool balance, provides for scheduled payments of principal and/or interest to be due on the first day of each month, and

                          o   One-hundred forty (140) mortgage loans,
                              representing 98.8% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                          One-hundred nineteen (119) of the mortgage loans, representing 56.9% of the initial mortgage pool balance, provide for:

                          o amortization schedules that are significantly longer than their respective remaining terms to stated maturity; and

                          o a substantial balloon payment of principal on each of their respective maturity dates.

                          Twenty-two (22) of the mortgage loans, representing 43.1% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan.

                          There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                          o The calculation of interest at a rate per annum in excess of the initial mortgage interest rate. The additional interest in excess of interest at the initial mortgage interest rate will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                          o The application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

                          o The deposit of all cash flow from the related mortgaged real property into a lockbox account under the control of the lender.

                          Three (3) of the mortgage loans referred to in the prior paragraph, representing 5.7% of the initial mortgage pool balance, require payments of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period. In the event the borrower elects to pay the mortgage loan in full on or before the expiration of the interest-only period, payment of the entire principal amount, with interest, will be due.

                          In the case of the pooled mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio, representing 2.4% of the initial mortgage pool balance, which is the subordinate loan in an A/B loan structure, payments of interest only are made on the pooled mortgage loan until the senior loan in that A/B loan structure is paid in full; and, further, following and during the continuance of an event of default with respect to either the pooled mortgage loan or the senior mortgage loan in that A/B loan structure, no payments of principal or interest will be received on the pooled mortgage loan until the outside the trust mortgage loan is paid in full.

DELINQUENCY STATUS.....   None of the mortgage loans that we intend to include
                          in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS..........   One hundred nineteen (119) mortgage loans that we
                          intend to include in the trust, representing 96.3% of the initial mortgage pool balance, generally contain provisions for the payment of all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties into a lockbox account.

                          The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                            % OF INITIAL
                            NUMBER OF         MORTGAGE
TYPE OF LOCKBOX          MORTGAGE LOANS     POOL BALANCE
---------------          --------------     ------------
  Springing .........          90               51.8%
  Hard ..............          25               40.5%
  Soft ..............           4                4.1%

                          A description of "hard," "springing" and "soft" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT
  PERIODS AND
  DEFEASANCE............  A prepayment lock-out period is currently in effect for all of the mortgage loans that we intend to include in the trust. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.

                          One hundred thirty-five (135) mortgage loans, representing 93.4% of the initial mortgage pool balance, each provide for a period, following the initial prepayment lock-out period, when voluntary prepayments are prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of U.S. Treasury securities or other government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates.

                          Six (6) of the mortgage loans that we intend to include in the trust, representing 6.6% of the initial mortgage pool balance, each provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with an additional prepayment consideration, but does not provide for defeasance.

                          Set forth below is information regarding the remaining terms of the lock-out or lock-out/defeasance periods, as applicable, for the mortgage loans that we intend to include in the trust:

  Maximum remaining lock-out or lock-out/defeasance period .......    127 months
  Minimum remaining lock-out or lock-out/defeasance period .......      9 months
  Weighted average remaining lock-out or lock-out/defeasance
  period .........................................................   96.3 months

ADDITIONAL STATISTICAL INFORMATION

A. GENERAL
   CHARACTERISTICS .....  The mortgage pool will have the following general characteristics as of the cut-off date:

  Initial mortgage pool balance .......................   $1,240,331,093
  Number of mortgage loans ............................              141
  Number of mortgaged real properties .................              202
  Maximum cut-off date principal balance ..............     $170,000,000
  Minimum cut-off date principal balance ..............         $476,004
  Average cut-off date principal balance ..............       $8,796,674
  Maximum mortgage interest rate ......................           9.125%
  Minimum mortgage interest rate ......................           6.350%
  Weighted average mortgage interest rate .............           7.187%
  Maximum original term to maturity or anticipated
  repayment date ......................................       132 months
  Minimum original term to maturity or anticipated
  repayment date ......................................        60 months
  Weighted average original term to maturity or
  anticipated repayment date ..........................       106 months
  Maximum remaining term to maturity or anticipated
  repayment date ......................................       130 months
  Minimum remaining term to maturity or anticipated
  repayment date ......................................        52 months
  Weighted average remaining term to maturity or
  anticipated repayment date ..........................       103 months
  Weighted average underwritten debt service coverage
  ratio ...............................................            1.56x
  Weighted average cut-off date loan-to-appraised value
  ratio ...............................................            65.0%

                          The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                          Except as otherwise described in the next sentence, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the first due date following the cut-off date or, if it is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization. With respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio, the monthly debt service payment used in the calculation of the underwritten debt service coverage ratio is the total monthly debt service payment due in respect of both loans that constitute the A/B loan structure, including that pooled mortgage loan and the related senior loan.

                          Except as otherwise described in the next sentence, the cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in the most recent third-party appraisal available to us. With respect to the mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio, the cut-off date principal balance used in the calculation of cut-off date loan-to-appraised value ratio is the total cut-off date principal balance of both loans that constitute the A/B loan structure, including that pooled mortgage loan and the related senior loan.

B. GEOGRAPHIC
   CONCENTRATION........  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                          % OF INITIAL
                            NUMBER OF       MORTGAGE
  STATE                    PROPERTIES     POOL BALANCE
  -----                    ----------     ------------
  California ..........        31             31.0%
  Texas ...............        37              9.2%
  Connecticut .........         4              7.7%
  Florida .............        24              7.3%
  Maryland ............         8              7.3%
  New York ............        12              7.1%
  Nevada ..............         5              6.8%

                          The remaining mortgaged real properties with respect to the mortgage pool, are located throughout 26 other states and the District of Columbia. No more than 5.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states or the District of Columbia.

C. PROPERTY TYPES......   The table below shows the number of, and percentage
                          of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

                                                    % OF INITIAL
                                      NUMBER OF       MORTGAGE
  PROPERTY TYPE                      PROPERTIES     POOL BALANCE
  -------------                      ----------     ------------
  Retail ........................        48             36.9%
  Regional Malls ................         2             15.4%
  Other Anchored Retail .........        34             18.3%
  Unanchored Retail .............        12              3.2%
  Office ........................        26             32.0%
  Multifamily ...................        37             16.2%
  Self-Storage ..................        46              6.0%
  Industrial/Warehouse ..........        32              5.4%
  Mobile Home Parks .............        12              1.9%
  Hospitality ...................         1              1.7%

D. ENCUMBERED
   INTERESTS............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

  ENCUMBERED INTEREST                                                 % OF INITIAL
  IN THE MORTGAGED                                      NUMBER OF       MORTGAGE
  REAL PROPERTY                                           LOANS       POOL BALANCE
  -------------                                           -----       ------------
  Fee simple .......................................       135            97.9%
  Leasehold ........................................         4             1.0%
  Fee simple in part and leasehold in part .........         2             1.1%

                          It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.

E. SIGNIFICANT UNDERLYING
    MORTGAGE LOANS.....   The mortgage pool will include two (2) mortgage
                          loans that, in each case, has a cut-off date principal balance that is greater than 5% of the initial mortgage pool balance.

THE FASHION VALLEY MALL
 MORTGAGE LOAN.........   Set forth below is loan and property information
                          with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Fashion Valley Mall.

  Cut-off date principal balance ......................             $170,000,000
  Percentage of initial mortgage pool balance .........                    13.7%
  Weighted average cut-off date mortgage interest
  rate ................................................              % per annum
  Maturity date .......................................         October 11, 2031
  Anticipated repayment date ..........................         October 11, 2008
  Lock-out/defeasance expiration date .................            July 11, 2008
  Original amortization term ..........................                 30 years
  Cut-off date loan-to-appraised value ratio ..........                    51.2%
  Underwritten debt service coverage ratio ............                   1.95:1
  Lockbox .............................................                Springing
  Sponsors ............................................    Simon Property Group,
                                                         Inc. and Prime Property
                                                                            Fund
  Anchor Tenants ......................................      Neiman Marcus, Saks
                                                        Fifth Avenue, Nordstrom,
                                                          Macy's, Robinsons-May,
                                                                        JCPenney
  National In-Line Tenants ............................ Brooks Brothers, Crate &
                                                                  Barrel, Coach,
                                                                    Pottery Barn
  Property type .......................................            Regional Mall
  Property size (gross leasable area) .................    1,710,035 square feet
  Property location ...................................    San Diego, California
  Appraised value .....................................             $332,000,000

                          In reviewing the foregoing table, please note that:

                          o The pooled mortgage loan secured by the Fashion Valley Mall consists of two components--

                              1.  one that has a current principal balance of
                                  $          and accrues interest at     % per
                                  annum; and


                              2.  another one that has a current principal
                                  balance of $             and accrues interest
                                  at      % per annum.

                          o With the exception of Saks Fifth Avenue (whose store and pad are both part of the collateral for the pooled mortgage loan secured by the Fashion Valley Mall), the anchors' pads, but not the anchors' stores, are part of the collateral for the pooled mortgage loan secured by the Fashion Valley Mall.

                          o A springing lockbox means, with respect to the pooled mortgage loan secured by the Fashion Valley Mall, that income from the mortgaged real property will be required to be deposited into a lockbox account established by the borrower upon the occurrence of specified triggering events, and at such time the funds will be controlled by the mortgagee and will be disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

                          S&P and Moody's have confirmed to us that the pooled mortgage loan secured by the Fashion Valley Mall, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated AA+/Aa2, by each of S&P and Moody's, respectively.

                          The mortgaged real property identified on Annex A-1 to this prospectus supplement as the Fashion Valley Mall also secures a mortgage loan in the amount of $29,123,706 that will not be included in the trust. This other loan and the Fashion Valley Mall mortgage loan included in the trust represent the subordinate and senior loans, respectively, of an A/B loan structure, with both loans secured by a single mortgage and made pursuant to a single loan agreement and related loan documents. This other loan, although not included in the trust, will be serviced and administered by the master servicer and the special servicer under the series 2002-C1 pooling and servicing agreement. As provided in a co-lender and servicing agreement and the related documents, no payments of principal may be distributed on this other loan until the principal balance of the Fashion Valley Mall pooled mortgage loan is paid in full. As and to the extent described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fashion Valley Mall Mortgage Loan" in this prospectus supplement, the Fashion Valley Mall mortgage loan that is outside the trust is generally subordinate to the corresponding mortgage loan that is in the trust. The holder of the Fashion Valley Mall mortgage loan that is outside the trust would experience losses of interest and principal before the trust does in the event of a default and liquidation of the two mortgage loans secured by the Fashion Valley Mall. Except for a right to advise and direct the special servicer, which we describe under "Servicing of the Underlying Mortgage Loans--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" in this prospectus supplement, the holder of the Fashion Valley Mall mortgage loan that is outside the trust may not independently exercise remedies following a default. The holder of the Fashion Valley Mall mortgage loan that is outside the trust may purchase the corresponding pooled mortgage loan out of the trust under certain default scenarios.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fashion Valley Mall Mortgage Loan" in this prospectus supplement.

400 ATLANTIC STREET....   Set forth below is loan and property information
                          with respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 400 Atlantic Street.

  Cut-off date principal balance ......................              $87,000,000
  Percentage of initial mortgage pool balance .........                     7.0%
  Weighted average cut-off date mortgage interest
  rate ................................................              % per annum
  Maturity date .......................................         January 11, 2012
  Lock-out/defeasance expiration date .................        November 11, 2011
  Original amortization term ..........................                 30 years
  Cut-off date loan-to-appraised value ratio ..........                    43.5%
  Underwritten debt service coverage ratio ............                   2.38:1
  Lockbox .............................................                     Hard
  Sponsors ............................................    Alan Landis and Scott
                                                                          Lawlor
  Major tenants .......................................        American Express,
                                                            International Paper,
                                                                UBS AG, Wiggin &
                                                           Dana, Arthur Andersen
  Property type .......................................                   Office
  Property size (net rentable area) ...................      491,203 square feet
  Property location ...................................    Stamford, Connecticut
  Appraised Value .....................................             $200,000,000

                          In reviewing the foregoing table, please note that:

                          o The pooled mortgage loan secured by 400 Atlantic Street consists of two components--

                              1.  one that has a current principal balance of
                                  $           and accrues interest at a weighted
                                  average interest rate of      % per annum; and

                              2.  another one that has a current principal
                                  balance of $         and accrues interest at a
                                  weighted average interest rate of       % per
                                  annum.

                          o From and after the 60th monthly payment date, in addition to scheduled principal payments, the borrower pays additional principal prepayments equal to the lesser of (x) excess cash flow (calculated in accordance with the related loan documents) from the property in any month and (y) $76,667. To the extent that the excess cash flow from the property in any month is less than $76,667, such shortfall will continue to accrue and be payable out of excess cash flow on succeeding monthly payment dates.

                          o Approximately 88.7% of the base rent from 400 Atlantic Street is generated by investment grade rated tenants, including American Express (40.3%) (rated A+/A1 by S&P and Moody's), International Paper (28.4%) (rated BBB/Baa2 by S&P and Moody's), UBS AG (16.2%) (rated AA+/Aa2 by S&P and Moody's), Abbey National (3.3%) (rated AA/Aa2 by S&P and Moody's), and MetLife Insurance (0.5%) (rated A/A1 by S&P and Moody's).

                          o A hard lockbox means, with respect to the pooled mortgage loan secured by 400 Atlantic Street, that income from the mortgaged real property is currently required to be deposited into a lockbox account that has been established by the borrower and is controlled by the mortgagee, and those funds are disbursed in accordance with the related loan documents to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

                          S&P and Moody's have confirmed to us that the pooled mortgage loan secured by 400 Atlantic Street, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated AA-/A2 by S&P and

                          Moody's, respectively.

                          The mortgaged real property identified on Annex A-1 to this prospectus supplement as 400 Atlantic Street also secures a mortgage loan in the amount of $29,779,310 that will not be included in the trust. This other loan and the corresponding pooled mortgage loan included in the trust represent the subordinate and senior loans, respectively, in an A/B loan structure, with both loans secured by a single mortgage and made pursuant to a single loan agreement and related loan documents. This other loan, although not included in the trust, will be serviced and administered by the master servicer and the special servicer under the series 2002-C1 pooling and servicing agreement. As provided in a co-lender agreement and the related documents, no payments of principal may be distributed on this other loan until the principal balance of the 400 Atlantic Street mortgage loan included in the trust is paid in full. As and to the extent described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan" in this prospectus supplement, the 400 Atlantic Street mortgage loan that is outside the trust is generally subordinate to the corresponding mortgage loan that is in the trust. The holder of the 400 Atlantic Street mortgage loan that is outside the trust would experience losses of interest and principal before the trust does in the event of a default and liquidation of the two mortgage loans secured by 400 Atlantic Street. Except for a right to advise and direct the special servicer, which we describe under "Servicing of the Underlying Mortgage Loans--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" in this prospectus supplement, the holder of the 400 Atlantic Street mortgage loan that is outside the trust may not independently exercise remedies following a default. The holder of the 400 Atlantic Street mortgage loan that is outside the trust may purchase the corresponding pooled mortgage loan out of the trust under certain monetary default scenarios.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--
                          The 400 Atlantic Street Mortgage Loan" in this prospectus supplement.

F. THE WESTFIELD
    PORTFOLIO MORTGAGE
    LOAN...............   The pooled mortgage loan secured by the mortgaged
                          real properties identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio, which mortgage loan has an unpaid principal balance of $30,066,418 and represents 2.4% of the initial mortgage pool balance, is the subordinate loan in an A/B loan structure and is secured by mortgaged real properties that also secures the senior loan in that A/B loan structure. See "Description of the Mortgage
                          Pool--A/B Loan Structure." The senior loan in such A/B loan structure has an unpaid principal balance of $97,247,222 and, together with other multifamily and commercial loans, directly backs the LB-UBS Commercial
                          Mortgage Trust 2000-C3, Commercial Mortgage
                          Pass-Through Certificates, Series 2000-C3.

                          No payments of principal may be distributed on the Westfield Portfolio mortgage loan that we intend to include in the trust until the principal balance of the more senior Westfield Portfolio mortgage loan, which will not be in the trust, is paid in full. Upon the occurrence of an event of default under the two mortgage loans secured by the Westfield Portfolio mortgaged real properties, the senior loan outside the trust would receive principal and interest in full before the subordinate loan in the trust would receive any payments, and in that case the trust could experience losses of interest and principal.

                          S&P and Moody's have confirmed to us that the pooled mortgage loan secured by the Westfield Portfolio mortgaged real property has, in the context of its inclusion in the trust, credit characteristics consistent with that of obligations rated BBB/ Baa2 by S&P and Moody's, respectively.

                          The Westfield Portfolio mortgage loan that is to be included in the trust, together with the corresponding senior loan secured by the Westfield Portfolio mortgaged real properties, are both being serviced and administered in accordance with the series 2000-C3 pooling and servicing agreement, which provides for servicing arrangements that are substantially similar but not identical to those under the series 2002-C1 pooling and servicing agreement. In general, the holder of the Westfield Portfolio mortgage loan that we intend to include in the trust may not independently exercise remedies following a default. Notwithstanding the foregoing, the holder of the pooled mortgage loan secured by the Westfield Portfolio mortgaged real properties will be the lead lender (as long as the unpaid principal balance of the pooled mortgage loan, less any existing related appraisal reduction amount, is less than or equal to 50% of its original principal balance) with the right to advise and direct the special servicer for the securitization for the outside the trust mortgage loan with respect to certain servicing matters (including, without limitation, foreclosure, modification, amendment, or waiver of a monetary term or any material non-monetary term in the loan documents). Further, the holder of the pooled mortgage loan may purchase the corresponding mortgage loan that is outside of the trust under certain monetary default scenarios.

                          See "Description of the Mortgage--The Westfield Portfolio Mortgage Loan" in this prospectus supplement.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME
 TAX CONSEQUENCES.......  The trustee or its agent will make elections to treat designated portions of the assets of the trust as three separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal Revenue Code of 1986. Those three REMICs are as follows:

                          o REMIC I, the lowest tier REMIC, which will consist of, among other things, the pooled mortgage loans, but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                          o REMIC II, which will hold the regular interests in REMIC I; and

                          o REMIC III, which will hold the regular interests in REMIC II.

                          Any assets of the trust not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                          The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                          The class   certificates will, and the other classes
                          of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                          When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                          o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

                          o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

                          o there will be no extension of maturity for any mortgage loan in the trust.

                          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA..................   We anticipate that, subject to satisfaction of the
                          conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                          o Title I of the Employee Retirement Income Security Act of 1974, as amended, or

                          o   section 4975 of the Internal Revenue Code of 1986,

                          will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                          If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT.......   The offered certificates will not be mortgage
                          related securities within the meaning of the Secondary
                          Mortgage Market Enhancement Act of 1984, as amended.

                          You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT
 CONSIDERATIONS.........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                          See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3, A-4 and A-5 Certificates. If you purchase class B, C, D, E or F certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2002-C1 certificates,

     o the order in which the principal balances of the respective classes of the series 2002-C1 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     o    servicing decisions with respect to the underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool," "Servicing of the Underlying Mortgage Loans," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and

Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The Mortgaged Real Property that Secures Each of the Two Largest Mortgage Loans in the Trust also Secures a Related Subordinated Mortgage Loan that Is Not in the Trust and the Interests of the Holders of that Subordinated Mortgage Loan May Conflict with Your Interests. Two (2) mortgage loans that we intend to include in the trust, representing 20.7% of the initial mortgage pool balance, are each secured by a mortgaged real property that also constitutes security for a subordinated mortgage loan that is not included in the trust. Each such mortgage loan is subject to a co-lender and servicing agreement. The holder of each such subordinated mortgage loan will have the right, subject to the conditions described under "Servicing of the Underlying Mortgage Loans--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" in this prospectus supplement, to advise and direct the special servicer, subject to the requirements of the servicing standard described in this prospectus supplement, with respect to various significant servicing matters affecting that subordinated mortgage loan and the corresponding mortgage loan that is in the trust. The holder of each such subordinated mortgage loan may have interests that conflict with your interests. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fashion Valley Mall Mortgage Loan" and "--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan" and "Servicing of the Underlying Mortgage Loans--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" in this prospectus supplement.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office,

     o    regional malls,

     o    other anchored retail,

     o    unanchored retail,

     o    industrial/warehouse,

     o    multifamily rental,

     o    self-storage,

     o    hospitality, and

     o    mobile home parks.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 72 mortgaged real properties, securing 44.9% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. See for example "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan" in this prospectus supplement. In the case of 21 of those properties, securing 12.6% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Retail, Office and Multifamily. Forty-eight (48) of the mortgaged real properties, securing 36.9% of the initial mortgage pool balance, are primarily used for retail purposes. We consider 36 of the retail properties, securing 33.7% of the initial mortgage pool balance, to be anchored or shadow anchored. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan.

          Twenty-six (26) of the mortgaged real properties, securing 32.0% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

          Thirty-seven (37) of the mortgaged real properties, securing 16.2% of the initial mortgage pool balance, are primarily used for multifamily rental purposes.

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--California, Texas, Connecticut, Florida, Maryland, New York and Nevada. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:

                                                % OF INITIAL MORTGAGE
STATE                    NUMBER OF PROPERTIES       POOL BALANCE
----------------------- ---------------------- ----------------------
  California ..........           31                     31.0%
  Texas ...............           37                      9.2%
  Connecticut .........            4                      7.7%
  Florida .............           24                      7.3%
  Maryland ............            8                      7.3%
  New York ............           12                      7.1%
  Nevada ..............            5                      6.8%

          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. One hundred nineteen
          (119) mortgage loans, representing 56.9% of the initial mortgage pool balance, are balloon loans. In addition, twenty-two (22) mortgage loans, representing 43.1% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The four largest mortgage loans to be included in the trust represent 27.3% of the initial mortgage pool balance, and the ten largest mortgage loans to be included in the trust represent 40.9% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Leasehold Mortgage Loans. Four (4) mortgage loans, representing 1.0% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged real property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Twenty-one (21) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The three (3) largest of these separate groups represent 5.7%, 4.1% and 3.7%, respectively, of the initial mortgage pool balance. The largest group includes three (3) loans; the second largest group includes four (4) loans; and the third largest group includes three (3) loans. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          In addition, there may be tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing pooled mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Real Properties Are Encumbered by Subordinate Debt and the Ownership Interests in Some Borrowers Have Been Pledged to Secure Debt. The two (2) largest mortgage loans in the trust, which are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement and which together represent 20.7% of the initial mortgage pool balance, are each the senior loan in an A/B loan structure and are each secured by real property that also secures the subordinate loan in that A/B loan structure. Neither such subordinate loan is included in the trust.

          With respect to three (3) of the mortgage loans that we intend to include in the trust, respectively secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 400 Atlantic Street, representing 7.0% of the initial mortgage pool balance, Marriott Cool Springs, representing 1.7% of the initial mortgage pool balance, and 235 Second Street, representing 2.6% of the initial mortgage pool balance, equity holders of the related borrowers have incurred mezzanine debt which is secured by a pledge of such equity holders' interests in the related borrower. With respect to all of those mortgage loans, the relative rights of the related mortgagee and the related mezzanine lender are set forth in an intercreditor agreement. See "Description of the Mortgage Pool--Additional Loan and Property Information--Secondary and Other Financing."

          Certain equity holders of some of the borrowers under mortgage loans that we intend to include in the trust are preferred equity holders entitled to certain rights in addition to those relating to payment priority.

          The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged real property:

          1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2. reduced cash flow could result in deferred maintenance at the particular real property;

          3. if the holder of the subordinate debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          Mezzanine financing and preferred equity reduce the indirect equity of some or all of the principals of the related borrower in the subject mortgaged real property.

          There may be other secured subordinate debt of the respective borrowers under the mortgage loans that we are including in the trust or mezzanine financing secured by equity interests in those borrowers or entities with a preferred equity interest in those borrowers.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Secondary and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

          One of the Mortgage Loans that We Intend to Include in the Trust Is the Subordinate Loan in an A/B Loan Structure and Is Serviced and Administered Pursuant to the Servicing Arrangements for the Securitization of the Senior Loan in that A/B Loan Structure. One (1) of the mortgage loans that we intend to include in the trust, representing 2.4% of the initial mortgage pool balance, is the subordinate loan in an A/B loan structure and is secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio, which also secures the senior loan in that A/B loan structure. Such pooled mortgage loan is subordinate to the corresponding senior loan that is outside the trust for purposes of allocating payments of both principal and interest between them, as described in this prospectus supplement under "Description of the Mortgage Pool--The Westfield Portfolio Mortgage Loan." No payments of principal are allocated to the Westfield Portfolio pooled mortgage loan until the corresponding senior loan (which is outside the trust) has been paid in full. Thus, any expenses, losses and shortfalls relating to either loan in the Westfield Portfolio A/B loan structure or the underlying mortgaged properties will be allocated first, to the holder of the pooled mortgage loan and, then, to the holder of the senior loan that is outside the trust. Further, the pooled mortgage loan is being serviced and administered under the servicing arrangements for the senior mortgage loan that is outside the trust, and except with respect to certain advisory rights in connection with designated special servicing actions (such as foreclosure, modifications, etc.), the trustee as holder of the pooled mortgage loan will not have the ability to control the servicing and administration of the pooled mortgage loan or to replace any party servicing the pooled mortgage loan, even in a default scenario, and is not permitted to exercise any independent remedies in the event of a default on the pooled mortgage loan. Further, the holder of the senior loan that is outside the trust may have interests that conflict with your interests.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, A-3, A-4, A-5, B, C, D, E or F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Except for five (5) of the mortgage loans representing 1.2% of the initial mortgage pool balance, in the case of each of the mortgaged real properties, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 19 mortgage loans, representing 2.6% of the initial mortgage pool balance, conducted transaction screens, with respect to the mortgaged real properties underlying the pooled mortgage loans during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed.

     In many cases, the environmental assessment or follow-up testing described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. If the particular asbestos-containing materials or lead-based paint condition is significant, it could result in a claim for damages by any party injured by that condition.

     In several cases, the environmental assessment and/or follow-up testing for a mortgaged real property identified potential and, in some cases, serious problems, at nearby properties. In these cases, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, a responsible third party was identified and/or some confirmation was sought that the responsible party was undertaking active remediation at the problem site.

     In other cases, those environmental site assessments or follow-up testing identified problems at the related mortgaged real properties. In these cases, the related borrower was required to do one or more of the following:

     o take remedial action if no third party was identified as being responsible for the remediation;

     o deposit a cash reserve in an amount generally equal to 125% of the estimated cost of the remediation;

     o monitor the environmental condition and/or carry out additional testing; and/or

     o    obtain an environmental insurance policy;

unless a state funded program was identified as a source of funding for remediation costs.

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for all potentially adverse conditions. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take, or

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected the mortgaged real properties securing all of the mortgage loans that we intend to include in the trust, during the 18-month period (or, in the case of one (1) mortgage loan, representing 0.1% of the initial mortgage pool balance, the 27-month period) preceding the cut-off date, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

     Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Two (2) groups of cross-collateralized mortgaged loans that we intend to include in the trust, representing 4.7% of the initial mortgage pool balance, are each secured by mortgaged real properties located in two or more states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2002-C1 certificates.

     Prior Bankruptcies. We are aware that, in the case of seven (7) mortgage loans that we intend to include in the trust, representing 2.8% of the initial mortgage pool balance, the related borrower or a principal in the related borrower has been a party to prior bankruptcy proceedings within the last 15 years. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding and others may, in the future, be a party to a bankruptcy proceeding.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT PAYMENTS ON THE UNDERLYING MORTGAGE LOANS AND THE VALUE OF YOUR OFFERED CERTIFICATES

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Washington, D.C. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which future terrorist activities may occur in the United States. Furthermore, it is uncertain what effects the events of September 11th, any future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets;
(b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the real properties that secure the pooled mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Impact on the Market Value of Your Offered Certificates," "--The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There is No Assurance" in the accompanying prospectus.

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. In light of the September 11, 2001 terrorist attacks in New York City, Washington, D.C. and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to annual renewals during the term of the related mortgage loans, have been affected. According to publicly available reports, recent delays in federal legislation have put pressure on commercial insurers to withdraw from lines of business that are viewed as exposing them to terrorism risks and have resulted in some insurers sending provisional notices of non-renewal to commercial customers. Although some state regulators have permitted insurance carriers to exclude terrorism risks from coverage under certain lines of commercial insurance, it is unclear whether other state regulators may do so. This may result in insurers withdrawing from offering those lines and such withdrawals could further decrease the availability and increase the cost of insurance required with respect to some of the mortgaged real properties.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require against such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged real properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged real properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on the offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 141 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,240,331,093. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $476,004 to $170,000,000, and the average of those cut-off date principal balances is $8,796,674.

     Each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller from whom we acquired the mortgage loan, by an affiliate of the related mortgage loan seller, by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program. References in the prior sentence to an affiliate of the related mortgage loan seller include an originator that became such an affiliate after the origination of the related mortgage loans.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Seller is an affiliate of UBS Warburg LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and Moody's that ten (10) of the mortgage loans that we intend to include in the trust, representing 31.6% of the initial mortgage pool balance, have, in the context of their inclusion in the trust, credit characteristics consistent with investment grade-rated obligations. Certain of those ten (10) mortgage loans may be cross-collateralized with each other. Two (2) of those mortgage loans are described under "--Significant Underlying Mortgage Loans" below and one (1) of those mortgage loans is described under "--The Westfield Portfolio Mortgage Loan" below.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE
  LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 40 mortgage loans, representing 23.6% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other pooled mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Some of the mortgage loans referred to in the first paragraph of this section, "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers," entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through
(a) partial defeasance of an amount ranging from 110% to 125% of the portion of the total loan amount allocated to the property or properties to be released or
(b) partial defeasance of an amount equal to 100% of the total loan amount for the property or properties to be released and delivery of additional Government Securities that would have been sufficient to defease an additional 25% of the defeased loan amount. See "--Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     Additionally, in the case of the nine (9) cross-collateralized mortgage loans respectively secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Eastgate (the related mortgage loan representing 0.6% of the initial mortgage pool balance), Venture Circle Portfolio (the related mortgage loan representing 0.5% of the initial mortgage pool balance), Northstar I, II and III (the related mortgage loan representing 0.3% of the initial mortgage pool balance), Miramar Interchange -- Phase I (the related mortgage loan representing 0.3% of the initial mortgage pool balance), Carter Commerce Center II (the related mortgage loan representing 0.1% of the initial mortgage pool balance), Michigan Commerce Center I & II (the related mortgage loan representing 0.1% of the initial mortgage pool balance), Carter Commerce Center I (the related mortgage loan representing 0.1% of the initial mortgage pool balance), Lyman Road Warehouse (the related mortgage loan representing less than 0.5% of the initial mortgage pool balance) and Taft-Vineland Business Center (the related mortgage loan representing 0.1% of the initial mortgage pool balance), which mortgaged real properties are collectively referred to as the Adler Portfolio, each such mortgage loan may be defeased after the expiration of the applicable defeasance period, whereupon the mortgage on the related mortgaged real property or properties would be released and the cross-collateralization would terminate as to such property or properties. In addition, cross-collateralization and cross-default provisions will be terminated with respect to any pooled mortgage loan secured by the Adler Portfolio upon a sale of the related mortgaged real property permitted under the mortgage loan documents and the assumption by the transferee of the subject mortgage loan. Further, if any parcel included in any mortgaged real property in the Adler Portfolio is a separately subdivided parcel, that parcel may be sold separately from the remaining mortgaged real property upon satisfaction of certain conditions set forth in the related mortgage (including debt service coverage ratio and loan-to-value ratio requirements), in which event the related mortgage loan shall be severed into two (2) separate mortgage loans, one assumed by the transferee of the parcel sold in the principal amount of the allocated loan amount for such parcel and released from the cross-collateralization, and the other in the remaining related mortgage loan amount continuing to be subject to cross-collateralization.

     In the case of four (4) cross-collateralized multi-property mortgage loans that we intend to include in the trust, representing 4.1% of the initial mortgage pool balance, the related borrower may be able to obtain a release of the mortgaged real property through a partial defeasance of 125% of the loan amount allocated to such property to be released in the event such property has been condemned or damaged or destroyed by casualty.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represent at least 1.0% of the initial mortgage pool balance.

                                                                                            % OF INITIAL
                                                                              NUMBER OF       MORTGAGE
CROSS COLLATERALIZED GROUPS/PROPERTY NAMES                                      LOANS       POOL BALANCE
------------------------------------------                                      -----       ------------
U-Haul Pool A, U-Haul Pool B, U-Haul Pool C and U-Haul Pool D ............       4               4.1%
270 Corporate Center I and 270 Corporate Center II .......................       2               3.7%
The Adler Portfolio ......................................................       9               2.1%
Lakewood Marketplace #1, #2, #3 and #4 ...................................       4               1.9%
Lakeside at Loudon Building I and Lakeside at Loudon Building II .........       2               1.8%
Titan Building, ManTech Building and Eagan McAllister Building ...........       3               1.2%

     The table below identifies, by the name of the property or property group set forth on Annex A-1 to this prospectus supplement, each multi-property mortgage loan that represents at least 1.0% of the initial mortgage pool balance and that is not reflected in the prior table.

                                                               % OF INITIAL
                                                 NUMBER OF       MORTGAGE
MULTI-PROPERTY MORTGAGE LOAN/PROPERTY NAME      PROPERTIES     POOL BALANCE
------------------------------------------      ----------     ------------
Westfield Portfolio ........................        2               2.4%
Windswept Portfolio ........................        5               1.3%
Dallas Industrial ..........................        9               1.3%
U-Haul Pool B ..............................        9               1.2%
U-Haul Pool A ..............................        9               1.0%

     The following table identifies the ten (10) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans or groups of mortgage loans that may or may not be cross-collateralized but represent at least 1.0% of the initial mortgage pool balance.

                                                                                NUMBER OF     % OF INITIAL
                                                                                 MORTGAGE       MORTGAGE
PROPERTY NAMES                                                                    LOANS       POOL BALANCE
--------------                                                                    -----       ------------
270 Corporate Center I, 270 Corporate Center II, Metro Park North ..........         3             5.7%
U-Haul Pool A, U-Haul Pool B, U-Haul Pool C, and U-Haul Pool D .............         4             4.1%
Food 4 Less-Boyle Heights, Food 4 Less-Hollywood, Key Plaza Shopping
 Center ....................................................................         3             3.7%
Lakeside at Loudon Building I and Lakeside at Loudon Building II ...........         2             1.8%
Palermo Apartments, Shelby's Creek Apartments ..............................         2             1.7%
Titan Building, ManTech Building, Eagan McAllister Building ................         3             1.2%
The Adler Portfolio, Crossroads Business Center, Kendale Office Centre .....        11             3.1%
Lakewood Marketplace #1, #2, #3 and #4, respectively .......................         4             1.9%
Eagle Point Apartments, Sunrise Heights Apartments and Quail Hollow
 Apartments ................................................................         3             1.7%
Independence Shopping Center and Preston Lloyd .............................         2             1.6%

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o One (1) of the mortgage loans that we intend to include in the trust, representing 1.2% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month, and

     o One-hundred forty (140) of the mortgage loans that we intend to include in the trust, representing 98.8% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the eleventh day of each month.

     Except as provided in the following paragraph, each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Two (2) of the mortgage loans that we intend to include in the trust provide that monthly debt service payments are due on the 11th day of each month or, if that 11th day is not a business day, then on the next business day, and further provide for the following grace periods:

     o in the case of one mortgage loan, representing 1.0% of the initial mortgage pool balance, the related loan documents provide a 15 day grace period for the payment of late payment charges and a five day grace period for the occurrence of an event of default and for the payment of default interest; and

     o in the case of one mortgage loan, representing 0.6% of the initial mortgage pool balance, the related loan documents provide a 10 day grace period for the payment of late payment charges and a five day grace period for the occurrence of an event of default and for the payment of default interest.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full. In addition, three (3) of the mortgage loans that we intend to include in the trust--the Fashion Valley Mall Mortgage Loan, the 400 Atlantic Street Mortgage Loan and the Westfield Portfolio Mortgage Loan, respectively--each consists of components with different interest rates, and the mortgage interest rate for each of those mortgage loans represents a weighted average of its component interest rates.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.350% per annum to 9.125% per annum, and the weighted average of those mortgage interest rates was 7.187% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

     Balloon Loans. One hundred nineteen (119) of the mortgage loans that we intend to include in the trust, representing 56.9% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Twenty-two (22) of the mortgage loans that we intend to include in the trust, representing 43.1% of the initial mortgage pool balance, are characterized by the following features:

     o    A maturity date that is at least 15 years following origination.

     o The designation of an anticipated repayment date that is generally five to ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     In the case of substantially all of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.

                                      BALLOON
                                       LOANS     ARD LOANS     ALL MORTGAGE LOANS
                                       -----     ---------     ------------------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................      120         132               132
Minimum ..........................       60          84                60
Weighted Average .................      104         109               106
REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................      120         130               130
Minimum ..........................       52          79                52
Weighted Average .................      101         105               103
ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................      360         360               360
Minimum ..........................      204         180               180
Weighted Average .................      351         341               347
REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................      359         360               360
Minimum ..........................      198         180               180
Weighted Average .................      348         338               344

     In the case of the Westfield Portfolio Mortgage Loan, representing 2.4% of the initial mortgage pool balance, payments of interest only are made until the Westfield Portfolio Senior Loan is paid in full; and, further, following and during the continuance of an event of default with respect to either loan in the Westfield Portfolio Loan Pair, no payments of principal or interest will be received on the Westfield Portfolio Mortgage Loan until the Westfield Portfolio Senior Loan is paid in full. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, the Westfield Portfolio Mortgage Loan is assumed to receive payments of interest only until the anticipated repayment date and is assumed to have a 360-month amortization term.

     In the case of the 400 Atlantic Street Mortgage Loan, from and after the 60th monthly payment date and through and including the stated maturity date, in addition to scheduled principal payments, the 400 Atlantic Borrower pays additional principal payments, to the extent available from excess cash flow (calculated in accordance with the related loan documents), equal to $76,667, with any shortfall accruing and payable from excess cash flow on succeeding monthly payment dates. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, it is assumed that the 400 Atlantic Borrower will not make any of the additional principal payments in the foregoing sentence and that the 400 Atlantic Street Mortgage Loan has a 360-month amortization term.

     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. At origination, each of the mortgage loans that we intend to include in the trust, except as provided below, provided for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

     o a defeasance period, during which voluntary principal prepayments are prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

     o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment, and

     o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans," most of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-Out/Defeasance Periods. As of the cut-off date, all of the mortgage loans that we intend to include in the trust provide for prepayment lock-out periods. Except with respect to six (6) mortgage loans, representing 6.6% of the initial mortgage pool balance, that prepayment lock-out period is followed by a defeasance period during which principal prepayments are prohibited. Except as provided below, with respect to all of the mortgage loans that we intend to include in the trust--

     o the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 127 months,

     o the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is nine (9) months, and

     o the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 96.3 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Underlying Mortgage Loans--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Six (6) of the mortgage loans, representing 6.6% of the initial mortgage pool balance, provide for a period, following their initial prepayment lock-out periods, when the loan is voluntarily prepayable with the payment of an additional prepayment consideration. That prepayment consideration will equal an amount calculated based on a yield maintenance formula or the greater of--

     o    an amount calculated based on a yield maintenance formula, and

     o    a percentage of the amount prepaid.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. One hundred nineteen (119) of the mortgage loans that we intend to include in the trust, representing 89.3% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins one to six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     Defeasance Loans. One hundred thirty-five (135) of the mortgage loans that we intend to include in the trust, representing 93.4% of the initial mortgage pool balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower;

provided that, for purposes of the foregoing, ARD Loans are treated as if they were balloon loans that mature on their respective anticipated repayment dates.

     Except as described in the following paragraph, if fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then either: (a) the amount to be defeased will equal 110% to 125% of the allocated loan amount for the property or properties to be released; or (b) the amount to be defeased will equal 100% of the loan amount for the property or properties to be released and the subject borrower will also be required to deliver additional Government Securities that would have been sufficient to defease an additional 25% of that loan amount being defeased.

     Additionally, any of the nine (9) cross-collateralized mortgage loans that we intend to include in the trust and that are secured by the Adler Portfolio, may be defeased after the expiration of the applicable defeasance period, whereupon the mortgage on the related mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2002-C1 certificates.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2 and Annex A-3 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

A/B LOAN STRUCTURE

     The mortgage pool will include three (3) mortgage loans that are part of an A/B loan structure. An A/B loan structure generally consists of two (2) mortgage loans, one senior and the other subordinate, that are each evidenced by a separate promissory note, but that are both secured by the same mortgage instrument or instruments encumbering the related mortgaged real property or properties. The senior/subordinated nature of an A/B loan structure is either reflected in the subject promissory notes and/or a common loan agreement or effected through a co-lender and servicing agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties. Such co-lender and servicing agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the A/B note structure.

     Two (2) of the mortgage loans referred to in the first sentence of the prior paragraph, collectively representing 20.7% of the initial mortgage pool balance, constitute the more senior mortgage loan in an A/B loan structure. For a discussion of those two (2) mortgage loans, we refer you to the section entitled "--Significant Underlying Mortgage Loans" below. The third mortgage loan referred to in the first sentence of the prior paragraph, representing 2.4% of the initial mortgage pool balance, constitutes the junior mortgage loan in an A/B loan structure. For a discussion of that mortgage loan, we refer you to the section entitled "--The Westfield Portfolio Mortgage Loan" below.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include two (2) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5% of the initial mortgage pool balance.

     The Fashion Valley Mall Mortgage Loan.

     General. The Fashion Valley Mall Mortgage Loan, which is the senior loan in an A/B loan structure, has a cut-off date principal balance of $170,000,000, representing 13.7% of the initial mortgage pool balance. The Fashion Valley Mall Companion Loan is the more junior loan in that A/B loan structure. The Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan, which together constitute the Fashion Valley Mall Loan Pair, are secured by a first priority mortgage lien on the fee simple interest of the Fashion Valley Mall borrower in the Fashion Valley Mall Mortgaged Property. The Fashion Valley Mall Mortgaged Property consists of one anchor store and pad owned by the Fashion Valley Mall Borrower, five anchor pads leased to anchors who own their improvements situated on these pads, the in-line mall space, an 18-screen movie theater and four improved outparcel pads, all located at the Fashion Valley Mall. The Fashion Valley Mall is a 1,710,035 square foot super regional mall located in the Mission Valley area of San Diego, California. See "--Fashion Valley Mall" below. The Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan are cross defaulted. As of the cut-off date, the unpaid principal balance of the Fashion Valley Mall Companion Loan was $29,123,706. The Fashion Valley Mall Companion Loan is not part of the trust.

     S&P and Moody's have confirmed to us that the Fashion Valley Mall Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA+/Aa2 by S&P and Moody's, respectively.

     The Borrower and Sponsors. The borrower under the Fashion Valley Mall Loan Pair is Fashion Valley Mall, LLC, a Delaware limited liability company. The borrower is ultimately controlled by Simon Property Group, Inc. and Prime Property Fund. Simon Property Group, Inc. owns a 50% interest in the Fashion Valley Mall Borrower. Prime Property Fund owns the other 50% interest in the Fashion Valley Mall Borrower. Simon Property Group, Inc., headquartered in Indianapolis, Indiana, is the largest publicly traded retail real estate investment trust in North America (based on market capitalization) and is listed on the New York Stock Exchange under the symbol SPG. As of February 1, 2002, Simon Property Group, Inc. reported that it owned or had interests in approximately 252 properties, including regional malls, community shopping centers and mixed-use developments, containing approximately 187 million square feet of gross leasable space in 36 states, as well as seven assets in Europe and Canada. Together with its affiliated management company, Simon Property Group, Inc. owns or manages approximately 191 million square feet of gross leasable area in retail and mixed use properties. Simon Property Group, Inc. has an issuer rating of BBB+ from S&P. Prime Property Fund, established in 1973, is an open-end commingled separate real estate pension investment account of the Equitable Life Assurance Society (rated AA by S&P), which is a subsidiary of AXA Financial Group (rated A+ by S&P). Prime Property Fund had total assets of approximately $2.6 billion as of December 31, 2001, and its property portfolio consists of interests in approximately 87 real estate properties. Prime Property Fund has an issuer rating of A from S&P.

     Interest Rate; Application of Payments; Prepayments; Defeasance. Each of the Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan is an ARD Loan with an anticipated repayment date of October 11, 2008 and a stated maturity date of October 11, 2031. The Fashion Valley Mall Mortgage Loan Pair will accrue interest on an Actual/360 Basis. The Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan each consists of multiple components with component interest rates that may vary on a component-by-component basis. Until its anticipated repayment date, in the absence of default, the Fashion Valley Mall Loan Pair will accrue interest at a weighted average interest rate (the relevant weighting to be based on the then principal balances of the respective components of the Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan) that will initially be 6.50% per annum. From and after its anticipated repayment date, in the absence of default, the Fashion Valley Mall Mortgage Loan will accrue interest at a revised weighted average interest rate equal to the greater of (a) 11.50% per annum and (b) a specified treasury rate plus 5%.

     On the 11th day of each month through and including the anticipated repayment date, the Fashion Valley Mall Borrower is required to make a constant monthly debt service payment on the Fashion Valley Mall Loan Pair equal to $1,264,136 (based on a 30 year amortization schedule), to be applied to interest and principal as provided below. The Fashion Valley Mall Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     Commencing with the first due date following the cut-off date, the debt service payment will be applied:

     o first, to pay unpaid interest, other than Post-ARD Additional Interest, accrued on the principal balance of each of the Fashion Valley Mall Mortgage Loan components at their respective component interest rates;

     o second, to pay principal on each of the Fashion Valley Mall Mortgage Loan components in accordance with the amortization schedule described above;

     o third, to pay unpaid interest, other than Post-ARD Additional Interest, accrued on the principal balance of each of the Fashion Valley Mall Companion Loan components at their respective component interest rates;

     o fourth, to pay principal on each of the Fashion Valley Mall Mortgage Loan components, until the principal balance of each of the Fashion Valley Mall Mortgage Loan components is reduced to zero; and

     o fifth, to pay principal on the Fashion Valley Mall Companion Loan, until the principal balance of each of the Fashion Valley Mall Companion Loan components is reduced to zero.

     From and after its anticipated repayment date, the Fashion Valley Mall Borrower must apply excess cash flow (calculated in accordance with the related loan documents) from the Fashion Valley Mall Mortgaged Property toward additional amortization of the Fashion Valley Mall Mortgage Loan. The payment of any Post-ARD Additional Interest accrued on the Fashion Valley Mall Mortgage Loan will be deferred until the principal balance of the Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     The Fashion Valley Mall Borrower is prohibited from voluntarily prepaying the Fashion Valley Mall Mortgage Loan Pair, in whole or in part, prior to July 11, 2008. From July 11, 2008, the Fashion Valley Mall Borrower may prepay the Fashion Valley Mall Mortgage Loan Pair, in whole or in part, without payment of any prepayment consideration.

     The Fashion Valley Mall Borrower may defease the Fashion Valley Mall Mortgage Loan Pair, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2002-C1 certificates and prior to the anticipated repayment date, and by doing so obtain the release of the Fashion Valley Mall Mortgaged Property. A defeasance will be effected by the Fashion Valley Mall Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Fashion Valley Mall Borrower under the Fashion Valley Mall Mortgage Loan Pair and that are sufficient to pay off the Fashion Valley Mall Mortgage Loan Pair in its entirety on its anticipated repayment date.

     The Fashion Valley Mall Borrower's right to defease the Fashion Valley Mall Mortgage Loan Pair is subject to Moody's and S&P each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2002-C1 certificates by such rating agency.

     Servicing of the Fashion Valley Mall Loan Pair. The master servicer and special servicer will service and administer both the Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan pursuant to the series 2002-C1 pooling and servicing agreement for so long as the Fashion Valley Mall Mortgage Loan is part of the trust. In the event that the Fashion Valley Mall Mortgage Loan becomes specially serviced and a scheduled payment on the Fashion Valley Mall Loan Pair is at least 60 days delinquent, the holder of the Fashion Valley Mall Companion Loan has the option to purchase the Fashion Valley Mall Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Fashion Valley Mall Mortgage Loan, together with all unpaid interest on that loan (other than post-ARD additional interest or Default Interest) at the related mortgage interest rate and any other amounts due under the Fashion Valley Mall Mortgage Loan, together with any outstanding servicing expenses and advances. No prepayment consideration will be payable in connection with such a purchase of the Fashion Valley Mall Mortgage Loan, however. Further, if the principal amount of the Fashion Valley Mall Companion Loan, less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of that loan, the holder of the Fashion Valley Mall Companion Loan will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or material modification of the Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the series 2002-C1 pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard. See "Servicing of the Underlying Mortgage Loan--The Series 2002-C1 Controlling Class Representative and the Fashion Valley Mall Companion Loan Noteholders" in this prospectus supplement.

     Fashion Valley Mall. Fashion Valley Mall is a 1,710,035 square foot two-level open-air super-regional mall located in the Mission Valley area of San Diego, California, approximately 10 minutes from the downtown area. Fashion Valley Mall was built in 1969 with four anchor stores and was expanded in 1981 to add two more anchor stores, Neiman Marcus and Nordstrom. A major renovation of the mall took place in 1997 which included the addition of an approximately 280,000 square foot second level with specialty shops, a food court, a multi-screen cinema and sit-down restaurants. Fashion Valley Mall is anchored by six national department stores, Neiman Marcus, Saks Fifth Avenue, Nordstrom, Macy's, Robinsons-May and JCPenney. Anchor space aggregates 1,053,305 square feet or 61.6% of total gross leasable area. With the exception of Saks Fifth Avenue, which leases its store and pad from the Fashion Valley Mall Borrower, all of the anchors own their improvements and lease their pads from the Fashion Valley Mall Borrower. These five anchor-owned stores are not part of the Fashion Valley Mall Mortgaged Property, but their pads are part of the Fashion Valley Mall Mortgaged Property. The Fashion Valley Mall Mortgaged Property also consists of: (i) the in-line mall space which totals 563,414 square feet, or 32.9% of total gross leasable area, offering approximately 159 in-line and specialty shops; (ii) the 51,610 square foot, 18-screen AMC Theatre; and (iii) four improved outparcel pads with a total of 41,706 square feet. National in-line and pad tenants include Brooks Brothers, Bang & Olufsen, Crate & Barrel, Pottery Barn, Tiffany & Co., Coach, The Container Store, Smith & Hawken and Old Navy. In-line store sales for the year ended December 2001 were reported to be $563 per square foot and in-line tenant occupancy costs as a percentage of sales, based on an analysis of base rent and reimbursement information provided by the property manager with respect to the Fashion Valley Mall, were 9.6% for the year ended December 2001. As of December 31, 2001, based on square footage leased, in-line occupancy at Fashion Valley Mall was 98.7% and overall mall occupancy was 99.6%.

     The tables below provide the indicated information regarding tenants and leases at Fashion Valley Mall.

           GROSS LEASABLE AREA (GLA) OVERVIEW OF FASHION VALLEY MALL

                                                                     ANCHOR LEASE
STORE                               SQUARE FEET     AS % OF GLA     EXPIRATION DATE
-----                               -----------     -----------     ---------------
    Anchors
     JCPenney ..................       250,053          14.6%         12/31/2006
     Nordstrom .................       220,486          12.9%         12/31/2080
     Robinsons-May .............       201,502          11.8%          1/31/2007
     Macy's ....................       196,120          11.5%          1/31/2007
     Neiman Marcus .............       105,144           6.1%          1/31/2080
     Saks Fifth Avenue .........        80,000           4.7%          9/20/2007
                                       -------         -----
    TOTAL ANCHOR SPACE .........     1,053,305          61.6%
    AMC Theatre ................        51,610           3.0%
    Outparcel Pads .............        41,706           2.4%
    In-Line Mall Space .........       563,414          32.9%
                                     ---------         -----
    TOTAL GLA ..................     1,710,035         100.0%

     The following should be noted with respect to the table above--

     o    The information provided is based on the December 31, 2001 rent roll.

     o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o All of the anchors, with the exception of Saks Fifth Avenue whose store and pad are owned by the Fashion Valley Mall Borrower, own their respective improvements, which are not part of the loan collateral, and lease their pads from the Fashion Valley Mall Borrower, which pads are part of the loan collateral.

              FIVE LARGEST IN-LINE TENANTS AT FASHION VALLEY MALL

TENANT                                         SQUARE FEET     LEASE EXPIRATION DATE
------                                         -----------     ---------------------
    Old Navy ..............................      35,003              1/31/2007
    Foot Locker/Kids Foot Locker ..........      14,833              4/30/2013
    Banana Republic .......................      12,074              1/31/2006
    Gap ...................................      12,052              8/31/2012
    Abercrombie & Fitch ...................      12,042              1/31/2008
                                                 ------
    TOTAL .................................      86,004

  The information provided in the table above is based on the December 31, 2001 rent roll.

    LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT FASHION VALLEY MALL

                                                EXPIRING IN-LINE        AS % OF TOTAL
YEAR                                               SQUARE FEET       IN-LINE SQUARE FEET     CUMULATIVE %
----                                               -----------       -------------------     ------------
    2002, including month-to-month .........          14,657                  2.6%                2.6%
    2003 ...................................          28,521                  5.1%                7.7%
    2004 ...................................          24,121                  4.3%               11.9%
    2005 ...................................          29,852                  5.3%               17.2%
    2006 ...................................          45,633                  8.1%               25.3%
    2007 ...................................         106,297                 18.9%               44.2%
    2008 ...................................         155,489                 27.6%               71.8%
    2009 ...................................          24,400                  4.3%               76.1%
    2010 ...................................          48,108                  8.5%               84.7%
    2011 ...................................          24,042                  4.3%               88.9%
    2012 and beyond ........................          54,776                  9.7%               98.7%
    Vacant .................................           7,518                  1.3%              100.0%
                                                     -------                -----
    TOTAL ..................................         563,414                100.0%
                                                     =======                =====
    5 year average rollover ................          28,557                  5.1%
    7 year average rollover ................          57,796                 10.3%

     The following should be noted with respect to the table above--

     o    The information is based on the December 31, 2001 rent roll.

     o The lease expiration information does not include the square feet expiring in 2018 attributable to the AMC Theatre lease or the expiring square feet of the four outparcel leases.

     o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     o The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     Hazard Center Cost Reimbursement District Guaranty. The Fashion Valley Mall Guarantors have jointly executed the Fashion Valley Mall Guaranty for the benefit of the mortgagee, pursuant to which the Fashion Valley Mall Guarantors have guaranteed the payment and performance of the Fashion Valley Mall Borrower's potential future payment obligations to the cost reimbursement district (upon its formation by the City of San Diego) for the proposed Hazard Center Cost Reimbursement District, which would consist of the westerly extension of Hazard Center Drive in San Diego, California. The Hazard Center Cost Reimbursement District has not currently been formed; proposals in connection therewith are in preparation and are subject to review and approval by the City Council of the City of San Diego. If the Hazard Center Cost Reimbursement District is approved, the Fashion Valley Mall Borrower may be charged an assessment in connection with its ownership of the Fashion Valley Mall Mortgaged Property. The Fashion Valley Mall Guarantors' payment obligations under the Fashion Valley Mall Guaranty are limited to $2,000,000.

     Property Management. The Fashion Valley Mall Mortgaged Property is managed by Simon Management Associates, LLC, an affiliate of the Fashion Valley Mall Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in June 2001 by a third-party appraiser, the appraised value of the Fashion Valley Mall Mortgaged Property is $332,000,000. Based on that appraised value, the Fashion Valley Mall Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 51.2%, and the combined Cut-off Date Loan-to-Value Ratio for the Fashion Valley Mall Loan Pair (calculated as if the Fashion Valley Mall Loan Pair were a single pooled mortgage loan) is 60.0%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Fashion Valley Mall Mortgaged Property was calculated to be $25,883,685. Based on that U/W Net Cash Flow, the Fashion Valley Mall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.95:1, and the combined Underwritten Debt Service Coverage Ratio for the Fashion Valley Mall Loan Pair (calculated as if the Fashion Valley Mall Loan Pair were a single pooled mortgage loan) is 1.71:1.

     Reserves and Escrows. The Fashion Valley Mall Borrower is required to make monthly escrow payments for the payment of taxes and, if the Fashion Valley Mall Borrower does not have blanket insurance policies of the kind described in the following sentence, insurance premiums with respect to the Fashion Valley Mall Mortgaged Property. If the Fashion Valley Mall Borrower provides satisfactory evidence to the mortgagee that the insurance policies required to be maintained under the Fashion Valley Mall Mortgage Loan Pair are maintained under blanket insurance policies in respect of which premiums have been fully paid and if there is no continuing event of default under the loan, the Fashion Valley Mall Borrower will not be required to make monthly deposits for the payment of insurance premiums. As of the cut-off date, the Fashion Valley Mall Borrower provided satisfactory evidence to the mortgagee and thus is not required to make these monthly insurance deposits.

     Lockbox. Upon the occurrence of the earliest of:

     o    an event of default under the Fashion Valley Mall Mortgage Loan,

     o a decline in the debt service coverage ratio for the Fashion Valley Mall Mortgage Loan to less than 1.25:1 for any four consecutive calendar quarters, and

     o    the anticipated repayment date,

the Fashion Valley Mall Borrower will be required to cause all rents from the Fashion Valley Mall Mortgaged Property to be deposited into a segregated lockbox account. Upon the occurrence and during the continuance of a lockbox-triggering event, the mortgagee will have sole control over the lockbox account. Provided the anticipated repayment date has not occurred, a lockbox-triggering event will cease following the cure of the event of default that caused it or, in the case a lockbox-triggering event caused by a decline in the debt service coverage ratio, the achievement of a debt service coverage ratio for the Fashion Valley Mall Mortgage Loan of at least 1.25:1.

     Seismic Assessment. A seismic risk assessment was performed on the Fashion Valley Mall Mortgaged Property in June 2001. The resulting seismic report, dated July 21, 2001, concluded that the expected probable maximum loss estimate (expressed as a percentage of the replacement cost of the subject improvements) is 17% for the main mall complex, 19% for the parking structures and 15% for the shop buildings and, that the expected aggregate total probable maximum loss estimate (expressed as a percentage of the replacement cost of the subject improvements) for the Fashion Valley Mall Mortgaged Property is 17%. The Fashion Valley Mall Mortgaged Property is covered by earthquake insurance.

     The 400 Atlantic Street Mortgage Loan.

     General. The 400 Atlantic Street Mortgage Loan, which is the more senior loan in an A/B loan structure, has a cut-off date principal balance of $87,000,000, representing 7.0% of the initial mortgage pool balance. The 400 Atlantic Street Companion Loan is the subordinate loan in that A/B loan structure. The 400 Atlantic Street Mortgage Loan and the 400 Atlantic Street Companion Loan, which together constitute the 400 Atlantic Street Loan Pair, are secured by a first priority mortgage lien on the fee interest of the 400 Atlantic Borrower in the 400 Atlantic Street Mortgaged Property, a 15-story class A office building with a total of 491,203 square feet of net rentable area, located in Stamford, Connecticut. The 400 Atlantic Street Mortgage Loan and the 400 Atlantic Street Companion Loan are cross-defaulted. As of the cut-off date, the unpaid principal balance of the 400 Atlantic Street Companion Loan was $29,779,310. The 400 Atlantic Street Companion Loan is not part of the trust.

     S&P and Moody's have confirmed to us that the 400 Atlantic Street Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated AA-/A2 by S&P and Moody's, respectively.

     The Borrower and Sponsors. The 400 Atlantic Borrower is 400 Atlantic Title, LLC, a single-purpose, single-member Delaware limited liability company formed for the purpose of owning the 400 Atlantic Street Mortgaged Property. The sole member and 100% owner of the 400 Atlantic Borrower is the 400 Atlantic Mezzanine Borrower. The 400 Atlantic Mezzanine Borrower is 400 Atlantic Mezzanine, LLC, a single-purpose, single-member Delaware limited liability company. The 400 Atlantic Borrower is ultimately controlled by the Landis Family and Scott Lawlor. Since 1967, the Landis Family has been involved in the development, ownership and management of over 12 million square feet of office properties. Scott Lawlor is the founder and managing partner of Broadway Partners, an entity that acquires and operates mid-sized office buildings.

     Interest Rate; Application of Interest and Principal Payments;
Prepayments: Defeasance. Each of the 400 Atlantic Street Mortgage Loan and the 400 Atlantic Street Companion Loan is a ten-year fixed rate loan with a stated maturity date of January 11, 2012. On the 11th day of each month commencing on February 11, 2002 through and including January 11, 2012, the 400 Atlantic Borrower is required to make the 400 Atlantic Street Monthly Debt Service Payment, which is a constant monthly payment of principal (calculated based on a 30-year amortization schedule) and interest in the amount of $765,638.29, on the 400 Atlantic Street Loan Pair. In addition, commencing on the 60th monthly payment date and continuing on the 11th day of each month through and including the stated maturity date, the 400 Atlantic Borrower is required to make the 400 Atlantic Street Additional Monthly Debt Service Payment, which is an additional monthly payment of principal in the amount of $76,667, subject to the availability of current excess cash flow (calculated in accordance with the related loan documents) from the 400 Atlantic Street Mortgaged Property in any month to make such additional monthly principal payment; provided that any shortfall will accrue and be payable on subsequent monthly payment dates. The 400 Atlantic Street Loan Pair will accrue interest on an Actual/360 Basis. The 400 Atlantic Street Mortgage Loan and the 400 Atlantic Street Companion Loan each consists of components with individual component interest rates, each of which may be a different rate. In the absence of default, the 400 Atlantic Street Loan Pair will accrue interest at a weighted average interest rate of 6.837% per annum.

     Commencing with the first due date following the cut-off date, the 400 Atlantic Street Monthly Debt Service Payment and, when applicable, the 400 Atlantic Street Additional Monthly Debt Service Payment will be applied:

          first, to pay unpaid interest accrued on the principal balance of each of the 400 Atlantic Street Mortgage Loan components at their respective mortgage interest rates;

          second, to pay principal on each of the 400 Atlantic Street Mortgage Loan components in accordance with the amortization schedule described below;

          third, to pay unpaid interest accrued on the principal balance of each of the 400 Atlantic Street Companion Loan components at their respective component interest rates;

          fourth, to pay principal on each of the 400 Atlantic Street Mortgage Loan components, until the principal of each of the 400 Atlantic Street Mortgage Loan components is reduced to zero; and

          fifth, to pay principal on each of the 400 Atlantic Street Companion Loan components, until the principal balance of each of the 400 Atlantic Street Companion Loan components is reduced to zero.

     The amounts applied pursuant to clause second of the preceding paragraph will be applied to pay principal on the 400 Atlantic Street Mortgage Loan in accordance with the amortization schedule that would have amortized the 400 Atlantic Street Loan Pair over a period of approximately 30 years based on a weighted average interest rate of 6.837% per annum.

     The 400 Atlantic Borrower is prohibited from voluntarily prepaying any portion of the 400 Atlantic Street Loan Pair prior to November 11, 2011. From and after November 11, 2011, the 400 Atlantic Borrower may prepay the 400 Atlantic Street Loan Pair in whole, but not in part, without payment of any prepayment consideration.

     The 400 Atlantic Borrower may defease the 400 Atlantic Street Loan Pair, in whole only, on any due date from and after the second anniversary of the issuance of the series 2002-C1 certificates and prior to the monthly payment date in November 2011, and by doing so obtain the release of the mortgage lien on the 400 Atlantic Street Mortgaged Property. Such a defeasance will be effected by the 400 Atlantic Borrower's pledging substitute collateral that consists of Government Securities producing payments which replicate the payment obligations of the 400 Atlantic Borrower under the 400 Atlantic Street Loan Pair on or prior to, but as close as possible to, each due date up through the due date in January 2012 and are sufficient to pay-off the 400 Atlantic Street Loan Pair in its entirety on the due date in January 2012.

     The 400 Atlantic Borrower's right to defease the 400 Atlantic Street Loan Pair is subject to satisfaction of various conditions, including the receipt of a confirmation from both S&P and Moody's that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2002-C1 certificates or the certificates issued in connection with a private securitization of the 400 Atlantic Street Companion Loan.

     Mezzanine Financing. The 400 Atlantic Mezzanine Borrower has incurred mezzanine financing, in the initial principal amount of $27,000,000. The 400 Atlantic Mezzanine Loan is secured by the 400 Atlantic Mezzanine Pledge, which consists of a pledge of the 400 Atlantic Mezzanine Borrower's membership interest in the 400 Atlantic Borrower. The lender on the 400 Atlantic Mezzanine Loan is iStar Financial, Inc.

     The 400 Atlantic Mezzanine Loan is initially scheduled to fully amortize over its term and to mature on September 11, 2008. The 400 Atlantic Mezzanine Loan accrues interest at the rate of 11% per annum; provided that if American Express (one of the tenants at the 400 Atlantic Street Mortgaged Property) exercises its option to terminate its lease (as further described below), however, the maturity date shall be automatically extended to January 11, 2012. In connection with the extension of the 400 Atlantic Mezzanine Loan maturity date, the 400 Atlantic Mezzanine Loan principal amortization schedule will be reduced which may result in a balloon payment being due on the January 11, 2012 maturity date.

     The lender on the 400 Atlantic Street Loan Pair and the 400 Atlantic Mezzanine Lender have entered into an intercreditor agreement, pursuant to which the 400 Atlantic Mezzanine Lender agreed, among other things, that:

     (1) the lender on the 400 Atlantic Street Loan Pair and the 400 Atlantic Mezzanine Lender will deliver copies of all default notices to each other and the 400 Atlantic Mezzanine Lender has the right to cure any default under the 400 Atlantic Street Loan Pair (within two business days after receipt of notice for monetary defaults and within the Borrower's applicable cure period for non-monetary defaults (provided that the 400 Atlantic Mezzanine Lender will have the right to extend such cure period for non-monetary defaults for up to 150 days so long as it is diligently prosecuting the completion of such cure), during which time, the lender will not pursue remedies under the 400 Atlantic Street Mortgage Loan Documents);

     (2) the 400 Atlantic Mezzanine Lender will not assign the 400 Atlantic Mezzanine Loan or any collateral given in connection therewith to any person or entity other than a "permitted institutional transferee" (defined as (a) any person or entity which is controlled by, controls or is under common control with the 400 Atlantic Mezzanine Lender (as it is owned as of the date hereof), (b) a real estate investment trust, insurance company, bank, saving and loan association, trust company, investment bank, commercial credit corporation, pension fund, pension plan or pension fund advisory firm, mutual fund or other investment company, governmental entity or plan, "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended (other than a broker/dealer), or an institution substantially similar to any of the foregoing, in each case under this clause (b) having at least $200,000,000 in total assets (in name or under management), and being experienced in making commercial real estate loans, (c) a trustee in a securitization of the 400 Atlantic Mezzanine Loan so long as the trustee and the special servicer therefor is a person who has been approved by the applicable rating agencies as a trustee and special servicer, respectively, in a securitization occurring during the preceding 12 months and would otherwise be a "permitted institutional transferee," or (d) any entity controlled by any one or more institutions meeting the criteria in clause (b)), unless the 400 Atlantic Mezzanine Lender first obtains the prior written consent of the lender and a rating confirmation from the applicable rating agencies;

     (3) so long as the 400 Atlantic Street Mortgage Loan is outstanding, the 400 Atlantic Mezzanine Lender is not entitled to receive any payments unless such payments (a) have been distributed by the servicer under the related cash management agreement to or for the benefit of the 400 Atlantic Mezzanine Lender, (b) have been funded solely by additional capital contributions to the 400 Atlantic Mezzanine Borrower, or (c) have derived from excess net proceeds due to a refinancing of the 400 Atlantic Street Loan Pair. The 400 Atlantic Mezzanine Lender is not entitled to receive any payments during the continuance of an event of default under the 400 Atlantic Street Mortgage Loan; and

     (4) the 400 Atlantic Mezzanine Lender has certain notice and cure rights in connection with an event of default under the 400 Atlantic Street Mortgage Loan Pair and, further, if any reorganization proceeding is commenced by or against the 400 Atlantic Borrower and such proceeding results in an event of default under the loan documents related to the 400 Atlantic Street Loan Pair, or, if the lender on the 400 Atlantic Street Loan Pair has commenced a foreclosure action with respect to the 400 Atlantic Street Mortgaged Property, then the 400 Atlantic Mezzanine Lender has the right to purchase the 400 Atlantic Street Mortgage Loan Pair, upon 10 days' written notice, at a purchase price generally equal to the outstanding principal amount of the 400 Atlantic Street Loan Pair plus accrued interest, any default repayment consideration and yield maintenance premiums and all other amounts owing under the 400 Atlantic Street Mortgage loan documents.

     Servicing of the 400 Atlantic Street Loan Pair. The master servicer and special servicer will service and administer both the 400 Atlantic Street Mortgage Loan and the 400 Atlantic Street Companion Loan under the series 2002-C1 pooling and servicing agreement for so long as the 400 Atlantic Street Mortgage Loan is part of the trust. In the event that the 400 Atlantic Street Mortgage Loan becomes specially serviced and a scheduled payment on the 400 Atlantic Street Loan Pair is at least 60 days delinquent, the holder of the 400 Atlantic Street Companion Loan has the option to purchase the 400 Atlantic Street Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the 400 Atlantic Street Mortgage Loan, together with all unpaid interest on that loan (other than Default Interest) at the related mortgage interest rate and any outstanding servicing expenses, advances and interest on advances for which the 400 Atlantic Borrower is responsible. No prepayment consideration will be payable in connection with such a purchase of the 400 Atlantic Street Mortgage Loan, however. Further, if the principal amount of the 400 Atlantic Street Companion Loan, less any existing related Appraisal Reduction Amount, is at least equal to 25% of the original principal amount of that loan, the holder of the 400 Atlantic Street Companion Loan will be entitled to advise and direct the special servicer with respect to certain actions generally involving foreclosure or material modification of the 400 Atlantic Street Mortgage Loan and the 400 Atlantic Street Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the series 2002-C1 pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard. See "Servicing of the Underlying Mortgage Loan--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" in this prospectus supplement.

     The 400 Atlantic Street Mortgaged Property. The 400 Atlantic Street Mortgaged Property is a 15-story class A office building with a total of approximately 491,203 rentable square feet located at 400 Atlantic Street in Stamford, Connecticut. The building is located two blocks north of the New Haven Railroad Stamford station. There is also a detached 8-story parking structure and a central landscaped plaza between the two structures. The building was built in 1980 as the headquarters of Champion Paper International. The primary tenants at the 400 Atlantic Street Mortgaged Property are American Express, which occupies approximately 39.2% of the net rentable area of the 400 Atlantic Street Mortgaged Property and represents approximately 40.3% of the annualized base rent of the 400 Atlantic Street Mortgaged Property and International Paper Company, which occupies approximately 26.9% of the net rentable area of the 400 Atlantic Street Mortgaged Property and represents approximately 28.4% of the annualized base rent of the 400 Atlantic Street Mortgaged Property. As of December 1, 2001, the overall occupancy for the 400 Atlantic Street Mortgaged Property was 100%, with investment grade rated tenants representing approximately 88.7% of the base rent.

     The tables below provide the indicated information regarding tenants and leases at the 400 Atlantic Street Mortgaged Property.

                        TENANTS AT 400 ATLANTIC STREET

                                                                                                           RATINGS
TENANT                           SQUARE FEET     AS % OF TOTAL SQUARE FEET     LEASE EXPIRATION DATE     S&P/MOODY'S
------                           -----------     -------------------------     ---------------------     -----------
American Express ............      192,638                  39.2%                      9/2011               A+/A1
International Paper .........      132,004                  26.9%                     12/2015             BBB/Baa2
UBS AG ......................       73,564                  15.0%                      9/2007              AA+/Aa2
Wiggin & Dana ...............       36,782                   7.5%                      5/2011                NR
Arthur Andersen .............       29,912                   6.1%                      4/2008                NR
Abbey National ..............       17,580                   3.6%                      6/2008              AA/Aa2
Quick & Reilly ..............        4,615                   0.9%                      7/2011                NR
MetLife Insurance ...........        4,108                   0.8%                     10/2002               A/A1
                                   -------                 -----
TOTAL .......................      491,203                 100.0%

     The following should be noted with respect to the table above--

     o    The information provided is based on the December 1, 2001 rent roll.

     o The percentage of total square feet presented may not reflect the exact sum of the information in the related column due to rounding.

     o American Express has the option to terminate its lease effective September 30, 2008 by giving notice to the 400 Atlantic Borrower on or prior to March 31, 2007 and paying $8,500,000 to the 400 Atlantic Borrower.

     o    NR means not rated.

     o Quick & Reilly is a subsidiary of FleetBoston Financial Corporation (rated A/A1 by S&P and Moody's, respectively).

               LEASE EXPIRATION SCHEDULE FOR 400 ATLANTIC STREET

                                           EXPIRING      AS % OF TOTAL
YEAR                                     SQUARE FEET      SQUARE FEET     CUMULATIVE %
----                                     -----------      -----------     ------------
    2002                                     4,108             0.8%            0.8%
    2003 ............................            0             0.0%            0.8%
    2004 ............................            0             0.0%            0.8%
    2005 ............................            0             0.0%            0.8%
    2006 ............................            0             0.0%            0.8%
    2007 ............................       73,564            15.0%           15.8%
    2008 ............................       47,492             9.7%           25.5%
    2009 ............................            0             0.0%           25.5%
    2010 ............................            0             0.0%           25.5%
    2011 ............................      234,035            47.6%           73.1%
    2012 and beyond .................      132,004            26.9%          100.0%
                                           -------           -----
     TOTAL ..........................      491,203           100.0%          100.0%
                                           =======           =====
    5 year average rollover .........          822             0.2%
    7 year average rollover .........       17,881             3.6%

     The following should be noted with respect to the table above--

     o    The information is based on the December 1, 2001 rent roll.

     o The average rollover information shown at the bottom of the table reflects actual leased square foot rollover based on total square feet.

     o The percentage of total square feet presented may not reflect the exact sum of the information in the related column due to rounding.

     o The average rollover percentage assumes American Express does not exercise its option, which is effective September 30, 2008, to terminate its lease.

     Property Management. The 400 Atlantic Street Mortgaged Property is managed by 400 Atlantic Management Associates, L.P., a Connecticut limited partnership and an affiliate of the Landis Family. Cushman & Wakefield of Connecticut, Inc., a Connecticut corporation, provides certain property management services to the 400 Atlantic Street Mortgaged Property. However, all payments to Cushman & Wakefield are the responsibility of 400 Atlantic Management Associates, L.P.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in October 2001 by a third-party appraiser, the appraised value of the 400 Atlantic Street Mortgaged Property is $200,000,000. Based on that appraised value, the 400 Atlantic Street Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 43.5%, and the combined Cut-off Date Loan-to-Value Ratio for the 400 Atlantic Street Loan Pair (calculated as if the 400 Atlantic Street Loan Pair was a single pooled mortgage loan) is 58.4%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the 400 Atlantic Street Mortgaged Property was calculated to be $16,925,484. Based on that U/W Net Cash Flow, the 400 Atlantic Street Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.38x, and the combined Underwritten Debt Service Coverage Ratio for the 400 Atlantic Street Loan Pair (calculated as if the 400 Atlantic Street Loan Pair was a single pooled mortgage loan) is 1.84x.

     Reserves and Escrows. The 400 Atlantic Borrower is required to make monthly escrow payments for the payment of insurance, real estate taxes, capital expenditures, operating expenses, mezzanine debt service and tenant rollover reserves with respect to the 400 Atlantic Street Mortgaged Property. A required repair fund was established at closing into which the amount of $101,250 was deposited for the costs of deferred maintenance. In addition to the monthly rollover reserve escrow payment of $59,763 for the first 60 monthly payment dates (which increases to the sum of $72,043 thereafter), the 400 Atlantic Borrower deposited $846,880 at closing to cover various tenant improvement costs owed to the tenants at the 400 Atlantic Street Mortgaged Property. In addition, at closing, an account was established in the amount of $1,255,000 for unpaid tenant allowances and leasing commissions relating to the American Express lease. The QR/AA reserve account was established at closing in the amount of $211,185 to be held until the tenants Quick & Reilly and Arthur Andersen commence paying increased base rents in accordance with their respective leases. The rent credit reserve account was established at closing in the amount of $446,999 to cover certain rent credits owed to tenants pursuant to leases.

     American Express has the option to terminate its lease, effective as of September 30, 2008, provided that American Express gives written notice of its intent to exercise such termination option on or before March 31, 2007. In the event that American Express exercises its termination option, (a) the 400 Atlantic Borrower will cause American Express to pay into a special reserve account an $8,500,000 termination payment and (b) from and after April 11, 2007, all excess cash flow (calculated after deducting debt service payments to the 400 Atlantic Mezzanine Lender up to an aggregate maximum amount of $2,000,000) from the 400 Atlantic Street Mortgaged Property will be deposited into a special reserve account. Funds on deposit in the special reserve account (provided no event of default has occurred) will be used to pay (i) any shortfalls in scheduled monthly debt service or required reserve payments under the 400 Atlantic Street Loan Pair and (ii) certain tenant improvement costs and leasing commissions in connection with retenanting the American Express space. The funds on deposit in the special reserve account will be released upon the satisfaction of certain conditions including, without limitation, the achievement of a 1.45x debt service coverage ratio calculated based upon underwritten net cash flow (determined by the lender in accordance with then current rating agency guidelines) and a 9.75% debt constant, and the delivery of a rating confirmation in connection with such release.

     Lockbox. The 400 Atlantic Borrower has established a lockbox account into which all rents, income and revenues received by or on behalf of the 400 Atlantic Borrower in respect of the 400 Atlantic Street Mortgaged Property are deposited. All tenants will pay rent directly into the lockbox account or will wire rent directly to the cash management account established with the applicable servicer. All funds on deposit in the lockbox account are to be swept into the cash management account controlled by the mortgagee. On each monthly payment date, amounts on deposit in the cash management account are to be applied in respect of the 400 Atlantic Street Loan Pair and the 400 Atlantic Street Mortgaged Property in the manner specified in the related loan documents, with amounts representing monthly debt service payments applied in the order of priority described under "--Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance" above.

     The Westfield Portfolio Mortgage Loan

     General. The Westfield Portfolio Mortgage Loan is the subordinate loan in an A/B loan structure and has a cut-off date principal balance of approximately $30,066,418, representing 2.4% of the initial mortgage pool balance. The Westfield Portfolio Senior Loan is the senior loan in that A/B loan structure. The Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan, which together constitute the Westfield Portfolio Loan Pair, are secured by a first priority mortgage lien on the related borrower's fee simple interest in the Westfield Portfolio Mortgaged Properties, which consist of a regional mall and office complex known as Downtown Plaza and located in the central business district of Sacramento, California, and a "power center" known as Eastland Center and located in West Covina, California. The Westfield Portfolio Senior Loan is not included in the trust but is included in another securitization as described under "--Servicing and Administration of the Westfield Portfolio Loan Pair" below.

     The Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan are cross-defaulted. As of the cut-off date, the unpaid principal balance of the Westfield Portfolio Senior Loan was $97,247,222.

     The Westfield Portfolio Loan Pair was originated by an affiliate of the UBS Mortgage Loan Seller in December 1999; however, the UBS Mortgage Loan Seller has obtained new environmental assessment reports, appraisals, engineering reports and seismic reports with respect to the Westfield Portfolio Mortgaged Properties within the one-month period preceding the cut-off date. Annex A-1 to this prospectus supplement contains the dates of these third party reports and the Cut-off Date Loan-to-Value Ratio and the Underwritten Debt Service Coverage Ratio for the Westfield Portfolio Mortgage Loan.

     S&P and Moody's have confirmed to us that the Westfield Portfolio Mortgage Loan, has, in the context of its inclusion in the trust, credit characteristics consistent with that of obligations rated BBB/Baa2 by S&P and Moody's, respectively.

     Interest Rate; Application of Interest and Principal Payments; Prepayments. Until the anticipated repayment date, in the absence of default or other involuntary prepayment, the Westfield Portfolio Mortgage Loan will accrue interest at a weighted average mortgage interest rate of 7.820% per annum. The Westfield Portfolio Senior Loan accrues interest at a current weighted average mortgage interest rate of 8.287% per annum. From and after the anticipated repayment date, the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan will each accrue interest at an adjusted mortgage interest rate of 10.177% per annum.

     The Westfield Portfolio Borrower is required to make a constant monthly debt service payment on the Westfield Portfolio Loan Pair equal to $965,737.98, following the making of deposits into a ground rent escrow fund and a tax and insurance escrow fund and paying any fees payable to the related cash management agent. That monthly debt service payment will be applied:

          first, to pay interest on the principal balance of each of the Westfield Portfolio Senior Loan components at their respective component interest rates;

          second, to pay principal on the respective Westfield Portfolio Senior Loan components in accordance with the amortization schedule described below;

          third, to pay interest on the respective components of the principal balance of the Westfield Portfolio Mortgage Loan components at their respective component interest rates, the weighted average of which is initially equal to 7.820% per annum;

          fourth, to pay principal on the respective Westfield Portfolio Senior Loan components, until the principal balance of the Westfield Portfolio Senior Loan is reduced to zero; and

          fifth, to pay principal on the respective Westfield Portfolio Mortgage Loan components, until the principal balance of the Westfield Portfolio Mortgage Loan is reduced to zero.

     The amounts applied pursuant to clause second above will be applied to pay principal on the Westfield Portfolio Senior Loan in accordance with an amortization schedule that would have amortized the Westfield Portfolio Loan Pair over a period of 30 years based on an annual interest rate of 8.177% per annum.

     In the event of a partial prepayment of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan due to the receipt of insurance proceeds or a condemnation award in connection with a casualty or condemnation, the monthly debt service payment will be recast in order to fully amortize the Westfield Portfolio Loan Pair over its remaining amortization term.

     From and after the related anticipated repayment date, the Westfield Portfolio Borrower must apply certain excess cash flow from the Westfield Portfolio Mortgaged Properties toward additional amortization of the Westfield Portfolio Senior Loan. In no event will any payments of principal be made on the Westfield Portfolio Mortgage Loan until the principal of the Westfield Portfolio Senior Loan is paid in full. If payment of the Westfield Portfolio Loan Pair has been accelerated as a result of an event of default under the Westfield Portfolio Mortgage Loan and/or the Westfield Portfolio Senior Loan, all proceeds will be applied to the payment of the entire principal balance of the Westfield Portfolio Senior Loan, together with interest thereon at the related mortgage interest rate, prior to any payments being made on the Westfield Portfolio Mortgage Loan.

     The payment of any Post-ARD Additional Interest accrued on the Westfield Portfolio Mortgage Loan will be deferred until the principal balances of both the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan are repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the adjusted interest rate. All Post-ARD Additional Interest on the Westfield Portfolio Senior Loan must be paid in full before any payments of Post-ARD Additional Interest are made with respect to the Westfield Portfolio Mortgage Loan.

     Provided that no event of default exists under the Westfield Portfolio Mortgage Loan or the Westfield Portfolio Senior Loan, the Westfield Portfolio Borrower may voluntarily prepay the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan, together, in whole only, on any monthly payment date after December 9, 2002. However, until the third due date prior to the anticipated repayment date, the Westfield Portfolio Borrower must also pay a yield maintenance charge in connection with any voluntary prepayment. The Westfield Portfolio Borrower may not prepay the Westfield Portfolio Mortgage Loan while any portion of the unpaid principal balance of the Westfield Portfolio Senior Loan is outstanding.

     Defeasance; Property Substitution. The Westfield Portfolio Borrower may defease all or part of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan, on any due date occurring two years after the initial issuance of the offered certificates. In the case of a partial defeasance under the Westfield Portfolio Loan Pair, the Westfield Portfolio Borrower may release one of the Westfield Portfolio Mortgaged Properties through partial defeasance of 125% of the allocated loan amount.

     The Westfield Portfolio Borrower may, at any time until 30 days prior to the anticipated repayment date, obtain a release of the lien of the mortgage against one or both of the Westfield Portfolio Mortgaged Properties by substituting one or more other comparable real estate assets, subject to certain terms and conditions set forth in the related loan documents including, among others, satisfaction by the Westfield Portfolio Borrower of a debt service coverage test and a loan-to value ratio test and delivery of confirmation from the applicable rating agencies that such substitution will not result in a qualification, downgrade or withdrawal of any rating or ratings then assigned to any class of series 2002-C1 certificates or any certificates issued in connection with the Westfield Portfolio Other Securitization.

     Servicing and Administration of the Westfield Portfolio Loan Pair. The Westfield Portfolio Senior Loan, together with other multifamily and commercial loans, directly backs the LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3. Under the terms of the Westfield Portfolio Co-Lender and Servicing Agreement, the Westfield Portfolio Loan Pair will be serviced and administered in accordance with the series 2000-C3 pooling and servicing agreement for so long as the Westfield Portfolio Senior Loan is part of the Westfield Portfolio Other Securitization. However, if the Westfield Portfolio Senior Loan is purchased out of the Westfield Portfolio Other Securitization, then both of those loans will be serviced and administered in accordance with the Westfield Portfolio Co-Lender and Servicing Agreement. The servicing provisions of the series 2000-C3 pooling and servicing agreement are generally similar, but not identical, to the servicing provisions of the series 2002-C1 pooling and servicing agreement.

     At any time the principal amount of the Westfield Portfolio Mortgage Loan, less any existing related appraisal reduction amount, is at least equal to 50% of the original principal amount of that loan, the holder of the Westfield Portfolio Mortgage Loan (or its designee) will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or modification of the Westfield Portfolio Loan Pair. However, no advice or direction may require or cause the special servicer acting thereunder to violate any provision of the series 2000-C3 pooling and servicing agreement, including the special servicer's obligation to act in accordance with the servicing standard set forth in the series 2000-C3 pooling and servicing agreement.

     Purchase Option. In the event that the Westfield Portfolio Senior Loan becomes specially serviced under the series 2000-C3 pooling and servicing agreement and, further, a scheduled monthly payment on the Westfield Portfolio Mortgage Loan or the Westfield Portfolio Senior Loan is at least 60 days delinquent, the holders of the Westfield Portfolio Mortgage

Loan (or its designee) will be entitled to purchase the Westfield Portfolio Senior Loan from the Westfield Portfolio Other Securitization at a price generally equal to the unpaid principal balance of the Westfield Portfolio Senior Loan, together with all accrued and unpaid interest thereon at the related mortgage interest rate and any other amounts due and owing on such mortgage loan. In accordance with the series 2002-C1 pooling and servicing agreement, that purchase option will be exercisable by the holders of a majority interest in the series 2002-C1 controlling class.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o Seventy-two (72) of the mortgaged real properties, securing 44.9% of the initial mortgage pool balance, are, in each case, a retail property, an office property, or an industrial/warehouse property that is leased to one or more major tenants that each occupy at least 25% of the net rentable area of the particular property.

     o Twenty-one (21) of the mortgaged real properties, securing 12.6% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o Certain tenants at the mortgaged real properties, including K-Mart, Shop-Rite and HQ Global Workplace/Vantas, are a party to a bankruptcy proceeding. Shop-Rite has affirmed its lease, and K-Mart and HQ Global Workplace/ Vantas have not yet rejected or affirmed their leases.

     o Four (4) of the mortgaged real properties, securing 1.4% of the initial mortgage pool balance, are multifamily rental properties that have material tenant concentrations of students or military personnel.

     o Two (2) of the mortgaged real properties, securing 0.6% of the initial mortgage pool balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

     Litigation. There may be pending or threatened legal proceedings against the borrowers under the pooled mortgage loans and managers of the mortgaged real properties and their respective affiliates arising out of the ordinary business of those borrowers, managers and affiliates.

     In connection with the terrorist attack on the World Trade Center, certain insurance companies have filed actions for declaratory judgment in the United States District Court for the Southern District of New York against, among others, Westfield WTC LLC, Westfield America, Inc. and Westfield Corporation, Inc. (collectively, "Westfield"), which entities include the manager of the Westfield Portfolio Mortgaged Properties and the parent of the Westfield Portfolio Borrower, seeking a determination by the court that the damage to the World Trade Center is one insurance loss and not multiple separate and unconnected losses. Such actions have been consolidated for discovery purposes and a trial date for the first action has been set for September 3, 2002. Westfield has advised us that it believes these actions will not have a material adverse impact on Westfield's consolidated financial position or results of operations.

     Ground Leases. Four (4) of the mortgage loans that we intend to include in the trust, representing 1.0% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as set forth below, in each such case, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan. In each such case, the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     Secondary and Other Financing. As discussed under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" and "--The Westfield Portfolio Mortgage Loan" in this prospectus supplement, each of the Fashion Valley Mall Mortgaged Property, the 400 Atlantic Street Mortgaged Property and the Westfield Portfolio Mortgaged Properties secures a mortgage loan that is not included in the trust and, in the case of the Westfield Portfolio Mortgaged Properties, that other mortgage loan is senior to the corresponding pooled mortgage loan.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, other than that mentioned in the preceding paragraphs, in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Except as disclosed under this "--Secondary and Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any other debt outstanding.

     In the case of three (3) of the mortgage loans that we intend to include in the trust, as described in the next three paragraphs, the members of the respective related borrowers have incurred mezzanine debt. With respect to all of those mortgage loans, the relative rights of the related mortgagee and the related mezzanine lender are set forth in an intercreditor agreement.

     The sole member of the borrower under the 400 Atlantic Street Mortgage Loan, which represents 7.0% of the initial mortgage pool balance, has pledged its interest in the borrower to secure mezzanine debt in an initial principal amount equal to $27,000,000. Under the related intercreditor agreement, the 400 Atlantic Mezzanine Lender has certain notice and cure rights in connection with an event of default under the 400 Atlantic Street Mortgage Loan Pair and, further, if any reorganization proceeding is commenced by or against the 400 Atlantic Borrower and such proceeding results in an event of default under the loan documents related to the 400 Atlantic Street Mortgage Loan Pair, or, if the lender under the 400 Atlantic Street Loan Pair has commenced a foreclosure action with respect to the 400 Atlantic Street Mortgaged Property, then the 400 Atlantic Mezzanine Lender has the right to purchase the 400 Atlantic Street Mortgage Loan Pair, upon 10 days' written notice, at a purchase price generally equal to the outstanding principal amount of the 400 Atlantic Street Loan Pair plus accrued interest and any default repayment consideration, yield maintenance premiums and all other amounts owing under the 400 Atlantic Street loan documents. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan--Mezzanine Financing."

     With respect to another of the above-referenced mortgage loans, which represents 1.7% of the initial mortgage pool balance and is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marriott Cool Springs, the member of the borrower has incurred mezzanine debt in the amount of $3,560,000, which mezzanine debt provides for monthly debt service payments and a maturity no later than June 22, 2006. Under the related intercreditor agreement, the mezzanine lender has the right, upon the occurrence of an event of default that results in acceleration of the pooled mortgage loan, to purchase the pooled mortgage loan at any time on or prior to the date 10 days prior to foreclosure of the pooled mortgage loan, at a purchase price equal to the then outstanding amount of the debt, including any default repayment consideration, or, alternatively, at the option of the mortgagee, to defease the pooled mortgage loan as if no default and acceleration had occurred thereunder. The intercreditor agreement also provides, among other things, that: (a) the mezzanine lender has the right to cure any default under the pooled mortgage loan within 10 business days after the expiration of the cure period in the case of non-monetary defaults (during which period the mortgage lender will refrain from exercising remedies), (b) the mezzanine lender will not, absent a rating confirmation from the applicable rating agencies, assign the mezzanine loan without the mortgagee's consent except to specified entities, (c) the mortgagee will not enter into certain amendments to the pooled mortgage loan documents without the prior written consent of the mezzanine lender, including amendments changing the financial terms of the mortgage loan, (d) the mezzanine lender may exercise its remedies and acquire the ownership interests in the related mortgage loan borrower as long as the mezzanine lender provides a new substantive non-consolidation opinion with respect to itself and the mortgage loan borrower, and (e) no payments will be made on the mezzanine loan from funds derived from the related mortgaged real property during the continuance of an event of default under the mortgage loan.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 235 Second Street, representing 2.6% of the initial mortgage pool balance, the sole member of the borrower has pledged 100% of its ownership interest in the borrower to secure a mezzanine loan in the amount of $14,500,000 and pursuant to the related intercreditor agreement, the mezzanine lender has certain notice and cure rights with respect to certain monetary and non-monetary events of default, as well as the right, upon the occurrence of an event of default to purchase the pooled mortgage loan upon 10 days' notice (prior to foreclosure or other sale of the pooled mortgage loan) at a purchase price equal to the then outstanding amount of the debt.

     In the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may in the future also incur mezzanine debt. Mezzanine debt is secured by the principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     Lockboxes. One hundred nineteen (119) mortgage loans that we intend to include in the trust fund, representing approximately 96.3% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are, with some exceptions, deposited directly into a lockbox account. In the case of a hard lockbox, funds deposited into the lockbox account are disbursed either--

          1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower; or

          2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     o SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

     o SOFT LOCKBOX. With respect to a mortgaged real property (other than, as and to the extent described above, a multifamily property or a hospitality property), income is collected and deposited in the lockbox account by the manager of the mortgaged real property or the borrower and disbursed in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower.

For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     The 119 mortgage loans referred to above provide for lockbox accounts as follows:

                                              % OF INITIAL
                              NUMBER OF         MORTGAGE
    TYPE OF LOCKBOX        MORTGAGE LOANS     POOL BALANCE
    ---------------        --------------     ------------
    Springing .........          90               51.8%
    Hard ..............          25               40.5%
    Soft ..............           4                4.1%

     Hazard, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage--

     o hazard insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the mortgage loan (and in the case of each of the Fashion Valley Mall Mortgage Loan, the 400 Atlantic Street Mortgage Loan and the Westfield Portfolio Mortgage Loan, the other mortgage loan that is part of the same A/B loan structure), and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1. the outstanding principal balance of the mortgage loan (and in the case of each of the Fashion Valley Mall Mortgage Loan, the 400 Atlantic Street Mortgage Loan and the Westfield Portfolio Mortgage Loan, the other mortgage loan that is part of the same A/B loan structure),

          2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

          4. the full replacement cost of the improvements located on the mortgaged real property.

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount not less than $1,000,000 per occurrence; and

     o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property has obtained earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Sixty-six (66) of the mortgaged real properties, securing 20.5% of the initial mortgage pool balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. All 66 of those mortgaged real properties, together with a significant number of mortgaged real properties located in various other states, are covered by windstorm insurance.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2002-C1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan (and, in the case of the Westfield Portfolio Mortgage Loan, within the one-month period preceding the cut-off date) to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust (and, in the case of the Westfield Portfolio Mortgage Loan, within the one-month period preceding the cut-off date). The dates of those appraisals are indicated on Annex A-1 to this prospectus supplement. With some exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 19 mortgage loans, representing 2.6% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties underlying the pooled mortgage loans. Except for 5 mortgage loans, representing 1.2% of the initial mortgage pool balance, such reports were completed during the 12-month period ending on the cut-off date. Additionally, all such reports were completed within the 24-month period (or, in the case of one (1) mortgage loan, representing 0.1% of the initial mortgage pool balance, during the 27-month period) ending on the cut-off date.

     Each of the environmental site assessments, updates or transaction screens referred to in the prior paragraph was conducted in connection with the origination of the related pooled mortgage loan (and, in the case of the Westfield Portfolio Mortgage Loan, within the one-month period preceding the cut-off date) and complied with the standards of the American Society for Testing and Materials in effect at that time. The environmental testing conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation program.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In other cases where the environmental consultant recommended that action be taken in respect of an adverse or potentially adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1. to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     4.   to obtain environmental insurance.

     One (1) of the mortgaged real properties, securing 0.2% of the initial mortgage pool balance, is located near a federal superfund site. There has been no documented impact and no Phase II has been conducted with respect to that mortgaged real property.

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, serious environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental testing referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental testing referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the pooled mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the pooled mortgage loans are, in each case, covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

     1. If during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including principal and interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to ten percent of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive.

     2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Hazard, Liability and Other Insurance" above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

                                    [GRAPHIC]

    -------------------------------          -------------------------------
         Lehman Mortgage Loan                       UBS Mortgage Loan
                Seller                                   Seller
    -------------------------------          -------------------------------
    86 mortgage loans $639,800,357           55 mortgage loans $600,530,736
                  |                                         |
                  |                                         |
                  |     -------------------------------     |
                   ----       Structured Asset          ----
                            Securities Corporation
                        -------------------------------
                                       |   All mortgage loans
                                       |   $1,240,331,093
                        -------------------------------
                               LB-UBS Commercial
                                Mortgage Trust
                                    2002-C1
                        -------------------------------

     In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee the original promissory note evidencing, and a copy of the related co-lender and servicing agreement with respect to, the Westfield Portfolio Mortgage Loan and the following documents, among others, with respect to each other UBS Mortgage Loan, and we will be required to deliver to the trustee the following documents, among others, with respect to each Lehman Mortgage Loan;

     o    either--

          1.   the original promissory note evidencing that mortgage loan, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the series 2002-C1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the Westfield Portfolio Mortgage Loan (with the exception of the original mortgage note evidencing the Westfield Portfolio Mortgage Loan) have been delivered to the trustee for the Westfield Portfolio Other Securitization in accordance with the series 2000-C3 pooling and servicing agreement.

     If, as provided in the series 2002-C1 pooling and servicing agreement--

     o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2002-C1 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2002-C1 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o To the knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged real property) and there is no requirement for future advances.

     o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) above, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.

     o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the subject mortgage loan.

     o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o To the actual knowledge of the representing party, all taxes and governmental assessments that prior to the cut-off date became due and owing in respect of, and materially affect, any related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of each related mortgaged real property that materially affects its value, and each related mortgaged real property was free of material damage.

     o To the actual knowledge of the representing party, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.

     o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o To the actual knowledge of the representing party, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the series 2002-C1 pooling and servicing agreement--

     o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

     o that breach materially and adversely affects the interests of the series 2002-C1 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o to remedy that material breach or material document defect, as the case may be, in all material respects, or

     o to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances relating to that mortgage loan, plus

          4. all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

          5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which we or the UBS Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase remedy.

     The cure/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedy available to the series 2002-C1 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the series 2002-C1 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                   SERVICING OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     The servicing and administration of the mortgage loans in the trust (other than the Westfield Portfolio Mortgage Loan), as well as the servicing and administration of the Fashion Valley Companion Loan, the 400 Atlantic Street Companion Loan and any REO Properties acquired by the trust as a result of foreclosure or other similar action, will be governed by the series 2002-C1 pooling and servicing agreement. The following summaries describe some of the provisions of the series 2002-C1 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2002-C1 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The series 2002-C1 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, together with, in each case when appropriate, the Fashion Valley Mall Companion Loan and the 400 Atlantic Street Companion Loan, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o the express terms of the series 2002-C1 pooling and servicing agreement and, in the case of each of the Fashion Valley Loan Pair and the 400 Atlantic Street Loan Pair, the related co-lender agreement or co-lender and servicing agreement, as applicable,

     o    the express terms of the subject mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) and related Companion Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each such mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust.

     Despite the foregoing, the series 2002-C1 pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets (other than, if applicable, the Westfield Portfolio Mortgage Loan) and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced assets (other than the Westfield Portfolio Mortgage
Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2002-C1 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of a Loan Pair, the occurrence of a Servicing Transfer Event with respect to either mortgage loan in that Loan Pair will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loan in that Loan Pair.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, for so long as the Fashion Valley Mall Mortgage Loan or the 400 Atlantic Street Mortgage Loan, as the case may be, is included in the trust, the related Companion Loan will be serviced and administered under the series 2002-C1 pooling and servicing agreement as if it was a pooled mortgage loan.

     Notwithstanding the foregoing, the Westfield Portfolio Mortgage Loan will, for the most part, not be serviced under the series 2002-C1 pooling and servicing agreement. Under the terms of the Westfield Portfolio Co-Lender and Servicing Agreement, for so long as the Westfield Portfolio Senior Loan is part of the Westfield Portfolio Other Securitization, the Westfield Portfolio Loan Pair will be serviced and administered by the master servicer and special servicer for such other securitization, in accordance with the series 2000-C3 pooling and servicing agreement. See "Description of the Mortgage Pool--The Westfield Portfolio Mortgage Loan" in this prospectus supplement. The discussion below regarding servicing generally relates solely to the servicing of the pooled mortgage loans (other than the Westfield Portfolio Mortgage Loan) and the Companion Loans, under the series 2002-C1 pooling and servicing agreement. However, the servicing arrangements under the series 2000-C3 pooling and servicing agreement are similar but not identical to those under the series 2002-C1 pooling and servicing agreement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. First Union National Bank, a national banking association, will act as master servicer under the series 2002-C1 pooling and servicing agreement. First Union is also master servicer under the series 2000-C3 pooling and servicing agreement which governs the servicing of the Westfield Portfolio Mortgage Loan. First Union is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP4, Charlotte, North Carolina 28262-1075.

     It is anticipated that, effective April 1, 2002, Wachovia Bank, National Association, a sister affiliate of First Union National Bank, will merge into First Union National Bank and First Union National Bank will change its name to Wachovia Bank, National Association. Wachovia Corporation conducts its investment banking, institutional and capital markets business through its various bank (including the master servicer), broker-dealer and nonbank subsidiaries under the trade name of Wachovia Securities. Any references to Wachovia Securities, however, does not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of First Union Securities, Inc.

     As of December 31, 2001, First Union and its affiliates were responsible for master or primary servicing of approximately 6,815 commercial and multifamily loans, totaling approximately $48 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. First Union will make no representations as to the validity or sufficiency of the series 2002-C1 pooling and servicing agreement, the series 2002-C1 certificates, the pooled mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning First Union has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will act as special servicer under the series 2002-C1 pooling and servicing agreement. Lennar is also special servicer under the series 2000-C3 pooling and servicing agreement which governs the servicing of the Westfield Portfolio Mortgage Loan. The principal executive offices of Lennar are located at 760 NW 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000.

     LNR Property Corporation, its subsidiaries and affiliates, are involved in the real estate investment and management business and engage principally in--

     o acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties,

     o acquiring, often in partnership with financial institutions or real estate funds, and managing portfolios of mortgage loans and other real estate related assets,

     o investing in unrated and non-investment grade-rated commercial mortgage-backed securities in respect of which Lennar has the right to be special servicer, and

     o    making high yielding real estate related loans and equity investments.

     Lennar has regional offices located across the country in Florida, Georgia, Oregon and California. As of November 30, 2001, Lennar and its affiliates were managing a portfolio, which included over 12,800 assets in most states with an original face value of over $66 billion, most of which are commercial real estate assets. Included in this managed portfolio are $64 billion of commercial real estate assets representing 82 securitization transactions, for which Lennar is the master servicer or special servicer. Lennar and its affiliates own, and are in the business of acquiring, assets similar in type to the mortgage loans in the trust.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan) and each Companion Loan, including each such mortgage loan--

     o    that is being specially serviced;

     o as to which the corresponding mortgaged real property has become an REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, other than the Westfield Portfolio Mortgage Loan, the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.045% per annum to 0.105% per annum. The weighted average master servicing fee rate for the mortgage pool (exclusive of the Westfield Portfolio Mortgage Loan) was 0.058% as of the cut-off date. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans (other than the Westfield Portfolio Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2002-C1 pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans (other than the Westfield Portfolio Mortgage Loan) during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2002-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust, in the 12-month period preceding the collection of the subject late payment charges and Default Interest, but not from late payment charges and Default Interest collected with respect to the pooled mortgage loans.

     Prepayment Interest Shortfalls. The series 2002-C1 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

          1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

          2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.025% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2002-C1 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-C1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Westfield Portfolio Mortgage
Loan) and the Companion Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

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     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) and related Companion Loan--

     o    that is being specially serviced, or

     o as to which the corresponding mortgaged real property has become an REO Property.

     In the case of each pooled mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) and related Companion Loan that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest and Post-ARD Additional
          Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan,

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) and related Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2002-C1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

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     o    the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2002-C1 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o the purchase of the Fashion Valley Mall Mortgage Loan by the Fashion Valley Mall Companion Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fashion Valley Mall Mortgage Loan--Servicing of the Fashion Valley Mall Loan Pair" in this prospectus supplement;

     o the purchase of the 400 Atlantic Street Mortgage Loan by the 400 Atlantic Street Companion Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan--Servicing of the 400 Atlantic Street Loan Pair" in this prospectus supplement; or

     o    the payoff or liquidation of the Westfield Portfolio Mortgage Loan.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2002-C1 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Account" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans (other than the Westfield Portfolio Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer in accordance with the series 2002-C1 pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans (other than the Westfield Portfolio Mortgage Loan) during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2002-C1 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust in the 12-month period preceding the collection of the subject late payment charges and Default Interest, but not from late payment charges and Default Interest collected with respect to the pooled mortgage loans.

     Westfield Portfolio Servicing Compensation. The servicing compensation payable to the master servicer and the special servicer under the series 2000-C3 pooling and servicing agreement with respect to the Westfield Portfolio Loan Pair is substantially similar to the servicing compensation that would have been payable if the Westfield Portfolio Loan Pair were being serviced under the series 2002-C1 pooling and servicing agreement, except that any Prepayment Interest Excess on the Westfield Portfolio Mortgage Loan will be payable to the master servicer under the series 2002-C1 pooling and servicing agreement. The master servicing fee rate for the Westfield Portfolio Mortgage Loan under the series 2000-C3 pooling and servicing agreement is 0.10% per annum. Investors should be aware that any special servicing fees, workout fees and liquidation fees payable with respect to the entire Westfield Portfolio Loan Pair under the series 2000-C3 pooling and servicing agreement will be payable out of collections on the Westfield Portfolio Mortgage Loan before they are payable out of collections on the Westfield Portfolio Senior Loan.

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     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2002-C1 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2002-C1 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the series 2002-C1 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2002-C1 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2002-C1 pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

The series 2002-C1 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to Westfield Portfolio Mortgaged Properties or the Westfield Portfolio Mortgage Loan under the series 2002-C1 pooling and servicing agreement. Those advances will be made by the master servicer, the special servicer, the trustee and/or any fiscal agent under the series 2000-C3 pooling and servicing agreement on generally the same terms and conditions as are applicable under the series 2002-C1 pooling and servicing agreement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties securing a pooled mortgage loan. In addition, the series 2002-C1 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-C1 certificateholders and, if the subject specially serviced asset is the Fashion Valley Mall Loan Pair, the 400 Atlantic Street Loan Pair or any related REO Property, the related Companion Loan Noteholder, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan or any other pooled mortgage loan in that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     The series 2000-C3 pooling and servicing agreement also provides for the payment of interest on servicing advances to the party that makes that advance. In the case of the Westfield Portfolio Loan Pair, if not covered by Default Interest or late payment charges on that Loan Pair, interest on related servicing advances will result in losses and shortfalls to the trust, as holder of the Westfield Portfolio Mortgage Loan, before there is any effect on the Westfield Portfolio Senior Loan.

THE SERIES 2002-C1 CONTROLLING CLASS REPRESENTATIVE AND THE COMPANION LOAN NOTEHOLDERS

     Series 2002-C1 Controlling Class. As of any date of determination, the controlling class of series 2002-C1 certificateholders will be the holders of the most subordinate class of series 2002-C1 certificates then outstanding, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-C1 certificates, exclusive of the class X-CL, X-CP, R-I, R-II, R-III and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2002-C1 certificateholders will be the holders of the most subordinate class of series 2002-C1 certificates then outstanding, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, that has a total principal balance greater than zero. The class A-1, A-2, A-3, A-4 and A-5 certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2002-C1 certificates.

     Selection of the Series 2002-C1 Controlling Class Representative. The series 2002-C1 pooling and servicing agreement permits the holder or holders of series 2002-C1 certificates representing a majority of the voting rights allocated to the series 2002-C1 controlling class to select a representative from whom the special servicer will seek advice and approval and take direction under the circumstances described below in this "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" section. In addition, if the series 2002-C1 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2002-C1 controlling class will be entitled to directly select a controlling class representative.

     Rights and Powers of the Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders. The special servicer will, in general, not be permitted to take any of the following actions as to which the series 2002-C1 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a specially serviced mortgage loan in the trust;

     o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged real property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     o any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the series 2002-C1 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions that the series 2002-C1 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2002-C1 pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2002-C1 controlling class representative, as contemplated by either of the two preceding paragraphs, may require or cause the special servicer to violate any other provision of the series 2002-C1 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code of 1986. Furthermore, the special servicer will not be obligated to seek approval from the series 2002-C1 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

     o the special servicer has, as described above, notified the series 2002-C1 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

     o for 60 days following the first of those notices, the series 2002-C1 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Also, notwithstanding the foregoing, if the unpaid principal amount of a Companion Loan, net of any existing related Appraisal Reduction Amount with respect to the related Loan Pair (calculated with respect to that Loan Pair as if it were a single pooled mortgage loan), is equal to or greater than 25% of the original unpaid principal amount of that Companion Loan, then the series 2002-C1 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to that Loan Pair and, instead, the related Companion Loan Noteholder or its designee will be entitled to exercise those rights and powers with respect to that Loan Pair.

     Furthermore, notwithstanding the foregoing, if the unpaid principal amount of the Westfield Portfolio Mortgage Loan, less any existing related Appraisal Reduction Amount with respect to the Westfield Portfolio Loan Pair (calculated with respect to that Loan Pair as if it were a single mortgage loan) is at least equal to 50% of its original principal amount, then the trustee, as the holder of the Westfield Portfolio Mortgage Loan, or the series 2002-C1 controlling class representative, as its designee, will be entitled to exercise various rights to advise and direct the special servicer under the series 2000-C3 pooling and servicing agreement with respect to the Westfield Portfolio Loan Pair, which rights will be substantially the same as the rights of a Companion Loan Noteholder referred to in the preceding paragraph to advise and direct the special servicer under the series 2002-C1 pooling and servicing agreement. If the unpaid principal balance of the Westfield Portfolio Mortgage Loan, less any existing related Appraisal Reduction Amount with respect to the Westfield Portfolio Loan Pair (calculated with respect to that Loan Pair as if it were a single mortgage loan), declines below 50% of its original principal amount, then the foregoing rights to advise and direct the special servicer under the series 2000-C3 pooling and servicing agreement with respect to the Westfield Portfolio Loan Pair will instead be exercisable by the holder of the Westfield Portfolio Senior Loan or its designee.

     Limitation on Liability of the Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders. The series 2002-C1 controlling class representative will not be liable to the trust or the series 2002-C1 certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the series 2002-C1 pooling and servicing agreement, or for errors in judgment; except that the series 2002-C1 controlling class representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2002-C1 certificateholder acknowledges and agrees, by its acceptance of its series 2002-C1 certificates, that:

     o the series 2002-C1 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2002-C1 certificates;

     o the series 2002-C1 controlling class representative may act solely in the interests of the holders of the series 2002-C1 controlling class;

     o the series 2002-C1 controlling class representative does not have any duties to the holders of any class of series 2002-C1 certificates other than the series 2002-C1 controlling class;

     o the series 2002-C1 controlling class representative may take actions that favor the interests of the holders of the series 2002-C1 controlling class over the interests of the holders of one or more other classes of series 2002-C1 certificates;

     o the series 2002-C1 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2002-C1 controlling class; and

     o the series 2002-C1 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2002-C1 controlling class, and no series 2002-C1 certificateholder may take any action whatsoever against the series 2002-C1 controlling class representative for having so acted.

     A Companion Loan Noteholder or its designee, in connection with exercising the rights and powers described under "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders--Rights and Powers of the Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" above with respect to the related Loan Pair, will be entitled to substantially the same limitations on liability to which the series 2002-C1 controlling class representative is entitled.

REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2002-C1 CONTROLLING CLASS

     Series 2002-C1 certificateholders entitled to a majority of the voting rights allocated to the series 2002-C1 controlling class may--

     o    terminate an existing special servicer without cause, and

     o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

          1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2002-C1 certificates, and

          2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2002-C1 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2002-C1 pooling and servicing agreement against the proposed special servicer.

     If the controlling class of series 2002-C1 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2002-C1 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2002-C1 controlling class.

     Neither of the Companion Loan Noteholders has any similar right to terminate or appoint the special servicer. In addition, the series 2002-C1 certificateholders do not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of the Westfield Portfolio Mortgage Loan as long as the Westfield Portfolio Senior Loan is included in the Westfield Portfolio Other Securitization.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" above, the special servicer or, in the case of a due-on-sale clause, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) may have under either a due-on-encumbrance clause or a due-on-sale clause to accelerate payment of that mortgage loan. However, the special servicer may not waive its rights or grant its consent under any due-on-encumbrance clause and, if the principal balance of the subject pooled mortgage loan is at least equal to $20,000,000, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless in either such case the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2002-C1 certificates. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale clause under any mortgage loan without the consent of the special servicer.

     Notwithstanding the foregoing, the master servicer and special servicer for the Westfield Portfolio Other Securitization will be responsible for enforcing or waiving the mortgagee's rights under any due-on-encumbrance or due-on-sale clause in the Westfield Portfolio Mortgage Loan in a manner consistent with the servicing standard set forth in the series 2000-C3 pooling and servicing agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan other than the Westfield Portfolio Mortgage Loan or a specially serviced mortgage loan, and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges and Post-ARD Additional Interest or as described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above--

     o affect the amount or timing of any of the payment terms of the mortgage loan,

     o result in the release of the related borrower from any material terms of the mortgage loan,

     o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

     o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

     o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause.

To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2002-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code of 1986 or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The series 2002-C1 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) or related Companion Loan if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below, will not--

          1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

          3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a mortgage loan;

provided that--

          1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

          2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2002-C1 certificateholders and, if a Loan Pair is involved, to the related Companion Loan Noteholder, as a collective whole, on a present value basis,

          3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC Provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2002-C1 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

          4. the subject mortgage loan is not the Westfield Portfolio Mortgage Loan.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o extend the maturity date of any other mortgage loan for more than five years beyond its original maturity date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, in its discretion, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan (other than the Westfield Portfolio Mortgage Loan), if--

     o    that ARD Loan is not being specially serviced,

     o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

     o the Master Servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2002-C1 certificateholders and, if the Fashion Valley Mall Loan Pair is involved, to the related Companion Loan Noteholder, as a collective whole, on a present value basis, than not waiving it.

The master servicer will not have any liability to the trust, the series 2002-C1 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2002-C1 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of the Fashion Valley Mall Loan Pair or the 400 Atlantic Street Loan Pair will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement or co-lender and servicing agreement, as applicable, such that neither the trust as holder of the related pooled mortgage loan nor the related Companion Loan Noteholder gains a priority over the other holder that is not reflected in the related loan documents and the related co-lender agreement or co-lender and servicing agreement, as applicable.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of each Companion Loan--

     o no waiver, reduction or deferral of any amounts due on the Fashion Valley Mall Mortgage Loan or the 400 Atlantic Street Mortgage Loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the related Companion Loan, and

     o no reduction of the mortgage interest rate of the Fashion Valley Mall Mortgage Loan or the 400 Atlantic Street Mortgage Loan (excluding, if applicable, any portion of that rate at which any Post-ARD Additional Interest accrues) may be effected prior to the reduction of the mortgage interest rate of the related Companion Loan (excluding, if applicable, any portion of that rate at which any Post-ARD Additional Interest accrues), to the maximum extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer and special servicer for the Westfield Portfolio Other Securitization will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to the Westfield Portfolio Mortgage Loan under terms and conditions substantially similar to those described above in this "--Modifications, Waivers, Amendments and Consents" section.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the pooled mortgage loans, other than the Westfield Portfolio Mortgage Loan, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2002-C1 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, other than the Westfield Portfolio Mortgage Loan, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust, other than the Westfield Portfolio Mortgage Loan, the series 2002-C1 controlling class representative and, if the subject mortgage loan is part of the Fashion Valley Mall Loan Pair or the 400 Atlantic Street Loan Pair, the related Companion Loan Noteholder will each be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2002-C1 controlling class representative or the related Companion Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the Westfield Portfolio Loan Pair will be determined based upon appraisals obtained by or on behalf of the holder of the Westfield Portfolio Senior Loan and will affect the amount of any advances of delinquent monthly debt service payments on the Westfield Portfolio Mortgage Loan.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans, other than the Westfield Portfolio Mortgage Loan. Payments and collections received in respect of the Companion Loans and the Westfield Portfolio Mortgage Loan will not be deposited in the custodial account. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2002-C1 pooling and servicing agreement.

     Deposits. Under the series 2002-C1 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the series 2002-C1 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool (exclusive of the Westfield Portfolio Mortgage Loan) subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o all payments on account of interest on the subject mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o any amount required to be transferred from the special servicer's REO account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the Westfield Portfolio Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     The master servicer under the series 2000-C3 pooling and servicing agreement will make remittances on the Westfield Portfolio Mortgage Loan directly to the trust, which is to deposit those amounts in its collection account. See "Description of the Offered Certificates--Collection Account" in this prospectus supplement.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2002-C1 certificateholders in accordance with any of clauses 3. through
               20. below;

     2. to apply amounts held for future distribution on the series 2002-C1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2002-C1 pooling and servicing agreement, which reimbursement is to be made out of collections on the pooled mortgage loan or REO Property as to which the advance was made;

     4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, other than the Westfield Portfolio Mortgage Loan, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject pooled mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust, other than the Westfield Portfolio Mortgage Loan, that is either--

          (a)  a specially serviced mortgage loan, or

          (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any pooled mortgage loan, other than the Westfield Portfolio Mortgage Loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     7. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2002-C1 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8. to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2002-C1 pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to any pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) during the collection period in which the advance is reimbursed;

     9. to pay unpaid expenses, other than interest on advances covered by clause 8. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any pooled mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 9., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to any pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan), to the extent such amounts have not been otherwise applied according to clause 8. above;

     10. in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Special Servicing Compensation" above;

     13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that would, if advanced, be nonrecoverable as described in clause 3. above, as discussed under "--Servicing and Other Compensation and Payment and
          Expenses--Servicing Advances" above;

     14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee as discussed under "--Fair Value Option" below;

     17. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series 2002-C1 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2002-C1 certificateholders without cause, all as set forth in the series 2002-C1 pooling and servicing agreement;

     18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     19. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     20.  to withdraw amounts deposited in the custodial account in error; and

     21. to clear and terminate the custodial account upon the termination of the series 2002-C1 pooling and servicing agreement.

     The series 2002-C1 pooling and servicing agreement will prohibit the application of amounts received on the Companion Loans to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust.

MAINTENANCE OF INSURANCE

     The series 2002-C1 pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property, other than the Westfield Portfolio Mortgaged Properties, all insurance coverage as is required under the related pooled mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which such mortgaged real property is located.

     Any holder of a certificate that belongs to the series 2002-C1 controlling class may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2002-C1 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2002-C1 pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2002-C1 pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

     The master servicer and/or the special servicer under the series 2000-C3 pooling and servicing agreement will be responsible for causing the borrower under the Westfield Portfolio Loan Pair to maintain insurance on the Westfield Portfolio Mortgaged Properties.

FAIR VALUE OPTION

     Within five business days after any mortgage loan in the trust, other than the Westfield Portfolio Mortgage Loan, has become a specially serviced mortgage loan, the special servicer will give notice of that event to, among others, each certificateholder of the series 2002-C1 controlling class and the trustee. Any certificateholder of the series 2002-C1 controlling class, the special servicer and any assignees thereof, will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o    the outstanding principal balance of the mortgage loan,

     o all accrued and unpaid interest on the mortgage loan, other than Default Interest and Post-ARD Additional Interest,

     o all unreimbursed servicing advances with respect to the mortgage loan, and

     o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the preceding paragraph, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that a holder of the purchase option notifies the special servicer that it is willing to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has received such a bid (without disclosing the amount of such bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. If the special servicer receives a competing bid within such ten business day period, the special servicer must notify the initial bidder of such competing bid (without disclosing the amount of such bid) and the initial bidder will have five business days to increase its initial bid. At the conclusion of the above-described bidding process, the special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.


     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least 5 years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2002-C1 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged real property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard. The purchase option described above in this "--Fair Value Option" section will not apply to the Westfield Portfolio Mortgage Loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a pooled mortgage loan, other than the Westfield Portfolio Mortgage Loan, has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2002-C1 certificateholders and/or a Companion Loan Noteholder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made--

          1. the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2002-C1 certificateholders and, if the subject mortgaged real property is the Fashion Valley Mall Mortgaged Property or the 400 Atlantic Street Mortgaged Property, the related Companion Loan Noteholder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

          2.   either--

          (a) the series 2002-C1 controlling class representative or the related Companion Loan Noteholder, as applicable, has not objected to the special servicer's doing so, or

          (b) if the series 2002-C1 controlling class representative or the related Companion Loan Noteholder, as applicable, has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard, in any event as described under "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders--Rights and Powers of the Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2002-C1 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders--Rights and Powers of the Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" above, release all or a portion of the mortgaged real property from the lien of the related mortgage. However, if the affected mortgage loan has a then outstanding principal balance greater than $1 million, then prior to the special servicer's effecting that release the following conditions, among others, must also be satisfied:

     o    the special servicer must have notified the trustee, among others,

     o the trustee must have notified the series 2002-C1 certificateholders, and

     o the holders of series 2002-C1 certificates entitled to a majority of the voting rights must not have objected to the release within 30 days of their having been notified.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2002-C1 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series 2002-C1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     If the Fashion Valley Mall Mortgage Loan or the 400 Atlantic Street Mortgage Loan has become a specially serviced mortgage loan and, further, any scheduled payment of principal and/or interest on that pooled mortgage loan or the related Companion Loan is at least 60 days delinquent, the related Companion Loan Noteholder or its designee will be entitled to purchase such pooled mortgage loan as, and at the price, described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fashion Valley Mall Mortgage Loan--Servicing of the Fashion Valley Mall Loan Pair" or under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan--Servicing of the 400 Atlantic Street Loan Pair," as applicable, in this prospectus supplement.

     Subject to the discussion under "--The Series 2002-C1 Controlling Class Representative and the Companion Loan Noteholders" above, the special servicer under the series 2000-C3 pooling and servicing agreement will be responsible for realizing against the Westfield Portfolio Mortgaged Properties following an event of default under the Westfield Portfolio

Loan Pair, and assuming no alternative arrangements can be made for the resolution of that event of default. Notwithstanding the foregoing, if the Westfield Portfolio Loan Pair has become a specially serviced mortgage loan in accordance with the series 2000-C3 pooling and servicing agreement, and, further, any scheduled payment of principal and/or interest on either mortgage loan comprising the Westfield Portfolio Loan Pair is at least 60 days' delinquent, then the holder of the Westfield Portfolio Mortgage Loan may, at its option, purchase or designate another person to purchase the Westfield Portfolio Senior Loan at a price generally equal to the outstanding principal balance of the Westfield Portfolio Senior Loan, plus accrued and unpaid interest thereon, together with all other sums and expenses due and owing under the terms of such mortgage loan. See "Description of the Mortgage Pool--The Westfield Portfolio" in this prospectus supplement. Under the series 2002-C1 pooling and servicing agreement, the holders of a majority interest in the series 2002-C1 controlling class will be entitled to exercise that purchase option for their own benefit.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of "qualified healthcare properties" within the meaning of section 856(e)(6) of the Code, the second calendar year) following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of "qualified healthcare properties" within the meaning of section 856(e)(6) of the Code, the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under section 860F of the Internal Revenue Code.

This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2002-C1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2002-C1 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the series 2002-C1 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     In the event that any of the Westfield Portfolio Mortgaged Properties is acquired as an REO property under the series 2000-C3 pooling and servicing agreement, the special servicer under that pooling and servicing agreement will be required to operate, manage, lease, maintain and dispose of that property substantially in the manner described above with respect to the special servicer under the series 2002-C1 pooling and servicing agreement and any REO Properties held by the trust.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property, with the exception of the Westfield Portfolio Mortgaged Properties, as soon as practicable after the related pooled mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related pooled mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2003, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property, with the exception of the Westfield Portfolio Mortgaged Properties, securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged real properties securing pooled mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the mortgaged real property or any material change in its condition or value.

     Inspections of the Westfield Portfolio Mortgaged Properties are to be performed by the master servicer and/or special servicer under the series 2000-C3 pooling and servicing agreement at least annually.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans, in each case except for the Westfield Portfolio Mortgage Loan, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     The master servicer and/or special servicer under the series 2000-C3 pooling and servicing agreement will be responsible for collecting financial information with respect to the Westfield Portfolio Mortgaged Properties. The master servicer under the series 2000-C3 pooling and servicing agreement will be required to deliver such information to the trustee (as holder of the Westfield Portfolio Mortgage Loan), and the trustee will make such information available to the series 2002-C1 certificateholders as described in this prospectus supplement.

ADMINISTRATION OF THE WESTFIELD PORTFOLIO MORTGAGE LOAN

     The Westfield Portfolio Loan Pair and the Westfield Portfolio Mortgaged Properties are serviced and administered in accordance with the Westfield Portfolio Co-Lender and Servicing Agreement and/or the series 2000-C3 pooling and servicing agreement. If the trustee or the master servicer on its behalf is requested, pursuant to those agreements, to take any action in its capacity as holder of the Westfield Portfolio Mortgage Loan, or if a responsible officer of the trustee or the master servicer becomes aware of a default or event of default on the part of any other party under the Westfield Portfolio Co-Lender and Servicing Agreement or the series 2000-C3 pooling and servicing agreement, as applicable, the trustee or the master servicer on its behalf will notify, and act in accordance with the instructions of, the series 2002-C1 controlling class representative; provided that, if such instructions are not provided within the prescribed time period, the trustee or the master servicer on its behalf will take such actions as it deems to be in the best interests of the certificateholders (as a collective whole), as long as such actions are in accordance with the Servicing Standard.

     Subject to the rights of the holder of the Westfield Portfolio Senior Loan, the series 2002-C1 controlling class representative may direct the trustee or master servicer to waive any event of default under the Westfield Portfolio Co-Lender and Servicing Agreement or the series 2000-C3 pooling and servicing agreement, as applicable, to the extent that such event of default relates to the Westfield Portfolio Mortgage Loan.

     During the continuance of any event of default or other default under the Westfield Portfolio Co-Lender and Servicing Agreement or the series 2000-C3 pooling and servicing agreement, as applicable, the trustee or the master servicer on its behalf will have the right to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the series 2002-C1 certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith).


EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2003, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

          2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

               except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2002-C1 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2002-C1 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2002-C1 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2002-C1 pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to a Companion Loan Noteholder;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2002-C1 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2002-C1 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-C1 pooling and servicing agreement, by series 2002-C1 certificateholders entitled to not less than 25% of the voting rights for the series or by any affected Companion Loan Noteholder;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2002-C1 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-C1 certificateholders or a Companion Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-C1 pooling and servicing agreement, by series 2002-C1 certificateholders entitled to not less than 25% of the voting rights for the series or by any affected Companion Loan Noteholder;

     o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o one or more ratings assigned by Moody's to the series 2002-C1 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, and Moody's has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity; and

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2002-C1 certificates or any securities backed by a Companion Loan is qualified, downgraded or withdrawn in connection with that removal.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2002-C1 certificateholders entitled to not less than 25% of the voting rights for the series or, if it has been adversely affected by the event of default, at the direction of a Companion Loan Noteholder, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2002-C1 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2002-C1 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2002-C1 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series 2002-C1 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2002-C1 certificates.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects only a Companion Loan, the master servicer may not be terminated but, at the request of the related Companion Loan Noteholder, must appoint a sub-servicer that will be responsible for servicing the related Loan Pair.

     In general, series 2002-C1 certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2002-C1 certificates affected by any event of default, together with any Companion Loan Noteholder that is adversely affected by the subject event of default, may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2002-C1 certificates and any Companion Loan Noteholder that is adversely affected by the subject event of default. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2002-C1 pooling and servicing agreement.

     The foregoing notwithstanding, if series 2002-C1 certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2002-C1 certificates desire to waive an event of default described under the fourth bullet under "--Events of Default" above by the master servicer, and any Companion Loan Noteholder that is adversely affected thereby does not want to waive that default, the related Companion Loan Noteholder will be entitled to request that the master servicer appoint a sub-servicer that will be responsible for servicing the related Loan Pair.

     No series 2002-C1 certificateholder will have the right under the series 2002-C1 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any pooled mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2002-C1 certificateholders entitled to not less than 25% of the voting rights for the 2002-C1 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2002-C1 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2002-C1 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2002-C1 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

     In connection with any event of default under the series 2000-C3 pooling and servicing agreement, the trust, as holder of the Westfield Portfolio Mortgage Loan, will have rights similar to those of a Companion Loan Noteholder with respect to an event of default under the series 2002-C1 pooling and servicing agreement.

                    DESCRIPTION OF THE OFFERED CERTIFICATES
GENERAL

     The series 2002-C1 certificates will be issued, on or about March 27, 2002, under the series 2002-C1 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans;

     o our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account, the special servicer's REO account, the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Payments--Interest Reserve Account" below.

     The series 2002-C1 certificates will include the following classes:

     o the A-1, A-2, A-3, A-4, A-5, B, C, D, E and F classes, which are the classes of series 2002-C1 certificates that are offered by this prospectus supplement, and

     o the X-CL, X-CP, G, H, J, K, L, M, N, P, Q, S, T, R-I, R-II, R-III and V classes, which are the classes of series 2002-C1 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, P,
Q, S and T certificates are the series 2002-C1 certificates that will have principal balances. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL and X-CP certificates will not have principal balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be
approximately $         , although it may be as much as 5% larger or smaller.

     The total notional amount of the class X-CP certificates will equal:

     o during the period from the date of initial issuance of the series 2002-C1 certificates through and including the payment date in
                    , 20 , the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to
          time, (b) the total principal balance of the class    ,    ,    ,
          and   certificates outstanding from time to time and (c) the lesser
          of $         and the total principal balance of the class certificates
          outstanding from time to time;

     o    during the period following the payment date in , 20 through and
          including the payment date in           , 20  , the sum of (a) the
          lesser of $         and the total principal balance of the class
          certificates outstanding from time to time, (b) the total principal
          balance of the class   ,    and     certificates outstanding from
          time to time and (c) the lesser of $         and the total principal
          balance of the class   certificates outstanding from time to time; and

     o   following the payment date in         , 20    , $0.

The total initial notional amount of the class X-CP certificates will be approximately $966,844,401, although it may be as much as 10% larger or smaller.

     The class R-I, R-II, R-III and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2002-C1 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2002-C1 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2002-C1 pooling and servicing agreement, and

               (c) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's custodial account in error.

     o Any advances of delinquent monthly debt service payments made on the pooled mortgage loans with respect to that payment date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Underlying Mortgage Loans--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in March 2002, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans.

     The trustee will be required to deposit into the collection account, upon receipt, any amounts received with respect to the Westfield Portfolio Mortgage Loan from the master servicer under the series 2000-C3 pooling and servicing agreement.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2002-C1 pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans--REO Properties" in this prospectus supplement;

     o to reimburse itself for any advances of delinquent monthly debt service payments made by it with respect to the Westfield Portfolio Mortgage Loan, together with interest thereon, such reimbursement to be made out of collections on the Westfield Portfolio Mortgage Loan;

     o to remit to the master servicer any Prepayment Interest Excess collected on the Westfield Portfolio Mortgage Loan;

     o with respect to each payment date during January of 2003 or any year thereafter that is not a leap year or during February of 2003 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans; and

     o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2002-C1 certificates. For any payment date, those funds will consist of three separate components--

     o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J and/or X-CL certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available P&I Funds, and

          2. will be paid to the holders of all the series 2002-C1 certificates (other than the class V certificates), as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2002-C1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2002-C1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2002-C1 certificates will bear interest, except for the R-I, R-II, R-III and V classes.

     With respect to each interest-bearing class of the series 2002-C1 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2002-C1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2002-C1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2002-C1 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of the interest-bearing classes of series 2002-C1 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class A-1, A-2, A-3, A-4, A-5, K, L, M, N, P, Q, S and T certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for the class B, C, D, E, F and G certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-4 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rates for the class H and J certificates will, in the case of each of these classes, for each interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

     The pass-through rate for the class X-CL certificates will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CL certificates, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the following classes of series 2002-C1 certificates: A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T. The respective class X-CL strip rates will be calculated from time to time as follows:

     o for purposes of calculating accrued interest on those components of the total notional amount of the class X-CL certificates consisting of the
         respective total principal balances of the class    ,    ,    ,    ,
         ,    ,    ,    ,    ,    ,    ,    and    certificates, the applicable
         class X-CL strip rate for each such component for any interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for the class of series 2002-C1 certificates whose total principal balance makes up such component;

     o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of the
         lesser of $           and the total principal balance of the class
         certificates, the applicable class X-CL certificate strip rate for such component for any interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) either (i) if that interest accrual
         period occurs during or prior to          20     , the reference rate
         specified on Annex    to this prospectus supplement for that interest
         accrual period or (ii) if that interest accrual period occurs after
                  20    , the pass-through rate in effect during that interest
         accrual period for the class certificates;

     o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of the excess, if any, of the total principal balance of the class
                certificates over $            , the applicable class X-CL strip
         rate for such component for any interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect
         during that interest accrual period for the class     certificates;

     o for purposes of calculating accrued interest on those components of the total notional amount of the class X-CL certificates consisting of the
         respective total principal balances of the class    ,      and
         certificates, the applicable class X-CL strip rate for each such component for any interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) either (i) if that interest accrual
         period occurs during or prior to        20    , the reference rate
         specified on Annex      to this prospectus supplement for that
         interest accrual period or (ii) if that interest accrual period occurs
         after             20    , the pass-through rate in effect during that
         interest accrual period for the class of series 2002-C1 certificates whose total principal balance makes up such component;

     o for purposes of calculating accrued interest on those components of the total notional amount of the class X-CL certificates consisting of the
         respective total principal balances of the class   and    certificates,
         the applicable class X-CL strip rate for each such component for any interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) either (i) if that interest accrual period occurs
         during or prior to         20  , the reference rate specified on
         Annex   to this prospectus supplement for such interest accrual period
         or (ii) if that interest accrual period occurs after     20  ,   the
         pass-through rate in effect during that interest accrual period for the class of series 2002-C1 certificates whose total principal balance makes up such component;

     o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of the
         lesser of $    and the total principal balance of the class
         certificates, the applicable class X-CL certificate strip rate for such component for any interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) either (i) if that interest accrual
         period occurs during or prior to     20  , the reference rate specified
         on Annex    to this prospectus supplement for such interest accrual
         period or (ii) if that interest accrual period occurs after     20  ,
         the pass-through rate in effect during that interest accrual period for the class certificates; and

     o for purposes of calculating accrued interest on that component of the total notional amount of the class X-CL certificates consisting of the excess, if any, of the total principal balance of the class
         certificates over $    , the applicable class X-CL strip rate for such
         component for any interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect
         during that interest accrual period for the class    certificates.

     The pass-through rate for the class X-CP certificates, for each interest
accrual period through and including the      20    interest accrual period,
will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CP certificates, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2002-C1 certificates with principal balances.

     For purposes of accruing interest during each interest accrual period from
and including the      2002 interest accrual period through and including the
     20    interest accrual period, the total notional amount of the class X-CP
certificates will consist of the following     components: (a) the lesser of
$    and the total principal balance of the class    certificates outstanding
from time to time; (b) the lesser of $     and the total principal balance of
the class    certificates outstanding from time to time; and (c) the respective
total principal balances of the class   ,  ,  , and    certificates. For
purposes of accruing interest on each such component of the total notional amount of the class X-CP certificates during each such interest accrual period, the applicable class X-CP strip rate will equal the excess, if any, of (a) the
lesser of (i) the reference rate specified on Annex    to this prospectus
supplement for such interest accrual period and (ii) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for the class of series 2002-C1 certificates whose total principal balance, or a designated portion thereof, comprises such component.

     For purposes of accruing interest during each interest accrual period from
and including the      20    interest accrual period through and including the
    20    interest accrual period, the total notional amount of the class X-CP
certificates will consist of the following    components: (a) the lesser of
$    and the total principal balance of the class    certificates outstanding
from time to time; (b) the lesser of $    and the total principal balance of
the class    certificates outstanding from time to time; and (c) the respective
total principal balances of the class   ,    and    certificates. For purposes
of accruing interest on each such component of the total notional amount of the class X-CP certificates during each such interest accrual period, the applicable class X-CP strip rate will equal the excess, if any, of (a) the
lesser of (i) the reference rate specified on Annex    to this prospectus
supplement for such interest accrual period and (ii) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for the class of series 2002-C1 certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the      20    interest accrual period, the class X-CP
certificates will cease to accrue interest and will be deemed to have a pass-through rate of 0% per annum.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2002-C1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1, A-2, A-3, A-4 and A-5 certificates on each payment date will equal:

     o    in the case of the class A-1 certificates, the lesser of--

          1. % of the Total Principal Payment Amount for that payment date, and

          2. the total principal balance of the class A-1 certificates immediately prior to that payment date;

     o    in the case of the class A-2 certificates, the lesser of--

          1. % of the Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet, and

          2. the total principal balance of the class A-2 certificates immediately prior to that payment date;

     o    in the case of the class A-4 certificates, the lesser of--

          1. % of the Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 and class A-2 certificates as described in the preceding two bullets, and

          2. the total principal balance of the class A-4 certificates immediately prior to that payment date;

     o    in the case of the class A-3 certificates, the lesser of--

          1. % of the Total Principal Payment Amount for that payment date, and

          2. the total principal balance of the class A-3 certificates immediately prior to that payment date;

     o    in the case of the A-5 certificates, the lesser of--

          1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1, class A-2, class A-3 and class A-4 certificates as described in the preceding four bullets; and

          2. the total principal balance of the class A-5 certificates immediately prior to that payment date.

     However, on each payment date coinciding with and following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the A-1, A-2, A-3, A-4 and A-5 classes are outstanding at that time, the Total Principal Payment Amount will be allocable among the A-1, A-2, A-3, A-4 and/or A-5 classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     While the class A-1, A-2, A-3, A-4 and A-5 certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 2002-C1 certificates.

     Following the retirement of the class A-1, A-2, A-3, A-4 and A-5 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2002-C1 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Payment Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that payment date.

 ORDER OF ALLOCATION     CLASS
 -------------------     -----
  1st ...............      B
  2nd ...............      C
  3rd ...............      D
  4th ...............      E
  5th ...............      F
  6th ...............      G
  7th ...............      H
  8th ...............      J
  9th ...............      K
  10th ..............      L
  11th ..............      M
  12th ..............      N
  13th ..............      P
  14th ..............      Q
  15th ..............      S
  16th ..............      T

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3, A-4 AND A-5 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-C1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2002-C1 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-C1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2002-C1 certificates, then, subject to Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2002-C1 certificates, other than the class X-CL, X-CP, R-I, R-II, R-III and V certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

 ORDER OF          RECIPIENT CLASS
 PAYMENT             OR CLASSES                                        TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------------------------------
     1       A-1, A-2, A-3, A-4, A-5,      Interest up to the total interest payable on those classes, pro rata based on the
                   X-CL and X-CP           respective amounts of that interest payable on each of those classes

     2             A-1 and A-3*            Principal up to the total principal payable on those classes during the period that the A-1 class is outstanding, pro rata based on the respective principal entitlements of those classes

     3             A-2 and A-3*            Principal up to the total principal payable on those classes during the period that the A-2 class is outstanding, pro rata based on the respective principal entitlements of those classes

     4             A-3 and A-4*            Principal up to the total principal payable on those classes during the period that the A-4 class is outstanding, pro rata based on the respective principal entitlements of those classes

     5                 A-5*                Principal up to the total principal payable on that class

     6      A-1, A-2, A-3, A-4 and A-5     Reimbursement up to the total loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each of those classes
-----------------------------------------------------------------------------------------------------------------------------
     7                   B                 Interest up to the total interest payable on that class
     8                   B                 Principal up to the total principal payable on that class
     9                   B                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    10                   C                 Interest up to the total interest payable on that class
    11                   C                 Principal up to the total principal payable on that class
    12                   C                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    13                   D                 Interest up to the total interest payable on that class
    14                   D                 Principal up to the total principal payable on that class
    15                   D                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    16                   E                 Interest up to the total interest payable on that class
    17                   E                 Principal up to the total principal payable on that class
    18                   E                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    19                   F                 Interest up to the total interest payable on that class
    20                   F                 Principal up to the total principal payable on that class
    21                   F                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    22                   G                 Interest up to the total interest payable on that class
    23                   G                 Principal up to the total principal payable on that class
    24                   G                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    25                   H                 Interest up to the total interest payable on that class
    26                   H                 Principal up to the total principal payable on that class
    27                   H                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    28                   J                 Interest up to the total interest payable on that class
    29                   J                 Principal up to the total principal payable on that class
    30                   J                 Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------
    31                   K                 Interest up to the total interest payable on that class
    32                   K                 Principal up to the total principal payable on that class

 ORDER OF      RECIPIENT CLASS
 PAYMENT          OR CLASSES                            TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------
    33                K             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    34                L             Interest up to the total interest payable on that class
    35                L             Principal up to the total principal payable on that class
    36                L             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    37                M             Interest up to the total interest payable on that class
    38                M             Principal up to the total principal payable on that class
    39                M             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    40                N             Interest up to the total interest payable on that class
    41                N             Principal up to the total principal payable on that class
    42                N             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    43                P             Interest up to the total interest payable on that class
    44                P             Principal up to the total principal payable on that class
    45                P             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    46                Q             Interest up to the total interest payable on that class
    47                Q             Principal up to the total principal payable on that class
    48                Q             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    49                S             Interest up to the total interest payable on that class
    50                S             Principal up to the total principal payable on that class
    51                S             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    52                T             Interest up to the total interest payable on that class
    53                T             Principal up to the total principal payable on that class
    54                T             Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------
    53       R-I, R-II and R-III    Any remaining Available P&I Funds
-----------------------------------------------------------------------------------------------------

--------------
* On and after the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3, A-4 and A-5 classes are outstanding at that time, payments of principal on the A-1, A-2, A-3, A-4 and/or A-5 classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, A-5, B, C, D, E, F, G, H or J certificates that are entitled to payments of principal on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class X-CL certificates.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan in the trust will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

     o with the same coupon, the issue with the lower yield will be utilized, or

     o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.

See "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property (exclusive of the Westfield Portfolio Mortgaged Properties) may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2002-C1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-C1 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2002-C1 pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
  AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2002-C1 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2002-C1 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

 ORDER OF ALLOCATION            CLASS
 -------------------            -----
  1st ...............             T
  2nd ...............             S
  3rd ...............             Q
  4th ...............             P
  5th ...............             N
  6th ...............             M
  7th ...............             L
  8th ...............             K
  9th ...............             J
  10th ..............             H
  11th ..............             G
  12th ..............             F
  13th ..............             E
  14th ..............             D
  15th ..............             C
  16th ..............             B
  17th ..............    A-1, A-2, A-3, A-4
                              and A-5,
                          pro rata based on
                      total principal balances

     The reductions in the total principal balances of the respective classes of series 2002-C1 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the pooled mortgage loans and those classes of series 2002-C1 certificates.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o any unanticipated, non-mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including--

          1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Underlying Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

     Any expenses under series 2000-C3 pooling and servicing agreement that are similar to Additional Trust Fund Expenses and that relate to the Westfield Portfolio Loan Pair are to be paid out of collections on the Westfield Portfolio Mortgage Loan, thereby resulting in a loss to the trust, before being paid out of collections on the Westfield Portfolio Senior Loan.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fee and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, the master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to Westfield Portfolio Mortgage Loan. Such advances will be made by the master servicer under the series 2000-C3 pooling and servicing agreement for the Westfield Portfolio Other Securitization. The trustee and then the fiscal agent for the series 2002-C1 transaction will be required, however, to make any advance with respect to the Westfield Portfolio Mortgage Loan that such other master servicer is required but fails to make.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan), then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     The master servicer under the series 2000-C3 pooling and servicing agreement will similarly reduce each P&I advance it must make with respect to the Westfield Portfolio Mortgage Loan in the event any Appraisal Reduction Amount exists with respect to the Westfield Portfolio Loan Pair.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2002-C1 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2002-C1 certificates on that payment date.

     The master servicer will be required to make P&I advances on the Companion Loans. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the master servicer will treat each of the Fashion Valley Mall Loan Pair and the 400 Atlantic Street Loan Pair as a single mortgage loan.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the Trustee, the Trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing of the Underlying Mortgage Loans-- Custodial Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. Subject to the following two sentences, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any pooled mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2002-C1 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance will be payable during the collection period in which that advance is reimbursed--

     o first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan or any other pooled mortgage loan during that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     The series 2000-C3 pooling and servicing agreement also provides for the payment of interest on P&I advances to the party that makes that advance. In the case of the Westfield Portfolio Loan Pair, if not covered by Default Interest or late payment charges on that Loan Pair, interest on related P&I advances will result in losses and shortfalls to the trust, as holder of the Westfield Portfolio Mortgage Loan, before there is any effect on the Westfield Portfolio Senior Loan.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

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     o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer (or, in the case of the Westfield Portfolio Mortgage Loan, the master servicer and the special servicer under the series 2000-C3 pooling and servicing agreement) and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

     o A mortgage pool data update report, which is to contain substantially the categories of information regarding the pooled mortgage loans set forth on Annexes A-1, A-2 and A-3 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series 2002-C1 pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pooled mortgage loans (other than the Westfield Portfolio Mortgage Loan) and the corresponding mortgaged real properties:

     o    A CMSA Delinquent Loan Status Report.

     o    A CMSA Historical Loan Modification Report.

     o    A CMSA Historical Liquidation Report.

     o    A CMSA REO Status Report.

     o    A CMSA Servicer Watch List.

     o    A loan payoff notification report.

     o    A CMSA Comparative Financial Status Report.

     In addition, upon the request of any holder of a series 2002-C1 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged real property or REO Property, a CMSA Operating Statement Analysis Report; and

     o with respect to any mortgaged real property or REO Property, a CMSA NOI Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cssacmbs.org.

     With respect to the Westfield Portfolio Mortgage Loan, the reports delivered pursuant to the series 2000-C3 pooling and servicing agreement are substantially similar, but not identical to those required under the series 2002-C1 pooling and servicing agreement. To the extent received, the trustee is required to make such reports available as described below under "--Information Available Electronically." There may be a delay beyond the payment date each month in connection with the trustee making those reports available.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2002-C1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. That information is required to include the amount of original issue discount accrued on each class of certificates and information regarding the expenses of the trust. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2002-C1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2002-C1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2002-C1 certificateholders and beneficial owners of series 2002-C1 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the series 2002-C1 pooling and servicing agreement. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.firstunion.com, which will initially be accessible via password and user name.

     Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee or master servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2002-C1 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2002-C1 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports forwarded to the series 2002-C1 certificateholders.

     Other Information. The series 2002-C1 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2002-C1 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the series 2002-C1 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-C1 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Underlying Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the pooled loans, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans, that are to be added to the mortgage files from time to time;

     o upon request, the most recent inspection report with respect to each mortgaged real property with respect to a pooled mortgage loan (other than the Westfield Portfolio Mortgage Loan) prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

     o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Underlying Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the series 2000-C3 pooling and servicing agreement, and any reports delivered under that agreement to the trustee as holder of the Westfield Portfolio Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2002-C1 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2002-C1 certificates that have principal balances, pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the class X-CL and X-CP certificates, pro rata in accordance with their respective notional amounts; and

     o 0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III and V certificates.

Voting rights allocated to a class of series 2002-C1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series 2002-C1 pooling and servicing agreement will terminate following the earliest of--

     1. the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2002-C1 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the series 2002-C1 pooling and servicing agreement will be given to each series 2002-C1 certificateholder. The final payment with respect to each series 2002-C1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-C1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2. the appraised value of all REO Properties then included in the trust, minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2002-C1 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2002-C1 certificates. However, our right, and the rights of Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2002-C1 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-C1 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2002-C1 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2002-C1 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2002-C1.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

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     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-C1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the series 2002-C1 pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2002-C1 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing of the Underlying Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

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                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2002-C1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2002-C1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Underlying Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on the class B, C, D, E or F certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing of the Underlying Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99.24 means 99 24/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

     o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o    the pooled mortgage loans will prepay at any particular rate,

     o the pooled mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o the total purchase prices of the offered certificates will be as assumed.

     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, A-2, A-3, A-4 and/or A-5 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes series 2002-C1 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3 and class A-4 certificates may be shorter, and the weighted average lives of the other classes of series 2002-C1 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series 2002-C1 certificates.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2002-C1 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code of 1986.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2002-C1 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's collection account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o the class A-1, A-2, A-3, A-4, A-5, X-CL, X-CP, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III, and

     o the class R-III certificates will evidence the sole class of residual interests in REMIC III.

For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the
class   certificates will, and the other classes of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2002-C1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2002-C1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-C1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-C1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by Moody's, Fitch or S&P;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2002-C1 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, Fitch or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

     o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     THE OFFERED CERTIFICATES WILL NOT BE MORTGAGE RELATED SECURITIES FOR PURPOSES OF THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984, AS AMENDED. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those classes of offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before
deducting expenses payable by us, will be approximately   % of the total
principal balance of the offered certificates, plus accrued interest on all the offered certificates from March 11, 2002. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about March 27, 2002, against payment for them in immediately available funds.


       UNDERWRITER         CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
------------------------- ----------- ----------- ----------- -----------
Lehman Brothers Inc......      $           $           $           $
UBS Warburg LLC .........      $           $           $           $
Salomon Smith Barney
 Inc. ...................      $           $           $           $
                          ----------- ----------- ----------- -----------
Total ...................      $           $           $           $
                          =========== =========== =========== ===========


       UNDERWRITER         CLASS A-5   CLASS B   CLASS C   CLASS D   CLASS E   CLASS F
------------------------- ----------- --------- --------- --------- --------- ---------
Lehman Brothers Inc......      $           $         $         $         $         $
UBS Warburg LLC .........      $           $         $         $         $         $
Salomon Smith Barney
 Inc. ...................      $           $         $         $         $         $
                          ----------- --------- --------- --------- --------- ---------
Total ...................      $           $         $         $         $         $
                          =========== ========= ========= ========= ========= =========


     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1. no stop order suspending the effectiveness of our registration statement is in effect, and

          2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner,

     o    UBS Warburg LLC is acting as co-lead manager, and

     o    Salomon Smith Barney Inc. is acting as co-manager.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.
                                     RATINGS

  It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                     CLASS             S&P            MOODY'S
                    -------           -----          ---------
                       A-1             AAA              Aaa
                       A-2             AAA              Aaa
                       A-3             AAA              Aaa
                       A-4             AAA              Aaa
                       A-5             AAA              Aaa
                        B              AA               Aa2
                        C             AA--              Aa3
                        D              A+               A1
                        E               A               A2
                        F              A--              A3

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "400 ATLANTIC BORROWER" means the borrower on the 400 Atlantic Street Loan Pair.

     "400 ATLANTIC MEZZANINE BORROWER" means the borrower on the 400 Atlantic Mezzanine Loan.

     "400 ATLANTIC MEZZANINE LENDER" means the lender on the 400 Atlantic Mezzanine Loan.

     "400 ATLANTIC MEZZANINE LOAN" means the mezzanine loan made to the 400 Atlantic Mezzanine Borrower from the 400 Atlantic Mezzanine Lender in the original principal amount of $27,000,000.

     "400 ATLANTIC MEZZANINE PLEDGE" means the pledge of the 400 Atlantic Mezzanine Borrower's membership interest in the 400 Atlantic Borrower to secure the 400 Atlantic Mezzanine Loan.

     "400 ATLANTIC STREET ADDITIONAL MONTHLY DEBT SERVICE PAYMENT" means, with respect to the 400 Atlantic Street Loan Pair, an additional monthly principal payment amount of $76,667, subject to availability of current excess cash flow (calculated in accordance with the related loan documents) from the 400 Atlantic Street Mortgaged Property in any month plus any additional monthly principal payment amount not paid to date.

     "400 ATLANTIC STREET COMPANION LOAN" means the mortgage loan not included in the trust that is secured by the 400 Atlantic Street Mortgaged Property and that has, as of the cut-off date, an unpaid principal balance of $29,779,310.

     "400 ATLANTIC STREET COMPANION LOAN NOTEHOLDER" means the holder of the note evidencing the 400 Atlantic Street Companion Loan.

     "400 ATLANTIC STREET LOAN PAIR" means, collectively, the 400 Atlantic Street Mortgage Loan and the 400 Atlantic Street Companion Loan.

     "400 ATLANTIC STREET MONTHLY DEBT SERVICE PAYMENT" means, with respect to the 400 Atlantic Street Loan Pair, a constant monthly payment of principal (calculated based on a 30-year amortization schedule) and interest in the amount of $765,638.29 on the 400 Atlantic Street Loan Pair.

     "400 ATLANTIC STREET MORTGAGE LOAN" means the pooled mortgage loan secured by the 400 Atlantic Street Mortgaged Property.

     "400 ATLANTIC STREET MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 400 Atlantic Street.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADLER PORTFOLIO" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Eastgate, Venture Circle Portfolio, Northstar I, II and III, Miramar Interchange -- Phase I, Carter Commerce Center II, Michigan Commerce Center I & II, Carter Commerce Center I, Lyman Road Warehouse and Taft-Vineland Business Center, respectively.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the series 2002-C1 pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2002-C1 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate (including, in the case of the Westfield Portfolio Mortgage Loan, as applicable under the series 2000-C3 pooling and servicing agreement) and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2002-C1 pooling and servicing agreement;

          5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

               (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

               (c) may be used to reduce the principal balance of the mortgage loan; and

          3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing of the Underlying Mortgage Loans--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount. The Fashion Valley Mall Loan Pair and the 400 Atlantic Street Loan Pair will each be treated as a single pooled mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to that pair of loans.

     In the case of the Westfield Portfolio Mortgage Loan, the Appraisal Reduction Amount, if any, will be calculated under the series 2000-C3 pooling and servicing agreement, treating the Westfield Portfolio Loan Pair as a single mortgage loan, in a manner similar to that described in the first sentence of this definition.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan), any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

          1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is 20 days (or, in certain circumstances involving the delivery of a refinancing commitment, 30 days) or more delinquent in respect of any balloon payment or 60 days or more delinquent in respect of any other monthly debt service payment;

     o a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o the related borrower becomes the subject of voluntary bankruptcy, insolvency or similar proceedings or involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o the mortgaged real property securing the mortgage loan becomes an REO Property; or

     o the mortgage loan remains outstanding five years after any extension of its maturity.

     With respect to the Westfield Portfolio Mortgage Loan, "Appraisal Trigger Event" means the occurrence of any of the following events:

     o the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment,

     o the mortgage loan is modified by the special servicer to reduce the amount of any monthly debt service payment,

     o a receiver is appointed and continues in such capacity in respect of the Westfield Portfolio Mortgaged Properties,

     o the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings,

     o any of the Westfield Portfolio Mortgaged Properties becomes an REO property under the series 2000-C3 pooling and servicing agreement, and

     o the mortgage loan remains outstanding three years after any extension of its maturity.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2002-C1 certificates on each payment date.


     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2002-C1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o the class A-1, A-2, A-3, A-4 and A-5 certificates, or any two (2) or more of those classes, remain outstanding, and

     o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "COMPANION LOAN" means either of the 400 Atlantic Street Companion Loan or the Fashion Valley Companion Loan, as the case may be.

     "COMPANION LOAN NOTEHOLDER" means either of the 400 Atlantic Street Companion Loan Noteholder or the Fashion Valley Companion Loan Noteholder, as the case may be.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV" means, with respect to any mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan), the ratio, expressed as a percentage, of--

     o the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

     o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     With respect to the Westfield Portfolio Mortgage Loan, "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV" means the ratio, expressed as a percentage, of--

     o the cut-off date principal balance of the Westfield Portfolio Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and the cut-off date principal balance of the Westfield Portfolio Senior Loan, to

     o the appraised value of the Westfield Portfolio Mortgaged Properties, as shown on Annex A-1 to this prospectus supplement.

     "D(x)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Lehman Brothers Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FASHION VALLEY MALL BORROWER" means the borrower under the Fashion Valley Mall Loan Pair.

     "FASHION VALLEY MALL COMPANION LOAN" means the mortgage loan not included in the trust that is secured by the Fashion Valley Mall Mortgaged Property and that has, as of the cut-off date, an unpaid principal balance of $29,123,706.

     "FASHION VALLEY MALL COMPANION LOAN NOTEHOLDER" means the holder of the note evidencing the Fashion Valley Mall Companion Loan.

     "FASHION VALLEY MALL GUARANTORS" means, Prime Property Fund and Simon Property Group, L.P., together, as parties to the Fashion Valley Mall Guaranty.


     "FASHION VALLEY MALL GUARANTY" means the guaranty, dated as of January 27, 2002, executed by the Fashion Valley Mall Guarantors in favor of the mortgagee on the Fashion Valley Mall Mortgaged Property, in connection with the Hazard Center Cost Reimbursement District.

     "FASHION VALLEY MALL LOAN PAIR" means, collectively, the Fashion Valley Mall Mortgage Loan and the Fashion Valley Mall Companion Loan.

     "FASHION VALLEY MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Fashion Valley Mall Mortgaged Property.

     "FASHION VALLEY MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Fashion Valley Mall.

     "FITCH" means Fitch, Inc.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "HAZARD CENTER COST REIMBURSEMENT DISTRICT" means the cost reimbursement district proposed to be established by the City of San Diego, California, in connection with the proposed westerly extension of Hazard Center Drive in San Diego, California.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related pooled mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "LANDIS FAMILY" means the members of the Alan B. Landis family or entities under their control.

     "LEHMAN MORTGAGE LOAN" means each mortgage loan in the trust that was transferred to us by the Lehman Mortgage Loan Seller.

     "LEHMAN MORTGAGE LOAN SELLER" means our particular affiliate that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o the liquidation of defaulted mortgage loans by foreclosure or otherwise,

     o the repurchase of any mortgage loan by us or the UBS Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement,

     o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing of the Underlying Mortgage Loans--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2002-C1 controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o the purchase of the Fashion Valley Mall Mortgage Loan by the Fashion Valley Mall Companion Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Fashion Valley Mall Mortgage Loan--Servicing of the Fashion Valley Mall Loan Pair" in this prospectus supplement or the purchase of the 400 Atlantic Street Mortgage Loan by the 400 Atlantic Street Companion Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 400 Atlantic Street Mortgage Loan--Servicing of the 400 Atlantic Street Loan Pair" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN PAIR" means either of the 400 Atlantic Street Loan Pair, the Fashion Valley Mall Loan Pair or the Westfield Portfolio Loan Pair.

     "LOAN PER SQ. FT." means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, respectively, at or on the related mortgaged real property.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MATURITY DATE LOAN-TO-VALUE RATIO" or "SCHEDULED MATURITY/ARD LTV" means, with respect to any mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan), the ratio, expressed as a percentage, of--

     o the expected balance of that mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

     o the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement.

     With respect to the Westfield Portfolio Mortgage Loan, "Maturity Date Loan-to-Value Ratio" or "Scheduled Maturity/ARD LTV" means the ratio, expressed as a percentage, of--

     o the expected total balance of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan on their anticipated repayment date, assuming no prepayments of principal or defaults, to

     o the appraised value of the Westfield Portfolio Mortgaged Properties, as shown on Annex A-1 to this prospectus supplement.

     "MOODY'S" means Moody's Investors Service, Inc.

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     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2002-C1 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,240,331,093;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2002-C1 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2002-C1 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides for monthly payments to be due on the first or 11th day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or declining premium period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

     o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in April 2002; and

     o    the offered certificates are settled on March 27, 2002.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

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      o the total payments made by the master servicer to cover those Prepayment
     Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available; and

     o except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination.

In general, except in the case of the Fashion Valley Mall Mortgage Loan, the 400 Atlantic Street Mortgage Loan, the Westfield Portfolio Mortgage Loan and the hospitality mortgage loans, as to which some of the above-described items were audited or were reviewed by an auditor under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property generally other than a hospitality property, the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator generally assumed a minimum of 5.0% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged real properties, other than hospitality properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that--

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     o    If tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used.

     o Property management fees were generally assumed to be 2% to 7% of effective gross revenue, except with respect to hospitality properties, where 4% of gross receipts was assumed.

     o In general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

     o Expenses were generally assumed to include annual replacement reserves equal to:

          (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.06 per square foot and not more than $0.74 per square foot of net rentable commercial area;

          (b) in the case of multifamily rental apartments, generally not less than $200.00 or more than $350.00 per residential unit per year, depending on the condition of the property; and

          (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator determined appropriate.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o in the case of multifamily rental properties and mobile home parks, the percentage of rental units or pads, as applicable, that are rented as of the date of determination,

     o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination,

     o in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination, and

     o in the case of self-storage facilities, either the percentage of the net rentable square footage rented as of the date of determination or the percentage of units rented as of the date of determination, depending on borrower reporting.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults; provided that the "Original Amortization Term" for the Westfield Portfolio Mortgage Loan and the 400 Atlantic Mortgage Loan is 360 months.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o liens for real estate taxes and special assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

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     o    other matters to which like properties are commonly subject, and

     o if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the series 2002-C1 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect of the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

     "REMIC" means a real estate mortgage investment conduit as defined in
Section 860D of the Internal Revenue Code of 1986.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

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     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   the mortgage loan sellers,

     8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     9.   any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer those mortgage loans (other than the Westfield Portfolio Mortgage Loan) and any REO Properties subject to the series 2002-C1 pooling and servicing agreement that such party is obligated to service and administer:

     o    in accordance with the higher of the following standards of care--

          1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

          2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2002-C1 pooling and servicing agreement and the terms of the respective mortgage loans subject to the series 2002-C1 pooling and servicing agreement;

     o    with a view to--

          1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, and

          2. in the case of (a) a specially serviced mortgage loan that the special servicer determines will continue to be a specially serviced mortgage loan or (b) a pooled mortgage loan as to which the related mortgaged real property is an REO Property, the maximization of recovery on that mortgage loan to the series 2002-C1 certificateholders (as a collective whole) (or, if a Loan Pair is involved, with a view to the maximization of recovery on the Loan Pair to the series 2002-C1 certificateholders and the related Companion Loan Noteholder (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2002-C1 pooling and servicing agreement,

          2. the ownership of any series 2002-C1 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

          3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2002-C1 pooling and servicing agreement generally or with respect to any particular transaction, and

          5. the ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2002-C1 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     The Servicing Standard for the Westfield Portfolio Mortgage Loan is generally the same but not identical to the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan) or a Companion Loan, any of the following events:

     1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

          (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b) solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

     2. the master servicer or the special servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3. a default, other than as described in clause 1. of this definition, occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2002-C1 certificateholders or, in the case of a Companion Loan, the interests of the related Companion Loan Noteholder, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days;

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Pair, it will be consider to exist for the corresponding mortgage loan in the Loan Pair.

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     The Servicing Transfer Events for the Westfield Portfolio Mortgage Loan
are generally similar but not identical to the foregoing.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a pooled mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the pooled mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received by or on behalf of the trust on the pooled mortgage loans prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan or, in the case of an REO Property, of the related pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the pooled mortgage loans for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

     "UBS MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated or acquired by the UBS Mortgage Loan Seller.

     "UBS MORTGAGE LOAN SELLER" means UBS Warburg Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

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     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" or "U/W
NCF DSCR" means, with respect to any mortgage loan in the trust (other than the Westfield Portfolio Mortgage Loan), the ratio of--

     o    Net Cash Flow for the related mortgaged real property, to

     o the annualized amount of debt service that will be payable under that mortgage loan commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization.

     With respect to the Westfield Portfolio Mortgage Loan, "Underwritten Debt Service Coverage Ratio," "DSCR Net Cash Flow" or "U/W NCF DSCR" means, the ratio of--

     o    Net Cash Flow for the Westfield Portfolio Mortgaged Properties, to

     o the annualized amount of debt service that will be payable under both the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan commencing after the cut-off date.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a domestic partnership,

     o    a domestic corporation,

     o any estate, other than a foreign estate within the meaning of paragraph (31) of section 7701(a) of the Internal Revenue Code, and

     o    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to the related payment date. In the case of each mortgage loan, such annual rate is generally equal to--

          1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date (or, in the case of each of the Fashion Valley Mall Mortgage Loan, the 400 Atlantic Street Mortgage Loan and the Westfield Portfolio Mortgage Loan, a weighted average of the component rates in effect as of the cut-off date for each of the components of those mortgage loans, weighted on the basis of the respective portions of each such mortgage loan's Stated Principal Balance allocable to each of its components immediately prior to the related payment date), and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

          2.   the related Administrative Cost Rate.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     "WESTFIELD PORTFOLIO BORROWER" means the borrower under the Westfield Portfolio Loan Pair.

     "WESTFIELD PORTFOLIO CO-LENDER AND SERVICING AGREEMENT" means the co-lender and servicing agreement, dated as of May 15, 2000, which governs the relative rights of the holder of the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan and provides, in certain circumstances, for the servicing of the Westfield Portfolio Loan Pair.

     "WESTFIELD PORTFOLIO LOAN PAIR" means, collectively, the Westfield Portfolio Mortgage Loan and the Westfield Portfolio Senior Loan.

     "WESTFIELD PORTFOLIO MORTGAGE LOAN" means the pooled mortgage loan secured by the Westfield Portfolio Mortgaged Properties.

     "WESTFIELD PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Westfield Portfolio.

     "WESTFIELD PORTFOLIO OTHER SECURITIZATION" means the securitization holding the Westfield Portfolio Senior Loan, which is the LB-UBS Commercial Mortgage Trust 2000-C3, Commercial Mortgage Pass-Through Certificates, Series 2000-C3.

     "WESTFIELD PORTFOLIO SENIOR LOAN" means the senior loan in the Westfield Portfolio Loan Pair, which mortgage loan is not included in the trust, is secured by the Westfield Portfolio Mortgaged Properties and has, as of the cut-off date, an unpaid principal balance of $97,247,222.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                 (This Page Has Been Left Blank Intentionally)

                                    ANNEX A-1
            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-1-1

                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES         OF LOANS       BALANCE          BALANCE        BALANCE
------------------         --------       -------          -------        -------
Balloon .................     119     $  706,315,970        56.95%     $ 5,935,428
ARD .....................      22        534,015,123        43.05       24,273,415
                              ---     --------------       ------      -----------
TOTAL/AVG/WTD AVG .......     141     $1,240,331,093       100.00%     $ 8,796,674
                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES            BALANCE          LTV          DSCR      RATE (1)     RATE
------------------            -------          ---          ----      --------     ----
Balloon .................  $ 87,000,000        68.5%        1.50x       95.50%     7.169%
ARD .....................   170,000,000        60.3         1.63        97.27      7.212
                           ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG .......  $170,000,000        65.0%        1.56x       96.28%     7.187%

--------------
(1) Occupancy rates are calculated without reference to the single hospitality property

                                                                     ANNEX A-1-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                             (ALL MORTGAGE LOANS)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)       OF LOANS       BALANCE          BALANCE        BALANCE
------------------------       --------       -------          -------        -------
35.00 - 39.99 ...............       3     $   36,495,284         2.94%     $12,165,095
40.00 - 44.99 ...............       1         87,000,000         7.01       87,000,000
45.00 - 49.99 ...............       3         25,232,987         2.03        8,410,996
50.00 - 54.99 ...............       6        233,633,548        18.84       38,938,925
55.00 - 59.99 ...............       6         39,236,091         3.16        6,539,349
60.00 - 64.99 ...............      10        102,274,044         8.25       10,227,404
65.00 - 69.99 ...............      17        121,866,031         9.83        7,168,590
70.00 - 74.99 ...............      47        272,427,048        21.96        5,796,320
75.00 - 79.99 ...............      48        322,166,060        25.97        6,711,793
                                   --     --------------       ------      -----------
TOTAL/AVG/WTD AVG ...........     141     $1,240,331,093       100.00%     $ 8,796,674
                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE (1)     RATE
------------------------          -------          ---          ----      --------     ----
35.00 - 39.99 ...............  $ 32,500,000        36.6%        1.50x       98.73%     7.869%
40.00 - 44.99 ...............    87,000,000        43.5         2.38       100.00      6.837
45.00 - 49.99 ...............    11,492,445        49.1         1.83        92.92      7.696
50.00 - 54.99 ...............   170,000,000        51.7         1.84        96.61      6.825
55.00 - 59.99 ...............    12,945,100        57.5         1.68        90.41      7.694
60.00 - 64.99 ...............    39,850,496        63.2         1.63        92.63      7.431
65.00 - 69.99 ...............    35,912,633        69.1         1.34        95.27      7.408
70.00 - 74.99 ...............    41,199,970        73.2         1.35        97.01      7.277
75.00 - 79.99 ...............    25,200,000        77.8         1.33        96.41      7.129
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG ...........  $170,000,000        65.0%        1.56x       96.28%     7.187%

Weighted Average Cut-off Date LTV for all Mortgage Loans: 65.00%

--------------
(1) Occupancy rates are calculated without reference to the single hospitality property

                                                                     ANNEX A-1-3

                          ORIGINAL TERM TO MATURITY (1)
                              (ALL MORTGAGE LOANS)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)          OF LOANS       BALANCE          BALANCE        BALANCE
--------------------          --------       -------          -------        -------
 49 -  60 ..................      21     $  142,170,562        11.46%     $ 6,770,027
 73 -  84 ..................      19        247,836,756        19.98       13,044,040
109 - 120 ..................      97        735,711,142        59.32        7,584,651
121 - 132 ..................       4        114,612,633         9.24       28,653,158
                                  --     --------------       ------      -----------
TOTAL/AVG/WTD AVG ..........     141     $1,240,331,093       100.00%     $ 8,796,674

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE (2)     RATE
--------------------             -------          ---          ----      --------     ----
 49 -  60 ..................  $ 21,069,051        73.1%        1.41x       95.39%     6.814%
 73 -  84 ..................   170,000,000        58.6         1.79        98.42      6.647
109 - 120 ..................    87,000,000        66.0         1.54        95.28      7.374
121 - 132 ..................    35,912,633        62.3         1.34        99.01      7.619
                              ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG ..........  $170,000,000        65.0%        1.56x       96.28%     7.187%

Weighted Average Original Term to Maturity: 106 months

--------------
(1)   ARD Loans are assumed to mature on anticipated repayment dates

(2) Occupancy rates are calculated without reference to the single hospitality property

                                                                     ANNEX A-1-4

                        REMAINING TERM TO MATURITY (1)
                             (ALL MORTGAGE LOANS)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS        NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)           OF LOANS       BALANCE          BALANCE        BALANCE
--------------------           --------       -------          -------        -------
 49 -  60 ...................      21     $  142,170,562        11.46%     $ 6,770,027
 73 -  84 ...................      19        247,836,756        19.98       13,044,040
 85 -  96 ...................       2         30,698,297         2.48       15,349,149
 97 - 108 ...................       1          6,436,769         0.52        6,436,769
109 - 120 ...................      96        744,776,076        60.05        7,758,084
121 - 132 ...................       2         68,412,633         5.52       34,206,316
                                   --     --------------       ------      -----------
TOTAL/AVG/WTD AVG ...........     141     $1,240,331,093       100.00%     $ 8,796,674

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR      RATE (2)     RATE
--------------------              -------          ---          ----      --------     ----
 49 -  60 ...................  $ 21,069,051        73.1%        1.41x       95.39%     6.814%
 73 -  84 ...................   170,000,000        58.6         1.79        98.42      6.647
 85 -  96 ...................    30,066,418        54.6         1.61        97.82      7.847
 97 - 108 ...................     6,436,769        63.1         1.66        98.12      7.330
109 - 120 ...................    87,000,000        67.0         1.52        95.29      7.352
121 - 132 ...................    35,912,633        53.6         1.37       100.00      7.814
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG ...........  $170,000,000        65.0%        1.56x       96.28%     7.187%

Weighted Average Remaining Term to Maturity: 103 Months

--------------
(1)   ARD Loans are assumed to mature on anticipated repayment dates

(2) Occupancy rates are calculated without reference to the single hospitality property

                                                                     ANNEX A-1-5

                     MORTGAGE PROPERTIES BY PROPERTY TYPE
                           (ALL MORTGAGE PROPERTIES)

                                                   TOTAL         % BY TOTAL       AVERAGE
                                                CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                  NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                 OF PROPERTIES       BALANCE          BALANCE        BALANCE
-------------                 -------------       -------          -------        -------
Retail .....................        48        $  458,277,097        36.95%     $ 9,547,440
Office .....................        26           396,366,365        31.96       15,244,860
Multifamily ................        37           200,850,957        16.19        5,428,404
Self Storage ...............        46            74,011,418         5.97        1,608,944
Industrial/Warehouse .......        32            66,547,112         5.37        2,079,597
Mobile Home Park ...........        12            23,209,094         1.87        1,934,091
Hotel ......................         1            21,069,051         1.70       21,069,051
                                    --        --------------       ------      -----------
TOTAL/AVG/WTD AVG ..........       202        $1,240,331,093       100.00%     $ 6,140,253

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
PROPERTY TYPE                    BALANCE          LTV          DSCR      RATE (1)     RATE
-------------                    -------          ---          ----      --------     ----
Retail .....................  $170,000,000        63.6%        1.60x       97.78%     7.056%
Office .....................    87,000,000        60.9         1.62        97.22      7.322
Multifamily ................    41,199,970        75.2         1.36        95.08      6.968
Self Storage ...............    10,250,000        56.4         1.71        85.13      7.818
Industrial/Warehouse .......     9,989,452        73.6         1.39        96.83      7.076
Mobile Home Park ...........     7,224,149        75.7         1.35        98.13      7.315
Hotel ......................    21,069,051        63.5         1.50         NAP       7.600
                              ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG ..........  $170,000,000        65.0%        1.56x       96.34%     7.187%

--------------
(1) Occupancy rates are calculated without reference to the single hospitality property

                                                                     ANNEX A-1-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                             (ALL MORTGAGE LOANS)

                                                    TOTAL         % BY TOTAL       AVERAGE
                                                 CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)         OF LOANS       BALANCE          BALANCE        BALANCE
---------------------------         --------       -------          -------        -------
          1. -   2,000,000. ......      29     $   37,167,184         3.00%     $   1,281,627
  2,000,001. -   4,000,000. ......      42        119,085,350         9.60          2,835,365
  4,000,001. -   6,000,000. ......      13         62,017,836         5.00          4,770,603
  6,000,001. -   8,000,000. ......      19        133,131,036        10.73          7,006,897
  8,000,001. -  10,000,000. ......       4         36,828,159         2.97          9,207,040
 10,000,001. -  15,000,000. ......      15        183,225,672        14.77         12,215,045
 15,000,001. -  20,000,000. ......       7        118,945,573         9.59         16,992,225
 20,000,001. -  25,000,000. ......       4         88,200,766         7.11         22,050,191
 25,000,001. -  50,000,000. ......       6        204,729,517        16.51         34,121,586
 75,000,001. - 100,000,000. ......       1         87,000,000         7.01         87,000,000
150,000,001 (greater than) = .....       1        170,000,000        13.71        170,000,000
                                        --     --------------       ------      -------------
TOTAL/AVG/WTD AVG ................     141     $1,240,331,093       100.00%     $   8,796,674

                                       MAXIMUM
                                    CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                      PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)            BALANCE          LTV          DSCR      RATE (1)     RATE
---------------------------            -------          ---          ----      --------     ----
          1. -   2,000,000. ......  $  1,990,384        70.6%        1.41x       91.57%     7.394%
  2,000,001. -   4,000,000. ......     3,990,598        70.4         1.43        95.08      7.185
  4,000,001. -   6,000,000. ......     5,853,359        75.0         1.37        96.62      7.282
  6,000,001. -   8,000,000. ......     7,985,881        75.4         1.38        97.34      7.040
  8,000,001. -  10,000,000. ......     9,774,579        70.1         1.41        94.21      7.090
 10,000,001. -  15,000,000. ......    14,899,932        65.7         1.53        93.07      7.545
 15,000,001. -  20,000,000. ......    18,459,044        71.5         1.29        94.00      7.380
 20,000,001. -  25,000,000. ......    24,700,000        73.2         1.34        97.39      7.301
 25,000,001. -  50,000,000. ......    41,199,970        62.5         1.44        96.89      7.474
 75,000,001. - 100,000,000. ......    87,000,000        43.5         2.38       100.00      6.837
150,000,001 (greater than) = .....   170,000,000        51.2         1.95        99.60      6.500
                                    ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG ................  $170,000,000        65.0%        1.56x       96.28%     7.187%

Average Cut-off Date Principal Balance: $8,796,674

--------------
(1) Occupancy rates are calculated without reference to the single hospitality property

                                                                     ANNEX A-1-7

                                 U/W NCF DSCR
                             (ALL MORTGAGE LOANS)

                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF               NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (x)                      OF LOANS       BALANCE          BALANCE        BALANCE
--------                      --------       -------          -------        -------
(less than) =1.19 .... .....       1     $    3,184,038         0.26%     $ 3,184,038
1.20 - 1.24 ................       5         40,268,677         3.25        8,053,735
1.25 - 1.29 ................      28        182,182,603        14.69        6,506,522
1.30 - 1.34 ................      30        234,642,992        18.92        7,821,433
1.35 - 1.39 ................      22        151,605,794        12.22        6,891,172
1.40 - 1.44 ................       8         72,736,386         5.86        9,092,048
1.45 - 1.49 ................      13         39,903,487         3.22        3,069,499
1.50 - 1.54 ................      10         63,739,721         5.14        6,373,972
1.55 - 1.59 ................       6         34,681,094         2.80        5,780,182
1.60 - 1.64 ................       5         81,952,736         6.61       16,390,547
1.65 - 1.74 ................       3         21,819,870         1.76        7,273,290
1.75 - 1.84 ................       3         24,690,324         1.99        8,230,108
1.85 - 1.94 ................       2         24,437,545         1.97       12,218,773
(greater than) = 1.95  .....       5        264,485,825        21.32       52,897,165
                                  --     --------------       ------      -----------
TOTAL/AVG/WTD AVG: .........     141     $1,240,331,093       100.00%     $ 8,796,674

                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (x)                         BALANCE          LTV          DSCR      RATE (1)     RATE
--------                         -------          ---          ----      --------     ----
(less than) =1.19 .... .....  $  3,184,038        79.6%        1.14x      100.00%     7.385%
1.20 - 1.24 ................    17,916,571        73.3         1.23        94.79      7.559
1.25 - 1.29 ................    24,700,000        73.3         1.27        94.56      7.359
1.30 - 1.34 ................    35,912,633        74.1         1.32        96.35      7.360
1.35 - 1.39 ................    41,199,970        74.0         1.36        95.22      6.970
1.40 - 1.44 ................    32,500,000        56.5         1.41        97.85      7.563
1.45 - 1.49 ................     7,675,737        73.5         1.48        98.95      6.990
1.50 - 1.54 ................    21,069,051        65.2         1.51        96.71      7.411
1.55 - 1.59 ................    12,963,623        69.5         1.56        96.28      7.223
1.60 - 1.64 ................    39,850,496        59.8         1.62        95.80      7.481
1.65 - 1.74 ................    14,583,455        61.1         1.72        85.87      7.636
1.75 - 1.84 ................    12,660,846        58.9         1.79        94.85      7.612
1.85 - 1.94 ................    12,945,100        52.7         1.91        85.62      7.820
(greater than) = 1.95  .....   170,000,000        48.4         2.10        99.41      6.623
                              ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $170,000,000        65.0%        1.56x       96.28%     7.187%

Weighted Average U/W NCF DSCR for all Mortgage Loans: 1.56x

--------------
(1) Occupancy rates are calculated without reference to the single hospitality property

                                                                     ANNEX A-1-8

                                OCCUPANCY RATES
    (ALL MORTGAGE LOANS OTHER THAN THOSE SECURED BY HOSPITALITY PROPERTIES)

                                             TOTAL         % BY TOTAL       AVERAGE
                                          CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY            NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                    OF LOANS       BALANCE          BALANCE        BALANCE
---------                    --------       -------          -------        -------
(less than) =65.0 ... .....       2     $    4,638,715         0.38%     $ 2,319,358
65.1 - 70.0 ...............       1          1,571,178         0.13        1,571,178
70.1 - 75.0 ...............       4          5,983,646         0.49        1,495,912
75.1 - 80.0 ...............       3         35,934,976         2.95       11,978,325
80.1 - 85.0 ...............       2         13,995,694         1.15        6,997,847
85.1 - 90.0 ...............      10         59,698,115         4.90        5,969,811
90.1 - 95.0 ...............      27        220,062,827        18.05        8,150,475
95.1 (greater than) = .....      91        877,376,891        71.96        9,641,504
                                 --     --------------       ------      -----------
TOTAL/AVG/WTD AVG .........     140     $1,219,262,042       100.00%     $ 8,709,015

                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY             PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                       BALANCE          LTV          DSCR        RATE       RATE
---------                       -------          ---          ----        ----       ----
(less than) =65.0 ... .....  $  2,743,326        66.9%        1.35x       56.24%     7.700%
65.1 - 70.0 ...............     1,571,178        58.2         1.31        68.56      7.700
70.1 - 75.0 ...............     2,084,928        69.5         1.28        72.73      7.535
75.1 - 80.0 ...............    18,459,044        54.7         1.49        77.64      7.595
80.1 - 85.0 ...............    12,945,100        57.3         1.89        83.23      7.738
85.1 - 90.0 ...............    12,970,872        60.2         1.65        88.05      7.410
90.1 - 95.0 ...............    39,850,496        73.7         1.39        92.91      7.202
95.1 (greater than) = .....   170,000,000        63.6         1.59        99.08      7.127
                             ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG .........  $170,000,000        65.0%        1.56x       96.28%     7.180%

Weighted Average Occupancy Rate for all Mortgage Loans other than those secured by the single hospitality property: 96.28%

                                                                     ANNEX A-1-9

                         REMAINING AMORTIZATION TERMS
                             (ALL MORTGAGE LOANS)

                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING              NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MOS)       OF LOANS       BALANCE          BALANCE        BALANCE
------------------------       --------       -------          -------        -------
169 - 180 ...................       1     $   32,500,000         2.62%     $32,500,000
193 - 204 ...................       1          2,512,682         0.20        2,512,682
229 - 240 ...................       1            985,804         0.08          985,804
289 - 300 ...................      23        134,550,579        10.85        5,850,025
313 - 324 ...................       1         16,392,005         1.32       16,392,005
325 - 336 ...................       1            631,879         0.05          631,879
337 - 348 ...................       4         77,336,769         6.24       19,334,192
349 - 360 ...................     109        975,421,375        78.64        8,948,820
                                  ---     --------------       ------      -----------
TOTAL/AVG/WTD AVG ...........     141     $1,240,331,093       100.00%     $ 8,796,674

                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MOS)          BALANCE          LTV          DSCR      RATE (1)     RATE
------------------------          -------          ---          ----      --------     ----
169 - 180 ...................  $ 32,500,000        36.5%        1.41x      100.00%     7.940%
193 - 204 ...................     2,512,682        61.6         1.41        95.56      7.500
229 - 240 ...................       985,804        65.7         1.27        97.73      7.500
289 - 300 ...................    35,912,633        66.9         1.40        95.67      7.576
313 - 324 ...................    16,392,005        77.3         1.25        98.99      7.380
325 - 336 ...................       631,879        72.2         1.76        97.92      9.125
337 - 348 ...................    25,200,000        75.2         1.33        98.38      7.260
349 - 360 ...................   170,000,000        64.6         1.61        96.01      7.097
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG ...........  $170,000,000        65.0%        1.56x       96.28%     7.187%

Weighted Average Remaining Amortization Term for all Mortgage Loans: 344 months

--------------
(1) Occupancy rates are calculated without reference to the single hospitality property

                                                                    ANNEX A-1-10

                                MORTGAGE RATES
                             (ALL MORTGAGE LOANS)

                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
---------                  --------       -------          -------        -------
6.251 - 6.500 ...........       4     $  206,312,754        16.63%     $51,578,188
6.501 - 6.750 ...........      24        102,444,131         8.26        4,268,505
6.751 - 7.000 ...........      13        174,646,763        14.08       13,434,366
7.001 - 7.250 ...........      26        186,325,218        15.02        7,166,355
7.251 - 7.500 ...........      25        178,898,536        14.42        7,155,941
7.501 - 7.750 ...........      31        203,367,948        16.40        6,560,256
7.751 - 8.000 ...........      17        187,703,864        15.13       11,041,404
9.001 - 9.250 ...........       1            631,879         0.05          631,879
                               --     --------------       ------      -----------
TOTAL/AVG/WTD AVG .......     141     $1,240,331,093       100.00%     $ 8,796,674

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE (1)     RATE
---------                     -------          ---          ----      --------     ----
6.251 - 6.500 ...........  $170,000,000        55.8%        1.87x       98.93%     6.479%
6.501 - 6.750 ...........     9,774,579        72.8         1.41        94.46      6.720
6.751 - 7.000 ...........    87,000,000        58.7         1.86        98.30      6.891
7.001 - 7.250 ...........    39,850,496        73.3         1.42        96.27      7.182
7.251 - 7.500 ...........    25,200,000        71.7         1.37        95.91      7.376
7.501 - 7.750 ...........    35,912,633        69.7         1.35        94.28      7.617
7.751 - 8.000 ...........    32,500,000        56.7         1.54        94.77      7.850
9.001 - 9.250 ...........       631,879        72.2         1.76        97.92      9.125
                           ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG .......  $170,000,000        65.0%        1.56x       96.28%     7.187%

Weighted Average Mortgage Rate: 7.187%

--------------
(1) Occupancy rates are calculated without reference to the single hospitality property

                                                                    ANNEX A-1-11

                         MATURITY DATE LTV RATIOS (1)
                             (ALL MORTGAGE LOANS)

                                           TOTAL         % OF TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MATURITY           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE LTV RATIOS (%)        OF LOANS       BALANCE          BALANCE        BALANCE
-------------------        --------       -------          -------        -------
15.00 - 19.99 ...........       1     $   32,500,000         2.62%     $32,500,000
30.00 - 34.99 ...........       2          3,995,284         0.32        1,997,642
35.00 - 39.99 ...........       1         87,000,000         7.01       87,000,000
40.00 - 44.99 ...........       4         41,019,499         3.31       10,254,875
45.00 - 49.99 ...........      11        247,919,349        19.99       22,538,123
50.00 - 54.99 ...........       6         65,424,386         5.27       10,904,064
55.00 - 59.99 ...........      16        112,140,420         9.04        7,008,776
60.00 - 64.99 ...........      26        175,017,832        14.11        6,731,455
65.00 - 69.99 ...........      48        325,835,747        26.27        6,788,245
70.00 - 74.99 ...........      24        135,973,949        10.96        5,665,581
75.00 - 79.99 ...........       2         13,504,626         1.09        6,752,313
                               --     --------------       ------      -----------
TOTAL/AVG/WTD AVG: ......     141     $1,240,331,093       100.00%     $ 8,796,674

                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE LTV RATIOS (%)           BALANCE          LTV          DSCR      RATE (2)     RATE
-------------------           -------          ---          ----      --------     ----
15.00 - 19.99 ...........  $ 32,500,000        36.5%        1.41x      100.00%     7.940%
30.00 - 34.99 ...........     2,996,442        37.9         2.23        88.44      7.290
35.00 - 39.99 ...........    87,000,000        43.5         2.38       100.00      6.837
40.00 - 44.99 ...........    18,459,044        49.9         1.52        85.44      7.729
45.00 - 49.99 ...........   170,000,000        52.6         1.87        97.21      6.891
50.00 - 54.99 ...........    35,912,633        64.4         1.48        94.39      7.630
55.00 - 59.99 ...........    39,850,496        65.3         1.55        94.07      7.347
60.00 - 64.99 ...........    41,199,970        71.6         1.34        95.53      7.289
65.00 - 69.99 ...........    25,200,000        75.5         1.33        96.87      7.286
70.00 - 74.99 ...........    16,567,651        78.0         1.35        96.79      6.937
75.00 - 79.99 ...........     7,430,912        79.9         1.41        95.73      6.745
                           ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ......  $170,000,000        65.0%        1.56x       96.28%     7.187%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 57.14%

--------------
(1)   ARD Loans are assumed to mature on anticipated maturity date.

(2) Occupancy rates are calculated without reference to the single hospitality property

                                                                    ANNEX A-1-12

                        ALL MORTGAGED PROPERTIES BY STATE

                                           TOTAL           % BY TOTAL
                                        CUT-OFF DATE      CUT-OFF DATE
                        NUMBER           PRINCIPAL         PRINCIPAL
STATE               OF PROPERTIES         BALANCE           BALANCE
-----               -------------         -------           -------
CA .............          31         $  384,494,231           31.00%
TX .............          37            114,430,115            9.23
CT .............           4             95,606,769            7.71
FL .............          24             90,967,309            7.33
MD .............           8             90,089,681            7.26
NY .............          12             88,143,186            7.11
NV .............           5             83,967,594            6.77
LA .............           5             48,623,923            3.92
VA .............           7             36,548,080            2.95
NC .............          11             35,776,594            2.88
GA .............           5             24,423,605            1.97
TN .............           2             21,909,596            1.77
AZ .............          12             21,264,055            1.71
KY .............           3             12,276,658            0.99
WI .............           2             11,410,245            0.92
NH .............           2             10,929,636            0.88
IN .............           1              9,082,592            0.73
NJ .............           2              8,293,857            0.67
MN .............           2              7,157,485            0.58
MI .............           3              5,782,244            0.47
PA .............           2              5,560,561            0.45
OH .............           4              5,518,517            0.44
MO .............           2              4,535,433            0.37
SC .............           2              4,392,447            0.35
KS .............           2              4,041,931            0.33
AL .............           2              3,729,872            0.30
HI .............           1              2,512,682            0.20
DC .............           1              1,892,899            0.15
CO .............           2              1,745,777            0.14
ME .............           1              1,607,388            0.13
OK .............           1              1,118,930            0.09
MA .............           1                810,448            0.07
AK .............           1                778,815            0.06
RI .............           1                573,729            0.05
OR .............           1                334,211            0.03
                          --         --------------          ------
TOTAL: .........         202         $1,240,331,093           100.0%

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



















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

                                    ANNEX A-2
             CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1

ITALICS Indicate Loans Secured by Multiple Properties


 CONTROL
   NO.                           PROPERTY NAME                                                      ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
1          Fashion Valley Mall                                       7007 Friars Road
1A         Fashion Valley Mall - Component A1
1B         Fashion Valley Mall - Component A2
2          400 Atlantic Street                                       400 Atlantic Street
2A         400 Atlantic Street - Component A1
------------------------------------------------------------------------------------------------------------------------------------
2B         400 Atlantic Street - Component A2
3          Tanamera Apartments                                       900 South Meadows Parkway
4          First Bank and Trust Center                               One Galleria Boulevard
5          260 11th Avenue                                           260 11th Avenue
6          235 Second Street                                         235 Second Street
------------------------------------------------------------------------------------------------------------------------------------
7          Westfield Portfolio (B Note)                              Various
7A         Downtown Plaza                                            547 L Street
7B         Eastland Center                                           2753 Eastland Center Drive
8          270 Corporate Center II                                   20251 and 20300 Century Boulevard
9          Metro Park North                                          400 East Gude Drive, 7300, 7301 and 7362 Calhoun Place
------------------------------------------------------------------------------------------------------------------------------------
10         Big V Town Center                                         366 Windsor Highway
11         Marriott Cool Springs                                     700 Cool Springs Boulevard
12         270 Corporate Center I                                    20201 and 20250 Century Boulevard
13         Berkeley Crossing                                         1608 4th Street
14         Food 4 Less Shopping Center - Hollywood                   5420 Sunset Boulevard
------------------------------------------------------------------------------------------------------------------------------------
15         Key Plaza Shopping Center                                 2900 North Roosevelt Boulevard
16         Woodlake Square                                           9600 Westheimer
17         Windswept Portfolio                                       Various
17A        Windswept Portfolio - Ashley Square                       6330 Windswept Drive
17B        Windswept Portfolio - Shenandoah Woods                    4250 West 34th Street
------------------------------------------------------------------------------------------------------------------------------------
17C        Windswept Portfolio - Unity Pointe                        6370 Windswept Drive
17D        Windswept Portfolio - Southern Oaks                       6353 Skyline Drive
17E        Windswept Portfolio - Hidden Pines                        6360 Skyline Drive
18         Dallas Industrial Portfolio                               Various
18A        Dallas Industrial Portfolio - 10990 Petal Street          10990 Petal Street
------------------------------------------------------------------------------------------------------------------------------------
18B        Dallas Industrial Portfolio - 3101 North Skyway           3101 North Skyway Circle
18C        Dallas Industrial Portfolio - 3700 Eagle Place            3700 Eagle Place Drive
18D        Dallas Industrial Portfolio - 5310 Redbird Center Drive   5310 Redbird Center Drive
18E        Dallas Industrial Portfolio - 5440 Redbird Center Drive   5440 - 5450 Redbird Center Drive
18F        Dallas Industrial Portfolio - 5535 Redbird Center Drive   5535 Redbird Center Drive
------------------------------------------------------------------------------------------------------------------------------------
18G        Dallas Industrial Portfolio - 5556 Redbird Center Drive   5556 - 5566 Redbird Center Drive
18H        Dallas Industrial Portfolio - 5565 Redbird Center Drive   5565 Redbird Center Drive
18I        Dallas Industrial Portfolio - 5610 Redbird Center Drive   5610 Redbird Center Drive
19         Sprint Building                                           965 North Keller Road
20         Quail Pointe Center                                       5255-5333 Sunrise Boulevard
------------------------------------------------------------------------------------------------------------------------------------
21         City Center West II                                       7251 West Lake Mead Boulevard
22         U-Haul Pool B                                             Various
22A        U-Haul 51st & Glendale                                    5024 West Glendale Avenue
22B        U-Haul Austin Highway                                     2390 Austin Highway
22C        U-Haul Carousel Mall                                      29500 Michigan Avenue
------------------------------------------------------------------------------------------------------------------------------------
22D        U-Haul Center Belmont                                     554 El Camino Real
22E        U-Haul Center Downtown                                    1836 South Arapahoe Street
22F        U-Haul Center Metro                                       1340 East Third Street
22G        U-Haul Center Thornton                                    4833 Thornton Avenue
22H        U-Haul Hendersonville                                     208 West Main Street
------------------------------------------------------------------------------------------------------------------------------------
22I        U-Haul Storage Center Northwest                           9929 Harry Hines Boulevard
23         Shelby's Creek Apartments                                 3050 South Nellis Boulevard
24         Greenhaven Village Apartments                             3900 Brookhaven Club Drive
25         U-Haul Pool A                                             Various
25A        U-Haul Airline Center                                     2855 Airline Boulevard
------------------------------------------------------------------------------------------------------------------------------------
25B        U-Haul Center Arlington                                   2315 West Division Street
25C        U-Haul Center of Bend                                     63370 North Highway 97
25D        U-Haul Center Peters Street                               300 Peters Street Southwest
25E        U-Haul Center Route 37                                    68 Route 37 East
25F        U-Haul Center Warwick                                     279 Oakland Beach Avenue
------------------------------------------------------------------------------------------------------------------------------------
25G        U-Haul Lemon Grove                                        1805 Massachusettes Avenue
25H        U-Haul Main & Lindsay                                     2947 East Main Street
25I        U-Haul Storage Center San Pedro                           5810 San Pedro Avenue
26         Lakeside at Loudoun Building II                           21345 Ridgetop Circle
27         Independence Shopping Center                              5600-5720 Independence Boulevard
------------------------------------------------------------------------------------------------------------------------------------
28         U-Haul Pool D                                             Various
28A        U-Haul 19th & Bell                                        1935 West Bell Road
28B        U-Haul Bricktown                                          100 Southeast Second
28C        U-Haul Center Coram                                       532 Middle Country Road
28D        U-Haul Center Hazelwood                                   8961 Dunn Road
------------------------------------------------------------------------------------------------------------------------------------
28E        U-Haul Center Pulaski Highway                             4301 Pulaski Highway
28F        U-Haul Florin Road                                        3026 Florin Road
28G        U-Haul Gentilly                                           6210 Chef Menteur Highway
28H        U-Haul Kanis Road                                         7618 Kanis Road
28I        U-Haul Storage Center Addison                             2735 Belt Line Road
------------------------------------------------------------------------------------------------------------------------------------
28J        U-Haul Storage Center Naco-Perrin                         12534 Nacogdoches Road
29         U-Haul Pool C                                             Various
29A        U-Haul Causeway Boulevard                                 3800 North Causeway Boulevard
29B        U-Haul Center of Manassas Park                            8537 Centreville Road
29C        U-Haul Center Route 295                                   411 Marginal Way
------------------------------------------------------------------------------------------------------------------------------------
29D        U-Haul Jolly Cedar                                        5020 South Cedar
29E        U-Haul Oracle                                             4655 North Oracle Road
29F        U-Haul Springfield                                        914 Boston Road
29G        U-Haul Storage Center State Avenue                        5200 State Avenue
29H        U-Haul Storage Center Westcreek Village                   3019 Altamesa Boulevard
------------------------------------------------------------------------------------------------------------------------------------
29I        U-Haul West Ina Road                                      4040 West Ina Road
30         Foss Distribution                                         Various
30A        Foss Industrial                                           390 Lafayette Road
30B        Foss Office                                               380 & 400 Lafayette Road
31         Ridgecrest Apartments                                     926 Stevens Creek Road
------------------------------------------------------------------------------------------------------------------------------------
32         Food 4 Less Shopping Center - Boyle Heights               2750 East First Street
33         5150 PCH                                                  5150 Pacific Coast Highway
34         35 Ryerson                                                35 Ryerson Street
35         Lakewood Marketplace #1 (SEC)                             South Street & Woodruff Avenue
36         Lakeside at Loudoun Building I                            21351 Ridgetop Circle
------------------------------------------------------------------------------------------------------------------------------------
37         Eagle Pointe Apartments                                   6612 Eagle Point Drive North
38         Palermo Apartments                                        5870 West Harmon Avenue
39         Old Cutler Town Center                                    20405-20571 Old Cutler Road
40         Barren River Plaza                                        100-340 U.S. Highway 31
41         Preston Lloyd                                             19009 Preston Road
------------------------------------------------------------------------------------------------------------------------------------
42         Eastgate Business Center                                  9820-9873 Currie Davis Drive
43         Lakewood Marketplace #3 (NWC)                             South Street & Woodruff Avenue
44         Villas of Plano                                           1717 Independence Parkway
45         Asheboro Multifamily                                      Various
45A        Asheboro Multifamily - Arlington Square                   1901 North Fayetteville Street
------------------------------------------------------------------------------------------------------------------------------------
45B        Asheboro Multifamily - Arlington Square West              200 East Strider Street
45C        Asheboro Multifamily - Farmers Trace                      179 Farmer Road
46         Ramona Gardens                                            12175 Ramona Avenue
47         Del Este Mobil Home Estates                               1241 North East Street
48         Sunrise Heights Apartments                                5404 Century Avenue
------------------------------------------------------------------------------------------------------------------------------------
49         Maryland Crossing                                         3945-4055 South Maryland Parkway
50         The Gruntal Building                                      2125 Center Avenue
51         Crossroads Business Center                                925-931 Semoran Boulevard
52         Rosemont Plaza                                            5800 North Orange Blossom Trail
53         Shoreline Plaza Shopping Center                           830 Boston Post Road
------------------------------------------------------------------------------------------------------------------------------------
54         Venture Circle                                            Various
54A        Venture Circle I & II                                     6930-6944 Venture Circle
54B        Venture Circle III & IV                                   6948-6950 Venture Circle
54C        North Forsyth Business Center                             2721 Forsyth Road
54D        Forsyth Business Center I & II                            2213 & 2221 Forsyth Road
------------------------------------------------------------------------------------------------------------------------------------
54E        SDP Business Park                                         2427 Forsyth Road
55         ManTech Building                                          46610 Expedition Drive
56         Lakeside Club Apartments                                  2250 Marsh Lane
57         GSL Industrial Portfolio                                  Various
57A        GSL - Brenner Tank                                        2840 Appelt Drive
------------------------------------------------------------------------------------------------------------------------------------
57B        GSL - Gardner Denver                                      12300 North Houston Rosslyn Road
57C        GSL - Flowserve                                           906 West 13th Street
57D        GSL - Southpro                                            11926 Brittmoore Park Drive
58         Titan Building                                            22290 Exploration Drive
59         Kendale Office Centre                                     9000, 9010, 9020, Southwest 137th Avenue
------------------------------------------------------------------------------------------------------------------------------------
60         Bakersmith Shopping Center                                3200 North Ashley Street
61         Stanford Court Apartments                                 402-430 East O'Keefe Street
62         Summit by the Lake Apartments                             105 Skytop Manor
63         7-Hi Shopping Center                                      4754 & 4912 Highway 101 and 17790 & 17800 Highway 7
64         Cedar Creek Crossing                                      600 Cedar Creek Road
------------------------------------------------------------------------------------------------------------------------------------
65         West Haverstraw Apartments                                Route 9 West
66         Smithfield Plaza                                          Route 10 at Cypress Run Drive
67         University Center Apartments                              2001 Manhattan Avenue
68         Quail Hollow Apartments                                   8118 Forest Garden Ct
69         Virginia Park Residences                                  2102 South 29th St
------------------------------------------------------------------------------------------------------------------------------------
70         333 East Osborn                                           333 East Osborn Road
71         Archibald Ranch Town Center                               3015-3085 Archibald Avenue & 2760-2780 Riverside Drive
72         Northstar I, II, III                                      Various
72A        Northstar I                                               410-417 Central Park Drive
72B        Northstar II                                              502-520 Central Park Drive
------------------------------------------------------------------------------------------------------------------------------------
72C        Northstar III                                             300-320 Northstar Court
73         Cedar Creek Mall                                          400-440 SW Ward Street
74         Campbell Fair Shopping Center                             1800 East Fort Loiweel Road
75         Village Shops at Crosspointe                              8900-8920 and 8965 Village Shops Drive
76         Miramar Interchange - Phase I                             11220 Interchange Circle
------------------------------------------------------------------------------------------------------------------------------------
77         Sutphin Boulevard                                         89-00 Sutphin Road
78         Caton 95                                                  1501, 1521, & 1531 South Edgewood Street
79         Lakewood Marketplace #4 (NEC)                             South Street & Woodruff Avenue
80         444 Beech Street                                          444 West Beech Street
81         Geneseo Highlands                                         95 Meadow Drive
------------------------------------------------------------------------------------------------------------------------------------
82         Campus Circle                                             6301-6341 Campus Circle Drive
83         Walgreens - Marrero                                       2570 Barataria Boulevard
84         25 Avenue C                                               25 Avenue C
85         Simpson Avenue Apartments                                 7526 Simpson Avenue
86         North Bank Plaza                                          2950 Johnson Drive
------------------------------------------------------------------------------------------------------------------------------------
87         Jackson Square                                            1201 West Church Street
88         Canoga Plaza Apartments                                   20942 Gresham Street
89         Lakewood Marketplace #2 (SWC)                             South Street & Woodruff Avenue
90         York Self Storage                                         9400-9410 South Tryon Street
91         Chino Hills                                               4000-4082 Chino Hills Parkway & 14850-14858 Pipeline Avenue
------------------------------------------------------------------------------------------------------------------------------------
92         Tallgrass Plaza                                           2240-2250 North Rock Road
93         Walgreens - Mandeville                                    4330 Highway 22
94         Preakness I                                               1691-1707 Hillrise Drive & 730-734 Hillrise Court
95         Mayfair Royal                                             181 14th Street
96         Lawndale Mobile Plaza, Inc.                               13590 Center Street
------------------------------------------------------------------------------------------------------------------------------------
97         Marina Business Center                                    377 Keahole Street
98         Eagan McAllister Building                                 46561 Expedition Drive
99         Auburn Court                                              3675 Clay Pond Road
100        Staples - Murrieta                                        25070 Madison Avenue
101        Walgreens Brainerd                                        340 West Washington Street
------------------------------------------------------------------------------------------------------------------------------------
102        Keystone Plaza                                            3554 Pelham Parkway
103        Wheel Estate Mobile Home Park                             3701 Mustang Drive
104        Leisure Living Mobile Home Park                           8401 Randol Mill Road
105        Windmill Square Shopping Center                           3576 Stuart's Draft Highway
106        Security Self Storage                                     Various
------------------------------------------------------------------------------------------------------------------------------------
106A       Security Self Storage - Wallingford                       52 North Plains Industrial Road
106B       Security Self Storage - Meriden                           73 Chamberlain Highway
107        Beltline Square                                           4021 Beltline Road
108        The Shops at Monk's Corner                                27 & 29 Van Campen Boulevard
109        Winterhaven Square                                        3102-3160 East Fort Lowell Road
------------------------------------------------------------------------------------------------------------------------------------
110        Morningstar - Thunderbird                                 5448 North Tryon Street
111        Lindsay Main Plaza                                        116 North Lindsay Road
112        Morningstar - Randleman                                   2711 Randleman Road
113        Birchwood Apartments                                      624 Nord Avenue
114        Surrey Plaza                                              10 Surrey Plaza
------------------------------------------------------------------------------------------------------------------------------------
115        Morningstar - Greenville                                  9 Saluda Dam Road
116        Parkway - Yorkway Apartments                              2315-2321 Lincoln Road Northeast
117        Central Business Center                                   17-25 West Watkins Street & 2402-2426 South Central Avenue
118        Preakness II                                              1724 Versailles Avenue
119        Cactus Plaza                                              4323 West Cactus Road
------------------------------------------------------------------------------------------------------------------------------------
120        Bloomdale Mobile Home Park                                Route 5 & 20
121        Maple Grove Mobile Home Park                              G-4493 Fenton Road
122        Cooper Marketplace                                        785 West Warner Road
123        Morningstar - Pavilion                                    11020 Highway 29 North
124        Red Bank Apartments                                       Various
------------------------------------------------------------------------------------------------------------------------------------
124A       Vendome Place Apartments                                  4605-25 Vendome Place
124B       Madison Woods Apartments                                  5335-5363 Tompkins Avenue
125        Speer Mobile Home Park                                    1833 North Branch Forbes Road
126        CVS - Alabaster                                           520 Highway 119
127        Stanford Gardens Apartments                               501 O'Connor Street & 2012 Euclid Avenue
------------------------------------------------------------------------------------------------------------------------------------
128        Carter Commerce Center II                                 930 Carter Road
129        Michigan Commerce Center I & II                           Various
129A       Michigan Commerce Center I                                2832 Michagan Avenue
129B       Michigan Commerce Center II                               2828 Michigan Avenue
130        Taft Vineland Business Center                             943 & 945 Taft Vineland Road
------------------------------------------------------------------------------------------------------------------------------------
131        Katy Building                                             701 Commerce Street
132        Downing Street Retail Center                              31 Downing Street
133        Stewart Mobile Home Park                                  325 East First Street
134        Village at East Fork                                      749 Highway 91
135        Morningstar - Rockingham                                  1787 East Broad Avenue
------------------------------------------------------------------------------------------------------------------------------------
136        Carter Commerce Center I                                  930 Carter Road
137        Beach Front Hilltop Acres Mobile Home Park                7281 Morrow Road
138        Willow Cove Mobile Home Park                              3380 Rochester Road
139        Woodland Manufactured Home Park                           Dale Road
140        Dismuke Apartments                                        1907 Dismuke Street
------------------------------------------------------------------------------------------------------------------------------------
141        Lyman Road Warehouse                                      190 Lyman Road

                                                                   CROSS             ORIGINAL        CUT-OFF DATE     % OF AGGREGATE
 CONTROL                                                      COLLATERALIZED         BALANCE            BALANCE        CUT-OFF DATE
   NO.              CITY             STATE        ZIP             GROUPS               ($)                ($)             BALANCE
------------------------------------------------------------------------------------------------------------------------------------
1          San Diego                   CA        92108              No             170,000,000       170,000,000           13.71%
1A
1B
2          Stamford                    CT        06901              No              87,000,000        87,000,000            7.01%
2A
------------------------------------------------------------------------------------------------------------------------------------
2B
3          Reno                        NV        89511              No              41,250,000        41,199,970            3.32%
4          Metairie                    LA        70001              No              40,000,000        39,850,496            3.21%
5          New York                    NY        10001              No              36,000,000        35,912,633            2.90%
6          San Francisco               CA        94105              No              32,500,000        32,500,000            2.62%
------------------------------------------------------------------------------------------------------------------------------------
7          Various                     CA       Various           Yes - J           30,066,418        30,066,418            2.42%
7A         Sacramento                  CA        95814            Yes - J
7B         West Covina                 CA        91791            Yes - J
8          Germantown                  MD        20874            Yes - H           25,200,000        25,200,000            2.03%
9          Rockville                   MD        20855              No              24,700,000        24,700,000            1.99%
------------------------------------------------------------------------------------------------------------------------------------
10         New Windsor                 NY        12553              No              21,500,000        21,431,715            1.73%
11         Franklin                    TN        37067              No              21,250,000        21,069,051            1.70%
12         Germantown                  MD        20874            Yes - H           21,000,000        21,000,000            1.69%
13         Berkeley                    CA        94710              No              18,500,000        18,459,044            1.49%
14         Los Angeles                 CA        90027              No              18,013,000        17,916,571            1.44%
------------------------------------------------------------------------------------------------------------------------------------
15         Key West                    FL        33040              No              17,750,000        17,730,026            1.43%
16         Houston                     TX        77063              No              16,800,000        16,780,276            1.35%
17         Houston                     TX       Various           Yes - K           16,630,000        16,567,651            1.34%
17A        Houston                     TX        77057            Yes - K
17B        Houston                     TX        77092            Yes - K
------------------------------------------------------------------------------------------------------------------------------------
17C        Houston                     TX        77057            Yes - K
17D        Houston                     TX        77057            Yes - K
17E        Houston                     TX        77057            Yes - K
18         Various                     TX       Various           Yes - L           16,500,000        16,392,005            1.32%
18A        Dallas                      TX        75238            Yes - L
------------------------------------------------------------------------------------------------------------------------------------
18B        Irving                      TX        75038            Yes - L
18C        Dallas                      TX        75236            Yes - L
18D        Dallas                      TX        75237            Yes - L
18E        Dallas                      TX        75237            Yes - L
18F        Dallas                      TX        75237            Yes - L
------------------------------------------------------------------------------------------------------------------------------------
18G        Dallas                      TX        75237            Yes - L
18H        Dallas                      TX        75237            Yes - L
18I        Dallas                      TX        75237            Yes - L
19         Altamonte Springs           FL        32714              No              15,100,000        15,100,000            1.22%
20         Fair Oaks                   CA        95628              No              14,925,000        14,899,932            1.20%
------------------------------------------------------------------------------------------------------------------------------------
21         Las Vegas                   NV        89128              No              14,650,000        14,633,365            1.18%
22         Various                  Various     Various           Yes - B           14,607,000        14,583,455            1.18%
22A        Glendale                    AZ        85301            Yes - B
22B        San Antonio                 TX        78218            Yes - B
22C        Inkster                     MI        48141            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
22D        Belmont                     CA        94002            Yes - B
22E        Los Angeles                 CA        90006            Yes - B
22F        Dayton                      OH        45403            Yes - B
22G        Fremont                     CA        94536            Yes - B
22H        Hendersonville              TN        37075            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
22I        Dallas                      TX        75220            Yes - B
23         Las Vegas                   NV        89121              No              13,000,000        12,970,872            1.05%
24         Addison                     TX        75001              No              13,000,000        12,963,623            1.05%
25         Various                  Various     Various           Yes - B           12,966,000        12,945,100            1.04%
25A        Portsmouth                  VA        23701            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
25B        Arlington                   TX        76012            Yes - B
25C        Bend                        OR        97701            Yes - B
25D        Atlanta                     GA        30313            Yes - B
25E        Toms River                  NJ        08753            Yes - B
25F        Warwick                     RI        02889            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
25G        Lemon Gove                  CA        91945            Yes - B
25H        Mesa                        AZ        85203            Yes - B
25I        San Antonio                 TX        78212            Yes - B
26         Sterling                    VA        20166            Yes - I           12,700,000        12,660,846            1.02%
27         Charlotte                   NC        28212              No              12,300,000        12,285,724            0.99%
------------------------------------------------------------------------------------------------------------------------------------
28         Various                  Various     Various           Yes - B           11,511,000        11,492,445            0.93%
28A        Phoenix                     AZ        85023            Yes - B
28B        Oklahoma City               OK        73129            Yes - B
28C        Coram                       NY        11727            Yes - B
28D        Hazelwood                   MO        63042            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
28E        Baltimore                   MD        21224            Yes - B
28F        Sacramento                  CA        95822            Yes - B
28G        New Orleans                 LA        70126            Yes - B
28H        Little Rock                 AK        72204            Yes - B
28I        Carrollton                  TX        75006            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
28J        San Antonio                 TX        78217            Yes - B
29         Various                  Various     Various           Yes - B           11,416,000        11,397,598            0.92%
29A        Metairie                    LA        70002            Yes - B
29B        Manassas Park               VA        20111            Yes - B
29C        Portland                    ME        04104            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
29D        Lansing                     MI        48910            Yes - B
29E        Tucson                      AZ        85705            Yes - B
29F        Springfield                 MA        01119            Yes - B
29G        Kansas City                 KS        66102            Yes - B
29H        Fort Worth                  TX        76133            Yes - B
------------------------------------------------------------------------------------------------------------------------------------
29I        Tucson                      AZ        85741            Yes - B
30         Hampton                     NH        03842            Yes - C           11,000,000        10,929,636            0.88%
30A        Hampton                     NH        03842            Yes - C
30B        Hampton                     NH        03842            Yes - C
31         Augusta                     GA        30907              No              10,520,000        10,507,330            0.85%
------------------------------------------------------------------------------------------------------------------------------------
32         Los Angeles                 CA        90033              No              10,480,000        10,417,721            0.84%
33         Long Beach                  CA        90804              No              10,300,000        10,288,026            0.83%
34         Brooklyn                    NY        11205              No              10,250,000        10,250,000            0.83%
35         Lakewood                    CA        90713            Yes - M            9,800,000         9,774,579            0.79%
36         Sterling                    VA        20166            Yes - I            9,800,000         9,769,787            0.79%
------------------------------------------------------------------------------------------------------------------------------------
37         Indianapolis                IN        46254              No               9,100,000         9,082,592            0.73%
38         Las Vegas                   NV        89103              No               8,215,000         8,201,202            0.66%
39         Miami                       FL        33189              No               8,000,000         7,985,881            0.64%
40         Glasgow                     KY        42141              No               7,900,000         7,886,857            0.64%
41         Dallas                      TX        75252              No               7,700,000         7,675,737            0.62%
------------------------------------------------------------------------------------------------------------------------------------
42         Tampa                       FL        33619            Yes - N            7,525,000         7,493,577            0.60%
43         Lakewood                    CA        90713            Yes - M            7,500,000         7,480,545            0.60%
44         Plano                       TX        75075              No               7,440,000         7,430,912            0.60%
45         Asheboro                    NC        27203            Yes - O            7,400,000         7,381,904            0.60%
45A        Asheboro                    NC        27203            Yes - O
------------------------------------------------------------------------------------------------------------------------------------
45B        Asheboro                    NC        27203            Yes - O
45C        Asheboro                    NC        27203            Yes - O
46         Chino                       CA        91710              No               7,350,000         7,330,934            0.59%
47         Anaheim                     CA        92805              No               7,260,000         7,224,149            0.58%
48         Middleton                   WI        53562              No               7,100,000         7,081,547            0.57%
------------------------------------------------------------------------------------------------------------------------------------
49         Las Vegas                   NV        89119              No               6,975,000         6,962,185            0.56%
50         Fort Lee                    NJ        07024              No               6,900,000         6,884,602            0.56%
51         Winter Park                 FL        32792              No               6,800,000         6,781,481            0.55%
52         Orlando                     FL        32810              No               6,640,000         6,615,021            0.53%
53         Guilford                    CT        06437              No               6,500,000         6,436,769            0.52%
------------------------------------------------------------------------------------------------------------------------------------
54         Orlando                     FL        32807            Yes - N            6,220,000         6,194,026            0.50%
54A        Orlando                     FL        32807            Yes - N
54B        Orlando                     FL        32807            Yes - N
54C        Orlando                     FL        32807            Yes - N
54D        Orlando                     FL        32807            Yes - N
------------------------------------------------------------------------------------------------------------------------------------
54E        Orlando                     FL        32807            Yes - N
55         Lexington Park              MD        20653            Yes - G            6,160,000         6,153,019            0.50%
56         Carrollton                  TX        75006              No               6,100,000         6,073,714            0.49%
57         Various                     TX       Various           Yes - P            6,095,000         6,058,176            0.49%
57A        Houston                     TX        77015            Yes - P
------------------------------------------------------------------------------------------------------------------------------------
57B        Houston                     TX        77086            Yes - P
57C        Deer Park                   TX        77536            Yes - P
57D        Houston                     TX        77041            Yes - P
58         Lexington Park              MD        20653            Yes - G            5,860,000         5,853,359            0.47%
59         Miami                       FL        33186              No               5,575,000         5,561,150            0.45%
------------------------------------------------------------------------------------------------------------------------------------
60         Valdosta                    GA        31602              No               5,100,000         5,082,077            0.41%
61         East Palo Alto              CA        94303            Yes - A            4,930,000         4,921,908            0.40%
62         Scranton                    PA        18505              No               4,900,000         4,888,483            0.39%
63         Minnetonka                  MN        55345              No               4,820,000         4,812,144            0.39%
64         Fayetteville                NC        28301              No               4,750,000         4,734,824            0.38%
------------------------------------------------------------------------------------------------------------------------------------
65         West Haverstraw             NY        10993              No               4,640,000         4,616,760            0.37%
66         Smithfield                  VA        23430              No               4,500,000         4,492,033            0.36%
67         East Palo Alto              CA        94303            Yes - A            4,405,000         4,397,769            0.35%
68         Greenfield                  WI        53220              No               4,340,000         4,328,698            0.35%
69         Fort Pierce                 FL        34947              No               4,200,000         4,189,810            0.34%
------------------------------------------------------------------------------------------------------------------------------------
70         Phoenix                     AZ        85012              No               4,150,000         4,138,821            0.33%
71         Ontario                     CA        91761              No               4,000,000         3,990,598            0.32%
72         Stanford                    FL        32771            Yes - N            3,762,000         3,746,290            0.30%
72A        Sanford                     FL        32771            Yes - N
72B        Sanford                     FL        32771            Yes - N
------------------------------------------------------------------------------------------------------------------------------------
72C        Sanford                     FL        32771            Yes - N
73         Lee's Summit                MO        64081              No               3,730,000         3,717,184            0.30%
74         Tucson                      AZ        85719              No               3,700,000         3,682,101            0.30%
75         Fairfax Station             VA        22039              No               3,700,000         3,681,946            0.30%
76         Miramar                     FL        33025            Yes - N            3,615,000         3,599,904            0.29%
------------------------------------------------------------------------------------------------------------------------------------
77         Jamaica                     NY        11435              No               3,500,000         3,490,542            0.28%
78         Baltimore                   MD        21227              No               3,500,000         3,483,281            0.28%
79         Lakewood                    CA        90713            Yes - M            3,450,000         3,441,051            0.28%
80         San Diego                   CA        92101              No               3,400,000         3,388,088            0.27%
81         Geneseo                     NY        14454              No               3,400,000         3,386,332            0.27%
------------------------------------------------------------------------------------------------------------------------------------
82         Irving                      TX        75063              No               3,350,000         3,346,064            0.27%
83         Marrero                     LA        70072              No               3,315,000         3,307,208            0.27%
84         New York                    NY        10009              No               3,200,000         3,184,038            0.26%
85         North Hollywood             CA        91605              No               3,100,000         3,091,959            0.25%
86         Ventura                     CA        93003              No               3,000,000         2,996,442            0.24%
------------------------------------------------------------------------------------------------------------------------------------
87         Livingston                  TX        77351              No               3,000,000         2,992,981            0.24%
88         Canoga Park                 CA        91304              No               3,000,000         2,992,218            0.24%
89         Lakewood                    CA        90713            Yes - M            2,900,000         2,892,478            0.23%
90         Charlotte                   NC        28215              No               2,750,000         2,743,326            0.22%
91         Chino Hills                 CA        91709              No               2,737,500         2,730,468            0.22%
------------------------------------------------------------------------------------------------------------------------------------
92         Wichita                     KS        67226              No               2,700,000         2,691,184            0.22%
93         Mandeville                  LA        70471              No               2,670,000         2,663,724            0.21%
94         Lexington                   KY        40504              No               2,600,000         2,593,973            0.21%
95         Atlanta                     GA        30309              No               2,550,000         2,547,064            0.21%
96         Weston                      OH        43569              No               2,550,000         2,545,937            0.21%
------------------------------------------------------------------------------------------------------------------------------------
97         Honolulu                    HI        96825              No               2,550,000         2,512,682            0.20%
98         Lexington Park              MD        20653            Yes - G            2,510,000         2,507,155            0.20%
99         Myrtle Beach                SC        29579              No               2,500,000         2,497,058            0.20%
100        Murrieta                    CA        92562              No               2,389,000         2,381,487            0.19%
101        Brainerd                    MN        56401              No               2,350,000         2,345,341            0.19%
------------------------------------------------------------------------------------------------------------------------------------
102        Pelham                      AL        35124              No               2,340,000         2,336,063            0.19%
103        Grapevine                   TX        76051              No               2,320,000         2,312,704            0.19%
104        Fort Worth                  TX        76120              No               2,300,000         2,294,458            0.18%
105        Stuarts Draft               VA        24477              No               2,275,000         2,267,194            0.18%
106        Various                     CT       Various           Yes - E            2,170,000         2,170,000            0.17%
------------------------------------------------------------------------------------------------------------------------------------
106A       Wallingford                 CT        06494            Yes - E
106B       Meriden                     CT        06450            Yes - E
107        Addison                     TX        75001              No               2,130,000         2,125,003            0.17%
108        Wilmington                  NC        28403              No               2,100,000         2,096,712            0.17%
109        Tucson                      AZ        85716              No               2,100,000         2,095,064            0.17%
------------------------------------------------------------------------------------------------------------------------------------
110        Charlotte                   NC        28213            Yes - Q            2,090,000         2,084,928            0.17%
111        Mesa                        AZ        85213              No               2,080,000         2,073,128            0.17%
112        Greensboro                  NC        27406            Yes - Q            2,065,000         2,059,989            0.17%
113        Chico                       CA        93454              No               2,000,000         1,990,384            0.16%
114        Hawkinsville                GA        31036              No               1,925,000         1,920,113            0.15%
------------------------------------------------------------------------------------------------------------------------------------
115        Greenville                  SC        29617            Yes - Q            1,900,000         1,895,389            0.15%
116        Washington                  DC        20002              No               1,900,000         1,892,899            0.15%
117        Phoenix                     AZ        85003              No               1,818,000         1,814,975            0.15%
118        Lexington                   KY        40504              No               1,800,000         1,795,828            0.14%
119        Phoenix                     AZ        85304              No               1,800,000         1,794,181            0.14%
------------------------------------------------------------------------------------------------------------------------------------
120        Bloomfield                  NY        14469              No               1,750,000         1,736,311            0.14%
121        Burton                      MI        77547              No               1,720,000         1,711,641            0.14%
122        Gilbert                     AZ        85233              No               1,700,000         1,696,114            0.14%
123        Charlotte                   NC        28262            Yes - Q            1,575,000         1,571,178            0.13%
124        Cincinnati                  OH        45227            Yes - D            1,500,000         1,495,622            0.12%
------------------------------------------------------------------------------------------------------------------------------------
124A       Cincinnati                  OH        45227            Yes - D
124B       Cincinnati                  OH        45227            Yes - D
125        Plant City                  FL        33564              No               1,500,000         1,492,916            0.12%
126        Alabaster                   AL        35007              No               1,400,000         1,393,809            0.11%
127        East Palo Alto              CA        94303            Yes - A            1,165,000         1,163,088            0.09%
------------------------------------------------------------------------------------------------------------------------------------
128        Winter Garden               FL        34787            Yes - N            1,135,000         1,130,260            0.09%
129        Kissimmee                   FL        32907            Yes - N            1,055,000         1,050,594            0.08%
129A       Kissimmee                   FL        32907            Yes - N
129B       Kissimmee                   FL        32907            Yes - N
130        Orlando                     FL        32824            Yes - N            1,025,000         1,020,720            0.08%
------------------------------------------------------------------------------------------------------------------------------------
131        Dallas                      TX        75202              No               1,000,000           998,841            0.08%
132        Flushing                    NY        11354              No                 988,000           985,804            0.08%
133        Ault                        CO        80610              No                 875,000           873,551            0.07%
134        Leadville                   CO        80461              No                 875,000           872,226            0.07%
135        Rockingham                  NC        28379            Yes - Q              820,000           818,010            0.07%
------------------------------------------------------------------------------------------------------------------------------------
136        Winter Garden               FL        34787            Yes - N              803,000           799,647            0.06%
137        Covington                   NY        14525              No                 800,000           796,329            0.06%
138        Livonia                     NY        14480              No                 680,000           676,792            0.05%
139        Hereford Township           PA        19504              No                 675,000           672,079            0.05%
140        Houston                     TX        77023              No                 639,000           631,879            0.05%
------------------------------------------------------------------------------------------------------------------------------------
141        Casselberry                 FL        32707            Yes - N              478,000           476,004            0.04%

            CUMULATIVE %                       ADMINISTRATIVE   INTEREST                              ORIGINAL          REMAINING
 CONTROL   OF INITIAL POOL      MORTGAGE            COST        ACCRUAL          AMORTIZATION      INTEREST-ONLY      INTEREST-ONLY
   NO.         BALANCE          RATE (%)          RATE (%)       METHOD              TYPE          PERIOD (MOS.)      PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
1               13.71%        6.50000(2)            0.0517      Act/360       ARD                            0                  0
1A
1B
2               20.72%        6.83700(5)            0.0517      Act/360       Balloon                        0                  0
2A
------------------------------------------------------------------------------------------------------------------------------------
2B
3               24.04%          6.96000             0.0467      Act/360       Balloon                        0                  0
4               27.25%          7.25000             0.0517      Act/360       ARD                            0                  0
5               30.15%          7.70000             0.0517      Act/360       ARD                            0                  0
6               32.77%          7.94000             0.0517      Act/360       ARD                            0                  0
------------------------------------------------------------------------------------------------------------------------------------
7               35.19%        7.82024(6)            0.1017      Act/360       ARD(7)                       120                 93
7A
7B
8               37.23%          7.33000             0.0517      Act/360       Interest-Only, ARD            12                 11
9               39.22%          7.11000             0.0517      Act/360       Interest-Only, ARD            12                 11
------------------------------------------------------------------------------------------------------------------------------------
10              40.95%          7.20000             0.0517      Act/360       ARD                            0                  0
11              42.64%          7.60000             0.0967      Act/360       Balloon                        0                  0
12              44.34%          7.33000             0.0517      Act/360       Interest-Only, ARD            12                 11
13              45.83%          7.55000             0.0517      Act/360       Balloon                        0                  0
14              47.27%          7.55000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
15              48.70%          7.88000             0.0517      Act/360       Balloon                        0                  0
16              50.05%          7.34000             0.0517      Act/360       Balloon                        0                  0
17              51.39%          6.35000             0.1067      Act/360       Balloon                        0                  0
17A
17B
------------------------------------------------------------------------------------------------------------------------------------
17C
17D
17E
18              52.71%          7.38000             0.0517      Act/360       Balloon                        0                  0
18A
------------------------------------------------------------------------------------------------------------------------------------
18B
18C
18D
18E
18F
------------------------------------------------------------------------------------------------------------------------------------
18G
18H
18I
19              53.93%          7.56000             0.0517      Act/360       ARD                            0                  0
20              55.13%          7.56000             0.1067      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
21              56.31%          7.76000             0.0517      Act/360       Balloon                        0                  0
22              57.48%          7.82000             0.0517      Act/360       ARD                            0                  0
22A
22B
22C
------------------------------------------------------------------------------------------------------------------------------------
22D
22E
22F
22G
22H
------------------------------------------------------------------------------------------------------------------------------------
22I
23              58.53%          7.49000             0.0517      Act/360       Balloon                        0                  0
24              59.57%          6.36000             0.0517      Act/360       Balloon                        0                  0
25              60.62%          7.82000             0.0517      Act/360       ARD                            0                  0
25A
------------------------------------------------------------------------------------------------------------------------------------
25B
25C
25D
25E
25F
------------------------------------------------------------------------------------------------------------------------------------
25G
25H
25I
26              61.64%          7.35000             0.0517      Act/360       ARD                            0                  0
27              62.63%          7.48000             0.0517      Act/360       ARD                            0                  0
------------------------------------------------------------------------------------------------------------------------------------
28              63.56%          7.82000             0.0517      Act/360       ARD                            0                  0
28A
28B
28C
28D
------------------------------------------------------------------------------------------------------------------------------------
28E
28F
28G
28H
28I
------------------------------------------------------------------------------------------------------------------------------------
28J
29              64.48%          7.82000             0.0517      Act/360       ARD                            0                  0
29A
29B
29C
------------------------------------------------------------------------------------------------------------------------------------
29D
29E
29F
29G
29H
------------------------------------------------------------------------------------------------------------------------------------
29I
30              65.36%          7.80000             0.0517      Act/360       ARD                            0                  0
30A
30B
31              66.20%          7.04000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
32              67.04%          7.68000             0.0517      Act/360       Balloon                        0                  0
33              67.87%          7.46000             0.0967      Act/360       Balloon                        0                  0
34              68.70%          7.95000             0.0517      Act/360       Balloon                        0                  0
35              69.49%          6.75000             0.1067      Act/360       Balloon                        0                  0
36              70.28%          7.35000             0.0517      Act/360       ARD                            0                  0
------------------------------------------------------------------------------------------------------------------------------------
37              71.01%          6.75000             0.0517      Act/360       Balloon                        0                  0
38              71.67%          7.56000             0.0517      Act/360       Balloon                        0                  0
39              72.31%          7.25000             0.0517      Act/360       Balloon                        0                  0
40              72.95%          7.62000             0.0517      Act/360       Balloon                        0                  0
41              73.57%          7.24000             0.0517      Act/360       ARD                            0                  0
------------------------------------------------------------------------------------------------------------------------------------
42              74.17%          6.73000             0.0517      Act/360       Balloon                        0                  0
43              74.77%          6.75000             0.1067      Act/360       Balloon                        0                  0
44              75.37%          6.88000             0.1067      Act/360       Balloon                        0                  0
45              75.97%          7.05000             0.1067      Act/360       Balloon                        0                  0
45A
------------------------------------------------------------------------------------------------------------------------------------
45B
45C
46              76.56%          6.75000             0.0517      Act/360       Balloon                        0                  0
47              77.14%          7.05000             0.1067      Act/360       Balloon                        0                  0
48              77.71%          6.74000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
49              78.27%          7.00000             0.0967      Act/360       Balloon                        0                  0
50              78.83%          7.51000             0.0517      Act/360       Balloon                        0                  0
51              79.38%          6.50000             0.0517      Act/360       Balloon                        0                  0
52              79.91%          7.22000             0.0517      Act/360       Balloon                        0                  0
53              80.43%          7.33000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
54              80.93%          6.73000             0.0517      Act/360       Balloon                        0                  0
54A
54B
54C
54D
------------------------------------------------------------------------------------------------------------------------------------
54E
55              81.42%          7.78500             0.0517      Act/360       ARD                            0                  0
56              81.91%          6.58000             0.1067      Act/360       Balloon                        0                  0
57              82.40%          7.00000             0.0517      Act/360       Balloon                        0                  0
57A
------------------------------------------------------------------------------------------------------------------------------------
57B
57C
57D
58              82.87%          7.78500             0.0517      Act/360       ARD                            0                  0
59              83.32%          6.97000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
60              83.73%          7.36000             0.0517      Act/360       Balloon                        0                  0
61              84.13%          7.70500             0.0517      Act/360       Balloon                        0                  0
62              84.52%          7.25000             0.0517      Act/360       Balloon                        0                  0
63              84.91%          7.75000             0.1067      Act/360       Balloon                        0                  0
64              85.29%          7.17000             0.1067      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
65              85.67%          6.96000             0.0517      Act/360       Balloon                        0                  0
66              86.03%          7.23000             0.0517      Act/360       Balloon                        0                  0
67              86.38%          7.70500             0.0517      Act/360       Balloon                        0                  0
68              86.73%          6.73000             0.0517      Act/360       Balloon                        0                  0
69              87.07%          7.09000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
70              87.40%          6.75000             0.1067      Act/360       Balloon                        0                  0
71              87.72%          7.25000             0.0517      Act/360       Balloon                        0                  0
72              88.03%          6.73000             0.0517      Act/360       Balloon                        0                  0
72A
72B
------------------------------------------------------------------------------------------------------------------------------------
72C
73              88.33%          6.80000             0.1067      Act/360       Balloon                        0                  0
74              88.62%          7.52000             0.0967      Act/360       Balloon                        0                  0
75              88.92%          7.12500             0.1067      Act/360       Balloon                        0                  0
76              89.21%          6.73000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
77              89.49%          6.54000             0.0517      Act/360       Balloon                        0                  0
78              89.77%          7.26000             0.1067      Act/360       Balloon                        0                  0
79              90.05%          6.75000             0.1067      Act/360       Balloon                        0                  0
80              90.32%          6.70000             0.0517      Act/360       Balloon                        0                  0
81              90.60%          6.91000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
82              90.87%          7.33000             0.0967      Act/360       Balloon                        0                  0
83              91.13%          7.25000             0.0517      Act/360       Balloon                        0                  0
84              91.39%          7.38500             0.0517      Act/360       Balloon                        0                  0
85              91.64%          6.75000             0.1067      Act/360       Balloon                        0                  0
86              91.88%          7.22000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
87              92.12%          7.97000             0.1067      Act/360       Balloon                        0                  0
88              92.36%          6.75000             0.1067      Act/360       Balloon                        0                  0
89              92.60%          6.75000             0.1067      Act/360       Balloon                        0                  0
90              92.82%          7.70000             0.1067      Act/360       Balloon                        0                  0
91              93.04%          6.80000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
92              93.25%          7.06000             0.1067      Act/360       Balloon                        0                  0
93              93.47%          7.25000             0.0517      Act/360       Balloon                        0                  0
94              93.68%          7.32000             0.0517      Act/360       Balloon                        0                  0
95              93.88%          7.58000             0.0517      Act/360       Balloon                        0                  0
96              94.09%          7.22000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
97              94.29%          7.50000             0.1067      Act/360       Balloon                        0                  0
98              94.49%          7.78500             0.0517      Act/360       ARD                            0                  0
99              94.69%          7.31000             0.0517      Act/360       Balloon                        0                  0
100             94.89%          7.25000             0.0517      Act/360       Balloon                        0                  0
101             95.08%          6.53000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
102             95.26%          7.55000             0.1067      Act/360       Balloon                        0                  0
103             95.45%          7.25000             0.0517      Act/360       Balloon                        0                  0
104             95.64%          7.12500             0.0517      Act/360       Balloon                        0                  0
105             95.82%          7.51000             0.1067      Act/360       Balloon                        0                  0
106             95.99%          7.75000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
106A
106B
107             96.16%          7.95000             0.0517      Act/360       Balloon                        0                  0
108             96.33%          7.43000             0.1067      Act/360       Balloon                        0                  0
109             96.50%          7.25000             0.0967      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
110             96.67%          7.70000             0.1067      Act/360       Balloon                        0                  0
111             96.84%          7.00000             0.0967      Act/360       Balloon                        0                  0
112             97.00%          7.70000             0.1067      Act/360       Balloon                        0                  0
113             97.16%          6.98000             0.0517      Act/360       Balloon                        0                  0
114             97.32%          6.86000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
115             97.47%          7.70000             0.1067      Act/360       Balloon                        0                  0
116             97.62%          7.25000             0.0517      Act/360       Balloon                        0                  0
117             97.77%          7.62000             0.0517      Act/360       Balloon                        0                  0
118             97.92%          7.32000             0.0517      Act/360       Balloon                        0                  0
119             98.06%          7.11000             0.0967      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
120             98.20%          7.35000             0.0517      Act/360       Balloon                        0                  0
121             98.34%          7.50000             0.0517      Act/360       Balloon                        0                  0
122             98.47%          7.39000             0.1067      Act/360       Balloon                        0                  0
123             98.60%          7.70000             0.1067      Act/360       Balloon                        0                  0
124             98.72%          7.62500             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
124A
124B
125             98.84%          7.62500             0.0517      Act/360       Balloon                        0                  0
126             98.95%          7.37500             0.0517      Act/360       Balloon                        0                  0
127             99.05%          7.70500             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
128             99.14%          6.73000             0.0517      Act/360       Balloon                        0                  0
129             99.22%          6.73000             0.0517      Act/360       Balloon                        0                  0
129A
129B
130             99.31%          6.73000             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
131             99.39%          7.50000             0.0517      Act/360       Balloon                        0                  0
132             99.47%          7.50000             0.0517      Act/360       Balloon                        0                  0
133             99.54%          7.65000             0.0517      Act/360       Balloon                        0                  0
134             99.61%          8.00000             0.0517      Act/360       Balloon                        0                  0
135             99.67%          7.70000             0.1067      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
136             99.74%          6.73000             0.0517      Act/360       Balloon                        0                  0
137             99.80%          7.75000             0.0517      Act/360       Balloon                        0                  0
138             99.86%          7.63000             0.0517      Act/360       Balloon                        0                  0
139             99.91%          8.00000             0.0517      Act/360       Balloon                        0                  0
140             99.96%          9.12500             0.0517      Act/360       Balloon                        0                  0
------------------------------------------------------------------------------------------------------------------------------------
141            100.00%          6.73000             0.0517      Act/360       Balloon                        0                  0

                ORIGINAL            REMAINING             ORIGINAL            REMAINING                            MATURITY OR
 CONTROL        TERM TO              TERM TO            AMORTIZATION         AMORTIZATION     ORIGINATION          ANTICIPATED
   NO.      MATURITY (MOS.)      MATURITY (MOS.)        TERM (MOS.)          TERM (MOS.)         DATE             REPAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------------
1                 84                   79                  360                  355             10/1/01              10/11/08
1A
1B
2                120                  118                  360                  358             1/9/02               1/11/12
2A
------------------------------------------------------------------------------------------------------------------------------------
2B
3                120                  119                  360                  359             2/11/02              2/11/12
4                120                  115                  360                  355             10/9/01              10/11/11
5                132                  130                  300                  298            12/21/01              1/11/13
6                121                  121                  180                  180             3/5/02               4/11/12
------------------------------------------------------------------------------------------------------------------------------------
7                120                   93                  360                  360             12/9/99              12/11/09
7A
7B
8                121                  120                  340                  340             2/21/02              3/11/12
9                120                  119                  340                  340             2/11/02              2/11/12
------------------------------------------------------------------------------------------------------------------------------------
10               120                  116                  360                  356            10/19/01              11/11/11
11                60                   52                  300                  292             6/22/01              7/11/06
12               121                  120                  340                  340             2/21/02              3/11/12
13               120                  117                  360                  357            11/30/01              12/11/11
14               120                  112                  360                  352             6/28/01              7/11/11
------------------------------------------------------------------------------------------------------------------------------------
15               120                  119                  360                  359             1/23/02              2/11/12
16               120                  119                  360                  359             1/23/02              2/11/12
17                60                   56                  360                  356             11/1/01              11/11/06
17A
17B
------------------------------------------------------------------------------------------------------------------------------------
17C
17D
17E
18                84                   77                  324                  317             7/13/01              8/11/08
18A
------------------------------------------------------------------------------------------------------------------------------------
18B
18C
18D
18E
18F
------------------------------------------------------------------------------------------------------------------------------------
18G
18H
18I
19               120                  120                  360                  360             2/19/02              3/11/12
20               120                  118                  360                  358            12/27/01               1/1/12
------------------------------------------------------------------------------------------------------------------------------------
21               120                  119                  360                  359             1/23/02              2/11/12
22               120                  118                  360                  358             1/11/02              1/11/12
22A
22B
22C
------------------------------------------------------------------------------------------------------------------------------------
22D
22E
22F
22G
22H
------------------------------------------------------------------------------------------------------------------------------------
22I
23               120                  117                  360                  357            12/11/01              12/11/11
24                60                   57                  360                  357             12/5/01              12/11/06
25               120                  118                  360                  358             1/11/02              1/11/12
25A
------------------------------------------------------------------------------------------------------------------------------------
25B
25C
25D
25E
25F
------------------------------------------------------------------------------------------------------------------------------------
25G
25H
25I
26               120                  116                  360                  356            10/29/01              11/11/11
27               120                  119                  360                  359             2/1/02               2/11/12
------------------------------------------------------------------------------------------------------------------------------------
28               120                  118                  360                  358             1/11/02              1/11/12
28A
28B
28C
28D
------------------------------------------------------------------------------------------------------------------------------------
28E
28F
28G
28H
28I
------------------------------------------------------------------------------------------------------------------------------------
28J
29               120                  118                  360                  358             1/11/02              1/11/12
29A
29B
29C
------------------------------------------------------------------------------------------------------------------------------------
29D
29E
29F
29G
29H
------------------------------------------------------------------------------------------------------------------------------------
29I
30               120                  114                  300                  294             8/22/01              9/11/11
30A
30B
31                84                   83                  360                  359             1/14/02              2/11/09
------------------------------------------------------------------------------------------------------------------------------------
32               120                  111                  360                  351             5/31/01              6/11/11
33               120                  119                  360                  359             1/22/02              2/11/12
34               120                  120                  300                  300             3/4/02               3/11/12
35                60                   57                  360                  357            11/15/01              12/11/06
36               120                  116                  360                  356            10/29/01              11/11/11
------------------------------------------------------------------------------------------------------------------------------------
37                60                   58                  360                  358            12/19/01              1/11/07
38               120                  118                  360                  358            12/28/01              1/11/12
39               120                  118                  360                  358            12/26/01              1/11/12
40               120                  118                  360                  358            12/20/01              1/11/12
41               120                  116                  360                  356            10/24/01              11/11/11
------------------------------------------------------------------------------------------------------------------------------------
42                84                   79                  360                  355             9/24/01              10/11/08
43                60                   57                  360                  357            11/15/01              12/11/06
44                60                   59                  360                  359             1/18/02              2/11/07
45               120                  117                  360                  357            11/13/01              12/11/11
45A
------------------------------------------------------------------------------------------------------------------------------------
45B
45C
46               120                  117                  360                  357            11/14/01              12/11/11
47               120                  116                  300                  296            10/23/01              11/11/11
48                60                   57                  360                  357            11/29/01              12/11/06
------------------------------------------------------------------------------------------------------------------------------------
49               120                  118                  360                  358            12/13/01              1/11/12
50               120                  117                  360                  357            11/19/01              12/11/11
51                84                   81                  360                  357            11/20/01              12/11/08
52               120                  115                  360                  355             10/1/01              10/11/11
53               120                  107                  360                  347             2/2/01               2/11/11
------------------------------------------------------------------------------------------------------------------------------------
54                84                   79                  360                  355             9/24/01              10/11/08
54A
54B
54C
54D
------------------------------------------------------------------------------------------------------------------------------------
54E
55               120                  119                  360                  359             1/31/02              2/11/12
56                60                   55                  360                  355            10/11/01              10/11/06
57                60                   55                  300                  295             9/28/01              10/11/06
57A
------------------------------------------------------------------------------------------------------------------------------------
57B
57C
57D
58               120                  119                  360                  359             1/31/02              2/11/12
59                60                   57                  360                  357            12/10/01              12/11/06
------------------------------------------------------------------------------------------------------------------------------------
60               120                  117                  300                  297            11/19/01              12/11/11
61               120                  118                  360                  358            12/19/01              1/11/12
62               120                  117                  360                  357            11/28/01              12/11/11
63               120                  118                  360                  358            12/28/01              1/11/12
64               120                  116                  360                  356            10/26/01              11/11/11
------------------------------------------------------------------------------------------------------------------------------------
65               120                  116                  300                  296            10/17/01              11/11/11
66                84                   82                  360                  358             1/9/02               1/11/09
67               120                  118                  360                  358            12/19/01              1/11/12
68                60                   57                  360                  357            11/29/01              12/11/06
69               120                  117                  360                  357            11/20/01              12/11/11
------------------------------------------------------------------------------------------------------------------------------------
70                60                   57                  354                  351            11/15/01              12/11/06
71               120                  117                  360                  357            12/10/01              12/11/11
72                84                   79                  360                  355             9/24/01              10/11/08
72A
72B
------------------------------------------------------------------------------------------------------------------------------------
72C
73                60                   56                  360                  356             11/6/01              11/11/06
74               120                  113                  360                  353             8/3/01               8/11/11
75               120                  116                  300                  296             11/6/01              11/11/11
76                84                   79                  360                  355             9/24/01              10/11/08
------------------------------------------------------------------------------------------------------------------------------------
77                84                   81                  360                  357            11/16/01              12/11/08
78               120                  116                  300                  296            10/16/01              11/11/11
79                60                   57                  360                  357            11/15/01              12/11/06
80                60                   56                  360                  356            10/24/01              11/11/06
81               120                  115                  360                  355             9/21/01              10/11/11
------------------------------------------------------------------------------------------------------------------------------------
82                84                   83                  360                  359             1/23/02              2/11/09
83               120                  117                  360                  357            11/29/01              12/11/11
84               120                  113                  360                  353             7/31/01              8/11/11
85                60                   57                  360                  357            12/10/01              12/11/06
86               120                  119                  360                  359             1/18/02              2/11/12
------------------------------------------------------------------------------------------------------------------------------------
87               120                  118                  300                  298            12/31/01              1/11/12
88                60                   57                  360                  357            12/10/01              12/11/06
89                60                   57                  360                  357            11/15/01              12/11/06
90               120                  118                  300                  298            12/19/01              1/11/12
91                84                   81                  360                  357            11/20/01              12/11/08
------------------------------------------------------------------------------------------------------------------------------------
92                60                   56                  360                  356            10/24/01              11/11/06
93               120                  117                  360                  357            11/29/01              12/11/11
94               120                  117                  360                  357            12/10/01              12/11/11
95               120                  119                  360                  359             1/16/02              2/11/12
96               120                  119                  300                  299             1/15/02              2/11/12
------------------------------------------------------------------------------------------------------------------------------------
97                84                   78                  204                  198             8/30/01              9/11/08
98               120                  119                  360                  359             1/31/02              2/11/12
99               120                  119                  360                  359             1/29/02              2/11/12
100              120                  116                  360                  356            10/25/01              11/11/11
101               60                   58                  360                  358            12/17/01              1/11/07
------------------------------------------------------------------------------------------------------------------------------------
102              120                  118                  360                  358             1/7/02               1/11/12
103              120                  116                  360                  356            10/17/01              11/11/11
104              120                  117                  360                  357            11/13/01              12/11/11
105              120                  117                  300                  297            11/29/01              12/11/11
106              120                  120                  300                  300             2/15/02              3/11/12
------------------------------------------------------------------------------------------------------------------------------------
106A
106B
107              120                  118                  300                  298            12/28/01              1/11/12
108              120                  119                  300                  299             1/16/02              2/11/12
109              120                  117                  360                  357             12/5/01              12/11/11
------------------------------------------------------------------------------------------------------------------------------------
110              120                  118                  300                  298            12/19/01              1/11/12
111               84                   80                  360                  356            10/30/01              11/11/08
112              120                  118                  300                  298            12/19/01              1/11/12
113              120                  114                  360                  354             8/30/01              9/11/11
114              120                  117                  360                  357            11/16/01              12/11/11
------------------------------------------------------------------------------------------------------------------------------------
115              120                  118                  300                  298            12/19/01              1/11/12
116              120                  115                  360                  355             9/24/01              10/11/11
117              120                  118                  360                  358             1/9/02               1/11/12
118              120                  117                  360                  357            12/10/01              12/11/11
119              120                  116                  360                  356             11/6/01              11/11/11
------------------------------------------------------------------------------------------------------------------------------------
120              120                  109                  360                  349             3/19/01              4/11/11
121              120                  113                  360                  353             7/25/01              8/11/11
122              120                  117                  360                  357             12/7/01              12/11/11
123              120                  118                  300                  298            12/19/01              1/11/12
124              120                  116                  360                  356            10/26/01              11/11/11
------------------------------------------------------------------------------------------------------------------------------------
124A
124B
125              120                  113                  360                  353             7/26/01              8/11/11
126              120                  114                  360                  354             8/20/01              9/11/11
127              120                  118                  360                  358            12/19/01              1/11/12
------------------------------------------------------------------------------------------------------------------------------------
128               84                   79                  360                  355             9/24/01              10/11/08
129               84                   79                  360                  355             9/24/01              10/11/08
129A
129B
130               84                   79                  360                  355             9/24/01              10/11/08
------------------------------------------------------------------------------------------------------------------------------------
131              120                  119                  360                  359             2/8/02               2/11/12
132              120                  119                  240                  239             1/30/02              2/11/12
133              120                  118                  360                  358             1/3/02               1/11/12
134              120                  117                  300                  297            11/19/01              12/11/11
135              120                  118                  300                  298            12/19/01              1/11/12
------------------------------------------------------------------------------------------------------------------------------------
136               84                   79                  360                  355             9/24/01              10/11/08
137              120                  113                  360                  353             8/3/01               8/11/11
138              120                  113                  360                  353             8/2/01               8/11/11
139              120                  113                  360                  353             7/13/01              8/11/11
140              120                   96                  360                  336             3/6/00               3/11/10
------------------------------------------------------------------------------------------------------------------------------------
141               84                   79                  360                  355             9/24/01              10/11/08

                                                                                          ANNUAL           UW NET           UW NET
 CONTROL          BALLOON              PROPERTY              PREPAYMENT                    DEBT          OPERATING           CASH
   NO.          BALANCE ($)              TYPE              PROVISIONS(1)                 SERVICE           INCOME            FLOW
------------------------------------------------------------------------------------------------------------------------------------
1              153,326,122      Retail                 L(30),D(51),O(3)                 13,250,299       26,732,816       25,883,685
1A
1B
2               71,784,773      Office                 L(27),D(91),O(2)                  7,123,370       17,835,754       16,925,484
2A
------------------------------------------------------------------------------------------------------------------------------------
2B
3               35,920,488      Multifamily            L(48),D(71),O(1)                  3,279,960        4,412,557        4,412,557
4               35,108,965      Office                 L(30),D(87),O(3)                  3,274,446        5,788,924        5,353,874
5               28,421,284      Office                 L(27),D(102),O(3)                 3,248,852        4,491,316        4,312,077
6               15,560,185      Office                 L(25),D(95),O(1)                  3,713,547        5,731,158        5,235,892
------------------------------------------------------------------------------------------------------------------------------------
7               30,066,418      Various                L(36),YM(81),O(3)                 2,383,922       19,921,881       18,593,037
7A                              Retail/Office
7B                              Retail
8               22,089,216      Office                 L(26),D(94),O(1)                  2,113,747        3,111,332        2,755,864
9               21,581,458      Office                 L(26),D(93),O(1)                  2,028,337        2,766,459        2,589,366
------------------------------------------------------------------------------------------------------------------------------------
10              18,843,776      Retail                 L(29),D(88),O(3)                  1,751,274        2,470,018        2,284,524
11              19,655,085      Hotel                  L(33),D(27)                       1,901,045        2,842,081        2,842,081
12              18,407,680      Office                 L(26),D(94),O(1)                  1,761,456        2,616,802        2,310,677
13              16,361,347      Office                 L(28),D(89),O(3)                  1,559,865        2,203,201        2,016,236
14              15,934,620      Retail                 L(33),D(85),O(2)                  1,518,802        1,955,111        1,870,509
------------------------------------------------------------------------------------------------------------------------------------
15              15,819,835      Retail                 L(26),D(92),O(2)                  1,545,137        2,056,482        1,932,119
16              14,774,537      Retail                 L(48),D(72)                       1,387,595        1,901,856        1,804,730
17              15,626,719      Multifamily            L(29),D(28),O(3)                  1,241,734        1,729,668        1,729,668
17A                             Multifamily
17B                             Multifamily
------------------------------------------------------------------------------------------------------------------------------------
17C                             Multifamily
17D                             Multifamily
17E                             Multifamily
18              14,889,077      Industrial/W'hse       L(48),YM1%(30),O(6)               1,411,294        1,871,457        1,763,623
18A                             Industrial/W'hse
------------------------------------------------------------------------------------------------------------------------------------
18B                             Industrial/W'hse
18C                             Industrial/W'hse
18D                             Industrial/W'hse
18E                             Industrial/W'hse
18F                             Industrial/W'hse
------------------------------------------------------------------------------------------------------------------------------------
18G                             Industrial/W'hse
18H                             Industrial/W'hse
18I                             Industrial/W'hse
19              13,365,707      Office                 L(25),D(92),O(3)                  1,274,430        1,796,922        1,686,196
20              13,200,683      Retail                 L(27),D(91),O(2)                  1,259,660        1,870,157        1,768,725
------------------------------------------------------------------------------------------------------------------------------------
21              13,019,111      Office                 L(48),D(70),O(2)                  1,260,668        1,825,495        1,671,213
22              13,002,182      Self-Storage           L(27),D(90),O(3)                  1,264,246        2,269,871        2,202,792
22A                             Self-Storage
22B                             Self-Storage
22C                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
22D                             Self-Storage
22E                             Self-Storage
22F                             Self-Storage
22G                             Self-Storage
22H                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
22I                             Self-Storage
23              11,479,899      Multifamily            L(48),D(71),O(1)                  1,089,707        1,399,998        1,325,998
24              12,217,704      Multifamily            L(48),D(11),O(1)                    971,707        1,516,639        1,516,639
25              11,541,473      Self-Storage           L(27),D(90),O(3)                  1,122,216        2,239,349        2,170,138
25A                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
25B                             Self-Storage
25C                             Self-Storage
25D                             Self-Storage
25E                             Self-Storage
25F                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
25G                             Self-Storage
25H                             Self-Storage
25I                             Self-Storage
26              11,173,933      Office                 L(29),YM1%(87),O(4)               1,049,994        1,994,020        1,856,807
27              10,855,391      Retail                 L(26),D(91),O(3)                  1,030,020        1,469,452        1,395,176
------------------------------------------------------------------------------------------------------------------------------------
28              10,246,329      Self-Storage           L(27),D(90),O(3)                    996,285        1,998,698        1,875,390
28A                             Self-Storage
28B                             Self-Storage
28C                             Self-Storage
28D                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
28E                             Self-Storage
28F                             Self-Storage
28G                             Self-Storage
28H                             Self-Storage
28I                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
28J                             Self-Storage
29              10,161,766      Self-Storage           L(27),D(90),O(3)                    988,062        1,865,117        1,802,570
29A                             Self-Storage
29B                             Self-Storage
29C                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
29D                             Self-Storage
29E                             Self-Storage
29F                             Self-Storage
29G                             Self-Storage
29H                             Self-Storage
------------------------------------------------------------------------------------------------------------------------------------
29I                             Self-Storage
30               9,011,617      Office/Industrial      L(31),D(88),O(1)                  1,001,371        1,736,421        1,575,807
30A                             Industrial/W'hse
30B                             Office
31               9,687,177      Multifamily            L(48),D(33),O(3)                    843,272        1,088,974        1,088,974
------------------------------------------------------------------------------------------------------------------------------------
32               9,299,560      Retail                 L(34),D(84),O(2)                    894,884        1,205,898        1,123,308
33               9,085,725      Office                 L(26),D(94)                         860,846        1,289,391        1,113,283
34               8,440,746      Self-Storage           L(25),D(93),O(2)                    945,264        1,581,750        1,455,054
35               9,254,940      Retail                 L(28),D(29),O(3)                    762,751        1,076,409        1,032,795
36               8,622,404      Office                 L(29),YM1%(87),O(4)                 810,231        1,466,175        1,318,535
------------------------------------------------------------------------------------------------------------------------------------
37               8,593,424      Multifamily            L(48),D(12)                         708,269          930,193          930,193
38               7,265,904      Multifamily            L(48),D(71),O(1)                    693,340          954,646          912,646
39               7,020,429      Retail                 L(48),D(69),O(3)                    654,889          911,425          835,769
40               6,997,709      Retail                 L(48),D(72)                         670,662        1,078,747        1,017,423
41               6,755,677      Retail                 L(29),D(88),O(3)                    629,704          966,058          924,297
------------------------------------------------------------------------------------------------------------------------------------
42               6,893,212      Industrial/W'hse       L(30),D(52),O(2)                    584,484          841,329          800,432
43               7,082,862      Retail                 L(28),D(29),O(3)                    583,738          810,592          787,652
44               7,036,397      Multifamily            L(36),YM1%(21),O(3)                 586,804          793,012          793,012
45               6,461,157      Multifamily            L(48),D(71),O(1)                    593,774          809,961          809,961
45A                             Multifamily
------------------------------------------------------------------------------------------------------------------------------------
45B                             Multifamily
45C                             Multifamily
46               6,366,197      Multifamily            L(48),D(69),O(3)                    572,064          740,131          740,131
47               5,814,718      Mobile Home Park       L(48),D(71),O(1)                    618,528          828,234          828,234
48               6,704,298      Multifamily            L(48),D(12)                         552,039          741,139          741,139
------------------------------------------------------------------------------------------------------------------------------------
49               6,081,153      Retail                 L(36),D(84)                         556,858          771,584          733,348
50               6,096,237      Office                 L(48),D(72)                         579,517          877,923          744,423
51               6,203,190      Industrial/W'hse       L(28),D(54),O(2)                    515,768          837,291          782,789
52               5,823,574      Retail                 L(48),D(71),O(1)                    541,938          816,373          770,549
53               5,714,554      Retail                 L(38),D(81),O(1)                    536,337          961,917          892,790
------------------------------------------------------------------------------------------------------------------------------------
54               5,697,779      Industrial/W'hse       L(30),D(52),O(2)                    483,122          712,511          673,599
54A                             Industrial/W'hse
54B                             Industrial/W'hse
54C                             Industrial/W'hse
54D                             Industrial/W'hse
------------------------------------------------------------------------------------------------------------------------------------
54E                             Industrial/W'hse
55               5,477,574      Office                 L(26),D(91),O(3)                    531,361          751,443          666,420
56               5,748,834      Multifamily            L(37),YM1%(20),O(3)                 466,532          690,258          690,258
57               5,591,764      Industrial/W'hse       L(30),D(28),O(2)                    516,938          716,473          673,048
57A                             Industrial/W'hse
------------------------------------------------------------------------------------------------------------------------------------
57B                             Industrial/W'hse
57C                             Industrial/W'hse
57D                             Industrial/W'hse
58               5,210,808      Office                 L(26),D(91),O(3)                    505,483          722,522          624,088
59               5,278,750      Office                 L(28),D(30),O(2)                    443,740          639,051          607,075
------------------------------------------------------------------------------------------------------------------------------------
60               4,124,239      Retail                 L(48),D(72)                         446,704          584,724          564,087
61               4,376,078      Multifamily            L(27),D(90),O(3)                    421,991          672,457          643,769
62               4,300,686      Multifamily            L(28),D(91),O(1)                    401,120          629,246          586,365
63               4,283,149      Retail                 L(27),D(92),O(1)                    414,373          592,660          560,259
64               4,159,923      Retail                 L(48),D(71),O(1)                    385,752          517,433          504,682
------------------------------------------------------------------------------------------------------------------------------------
65               3,705,907      Multifamily            L(29),D(91)                         392,115          496,479          496,479
66               4,157,446      Retail                 L(48),D(36)                         367,643          542,079          519,718
67               3,910,065      Multifamily            L(27),D(90),O(3)                    377,053          603,595          584,215
68               4,097,624      Multifamily            L(48),D(12)                         337,098          434,875          434,875
69               3,671,000      Multifamily            L(48),D(72)                         338,364          476,101          476,101
------------------------------------------------------------------------------------------------------------------------------------
70               3,909,395      Office                 L(36),D(23),O(1)                    324,649          511,572          460,865
71               3,510,765      Retail                 L(48),D(71),O(1)                    327,445          473,697          445,762
72               3,446,148      Industrial/W'hse       L(30),D(52),O(2)                    292,203          411,372          392,280
72A                             Industrial/W'hse
72B                             Industrial/W'hse
------------------------------------------------------------------------------------------------------------------------------------
72C                             Industrial/W'hse
73               3,524,526      Retail                 L(29),D(30),O(1)                    291,802          476,343          446,526
74               3,270,079      Retail                 L(48),D(72)                         311,060          460,542          431,403
75               2,970,404      Retail                 L(29),D(90),O(1)                    317,352          489,111          473,377
76               3,311,490      Industrial/W'hse       L(30),D(52),O(2)                    280,785          451,313          418,007
------------------------------------------------------------------------------------------------------------------------------------
77               3,195,149      Office                 L(36),D(45),O(3)                    266,574          753,024          667,652
78               2,821,386      Office                 L(36),D(81),O(3)                    303,849          457,269          416,199
79               3,258,117      Retail                 L(28),D(29),O(3)                    268,520          416,094          398,218
80               3,208,825      Office                 L(29),D(30),O(1)                    263,273          400,105          374,727
81               2,957,737      Multifamily            L(30),D(90)                         268,982          336,124          336,124
------------------------------------------------------------------------------------------------------------------------------------
82               3,099,840      Office                 L(26),D(55),O(3)                    276,420          421,028          371,027
83               2,909,547      Retail                 L(28),D(89),O(3)                    271,370          351,722          349,454
84               2,818,551      Multifamily            L(32),D(86),O(2)                    265,481          306,316          303,066
85               2,927,583      Multifamily            L(28),D(31),O(1)                    241,278          312,349          312,349
86               2,630,214      Retail                 L(48),D(72)                         244,851          594,899          564,337
------------------------------------------------------------------------------------------------------------------------------------
87               2,469,603      Retail                 L(48),D(69),O(3)                    277,139          402,150          365,147
88               2,833,145      Multifamily            L(28),D(31),O(1)                    233,495          303,775          303,775
89               2,738,707      Retail                 L(28),D(29),O(3)                    225,712          352,705          337,808
90               2,246,091      Self-Storage           L(27),D(91),O(2)                    248,176          333,091          333,091
91               2,510,729      Retail                 L(36),D(45),O(3)                    214,157          359,420          328,715
------------------------------------------------------------------------------------------------------------------------------------
92               2,559,103      Retail                 L(29),D(30),O(1)                    216,865          314,588          296,264
93               2,343,435      Retail                 L(28),D(89),O(3)                    218,569          283,279          281,011
94               2,286,103      Multifamily            L(48),D(71),O(1)                    214,322          279,944          279,944
95               2,256,126      Office                 L(48),D(72)                         215,638          316,342          277,434
96               2,052,613      Mobile Home Park       L(26),D(91),O(3)                    220,588          298,781          290,581
------------------------------------------------------------------------------------------------------------------------------------
97               1,888,861      Retail                 L(48),D(36)                         265,825          390,533          375,434
98               2,231,934      Office                 L(26),D(91),O(3)                    216,512          288,500          259,690
99               2,196,911      Multifamily            L(48),D(72)                         205,875          263,197          263,197
100              2,096,555      Retail                 L(29),D(88),O(3)                    195,566          264,652          261,061
101              2,213,206      Retail                 L(36),D(23),O(1)                    178,800          270,876          267,096
------------------------------------------------------------------------------------------------------------------------------------
102              2,069,139      Retail                 L(48),D(71),O(1)                    197,302          276,872          261,430
103              2,036,001      Mobile Home Park       L(29),D(88),O(3)                    189,918          262,579          257,079
104              2,012,151      Mobile Home Park       L(28),D(89),O(3)                    185,946          266,336          258,648
105              1,848,055      Retail                 L(48),D(71),O(1)                    201,922          268,783          254,818
106              1,776,545      Self-Storage           L(25),D(92),O(3)                    196,688          316,349          307,067
------------------------------------------------------------------------------------------------------------------------------------
106A                            Self-Storage
106B                            Self-Storage
107              1,752,408      Retail                 L(27),D(91),O(2)                    196,430          329,154          303,803
108              1,701,162      Retail                 L(48),D(71),O(1)                    185,080          264,583          255,570
109              1,843,152      Retail                 L(48),D(72)                         171,908          282,531          267,253
------------------------------------------------------------------------------------------------------------------------------------
110              1,707,029      Self-Storage           L(27),D(91),O(2)                    188,614          241,442          241,442
111              1,914,226      Retail                 L(48),D(36)                         166,059          268,014          242,146
112              1,686,611      Self-Storage           L(27),D(91),O(2)                    186,358          241,290          241,290
113              1,742,899      Multifamily            L(48),D(71),O(1)                    159,350          198,541          198,541
114              1,672,302      Retail                 L(48),D(72)                         151,519          239,256          224,318
------------------------------------------------------------------------------------------------------------------------------------
115              1,551,845      Self-Storage           L(27),D(91),O(2)                    171,467          233,105          233,105
116              1,667,676      Multifamily            L(30),D(87),O(3)                    155,536          251,911          229,661
117              1,610,359      Industrial/W'hse       L(36),D(81),O(3)                    154,337          212,270          198,207
118              1,582,687      Multifamily            L(48),D(71),O(1)                    148,377          198,412          198,412
119              1,573,931      Retail                 L(48),D(71),O(1)                    145,305          233,869          217,670
------------------------------------------------------------------------------------------------------------------------------------
120              1,540,132      Mobile Home Park       L(36),D(81),O(3)                    144,684          190,854          186,754
121              1,519,382      Mobile Home Park       L(32),D(85),O(3)                    144,318          192,453          186,945
122              1,497,430      Retail                 L(48),D(71),O(1)                    141,106          225,469          213,312
123              1,286,398      Self-Storage           L(27),D(91),O(2)                    142,137          186,438          186,438
124              1,328,898      Multifamily            L(29),D(88),O(3)                    127,403          198,046          166,546
------------------------------------------------------------------------------------------------------------------------------------
124A                            Multifamily
124B                            Multifamily
125              1,329,183      Mobile Home Park       L(32),D(85),O(3)                    127,403          175,990          170,340
126              1,232,604      Retail                 L(31),D(87),O(2)                    116,033          188,733          187,215
127              1,034,104      Multifamily            L(27),D(90),O(3)                     99,720          154,324          147,240
------------------------------------------------------------------------------------------------------------------------------------
128              1,039,707      Industrial/W'hse       L(30),D(52),O(2)                     88,158          131,483          122,394
129                966,424      Industrial/W'hse       L(30),D(52),O(2)                     81,944          119,063          112,252
129A                            Industrial/W'hse
129B                            Industrial/W'hse
130                938,942      Industrial/W'hse       L(30),D(52),O(2)                     79,614          104,115           98,647
------------------------------------------------------------------------------------------------------------------------------------
131                882,993      Office                 L(26),D(91),O(3)                     83,906          220,633          168,306
132                684,216      Retail                 L(26),D(91),O(3)                     95,511          135,747          121,679
133                775,637      Mobile Home Park       L(27),D(90),O(3)                     74,499           98,562           95,562
134                721,080      Mobile Home Park       L(28),D(89),O(3)                     81,041          135,438          131,838
135                669,744      Self-Storage           L(27),D(91),O(2)                     74,002           98,322           98,322
------------------------------------------------------------------------------------------------------------------------------------
136                735,582      Industrial/W'hse       L(30),D(52),O(2)                     62,371          115,966          107,441
137                711,083      Mobile Home Park       L(32),D(85),O(3)                     68,776           96,741           93,237
138                602,637      Mobile Home Park       L(32),D(85),O(3)                     57,784           76,987           75,287
139                603,611      Mobile Home Park       L(32),D(85),O(3)                     59,435           88,550           86,550
140                586,217      Multifamily            L(49),D(68),O(3)                     62,389          121,907          109,523
------------------------------------------------------------------------------------------------------------------------------------
141                437,867      Industrial/W'hse       L(30),D(52),O(2)                     37,127           58,739           55,362

                   DSCR @                                      CUT-OFF           SCHEDULED        UW HOSPITALITY
 CONTROL          NET CASH       APPRAISED   APPRAISAL           DATE            MATURITY/            AVERAGE       YEAR
   NO.              FLOW         VALUE ($)      DATE            LTV (%)         ARD LTV (%)         DAILY RATE      BUILT
---------------------------------------------------------------------------------------------------------------------------------
1                    1.95      332,000,000    6/27/01             51.2              46.2                   0        1969
1A
1B
2                    2.38      200,000,000    10/4/01             43.5              35.9                   0        1980
2A
---------------------------------------------------------------------------------------------------------------------------------
2B
3                    1.35       57,100,000    10/31/01            72.2              62.9                   0      1999/2000
4                    1.64       61,750,000    1/15/02             64.5              56.9                   0        1986
5                    1.33       52,000,000    12/1/01             69.1              54.7                   0        1911
6                    1.41       89,100,000    10/10/01            36.5              17.5                   0        1912
---------------------------------------------------------------------------------------------------------------------------------
7                    1.60      235,000,000     3/1/02             54.2              49.5                   0       Various
7A                             160,000,000     3/1/02                                                               1971
7B                              75,000,000     3/1/02                                                               1957
8                    1.30       32,400,000    10/18/01            77.8              68.2                   0    1986 and 1991
9                    1.28       31,500,000    1/16/02             78.4              68.5                   0        2001
---------------------------------------------------------------------------------------------------------------------------------
10                   1.30       27,500,000    8/31/01             77.9              68.5                   0        1977
11                   1.50       33,200,000     6/1/01             63.5              59.2              103.84        1999
12                   1.31       29,200,000    10/18/01            71.9              63.0                   0    1987 and 1995
13                   1.29       36,500,000    6/11/01             50.6              44.8                   0        1922
14                   1.23       24,000,000    2/20/01             74.7              66.4                   0        1971
---------------------------------------------------------------------------------------------------------------------------------
15                   1.25       24,000,000    9/27/01             73.9              65.9                   0        1973
16                   1.30       22,300,000    11/29/01            75.2              66.3                   0        1970
17                   1.39       21,900,000                        75.7              71.4                   0       Various
17A                              2,850,000    10/3/01                                                               1973
17B                              6,250,000    10/6/01                                                               1976
---------------------------------------------------------------------------------------------------------------------------------
17C                              2,450,000    10/3/01                                                               1974
17D                              5,350,000    10/3/01                                                               1974
17E                              5,000,000    10/3/01                                                               1974
18                   1.25       21,205,000                        77.3              70.2                   0       Various
18A                              4,650,000    3/27/01                                                               1983
---------------------------------------------------------------------------------------------------------------------------------
18B                              2,950,000    3/27/01                                                               1981
18C                              3,900,000    3/27/01                                                               1986
18D                              3,400,000     4/6/01                                                               1990
18E                              1,025,000    4/10/01                                                               1987
18F                              1,400,000    4/10/01                                                               1989
---------------------------------------------------------------------------------------------------------------------------------
18G                              1,430,000    4/10/01                                                               1986
18H                                825,000    4/10/01                                                               1986
18I                              1,625,000    4/10/01                                                               1986
19                   1.32       20,000,000    1/14/02             75.5              66.8                   0        2001
20                   1.40       21,300,000    10/12/01            70.0              62.0                   0        1985
---------------------------------------------------------------------------------------------------------------------------------
21                   1.33       20,800,000    11/9/01             70.4              62.6                   0        1998
22                   1.74       24,290,000                        60.0              53.5                   0       Various
22A                              1,140,000    11/6/01                                                               1978
22B                              1,330,000    10/29/01                                                              1950
22C                              6,150,000    11/19/01                                                              1958
---------------------------------------------------------------------------------------------------------------------------------
22D                              3,240,000    11/13/01                                                              1956
22E                              2,300,000    11/3/01                                                               1932
22F                              2,460,000    11/27/01                                                              1955
22G                              3,260,000    11/14/01                                                              1979
22H                              1,400,000    12/7/01                                                               1985
---------------------------------------------------------------------------------------------------------------------------------
22I                              3,010,000    11/4/01                                                               1980
23                   1.22       18,600,000    11/15/01            69.7              61.7                   0        1998
24                   1.56       16,300,000    11/2/01             79.5              75.0                   0        1970
25                   1.93       23,240,000                        55.7              49.7                   0       Various
25A                              1,750,000    11/10/01                                                              1973
---------------------------------------------------------------------------------------------------------------------------------
25B                              1,460,000    11/3/01                                                               1979
25C                                600,000    12/6/01                                                               1982
25D                              7,840,000    11/2/01                                                               1959
25E                              2,530,000    11/10/01                                                              1960
25F                              1,030,000    11/3/01                                                               1966
---------------------------------------------------------------------------------------------------------------------------------
25G                              2,430,000    11/5/01                                                               1960
25H                              2,200,000    11/6/01                                                               1979
25I                              3,400,000    10/29/01                                                              1964
26                   1.77       20,200,000     7/6/01             62.7              55.3                   0        2000
27                   1.35       16,400,000    10/25/01            74.9              66.2                   0        1971
---------------------------------------------------------------------------------------------------------------------------------
28                   1.88       23,315,000                        49.3              43.9                   0       Various
28A                              1,000,000    11/6/01                                                               1989
28B                              2,270,000    11/30/01                                                              1932
28C                              3,400,000    11/15/01                                                              1953
28D                              1,660,000    11/16/01                                                              1984
---------------------------------------------------------------------------------------------------------------------------------
28E                              2,420,000    11/10/01                                                              1911
28F                              2,275,000    11/12/01                                                              1988
28G                              3,000,000    12/4/01                                                               1968
28H                              1,580,000    11/21/01                                                              1981
28I                              4,510,000    11/3/01                                                               1979
---------------------------------------------------------------------------------------------------------------------------------
28J                              1,200,000    10/29/01                                                              1974
29                   1.82       21,095,000                        54.0              48.2                   0       Various
29A                              2,450,000    12/4/01                                                               1959
29B                              5,000,000    11/13/01                                                              1997
29C                              2,975,000    12/2/01                                                               1963
---------------------------------------------------------------------------------------------------------------------------------
29D                                700,000    11/20/01                                                              1954
29E                              1,500,000    11/6/01                                                               1975
29F                              1,500,000    12/3/01                                                               1956
29G                              2,500,000    11/30/01                                                              1960
29H                              3,070,000    11/3/01                                                               1986
---------------------------------------------------------------------------------------------------------------------------------
29I                              1,400,000    11/7/01                                                               1989
30                   1.57       18,600,000     6/1/01             58.8              48.4                   0       Various
30A                             17,000,000     6/1/01                                                               1976
30B                              1,600,000     6/1/01                                                               1900
31                   1.29       13,150,000    10/3/01             79.9              73.7                   0        1987
---------------------------------------------------------------------------------------------------------------------------------
32                   1.26       13,100,000    2/20/01             79.5              71.0                   0        1980
33                   1.29       14,700,000    11/30/01            70.0              61.8                   0        1981
34                   1.54       21,000,000     8/9/01             48.8              40.2                   0        1942
35                   1.35       14,100,000     9/8/01             69.3              65.6                   0        1987
36                   1.63       17,000,000     7/6/01             57.5              50.7                   0        1999
---------------------------------------------------------------------------------------------------------------------------------
37                   1.31       11,675,000    10/17/01            77.8              73.6                   0        1988
38                   1.32       10,600,000    11/15/01            77.4              68.5                   0        1994
39                   1.28       10,650,000    11/9/01             75.0              65.9                   0        1987
40                   1.52       10,700,000    7/17/01             73.7              65.4                   0        1990
41                   1.47       10,275,000    9/14/01             74.7              65.7                   0        1994
---------------------------------------------------------------------------------------------------------------------------------
42                   1.37        9,900,000    7/23/01             75.7              69.6                   0        1983
43                   1.35       10,000,000     9/8/01             74.8              70.8                   0        1987
44                   1.35        9,300,000    12/3/01             79.9              75.7                   0        1978
45                   1.36        9,275,000     8/9/01             79.6              69.7                   0      1997-1998
45A                              2,766,228                                                                        1998-1999
---------------------------------------------------------------------------------------------------------------------------------
45B                              4,881,579                                                                        1998-1999
45C                              1,627,193                                                                          1997
46                   1.29       10,950,000    9/14/01             66.9              58.1                   0        1986
47                   1.34        9,680,000    9/19/01             74.6              60.1                   0      1969/1975
48                   1.34        9,100,000    10/31/01            77.8              73.7                   0        1970
---------------------------------------------------------------------------------------------------------------------------------
49                   1.32        9,300,000    5/25/01             74.9              65.4                   0        1987
50                   1.28        9,300,000    9/21/01             74.0              65.6                   0        1973
51                   1.52        8,700,000    9/24/01             77.9              71.3                   0        1985
52                   1.42        8,350,000     7/9/01             79.2              69.7                   0        1985
53                   1.66       10,200,000    10/31/00            63.1              56.0                   0        1971
---------------------------------------------------------------------------------------------------------------------------------
54                   1.39        7,850,000    7/27/01             78.9              72.6                   0       Various
54A                              1,050,000    7/27/01                                                               1980
54B                                900,000    7/27/01                                                               1981
54C                              3,400,000    7/27/01                                                             1975-1989
54D                              1,500,000    7/27/01                                                             1984/1985
---------------------------------------------------------------------------------------------------------------------------------
54E                              1,000,000    7/27/01                                                               1987
55                   1.25        7,700,000    12/6/01             79.9              71.1                   0        2001
56                   1.48        7,600,000    8/23/01             79.9              75.6                   0        1984
57                   1.30        8,300,000                        73.0              67.4                   0       Various
57A                              2,340,000    5/25/01                                                               1998
---------------------------------------------------------------------------------------------------------------------------------
57B                              2,900,000    5/30/01                                                               1998
57C                              1,560,000    5/30/01                                                               1999
57D                              1,500,000    5/30/01                                                               2001
58                   1.23        7,700,000     1/1/02             76.0              67.7                   0        2002
59                   1.37        7,600,000    11/6/01             73.2              69.5                   0        1985
---------------------------------------------------------------------------------------------------------------------------------
60                   1.26        6,700,000    7/11/01             75.9              61.6                   0        1972
61                   1.53        7,200,000    8/14/01             68.4              60.8                   0        1966
62                   1.46        6,500,000     7/9/01             75.2              66.2                   0        1967
63                   1.35        6,400,000    12/1/01             75.2              66.9                   0   1979/1993/1994
64                   1.31        6,000,000     6/7/01             78.9              69.3                   0        1998
---------------------------------------------------------------------------------------------------------------------------------
65                   1.27        5,800,000     8/1/01             79.6              63.9                   0        1978
66                   1.41        6,000,000    11/5/01             74.9              69.3                   0        1988
67                   1.55        6,000,000    8/14/01             73.3              65.2                   0        1966
68                   1.29        5,600,000    10/31/01            77.3              73.2                   0        1972
69                   1.41        5,600,000    3/20/01             74.8              65.6                   0        1984
---------------------------------------------------------------------------------------------------------------------------------
70                   1.42        5,650,000    9/12/01             73.3              69.2                   0        1987
71                   1.36        5,810,000    10/6/01             68.7              60.4                   0        1990
72                   1.34        4,750,000    7/16/01             78.9              72.6                   0       Various
72A                              1,500,000    7/16/01                                                               1990
72B                              1,450,000    7/16/01                                                               1991
---------------------------------------------------------------------------------------------------------------------------------
72C                              1,800,000    7/16/01                                                               1991
73                   1.53        5,150,000    7/30/01             72.2              68.4                   0        1985
74                   1.39        5,280,000    5/25/01             69.7              61.9                   0      1984/1987
75                   1.49        5,100,000     9/7/01             72.2              58.2                   0        1991
76                   1.49        5,200,000    7/20/01             69.2              63.7                   0        1991
---------------------------------------------------------------------------------------------------------------------------------
77                   2.50        7,100,000     9/1/01             49.2              45.0                   0        1965
78                   1.37        4,900,000     5/1/01             71.1              57.6                   0        1986
79                   1.48        5,000,000     9/8/01             68.8              65.2                   0        1987
80                   1.42        4,650,000    7/23/01             72.9              69.0                   0        1982
81                   1.25        4,300,000    6/26/01             78.8              68.8                   0        1979
---------------------------------------------------------------------------------------------------------------------------------
82                   1.34        4,650,000    12/1/01             72.0              66.7                   0        1985
83                   1.29        4,420,000    6/22/01             74.8              65.8                   0        2000
84                   1.14        4,000,000    11/29/00            79.6              70.5                   0        1999
85                   1.29        4,290,000    9/14/01             72.1              68.2                   0        1990
86                   2.30        8,000,000     9/4/01             37.5              32.9                   0        1988
---------------------------------------------------------------------------------------------------------------------------------
87                   1.32        4,300,000     1/1/02             69.6              57.4                   0   1987/1998/2000
88                   1.30        4,050,000    9/14/01             73.9              70.0                   0        1965
89                   1.50        5,300,000     9/8/01             54.6              51.7                   0        1987
90                   1.34        3,800,000    10/2/01             72.2              59.1                   0      1992-1997
91                   1.53        3,850,000    9/10/01             70.9              65.2                   0      1973/1978
---------------------------------------------------------------------------------------------------------------------------------
92                   1.37        3,650,000     7/3/01             73.7              70.1                   0      1988/1990
93                   1.29        3,560,000    6/22/01             74.8              65.8                   0        1999
94                   1.31        3,570,000    9/17/01             72.7              64.0                   0        1970
95                   1.29        3,500,000    8/23/01             72.8              64.5                   0        1990
96                   1.32        3,400,000    10/13/01            74.9              60.4                   0        1969
---------------------------------------------------------------------------------------------------------------------------------
97                   1.41        4,080,000     4/4/01             61.6              46.3                   0        1985
98                   1.20        3,300,000    12/6/01             76.0              67.6                   0        2001
99                   1.28        3,200,000     8/1/01             78.0              68.7                   0      2000-2001
100                  1.33        3,325,000    4/19/01             71.6              63.1                   0        2000
101                  1.49        3,550,000    6/13/01             66.1              62.3                   0        2000
---------------------------------------------------------------------------------------------------------------------------------
102                  1.33        3,000,000     9/4/01             77.9              69.0                   0        1985
103                  1.35        2,900,000    7/11/01             79.7              70.2                   0        1970
104                  1.39        3,000,000     9/6/01             76.5              67.1                   0        1968
105                  1.26        2,950,000    7/18/01             76.9              62.6                   0        1986
106                  1.56        3,100,000    11/30/01            70.0              57.3                   0       Various
---------------------------------------------------------------------------------------------------------------------------------
106A                             1,650,000    11/30/01                                                              1983
106B                             1,450,000    11/30/01                                                              1983
107                  1.55        3,550,000    11/1/01             59.9              49.4                   0        1981
108                  1.38        2,950,000    9/18/01             71.1              57.7                   0        2000
109                  1.55        3,240,000     6/1/01             64.7              56.9                   0        1986
---------------------------------------------------------------------------------------------------------------------------------
110                  1.28        2,800,000    10/2/01             74.5              61.0                   0      1986-1987
111                  1.46        2,950,000    8/14/01             70.3              64.9                   0        1996
112                  1.29        3,000,000    10/8/01             68.7              56.2                   0        1998
113                  1.25        2,650,000    7/23/01             75.1              65.8                   0        1985
114                  1.48        2,660,000    10/9/01             72.2              62.9                   0        1993
---------------------------------------------------------------------------------------------------------------------------------
115                  1.36        3,200,000    10/2/01             59.2              48.5                   0      1987-1995
116                  1.48        2,460,000    5/23/01             76.9              67.8                   0        1941
117                  1.28        2,300,000    11/30/01            78.9              70.0                   0        1983
118                  1.34        2,660,000    9/17/01             67.5              59.5                   0        1969
119                  1.50        2,450,000    9/14/01             73.2              64.2                   0        1985
---------------------------------------------------------------------------------------------------------------------------------
120                  1.29        2,200,000     1/3/01             78.9              70.0                   0        1970
121                  1.30        2,150,000    5/18/01             79.6              70.7                   0        1944
122                  1.51        2,400,000    10/21/01            70.7              62.4                   0        1998
123                  1.31        2,700,000    10/2/01             58.2              47.6                   0        1997
124                  1.31        2,055,000    4/26/01             72.8              64.7                   0       Various
---------------------------------------------------------------------------------------------------------------------------------
124A                               515,000    4/26/01                                                               1968
124B                             1,540,000    4/26/01                                                               1963
125                  1.34        1,885,000    4/26/01             79.2              70.5                   0        1972
126                  1.61        2,280,000     6/8/01             61.1              54.1                   0        1999
127                  1.48        1,600,000    8/14/01             72.7              64.6                   0        1954
---------------------------------------------------------------------------------------------------------------------------------
128                  1.39        1,425,000    7/20/01             79.3              73.0                   0        1991
129                  1.37        1,375,000    7/20/01             76.4              70.3                   0       Various
129A                               775,000    7/20/01                                                               1993
129B                               600,000    7/20/01                                                               1994
130                  1.24        1,400,000    7/11/01             72.9              67.1                   0        1988
---------------------------------------------------------------------------------------------------------------------------------
131                  2.01        2,550,000    7/29/01             39.2              34.6                   0        1912
132                  1.27        1,500,000     6/1/01             65.7              45.6                   0        1976
133                  1.28        1,335,000    10/16/01            65.4              58.1                   0        1971
134                  1.63        1,400,000    2/23/01             62.3              51.5                   0        1969
135                  1.33        1,500,000    10/15/01            54.5              44.6                   0   1988/1994/2000
---------------------------------------------------------------------------------------------------------------------------------
136                  1.72        1,250,000    7/20/01             64.0              58.8                   0      1980/1991
137                  1.36        1,050,000    3/28/01             75.8              67.7                   0        1970
138                  1.30          850,000    3/28/01             79.6              70.9                   0        1970
139                  1.46          900,000    4/12/01             74.7              67.1                   0        1970
140                  1.76          875,000     1/6/00             72.2              67.0                   0        1965
---------------------------------------------------------------------------------------------------------------------------------
141                  1.49          625,000    7/16/01             76.2              70.1                   0        1987

                               SQ. FT.                    LOAN                     RENT
 CONTROL       YEAR            BED/PAD                    PER        OCCUPANCY     ROLL            OWNERSHIP
   NO.       RENOVATED         OR ROOM      UNIT          UNIT       PERCENTAGE    DATE             INEREST
-------------------------------------------------------------------------------------------------------------------------
1            1981/1997      1,710,035(3)  Sq Feet            99         99.6(4)   12/31/01    Fee Simple
1A
1B
2              2001             491,203   Sq Feet           177          100.0    12/1/01     Fee Simple
2A
-------------------------------------------------------------------------------------------------------------------------
2B
3                                   440    Units         93,636           95.2    2/24/02     Fee Simple
4              1996             454,908   Sq Feet            88           93.1    11/1/01     Fee Simple
5              2002             209,600   Sq Feet           171          100.0    12/10/01    Fee Simple
6              2001             283,416   Sq Feet           115          100.0    11/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
7             Various         2,063,806   Sq Feet            15           97.8     2/1/02     Fee Simple
7A             1993           1,187,648   Sq Feet                         97.1     2/1/02     Fee Simple
7B             1996             876,158   Sq Feet                         98.9     2/1/02     Fee Simple
8                               239,729   Sq Feet           105           96.2     1/1/02     Fee Simple
9                               189,138   Sq Feet           131          100.0     2/1/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
10             2001             241,611   Sq Feet            89           92.7    10/16/01    Fee Simple
11                                  300    Rooms         70,230           67.8    5/29/01     Fee Simple
12                              209,861   Sq Feet           100           99.1     1/1/02     Fee Simple
13             2000             133,704   Sq Feet           138           76.2    1/25/02     Fee Simple
14             1992             106,075   Sq Feet           169          100.0    5/17/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
15             2001             229,343   Sq Feet            77           94.7    10/31/01    Fee Simple
16             1998             206,857   Sq Feet            81           92.8    1/24/02     Fee Simple
17                                  841    Units         19,700           97.4    9/30/01     Fee Simple
17A                                 117    Units                          98.3    9/30/01     Fee Simple
17B                                 232    Units                          99.6    9/30/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
17C                                 109    Units                          97.3    9/30/01     Fee Simple
17D                                 198    Units                          96.5    9/30/01     Fee Simple
17E                                 185    Units                          95.1    9/30/01     Fee Simple
18                              585,814   Sq Feet            28           99.0    5/10/01     Fee Simple
18A                             144,480   Sq Feet                        100.0    5/10/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
18B                              62,028   Sq Feet                        100.0    5/10/01     Fee Simple
18C                             146,316   Sq Feet                        100.0    5/10/01     Fee Simple
18D                              31,050   Sq Feet                        100.0    5/10/01     Fee Simple
18E                              36,102   Sq Feet                        100.0    5/10/01     Fee Simple
18F                              43,950   Sq Feet                         87.0    5/10/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
18G                              51,000   Sq Feet                        100.0    5/10/01     Fee Simple
18H                              20,888   Sq Feet                         99.2    5/10/01     Fee Simple
18I                              50,000   Sq Feet                        100.0    5/10/01     Fee Simple
19                              102,315   Sq Feet           148          100.0     1/2/02     Fee Simple
20                               97,921   Sq Feet           152           96.7    11/8/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
21                              105,964   Sq Feet           138           98.6     1/4/02     Fee Simple
22            Various           348,531   Sq Feet            42           79.9    10/1/01     Fee Simple
22A                              21,936   Sq Feet                         92.7    10/1/01     Fee Simple
22B            1990              42,067   Sq Feet                         80.3    10/1/01     Fee Simple
22C            2000              66,936   Sq Feet                         73.3    10/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
22D            1999              23,122   Sq Feet                         90.4    10/1/01     Fee Simple
22E            1985              17,705   Sq Feet                         86.4    10/1/01     Fee Simple
22F            1995              51,811   Sq Feet                         73.7    10/1/01     Fee Simple
22G                              28,807   Sq Feet                         93.5    10/1/01     Fee Simple
22H                              31,322   Sq Feet                         72.2    10/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
22I            1982              64,825   Sq Feet                         89.3    10/1/01     Fee Simple
23                                  296    Units         43,821           85.8    1/15/02     Fee Simple
24                                  382    Units         33,936           93.5    10/31/01    Fee Simple
25            Various           346,095   Sq Feet            37           83.4    10/1/01     Fee Simple
25A            1995              27,240   Sq Feet                         88.2    10/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
25B            1985              43,015   Sq Feet                         67.1    10/1/01     Fee Simple
25C                              17,600   Sq Feet                         77.2    10/1/01     Fee Simple
25D            1998             111,962   Sq Feet                         86.9    10/1/01     Fee Simple
25E                              28,112   Sq Feet                         85.5    10/1/01     Fee Simple
25F            1991              15,586   Sq Feet                         99.1    10/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
25G                              19,760   Sq Feet                         94.0    10/1/01     Fee Simple
25H            1985              41,000   Sq Feet                         79.0    10/1/01     Fee Simple
25I            1990              41,820   Sq Feet                         82.4    10/1/01     Fee Simple
26                              101,875   Sq Feet           124          100.0    1/25/02     Fee Simple
27                              214,656   Sq Feet            57           99.4    1/25/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
28            Various           430,979   Sq Feet            27           88.1                Fee Simple
28A                              20,800   Sq Feet                         91.1    12/19/01    Fee Simple
28B            1982              77,393   Sq Feet                         85.1    10/1/01     Fee Simple
28C            1996              33,584   Sq Feet                         87.9    12/19/01    Fee Simple
28D            1990              30,250   Sq Feet                         81.9    12/18/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
28E            1990              50,155   Sq Feet                         97.4    12/19/01    Fee Simple
28F                              32,450   Sq Feet                         96.8    12/19/01    Fee Simple
28G            1983              38,452   Sq Feet                         89.1    10/1/01     Fee Simple
28H                              27,600   Sq Feet                         88.3    10/1/01     Fee Simple
28I            1996              80,575   Sq Feet                         83.7    12/19/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
28J            1990              39,720   Sq Feet                         86.3    10/1/01     Fee Simple
29            Various           246,365   Sq Feet            46           89.0    10/1/01     Fee Simple
29A            1994              21,950   Sq Feet                         90.6    10/1/01     Fee Simple
29B                              40,825   Sq Feet                         93.9    10/1/01     Fee Simple
29C            1993              30,843   Sq Feet                         89.9    10/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
29D            1994              16,590   Sq Feet                         89.7    10/1/01     Fee Simple
29E            1984              19,200   Sq Feet                         86.1    10/1/01     Fee Simple
29F            1984              17,782   Sq Feet                         96.3    10/1/01     Fee Simple
29G            1984              25,750   Sq Feet                         96.6    10/1/01     Fee Simple
29H            2000              44,275   Sq Feet                         74.9    10/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
29I                              29,150   Sq Feet                         91.4    10/1/01     Fee Simple
30            Various           391,850   Sq Feet            28          100.0                Fee Simple
30A            1998             371,800   Sq Feet                        100.0     8/7/01     Fee Simple
30B            1989              20,050   Sq Feet                        100.0    7/30/01     Fee Simple
31                                  280    Units         37,526           94.6    12/2/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
32                               81,159   Sq Feet           128          100.0    12/31/01    Fee Simple
33                              115,407   Sq Feet            89           90.7    1/11/02     Fee Simple
34             2001             171,498   Sq Feet            60          100.0    1/30/02     Fee Simple
35                               87,126   Sq Feet           112           90.2    10/15/01    Fee Simple
36                              101,875   Sq Feet            96          100.0    1/25/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
37                                  256    Units         35,479           93.0    10/15/01    Fee Simple
38                                  168    Units         48,817           93.5    12/24/01    Fee Simple
39             1993              99,267   Sq Feet            80           94.4     1/2/02     Fee Simple
40                              245,295   Sq Feet            32          100.0    12/17/01    Fee Simple
41                               54,234   Sq Feet           142          100.0                Fee Simple
-------------------------------------------------------------------------------------------------------------------------
42                              238,976   Sq Feet            31           89.7    1/26/02     Fee Simple
43                               69,658   Sq Feet           107          100.0    10/15/01    Fee Simple
44                                  208    Units         35,726           92.8    12/23/01    Fee Simple
45                                  228    Units         32,377           96.1     7/1/01     Fee Simple
45A                                  68    Units                          95.6     7/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
45B                                 120    Units                          95.8     7/1/01     Fee Simple
45C                                  40    Units                          97.5     7/1/01     Fee Simple
46                                  140    Units         52,364           97.1     9/5/01     Fee Simple
47                                  217    Units         33,291          100.0     1/1/02     Fee Simple/Leasehold
48                                  192    Units         36,883           97.4    10/12/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
49                               51,210   Sq Feet           136          100.0    12/7/01     Fee Simple
50                               74,537   Sq Feet            92           97.9    1/10/02     Fee Simple
51                               78,005   Sq Feet            87           96.4    11/16/01    Fee Simple
52                               99,103   Sq Feet            67           93.4    1/17/02     Fee Simple
53             1994             149,267   Sq Feet            43           98.1    2/23/02     Fee Simple/Leasehold
-------------------------------------------------------------------------------------------------------------------------
54                              182,292   Sq Feet            34           98.3                Fee Simple
54A                              27,070   Sq Feet                        100.0    1/26/02     Fee Simple
54B                              22,740   Sq Feet                        100.0    1/26/02     Fee Simple
54C                              63,950   Sq Feet                         95.0    1/26/02     Fee Simple
54D                              43,500   Sq Feet                        100.0    1/26/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
54E                              25,032   Sq Feet                        100.0    1/26/02     Fee Simple
55                               61,118   Sq Feet           101          100.0    11/20/01    Fee Simple
56           1993/2000              150    Units         40,491           99.3    8/23/01     Fee Simple
57                              163,400   Sq Feet            37           99.8    4/30/01     Fee Simple
57A                              43,500   Sq Feet                         99.4    4/30/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
57B                              61,500   Sq Feet                        100.0    4/30/01     Fee Simple
57C                              24,500   Sq Feet                        100.0    4/30/01     Fee Simple
57D                              33,900   Sq Feet                        100.0    4/30/01     Fee Simple
58                               61,130   Sq Feet            96          100.0    1/11/02     Fee Simple
59             1998              70,522   Sq Feet            79           92.0    11/30/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
60             1998             106,096   Sq Feet            48           93.3    11/13/01    Leasehold
61             1993                  88    Units         55,931           95.5     1/1/02     Fee Simple
62                                  137    Units         35,682           94.2     1/1/02     Fee Simple
63                               36,163   Sq Feet           133          100.0    12/27/01    Fee Simple
64                               71,700   Sq Feet            66          100.0    10/11/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
65                                  100    Units         46,168          100.0    11/8/01     Fee Simple
66                               89,120   Sq Feet            50          100.0    12/19/01    Fee Simple
67             1994                  60    Units         73,296          100.0     1/1/02     Fee Simple
68           1997/1998              104    Units         41,622           93.3    10/9/01     Fee Simple
69                                  126    Units         33,252           97.6    11/9/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
70                               58,088   Sq Feet            71           90.0    12/31/01    Fee Simple
71                               34,063   Sq Feet           117          100.0     1/1/02     Fee Simple
72                               91,000   Sq Feet            41           90.3    1/26/02     Fee Simple
72A                              27,000   Sq Feet                         88.9    1/26/02     Fee Simple
72B                              29,000   Sq Feet                         80.0    1/26/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
72C                              35,000   Sq Feet                        100.0    1/26/02     Fee Simple
73                               70,911   Sq Feet            52          100.0    7/31/01     Fee Simple
74                               46,076   Sq Feet            80           90.8    6/21/01     Fee Simple
75                               14,576   Sq Feet           253          100.0    9/30/01     Fee Simple
76                               98,010   Sq Feet            37          100.0    1/26/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
77             1993              47,068   Sq Feet            74           88.0    10/1/01     Fee Simple
78                               47,377   Sq Feet            74          100.0    10/3/01     Leasehold
79                               27,192   Sq Feet           127          100.0    10/15/01    Fee Simple
80                               28,197   Sq Feet           120          100.0    7/31/01     Fee Simple
81                                   89    Units         38,049          100.0    12/20/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
82                               65,410   Sq Feet            51          100.0    1/22/02     Fee Simple
83                               15,120   Sq Feet           219          100.0    6/28/99     Fee Simple
84                                   13    Units        244,926          100.0     1/2/02     Fee Simple
85             2000                  44    Units         70,272           97.7    10/1/01     Fee Simple
86                               35,194   Sq Feet            85           89.0    11/14/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
87                               78,800   Sq Feet            38          100.0     1/1/02     Fee Simple
88             1997                  52    Units         57,543          100.0    10/1/01     Fee Simple
89                               30,216   Sq Feet            96           75.2    10/15/01    Fee Simple
90                              139,243   Sq Feet            20           58.0    10/15/01    Fee Simple
91                               37,578   Sq Feet            73          100.0    10/19/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
92                               26,646   Sq Feet           101          100.0     8/1/01     Fee Simple
93                               15,120   Sq Feet           176          100.0    6/15/99     Fee Simple
94             1999                 130    Units         19,954           86.2    9/30/01     Fee Simple
95                               28,424   Sq Feet            90          100.0    12/10/01    Fee Simple
96             1985                 164     Pads         15,524          100.0    1/16/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
97             2001              24,837   Sq Feet           101           95.6    11/30/01    Leasehold
98                               28,800   Sq Feet            87          100.0    11/20/01    Fee Simple
99                                   64    Units         39,017           93.8    10/24/01    Fee Simple
100                              23,942   Sq Feet            99          100.0     9/4/01     Fee Simple
101                              15,120   Sq Feet           155          100.0    7/10/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
102            2001              60,599   Sq Feet            39          100.0     9/6/01     Fee Simple
103                                 110     Pads         21,025          100.0     2/1/02     Fee Simple
104                                 124     Pads         18,504           98.4    8/15/01     Fee Simple
105                              53,632   Sq Feet            42          100.0    11/29/01    Fee Simple
106                              51,062   Sq Feet            42           90.9    12/1/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
106A                             27,550   Sq Feet                         89.3    12/1/01     Fee Simple
106B                             23,512   Sq Feet                         92.8    12/1/01     Fee Simple
107                              35,212   Sq Feet            60           88.5    12/13/01    Fee Simple
108                              18,270   Sq Feet           115           90.4    1/14/02     Fee Simple
109                              35,209   Sq Feet            60          100.0    10/5/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
110                              99,716   Sq Feet            21           71.3    10/15/01    Fee Simple
111                              36,299   Sq Feet            57          100.0    10/15/01    Fee Simple
112                              83,040   Sq Feet            25           72.8    11/13/01    Fee Simple
113                                  36    Units         55,288          100.0    12/31/01    Fee Simple
114                              42,680   Sq Feet            45          100.0    10/29/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
115                             108,244   Sq Feet            18           53.7    10/15/01    Fee Simple
116            1998                  89    Units         21,269           97.8     1/8/02     Fee Simple
117                              54,700   Sq Feet            33          100.0    12/11/01    Fee Simple
118            1999                  92    Units         19,520           91.3    9/30/01     Fee Simple
119                              26,150   Sq Feet            69           95.4    10/12/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
120                                  82     Pads         21,175           96.3    12/1/01     Fee Simple
121            1980                 102     Pads         16,781           92.2    12/31/01    Fee Simple
122                              15,000   Sq Feet           113           92.0    10/25/01    Fee Simple
123                              67,800   Sq Feet            23           68.6    10/15/01    Fee Simple
124                                 105    Units         14,244           95.2    5/22/01     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
124A                                 25    Units                          96.0    5/22/01     Fee Simple
124B                                 80    Units                          95.0    5/22/01     Fee Simple
125            1983                 113     Pads         13,212           92.9     2/1/02     Fee Simple
126                              10,125   Sq Feet           138          100.0    5/15/01     Fee Simple
127            1993                  22    Units         52,868          100.0     1/1/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
128                              33,750   Sq Feet            33          100.0    1/26/02     Fee Simple
129                              33,850   Sq Feet            31           81.0    1/26/02     Fee Simple
129A                             19,000   Sq Feet                         92.1    1/26/02     Fee Simple
129B                             14,850   Sq Feet                         66.7    1/26/02     Fee Simple
130                              29,550   Sq Feet            35           74.6    1/26/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
131            1991              52,715   Sq Feet            19           86.9     1/1/02     Fee Simple
132                              12,000   Sq Feet            82           97.7    1/28/02     Leasehold
133            1984                  60     Pads         14,559          100.0    12/1/01     Fee Simple
134            1997                  72     Pads         12,114           97.2    1/23/01     Fee Simple
135                              54,630   Sq Feet            15           74.0    10/15/01    Fee Simple
-------------------------------------------------------------------------------------------------------------------------
136                              34,100   Sq Feet            23           95.5    1/26/02     Fee Simple
137                                  48     Pads         16,590          100.0     1/9/02     Fee Simple
138                                  34     Pads         19,906           97.1    12/31/01    Fee Simple
139                                  40     Pads         16,802           92.5     1/1/02     Fee Simple
140                                  48    Units         13,164           97.9    1/10/02     Fee Simple
-------------------------------------------------------------------------------------------------------------------------
141                              17,000   Sq Feet            28          100.0    1/26/02     Fee Simple

                         LARGEST                       LARGEST         LARGEST                 2ND LARGEST
 CONTROL                 TENANT                      TENANT AREA    TENANT LEASE                  TENANT
   NO.                    NAME                     LEASED (SQ.FT.)    EXP. DATE                    NAME
-----------------------------------------------------------------------------------------------------------------------
1          JC Penney (Pad Lease)                          250,053     12/31/06      Nordstrom (Pad Lease)
1A
1B
2          American Express Co.                           192,638      9/30/11      International Paper
2A
-----------------------------------------------------------------------------------------------------------------------
2B
3
4          Ocshner                                         86,075      5/31/08      University of Phoenix
5          City of New York                               200,000     10/31/21      Chelsea Motor Rental
6          CNET Networks, Inc.                            283,416      4/30/16
-----------------------------------------------------------------------------------------------------------------------
7
7A         Macy's                                         503,500     10/31/03      Department of Education
7B         Target                                         122,000      1/31/26      Burlington Coat Factory
8          Dept of Energy                                  85,804     11/30/09      Megisto Systems
9          Ericsson                                        71,443      7/31/08      Montgomery County Government
-----------------------------------------------------------------------------------------------------------------------
10         Kmart                                           87,000      10/1/26      Shop Rite
11
12         Science Applications International              51,137      5/31/07      V One
13         Discovery                                       58,268     10/21/10      Paul, Handley & Harley, LLP
14         Ralph's Grocery                                101,950      4/30/11      McDonald's
-----------------------------------------------------------------------------------------------------------------------
15         Kmart                                           86,652      9/30/03      Albertsons
16         Randall's Food Markets, Inc.                    56,430      6/13/13      Walgreens Company
17
17A
17B
-----------------------------------------------------------------------------------------------------------------------
17C
17D
17E
18         American Leather                               115,566      1/31/04      Fox Athletics
18A        Commercial Openings, Inc.                       26,880      4/30/02      Sunburst Shutters
-----------------------------------------------------------------------------------------------------------------------
18B        Assiciate Home                                  29,712      7/31/03      Nissei Sangyo America
18C        American Leather                               115,566      1/31/04      Pillowtex Management Company
18D        City of Dallas Police Academy                   31,050      7/31/07
18E        Tiger Flow Systems, Inc.                        36,102      5/31/04
18F        Trybus                                          33,674     10/31/09      BTP Manufacturing
-----------------------------------------------------------------------------------------------------------------------
18G        Spacewall International                         30,600      5/31/02      Coyote Distribution, Inc.
18H        Merritt Computer                                16,963      7/31/04      Urban Alternative
18I        Fox Athletics                                   37,500      2/12/02      The Masters Distributions Systems
19         Sprint Spectrum, LP                            102,315      6/24/11
20         Lamps Plus                                      10,867      1/31/03      Trader Joe's
-----------------------------------------------------------------------------------------------------------------------
21         J & H March & McLennan                          26,909      7/31/04      Vantas
22
22A
22B
22C
-----------------------------------------------------------------------------------------------------------------------
22D
22E
22F
22G
22H
-----------------------------------------------------------------------------------------------------------------------
22I
23
24
25
25A
-----------------------------------------------------------------------------------------------------------------------
25B
25C
25D
25E
25F
-----------------------------------------------------------------------------------------------------------------------
25G
25H
25I
26         Verisign                                       101,875      8/31/10
27         Harris Teeter                                   60,567      8/31/12      The Sports Authority
-----------------------------------------------------------------------------------------------------------------------
28
28A
28B
28C
28D
-----------------------------------------------------------------------------------------------------------------------
28E
28F
28G
28H
28I
-----------------------------------------------------------------------------------------------------------------------
28J
29
29A
29B
29C
-----------------------------------------------------------------------------------------------------------------------
29D
29E
29F
29G
29H
-----------------------------------------------------------------------------------------------------------------------
29I
30         Foss Manufacturing Company                                  8/1/16
30A        Foss Manufacturing Company                     371,800      8/1/16
30B        Foss Manufacturing Company                      20,050      8/1/16
31
-----------------------------------------------------------------------------------------------------------------------
32         Ralph's Grocery                                 61,609      4/30/11      Anna's Linen Company
33         REMC Enterprises, Inc.                          16,158      2/28/11      Cisco Systems
34
35         Marshall's                                      25,000      1/31/03      Sear's Roebuck
36         Cigital, Inc.                                   40,014      7/31/09      Alpha Corporation
-----------------------------------------------------------------------------------------------------------------------
37
38
39         Publix                                          42,112      9/9/07       Taco Rico Tex Mex Cafe
40         Wal-Mart                                       116,215      9/18/10      Winn Dixie
41         Special Occasions                               13,040      9/30/04      Gioia, Inc.
-----------------------------------------------------------------------------------------------------------------------
42         ARD Distributors                                38,171      8/31/03      Gunn - Creel & Associates, Inc.
43         Ross Stores                                     25,000      1/31/03      Petco
44
45
45A
-----------------------------------------------------------------------------------------------------------------------
45B
45C
46
47
48
-----------------------------------------------------------------------------------------------------------------------
49         San Antonio Shoe, Inc.                           4,400      1/31/04      Repp Big 'N Tall
50         Gruntal & Company                               12,000      4/30/07      E. W. Williams Publications
51         Humana Milliary Healthcare                      17,633      6/30/03      Fisher Development, Inc.
52         Publix                                          39,795      8/28/05      Eckerd Drugs
53         Wal-Mart Store                                  77,940     10/31/12      Big Y Supermarket
-----------------------------------------------------------------------------------------------------------------------
54
54A        Richard Weber Real Estate Inv.                   9,000      6/30/02      American Lighting & Signaliz
54B        Gold Medal Products, Inc.                        7,440      4/30/03      Continental Gifts & Imports
54C        National Cabinet and Displays                    7,560      3/31/02      Rowland Research Corp.
54D        Sterling Industries II, Inc.                    10,750      5/31/06      Royal Cup/Stanley Bros., Inc.
-----------------------------------------------------------------------------------------------------------------------
54E        Fiamma, Inc.                                     6,832      4/30/02      Magnum Heating & Air, Inc.
55         ManTech Systems Engineering                     34,780      6/30/08      Lockheed Martin Corporation
56
57         Gardner Denver                                  61,500      7/1/10       Brenner Tank Services, Inc.
57A        Brenner Tank Services, Inc.                     43,250      8/27/05
-----------------------------------------------------------------------------------------------------------------------
57B        Gardner Denver                                  61,500      7/1/10
57C        Flowserve Corporation                           24,500      8/30/08
57D        Southpro Restoration                            33,900      7/16/07
58         Titan Systems                                   61,130     12/31/06
59         Ward Stone College                              26,192      5/31/08      Martinez, George & Associates
-----------------------------------------------------------------------------------------------------------------------
60         Winn Dixie                                      68,146      2/23/20      Beall's Outlet
61
62
63         MGM Liquors                                      8,950      1/31/04      Old Chicago
64         Winn Dixie                                      44,000      3/17/19      Dollar General
-----------------------------------------------------------------------------------------------------------------------
65
66         Peebles, Inc.                                   21,600      1/31/05      Variety Wholesalers, Inc.
67
68
69
-----------------------------------------------------------------------------------------------------------------------
70         MCI Telecommunications                          27,674     10/31/06      The WLB Group
71         99 Cent Store                                    5,500      4/30/05      Bhagat Dental
72         AK Associates, L.L.C.                           35,000     10/31/04      Nucrane Corporation
72A        Nucrane Corporation                             12,000     10/31/03      Sowers Group Inc.
72B        Advanced Automation, Inc.                        8,700      9/30/02      TRM Copy Centers (USA) Corp.
-----------------------------------------------------------------------------------------------------------------------
72C        AK Associates, L.L.C.                           35,000     10/31/04
73         IGA Super Center                                37,000      5/31/10      Osco Drugs
74         Rose Garden                                      7,369      8/31/14      Blockbuster Video
75         First Virginia Bank                              2,028      9/22/06      Crosspointed Market
76         Exide Corporation                               17,280      4/30/02      Lumidor Safety Corporation
-----------------------------------------------------------------------------------------------------------------------
77         Quenns Legal Services                            6,338      1/31/06      HS Systems
78         Pulte Home Corporation                           8,910      3/31/06      Adult Day Care of America
79         Country Oak Furtniture                           6,035      5/31/06      American Furnishings
80         Barker Thomas & Walters, PC                      9,425      8/31/08      County of San Diego
81
-----------------------------------------------------------------------------------------------------------------------
82         Washington Mutual                               22,593      10/1/06      GSA
83         Walgreens                                       15,120      9/30/60
84
85
86         Blockbuster                                      5,984     12/31/03      CIT Computers
-----------------------------------------------------------------------------------------------------------------------
87         Brookshire Brothers                             40,000     12/31/21      Ace Hardware
88
89         Kragen Auto                                      9,044      3/31/04      Radio Shack
90
91         Hancock Fabrics                                 12,696      1/31/04      Terra Nostra Restaurant
-----------------------------------------------------------------------------------------------------------------------
92         Superior School Supply                           4,517      2/28/02      Home Fitness Exercise Equipment
93         Walgreens                                       15,120      9/30/60
94
95         SMED International                               6,022      2/28/07      Crescent Heights of America
96
-----------------------------------------------------------------------------------------------------------------------
97         McDonald's Corporation                           3,467      1/31/21      First Hawaii Bank
98         Eagan McAllister Associates, Inc.               28,800     11/30/11
99
100        Staples                                         23,942      6/30/15
101        Walgreens                                       15,120      5/27/20
-----------------------------------------------------------------------------------------------------------------------
102        Big Lots                                        28,774      1/31/06      Staples
103
104
105        Food Lion                                       35,032      1/27/12      Family Dollar
106
-----------------------------------------------------------------------------------------------------------------------
106A
106B
107        Christina's Mexican Cafe                         7,260      2/28/10      Deli Management
108        Buffalo Wild Wings Restaurant                    5,577      3/31/10      Sprint PCS
109        Aaron's Family Billiards                         6,537      3/31/06      Simutek, Inc.
-----------------------------------------------------------------------------------------------------------------------
110
111        Kirby                                            4,730     12/31/05      Flynn's Flooring
112
113
114        Food Lion                                       29,000      1/19/13      Rite Aid
-----------------------------------------------------------------------------------------------------------------------
115
116
117        Ozanne Woodworking                              18,000      7/31/06      Sav-On Plating
118
119        Well4Life                                        5,520      4/30/06      Casa Romero Restaurant
-----------------------------------------------------------------------------------------------------------------------
120
121
122        Hi-Health Supermarket                            5,400      4/30/06      Water & Ice
123
124
-----------------------------------------------------------------------------------------------------------------------
124A
124B
125
126        CVS                                             10,125      9/5/19
127
-----------------------------------------------------------------------------------------------------------------------
128        Ocoee Body Works, Inc.                          26,250      9/30/02      Paint by Jim Kramer, Inc.
129        Masco Contractor Services                       10,000      5/31/02      Lesco, Inc.
129A       Masco Contractor Services                       10,000      5/31/02      Lesco, Inc.
129B       Commercial Lawn Equipment, Inc.                  4,950     11/30/01      Maxi Auto Repair, Inc.
130        Sears                                            5,400     11/18/03      Southern Paint Contracting, Inc.
-----------------------------------------------------------------------------------------------------------------------
131        HNTB Corporation                                 6,490     10/31/05      Southwest Properties Group
132        Expressway Arcade Corp.                          3,000     11/30/05      Wendy's Old Fashioned Hamburgers
133
134
135
-----------------------------------------------------------------------------------------------------------------------
136        Creative Tile                                    6,200      3/31/04      Hoge-Warren
137
138
139
140
-----------------------------------------------------------------------------------------------------------------------
141        Aviation Marine                                  8,500      9/30/02      The Merchant Source, Inc.

             2ND LARGEST    2ND LARGEST               3RD LARGEST                3RD LARGEST     3RD LARGEST
 CONTROL     TENANT AREA    TENANT LEASE                 TENANT                  TENANT AREA     TENANT LEASE
   NO.     LEASED (SQ.FT.)   EXP. DATE                    NAME                 LEASED (SQ.FT.)    EXP. DATE
---------------------------------------------------------------------------------------------------------------
1                  220,486    12/31/80    Robinsons-May (Pad Lease)                     201,502    1/31/07
1A
1B
2                  132,004    12/31/15    UBS Warburg                                    73,564    9/30/02
2A
---------------------------------------------------------------------------------------------------------------
2B
3
4                   43,010    3/31/04     Halley McNamara                                36,583    6/30/06
5                    9,600    1/31/03
6
---------------------------------------------------------------------------------------------------------------
7
7A                 186,569    7/31/09     Century Theaters                               42,370    6/22/02
7B                 100,000    9/30/07     Mervyn's                                       79,800    1/31/06
8                   18,326    1/31/06     Advanced Telecom Group                         17,430    2/28/10
9                   48,002    11/30/15    Montgomery College IT                          27,826    6/30/08
---------------------------------------------------------------------------------------------------------------
10                  82,401     3/1/26     Tutor Time                                     11,085     5/1/16
11
12                  28,312    7/31/03     Digital Receiver                               24,211    11/30/09
13                  21,404    1/31/11     iKnowMed                                       13,021    11/30/06
14                   4,125    11/29/08
---------------------------------------------------------------------------------------------------------------
15                  53,600    9/30/26     Office Max                                     20,192    6/30/15
16                  15,120    11/30/16    The Phoenix                                    12,308    12/31/04
17
17A
17B
---------------------------------------------------------------------------------------------------------------
17C
17D
17E
18                  37,500    2/12/02     Tiger Flow Systems, Inc.                       36,102    5/31/04
18A                 18,480    11/30/01    Precision Stainless                            18,480    3/31/03
---------------------------------------------------------------------------------------------------------------
18B                 13,776    7/31/04     American Woodmark                               9,884    4/30/02
18C                 30,750    10/31/03
18D
18E
18F                  4,553    9/30/01
---------------------------------------------------------------------------------------------------------------
18G                 20,400    10/31/04
18H                  2,550    10/31/02    San Francisco Subs                              1,200    9/30/06
18I                 12,500    1/31/06
19
20                  10,654    3/31/12     Lenscrafters                                    7,025    5/31/06
---------------------------------------------------------------------------------------------------------------
21                  21,933    3/31/10     Earley Savage                                  12,165    12/31/06
22
22A
22B
22C
---------------------------------------------------------------------------------------------------------------
22D
22E
22F
22G
22H
---------------------------------------------------------------------------------------------------------------
22I
23
24
25
25A
---------------------------------------------------------------------------------------------------------------
25B
25C
25D
25E
25F
---------------------------------------------------------------------------------------------------------------
25G
25H
25I
26
27                  45,847    1/31/08     T.J. Maxx                                      36,535    1/31/04
---------------------------------------------------------------------------------------------------------------
28
28A
28B
28C
28D
---------------------------------------------------------------------------------------------------------------
28E
28F
28G
28H
28I
---------------------------------------------------------------------------------------------------------------
28J
29
29A
29B
29C
---------------------------------------------------------------------------------------------------------------
29D
29E
29F
29G
29H
---------------------------------------------------------------------------------------------------------------
29I
30
30A
30B
31
---------------------------------------------------------------------------------------------------------------
32                   3,900    1/31/05     Rent-A-Center                                   3,600    4/30/06
33                  15,933    10/31/03    First Team Real Estate                          6,992    4/22/06
34
35                  21,436     7/8/02     Blockbuster Video                               4,500    9/30/02
36                  13,737    2/28/10     Orbital Sciences Corp.                         13,394    7/31/04
---------------------------------------------------------------------------------------------------------------
37
38
39                   6,998    6/30/05     Lady of America                                 5,852    8/31/05
40                  45,500    10/3/10     Peebles                                        32,680    9/26/10
41                   5,870    8/31/05     Audio Video Concepts                            5,343    5/31/06
---------------------------------------------------------------------------------------------------------------
42                  30,033    5/31/03     Norcraft Companies, LLC                        23,091    8/31/06
43                  20,000    6/30/07     Viva La Pasta                                   3,300    12/31/07
44
45
45A
---------------------------------------------------------------------------------------------------------------
45B
45C
46
47
48
---------------------------------------------------------------------------------------------------------------
49                   3,600    8/31/05     Catherines/Charming Shopp                       3,600    8/12/04
50                   6,571    1/31/06     Tschudin                                        4,875    8/31/05
51                   7,228    5/31/04     Electro Optical Industries, Inc.                6,620    8/31/04
52                  10,356     9/7/05     Blockbuster Videos, Inc.                        6,800    5/31/04
53                  34,028    2/28/05     Genoveese Drugs                                13,175    1/31/08
---------------------------------------------------------------------------------------------------------------
54
54A                  6,048    10/31/02    Green Acres Lawn & Landscaping                  4,522    5/31/02
54B                  4,500    4/30/03     Dimensions Cabinetry & Millwork                 3,300    1/31/03
54C                  4,875    7/31/04     Ace Craftsman, Inc.                             4,875    5/31/02
54D                  7,000    10/31/02    C & M Core Distributors, Inc.                   3,750    11/30/02
---------------------------------------------------------------------------------------------------------------
54E                  4,200    12/31/02    Treu Air, Inc.                                  2,800    7/31/02
55                  15,589    1/31/06     Qualtec, Inc.                                   7,232    4/30/06
56
57                  43,250    8/27/05     Southpro Restoration                           33,900    7/16/07
57A
---------------------------------------------------------------------------------------------------------------
57B
57C
57D
58
59                   3,155    3/31/05     Metro Bank of Dade County                       3,144    5/31/04
---------------------------------------------------------------------------------------------------------------
60                  13,654    4/30/05     Dollar General                                  9,982    10/31/09
61
62
63                   8,250    3/31/06     Blockbuster Video                               6,000    12/31/03
64                   8,000    1/31/10     Cato                                            6,000    1/31/03
---------------------------------------------------------------------------------------------------------------
65
66                  21,600    9/30/04     Eckerd                                          8,470    8/31/03
67
68
69
---------------------------------------------------------------------------------------------------------------
70                   6,216    7/31/03     Central Phoenix Women's Health                  4,959    6/30/04
71                   2,400    8/31/08     China Cook                                      2,225    7/31/08
72                  12,000    10/31/03    Advanced Automation, Inc.                       8,700    9/30/02
72A                  6,000    9/30/03     The Lyford Cay Collection                       3,000    10/31/04
72B                  2,900    3/31/06     ETS Payphones, Inc.                             2,900    10/31/02
---------------------------------------------------------------------------------------------------------------
72C
73                   8,450    5/31/05     Terry's Hallmark                                5,600    12/31/02
74                   7,200    5/31/02     Checker auto                                    6,048    7/31/03
75                   1,825    3/31/08     Young in Marshall Arts                          1,367    10/31/04
76                  14,040    9/30/05     Roc-Off Productions, Inc.                       8,910    5/31/04
---------------------------------------------------------------------------------------------------------------
77                   5,837    3/31/06     Diamond Reproting                               5,221    9/30/03
78                   6,226    1/31/06     Staff Builders Services, Inc.                   3,951    12/31/03
79                   6,035    3/31/02     El Pollo Loco                                   3,500    2/28/02
80                   9,347    10/31/04    On Call Employee Solutions                      4,139    2/28/06
81
---------------------------------------------------------------------------------------------------------------
82                  22,245    10/17/06    Contract Claim Services, Inc.                  13,498    10/1/06
83
84
85
86                   3,019    3/31/04     Circle M Food Market                            2,660
---------------------------------------------------------------------------------------------------------------
87                  18,000    12/31/06    Bill's Dollar Store                             8,000    12/31/10
88
89                   2,640    1/31/06     Century 21                                      2,394    10/31/03
90
91                   5,388    4/30/05     Art & Frame Warehouse                           3,000    10/31/02
---------------------------------------------------------------------------------------------------------------
92                   4,324    7/31/06     AHH's Spas, Inc.                                2,184    2/28/04
93
94
95                   6,008    12/31/16    ACG Interntional                                5,683    12/31/05
96
---------------------------------------------------------------------------------------------------------------
97                   2,637    5/24/06     Queen's Health Care Center                      1,832    8/31/05
98
99
100
101
---------------------------------------------------------------------------------------------------------------
102                 23,911    5/31/08     Hibbett                                         4,500    5/31/06
103
104
105                  6,000    12/31/01    Movie Starz                                     3,000    7/31/02
106
---------------------------------------------------------------------------------------------------------------
106A
106B
107                  4,800    8/31/10     Earmark Audio                                   4,587    11/30/05
108                  3,827    1/31/06     New Balance                                     3,500    2/28/06
109                  4,660    7/31/07     Shall We Dance                                  3,328    12/31/02
---------------------------------------------------------------------------------------------------------------
110
111                  3,560    8/31/02     Century 21                                      3,384    12/31/03
112
113
114                  7,680    1/19/03     Movie Gallery                                   3,000    12/31/04
---------------------------------------------------------------------------------------------------------------
115
116
117                 14,500    2/28/03     Cactus Printing                                10,360    8/31/04
118
119                  4,800    10/31/05    Agape Church                                    4,800    5/31/04
---------------------------------------------------------------------------------------------------------------
120
121
122                  2,400    5/31/06     Vuong Tanning & Nails                           1,800    5/31/04
123
124
---------------------------------------------------------------------------------------------------------------
124A
124B
125
126
127
---------------------------------------------------------------------------------------------------------------
128                  3,750    10/31/03    Construction Solutions                          1,875    3/31/04
129                  6,000    11/30/03    Commercial Lawn Equipment, Inc.                 4,950    11/30/01
129A                 6,000    11/30/03    Walltech, Inc.                                  1,500    4/30/02
129B                 3,300    6/30/04     Stihl Southeast, Inc.                           1,650    4/30/02
130                  5,400    3/31/03     KMR Enterprises, Inc.                           3,750    10/31/05
---------------------------------------------------------------------------------------------------------------
131                  6,532                The Conspiracy Museum                           5,036    12/31/03
132                  2,559    8/14/17     Radio Shack                                     1,650    1/31/10
133
134
135
---------------------------------------------------------------------------------------------------------------
136                  4,650    11/30/02    Balsys Technology Group, Inc.                   4,650    2/13/05
137
138
139
140
---------------------------------------------------------------------------------------------------------------
141                  6,375    4/30/03     Rent Wear, Inc.                                 2,125    4/30/02

(1) The prepayment provision commences from the first interest accrual period for each loan.

(2) Weighted Average coupon of the Fashion Valley Mall Mortgage Loan and the Companion Loan.

(3) Represents gross leasable area of the property including anchor stores. The square feet securing the Fashion Valley Mortgaged Property totals 736,730 square feet and is comprised of an 80,000 square foot anchor store (and related pad), in-line space of 563,414 square feet, a 51,610 square foot movie theater, and four improved pads totaling 41,706 square feet. Five anchors' pads, but not the related anchors' stores also comprise collateral for the Fashion Valley Mortgaged Property.

(4)  Reflects overall mall occupancy at Fashion Valley Mall property.

(5) Weighted Average coupon of the 400 Atlantic Street Mortgage Loan and the Companion Loan.

(6)  Based on the weighted average coupon.

(7) Pursuant to the A/B Note structure, the B Note does not receive any principal payments until the balance of the A Note is reduced to zero.

                 (This Page Has Been Left Blank Intentionally)

                                 ANNEX A-2-1
                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1

                                                                     ORIGINAL          REMAINING
   CONTROL                                                        INTEREST-ONLY      INTEREST-ONLY                 AMORTIZATION
     NO.                        PROPERTY NAME                     PERIOD (MOS.)      PERIOD (MOS.)                     TYPE
------------------------------------------------------------------------------------------------------------------------------------
1             Fashion Valley Mall                                                0                 0        ARD
2             400 Atlantic Street                                                0                 0        Balloon
3             Tanamera Apartments                                                0                 0        Balloon
4             First Bank and Trust Center                                        0                 0        ARD
5             260 11th Avenue                                                    0                 0        ARD
6             235 Second St                                                      0                 0        ARD
7             Westfield Portfolio B Note                                       120                93        ARD(1)
8             270 Corporate Center II                                           12                11        Interest Only, ARD
9             Metro Park North                                                  12                11        Interest Only, ARD
10            Big V Town Center                                                  0                 0        ARD
11            Marriott Cool Springs                                              0                 0        Balloon
12            270 Corporate Center I                                            12                11        Interest Only, ARD
13            Berkeley Crossing                                                  0                 0        Balloon
14            Food 4 Less Shopping Center - Hollywood                            0                 0        Balloon
15            Key Plaza Shopping Center                                          0                 0        Balloon
16            Woodlake Square                                                    0                 0        Balloon
17            Windswept Portfolio                                                0                 0        Balloon
18            Dallas Industrial Portfolio                                        0                 0        Balloon
19            Sprint Building                                                    0                 0        ARD
20            Quail Pointe Center                                                0                 0        Balloon
21            City Center West II                                                0                 0        Balloon
22            U-Haul Pool B                                                      0                 0        ARD
23            Shelby's Creek Apartments                                          0                 0        Balloon
24            Greenhaven Village Apartments                                      0                 0        Balloon
25            U-Haul Pool A                                                      0                 0        ARD
26            Lakeside at Loudoun Building II                                    0                 0        ARD
27            Independence Shopping Center                                       0                 0        ARD
28            U-Haul Pool D                                                      0                 0        ARD
29            U-Haul Pool C                                                      0                 0        ARD
30            Foss Distribution                                                  0                 0        ARD
31            Ridgecrest Apartments                                              0                 0        Balloon
32            Food 4 Less Shopping Center - Boyle Heights                        0                 0        Balloon
33            5150 PCH                                                           0                 0        Balloon
34            35 Ryerson                                                         0                 0        Balloon
35            Lakewood Marketplace #1 (SEC)                                      0                 0        Balloon
36            Lakeside at Loudoun Building I                                     0                 0        ARD
37            Eagle Pointe Apartments                                            0                 0        Balloon
38            Palermo Apartments                                                 0                 0        Balloon
39            Old Cutler Town Center                                             0                 0        Balloon
40            Barren River Plaza                                                 0                 0        Balloon
41            Preston Lloyd                                                      0                 0        ARD
42            Eastgate Business Center                                           0                 0        Balloon
43            Lakewood Marketplace #3 (NWC)                                      0                 0        Balloon
44            Villas of Plano                                                    0                 0        Balloon
45            Asheboro Multifamily                                               0                 0        Balloon
46            Ramona Gardens                                                     0                 0        Balloon
47            Del Este Mobil Home Estates                                        0                 0        Balloon
48            Sunrise Heights Apartments                                         0                 0        Balloon
49            Maryland Crossing                                                  0                 0        Balloon
50            The Gruntal Building                                               0                 0        Balloon
51            Crossroads Business Center                                         0                 0        Balloon
52            Rosemont Plaza                                                     0                 0        Balloon
53            Shoreline Plaza Shopping Center                                    0                 0        Balloon
54            Venture Circle                                                     0                 0        Balloon
55            ManTech Building                                                   0                 0        ARD
56            Lakeside Club Apartments                                           0                 0        Balloon
57            GSL Industrial Portfolio                                           0                 0        Balloon
58            Titan Building                                                     0                 0        ARD
59            Kendale Office Centre                                              0                 0        Balloon
60            Bakersmith Shopping Center                                         0                 0        Balloon
61            Stanford Court Apartments                                          0                 0        Balloon
62            Summit by the Lake Apartments                                      0                 0        Balloon
63            7-Hi Shopping Center                                               0                 0        Balloon
64            Cedar Creek Crossing                                               0                 0        Balloon
65            West Haverstraw Apartments                                         0                 0        Balloon
66            Smithfield Plaza                                                   0                 0        Balloon
67            University Center Apartments                                       0                 0        Balloon
68            Quail Hollow Apartments                                            0                 0        Balloon
69            Virginia Park Residences                                           0                 0        Balloon
70            333 East Osborn                                                    0                 0        Balloon
71            Archibald Ranch Town Center                                        0                 0        Balloon
72            Northstar I, II, III                                               0                 0        Balloon
73            Cedar Creek Mall                                                   0                 0        Balloon
74            Campbell Fair Shopping Center                                      0                 0        Balloon
75            Village Shops at Crosspointe                                       0                 0        Balloon
76            Miramar Interchange - Phase I                                      0                 0        Balloon
77            Sutphin Boulevard                                                  0                 0        Balloon
78            Caton 95                                                           0                 0        Balloon
79            Lakewood Marketplace #4 (NEC)                                      0                 0        Balloon
80            444 Beech Street                                                   0                 0        Balloon
81            Geneseo Highlands                                                  0                 0        Balloon
82            Campus Circle                                                      0                 0        Balloon
83            Walgreens - Marrero                                                0                 0        Balloon
84            25 Avenue C                                                        0                 0        Balloon
85            Simpson Avenue Apartments                                          0                 0        Balloon
86            North Bank Plaza                                                   0                 0        Balloon
87            Jackson Square                                                     0                 0        Balloon
88            Canoga Plaza Apartments                                            0                 0        Balloon
89            Lakewood Marketplace #2 (SWC)                                      0                 0        Balloon
90            York Self Storage                                                  0                 0        Balloon
91            Chino Hills                                                        0                 0        Balloon
92            Tallgrass Plaza                                                    0                 0        Balloon
93            Walgreens - Mandeville                                             0                 0        Balloon
94            Preakness I                                                        0                 0        Balloon
95            Mayfair Royal                                                      0                 0        Balloon
96            Lawndale Mobile Plaza, Inc.                                        0                 0        Balloon
97            Marina Business Center                                             0                 0        Balloon
98            Eagan McAllister Building                                          0                 0        ARD
99            Auburn Court                                                       0                 0        Balloon
100           Staples - Murrieta                                                 0                 0        Balloon
101           Walgreens Brainerd                                                 0                 0        Balloon
102           Keystone Plaza                                                     0                 0        Balloon
103           Wheel Estate Mobile Home Park                                      0                 0        Balloon
104           Leisure Living Mobile Home Park                                    0                 0        Balloon
105           Windmill Square Shopping Center                                    0                 0        Balloon
106           Security Self Storage                                              0                 0        Balloon
107           Beltline Square                                                    0                 0        Balloon
108           The Shops at Monk's Corner                                         0                 0        Balloon
109           Winterhaven Square                                                 0                 0        Balloon
110           Morningstar - Thunderbird                                          0                 0        Balloon
111           Lindsay Main Plaza                                                 0                 0        Balloon
112           Morningstar - Randleman                                            0                 0        Balloon
113           Birchwood Apartments                                               0                 0        Balloon
114           Surrey Plaza                                                       0                 0        Balloon
115           Morningstar - Greenville                                           0                 0        Balloon
116           Parkway - Yorkway Apartments                                       0                 0        Balloon
117           Central Business Center                                            0                 0        Balloon
118           Preakness II                                                       0                 0        Balloon
119           Cactus Plaza                                                       0                 0        Balloon
120           Bloomdale Mobile Home Park                                         0                 0        Balloon
121           Maple Grove Mobile Home Park                                       0                 0        Balloon
122           Cooper Marketplace                                                 0                 0        Balloon
123           Morningstar - Pavilion                                             0                 0        Balloon
124           Red Bank Apartments                                                0                 0        Balloon
125           Speer Mobile Home Park                                             0                 0        Balloon
126           CVS - Alabaster                                                    0                 0        Balloon
127           Stanford Gardens Apartments                                        0                 0        Balloon
128           Carter Commerce Center II                                          0                 0        Balloon
129           Michigan Commerce Center I & II                                    0                 0        Balloon
130           Taft Vineland Business Center                                      0                 0        Balloon
131           Katy Building                                                      0                 0        Balloon
132           Downing Street Retail Center                                       0                 0        Balloon
133           Stewart Mobile Home Park                                           0                 0        Balloon
134           Village at East Fork                                               0                 0        Balloon
135           Morningstar - Rockingham                                           0                 0        Balloon
136           Carter Commerce Center I                                           0                 0        Balloon
137           Beach Front Hilltop Acres Mobile Home Park                         0                 0        Balloon
138           Willow Cove Mobile Home Park                                       0                 0        Balloon
139           Woodland Manufactured Home Park                                    0                 0        Balloon
140           Dismuke Apartments                                                 0                 0        Balloon
141           Lyman Road Warehouse                                               0                 0        Balloon

                                                               ORIGINAL                            REMAINING
   CONTROL                                   MORTGAGE        AMORTIZATION       SEASONING           TERM TO
     NO.          ARD        MATURITY        RATE(%)         TERM (MOS.)          (MOS.)        MATURITY (MOS.)
-------------------------------------------------------------------------------------------------------------------
1               10/11/08     10/11/31              6.5000                360                5                   79
2                             1/11/12              6.8370                360                2                  118
3                             2/11/12              6.9600                360                1                  119
4               10/11/11     10/11/31              7.2500                360                5                  115
5               1/11/13       1/11/27              7.7000                300                2                  130
6               4/11/12       4/11/17              7.9400                180                0                  121
7               12/11/09     12/11/29           7.82024(2)               360               27                   93
8               3/11/12       3/11/32              7.3300                340                1                  120
9               2/11/12       2/11/32              7.1100                340                1                  119
10              11/11/11     11/11/31              7.2000                360                4                  116
11                            7/11/06              7.6000                300                8                   52
12              3/11/12       3/11/32              7.3300                340                1                  120
13                           12/11/11              7.5500                360                3                  117
14                            7/11/11              7.5500                360                8                  112
15                            2/11/12              7.8800                360                1                  119
16                            2/11/12              7.3400                360                1                  119
17                           11/11/06              6.3500                360                4                   56
18                            8/11/08              7.3800                324                7                   77
19              3/11/12       3/11/32              7.5600                360                0                  120
20                            1/1/12               7.5600                360                2                  118
21                            2/11/12              7.7600                360                1                  119
22              1/11/12       1/11/32              7.8200                360                2                  118
23                           12/11/11              7.4900                360                3                  117
24                           12/11/06              6.3600                360                3                   57
25              1/11/12       1/11/32              7.8200                360                2                  118
26              11/11/11     11/11/31              7.3500                360                4                  116
27              2/11/12       2/11/32              7.4800                360                1                  119
28              1/11/12       1/11/32              7.8200                360                2                  118
29              1/11/12       1/11/32              7.8200                360                2                  118
30              9/11/11       9/11/26              7.8000                300                6                  114
31                            2/11/09              7.0400                360                1                   83
32                            6/11/11              7.6800                360                9                  111
33                            2/11/12              7.4600                360                1                  119
34                            3/11/12              7.9500                300                0                  120
35                           12/11/06              6.7500                360                3                   57
36              11/11/11     11/11/31              7.3500                360                4                  116
37                            1/11/07              6.7500                360                2                   58
38                            1/11/12              7.5600                360                2                  118
39                            1/11/12              7.2500                360                2                  118
40                            1/11/12              7.6200                360                2                  118
41              11/11/11     11/11/31              7.2400                360                4                  116
42                           10/11/08              6.7300                360                5                   79
43                           12/11/06              6.7500                360                3                   57
44                            2/11/07              6.8800                360                1                   59
45                           12/11/11              7.0500                360                3                  117
46                           12/11/11              6.7500                360                3                  117
47                           11/11/11              7.0500                300                4                  116
48                           12/11/06              6.7400                360                3                   57
49                            1/11/12              7.0000                360                2                  118
50                           12/11/11              7.5100                360                3                  117
51                           12/11/08              6.5000                360                3                   81
52                           10/11/11              7.2200                360                5                  115
53                            2/11/11              7.3300                360               13                  107
54                           10/11/08              6.7300                360                5                   79
55              2/11/12       2/11/32              7.7850                360                1                  119
56                           10/11/06              6.5800                360                5                   55
57                           10/11/06              7.0000                300                5                   55
58              2/11/12       2/11/32              7.7850                360                1                  119
59                           12/11/06              6.9700                360                3                   57
60                           12/11/11              7.3600                300                3                  117
61                            1/11/12              7.7050                360                2                  118
62                           12/11/11              7.2500                360                3                  117
63                            1/11/12              7.7500                360                2                  118
64                           11/11/11              7.1700                360                4                  116
65                           11/11/11              6.9600                300                4                  116
66                            1/11/09              7.2300                360                2                   82
67                            1/11/12              7.7050                360                2                  118
68                           12/11/06              6.7300                360                3                   57
69                           12/11/11              7.0900                360                3                  117
70                           12/11/06              6.7500                354                3                   57
71                           12/11/11              7.2500                360                3                  117
72                           10/11/08              6.7300                360                5                   79
73                           11/11/06              6.8000                360                4                   56
74                            8/11/11              7.5200                360                7                  113
75                           11/11/11              7.1250                300                4                  116
76                           10/11/08              6.7300                360                5                   79
77                           12/11/08              6.5400                360                3                   81
78                           11/11/11              7.2600                300                4                  116
79                           12/11/06              6.7500                360                3                   57
80                           11/11/06              6.7000                360                4                   56
81                           10/11/11              6.9100                360                5                  115
82                            2/11/09              7.3300                360                1                   83
83                           12/11/11              7.2500                360                3                  117
84                            8/11/11              7.3850                360                7                  113
85                           12/11/06              6.7500                360                3                   57
86                            2/11/12              7.2200                360                1                  119
87                            1/11/12              7.9700                300                2                  118
88                           12/11/06              6.7500                360                3                   57
89                           12/11/06              6.7500                360                3                   57
90                            1/11/12              7.7000                300                2                  118
91                           12/11/08              6.8000                360                3                   81
92                           11/11/06              7.0600                360                4                   56
93                           12/11/11              7.2500                360                3                  117
94                           12/11/11              7.3200                360                3                  117
95                            2/11/12              7.5800                360                1                  119
96                            2/11/12              7.2200                300                1                  119
97                            9/11/08              7.5000                204                6                   78
98              2/11/12       2/11/32              7.7850                360                1                  119
99                            2/11/12              7.3100                360                1                  119
100                          11/11/11              7.2500                360                4                  116
101                           1/11/07              6.5300                360                2                   58
102                           1/11/12              7.5500                360                2                  118
103                          11/11/11              7.2500                360                4                  116
104                          12/11/11              7.1250                360                3                  117
105                          12/11/11              7.5100                300                3                  117
106                           3/11/12              7.7500                300                0                  120
107                           1/11/12              7.9500                300                2                  118
108                           2/11/12              7.4300                300                1                  119
109                          12/11/11              7.2500                360                3                  117
110                           1/11/12              7.7000                300                2                  118
111                          11/11/08              7.0000                360                4                   80
112                           1/11/12              7.7000                300                2                  118
113                           9/11/11              6.9800                360                6                  114
114                          12/11/11              6.8600                360                3                  117
115                           1/11/12              7.7000                300                2                  118
116                          10/11/11              7.2500                360                5                  115
117                           1/11/12              7.6200                360                2                  118
118                          12/11/11              7.3200                360                3                  117
119                          11/11/11              7.1100                360                4                  116
120                           4/11/11              7.3500                360               11                  109
121                           8/11/11              7.5000                360                7                  113
122                          12/11/11              7.3900                360                3                  117
123                           1/11/12              7.7000                300                2                  118
124                          11/11/11              7.6250                360                4                  116
125                           8/11/11              7.6250                360                7                  113
126                           9/11/11              7.3750                360                6                  114
127                           1/11/12              7.7050                360                2                  118
128                          10/11/08              6.7300                360                5                   79
129                          10/11/08              6.7300                360                5                   79
130                          10/11/08              6.7300                360                5                   79
131                           2/11/12              7.5000                360                1                  119
132                           2/11/12              7.5000                240                1                  119
133                           1/11/12              7.6500                360                2                  118
134                          12/11/11              8.0000                300                3                  117
135                           1/11/12              7.7000                300                2                  118
136                          10/11/08              6.7300                360                5                   79
137                           8/11/11              7.7500                360                7                  113
138                           8/11/11              7.6300                360                7                  113
139                           8/11/11              8.0000                360                7                  113
140                           3/11/10              9.1250                360               24                   96
141                          10/11/08              6.7300                360                5                   79

                  REMAINING          DSCR @           CUT-OFF           SCHEDULED
   CONTROL         LOCKOUT           NET CASH          DATE             MATURITY/
     NO.        PERIOD (MOS.)         FLOW            LTV (%)          ARD LTV (%)
---------------------------------------------------------------------------------------
1                     25              1.95             51.2               46.2
2                     25              2.38             43.5               35.9
3                     47              1.35             72.2               62.9
4                     25              1.64             64.5               56.9
5                     25              1.33             69.1               54.7
6                     25              1.41             36.5               17.5
7                     9               1.60             54.2               49.5
8                     25              1.30             77.8               68.2
9                     25              1.28             78.4               68.5
10                    25              1.30             77.9               68.5
11                    25              1.50             63.5               59.2
12                    25              1.31             71.9               63.0
13                    25              1.29             50.6               44.8
14                    25              1.23             74.7               66.4
15                    25              1.25             73.9               65.9
16                    47              1.30             75.2               66.3
17                    25              1.39             75.7               71.4
18                    41              1.25             77.3               70.2
19                    25              1.32             75.5               66.8
20                    25              1.40             70.0               62.0
21                    47              1.33             70.4               62.6
22                    25              1.74             60.0               53.5
23                    45              1.22             69.7               61.7
24                    45              1.56             79.5               75.0
25                    25              1.93             55.7               49.7
26                    25              1.77             62.7               55.3
27                    25              1.35             74.9               66.2
28                    25              1.88             49.3               43.9
29                    25              1.82             54.0               48.2
30                    25              1.57             58.8               48.4
31                    47              1.29             79.9               73.7
32                    25              1.26             79.5               71.0
33                    25              1.29             70.0               61.8
34                    25              1.54             48.8               40.2
35                    25              1.35             69.3               65.6
36                    25              1.63             57.5               50.7
37                    46              1.31             77.8               73.6
38                    46              1.32             77.4               68.5
39                    46              1.28             75.0               65.9
40                    46              1.52             73.7               65.4
41                    25              1.47             74.7               65.7
42                    25              1.37             75.7               69.6
43                    25              1.35             74.8               70.8
44                    35              1.35             79.9               75.7
45                    45              1.36             79.6               69.7
46                    45              1.29             66.9               58.1
47                    44              1.34             74.6               60.1
48                    45              1.34             77.8               73.7
49                    34              1.32             74.9               65.4
50                    45              1.28             74.0               65.6
51                    25              1.52             77.9               71.3
52                    43              1.42             79.2               69.7
53                    25              1.66             63.1               56.0
54                    25              1.39             78.9               72.6
55                    25              1.25             79.9               71.1
56                    32              1.48             79.9               75.6
57                    25              1.30             73.0               67.4
58                    25              1.23             76.0               67.7
59                    25              1.37             73.2               69.5
60                    45              1.26             75.9               61.6
61                    25              1.53             68.4               60.8
62                    25              1.46             75.2               66.2
63                    25              1.35             75.2               66.9
64                    44              1.31             78.9               69.3
65                    25              1.27             79.6               63.9
66                    46              1.41             74.9               69.3
67                    25              1.55             73.3               65.2
68                    45              1.29             77.3               73.2
69                    45              1.41             74.8               65.6
70                    33              1.42             73.3               69.2
71                    45              1.36             68.7               60.4
72                    25              1.34             78.9               72.6
73                    25              1.53             72.2               68.4
74                    41              1.39             69.7               61.9
75                    25              1.49             72.2               58.2
76                    25              1.49             69.2               63.7
77                    33              2.50             49.2               45.0
78                    32              1.37             71.1               57.6
79                    25              1.48             68.8               65.2
80                    25              1.42             72.9               69.0
81                    25              1.25             78.8               68.8
82                    25              1.34             72.0               66.7
83                    25              1.29             74.8               65.8
84                    25              1.14             79.6               70.5
85                    25              1.29             72.1               68.2
86                    47              2.30             37.5               32.9
87                    46              1.32             69.6               57.4
88                    25              1.30             73.9               70.0
89                    25              1.50             54.6               51.7
90                    25              1.34             72.2               59.1
91                    33              1.53             70.9               65.2
92                    25              1.37             73.7               70.1
93                    25              1.29             74.8               65.8
94                    45              1.31             72.7               64.0
95                    47              1.29             72.8               64.5
96                    25              1.32             74.9               60.4
97                    42              1.41             61.6               46.3
98                    25              1.20             76.0               67.6
99                    47              1.28             78.0               68.7
100                   25              1.33             71.6               63.1
101                   34              1.49             66.1               62.3
102                   46              1.33             77.9               69.0
103                   25              1.35             79.7               70.2
104                   25              1.39             76.5               67.1
105                   45              1.26             76.9               62.6
106                   25              1.56             70.0               57.3
107                   25              1.55             59.9               49.4
108                   47              1.38             71.1               57.7
109                   45              1.55             64.7               56.9
110                   25              1.28             74.5               61.0
111                   44              1.46             70.3               64.9
112                   25              1.29             68.7               56.2
113                   42              1.25             75.1               65.8
114                   45              1.48             72.2               62.9
115                   25              1.36             59.2               48.5
116                   25              1.48             76.9               67.8
117                   34              1.28             78.9               70.0
118                   45              1.34             67.5               59.5
119                   44              1.50             73.2               64.2
120                   25              1.29             78.9               70.0
121                   25              1.30             79.6               70.7
122                   45              1.51             70.7               62.4
123                   25              1.31             58.2               47.6
124                   25              1.31             72.8               64.7
125                   25              1.34             79.2               70.5
126                   25              1.61             61.1               54.1
127                   25              1.48             72.7               64.6
128                   25              1.39             79.3               73.0
129                   25              1.37             76.4               70.3
130                   25              1.24             72.9               67.1
131                   25              2.01             39.2               34.6
132                   25              1.27             65.7               45.6
133                   25              1.28             65.4               58.1
134                   25              1.63             62.3               51.5
135                   25              1.33             54.5               44.6
136                   25              1.72             64.0               58.8
137                   25              1.36             75.8               67.7
138                   25              1.30             79.6               70.9
139                   25              1.46             74.7               67.1
140                   25              1.76             72.2               67.0
141                   25              1.49             76.2               70.1

(1) Pursuant to the A/B Note structure, the B Note does not receive any principal payments until the balance of the A Note is reduced to zero.
(2) Based on the weighted average coupon.

                 (This Page Has Been Left Blank Intentionally)

                                    ANNEX A-3
                     CERTAIN INFORMATION REGARDING RESERVES

                 (This Page Has Been Left Blank Intentionally)

                                 ANNEX A-3-1
                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1

                                                                                                          INITIAL DEPOSIT
                                                                                                          TO THE CAPITAL
  CONTROL                                                         PROPERTY                                  IMPROVEMENT
    NO.                     PROPERTY NAME                           TYPE                SPECIFIC            ACCOUNT ($)
----------------------------------------------------------------------------------------------------------------------------
1           Fashion Valley Mall                            Retail                 Regional Mall                        0.00
2           400 Atlantic Street                            Office                                                101,295.49
3           Tanamera Apartments                            Multifamily                                                 0.00
4           First Bank and Trust Center                    Office                                                 23,627.86
5           260 11th Avenue                                Office                                                      0.00
6           235 Second St                                  Office                                                      0.00
7           Westfield Portfolio B Note                     Various                Various                              0.00
8           270 Corporate Center II                        Office                                                      0.00
9           Metro Park North                               Office                                                      0.00
10          Big V Town Center                              Retail                 Anchored                             0.00
11          Marriott Cool Springs                          Hotel                  Full Service                         0.00
12          270 Corporate Center I                         Office                                                  1,753.09
13          Berkeley Crossing                              Office                                                      0.00
14          Food 4 Less Shopping Center - Hollywood        Retail                 Anchored                         1,753.09
15          Key Plaza Shopping Center                      Retail                 Anchored                             0.00
16          Woodlake Square                                Retail                 Anchored                             0.00
17          Windswept Portfolio                            Multifamily                                         1,229,936.50
18          Dallas Industrial Portfolio                    Industrial/W'hse                                      158,483.00
19          Sprint Building                                Office                                                      0.00
20          Quail Pointe Center                            Retail                 Anchored                             0.00
21          City Center West II                            Office                                                      0.00
22          U-Haul Pool B                                  Self Storage                                          314,605.76
23          Shelby's Creek Apartments                      Multifamily                                                 0.00
24          Greenhaven Village Apartments                  Multifamily                                           177,125.00
25          U-Haul Pool A                                  Self Storage                                          119,580.47
26          Lakeside at Loudoun Building II                Office                                                      0.00
27          Independence Shopping Center                   Retail                 Anchored                             0.00
28          U-Haul Pool D                                  Self Storage                                          227,654.30
29          U-Haul Pool C                                  Self Storage                                          290,234.99
30          Foss Distribution                              Office/Industrial      Industrial                           0.00
31          Ridgecrest Apartments                          Multifamily                                                 0.00
32          Food 4 Less Shopping Center - Boyle Heights    Retail                 Anchored                             0.00
33          5150 PCH                                       Office                                                  5,000.00
34          35 Ryerson                                     Self Storage                                          827,186.11
35          Lakewood Marketplace #1 (SEC)                  Retail                 Anchored                         5,000.00
36          Lakeside at Loudoun Building I                 Office                                                      0.00
37          Eagle Pointe Apartments                        Multifamily                                             3,387.50
38          Palermo Apartments                             Multifamily                                                 0.00
39          Old Cutler Town Center                         Retail                 Anchored                             0.00
40          Barren River Plaza                             Retail                 Anchored                             0.00
41          Preston Lloyd                                  Retail                 Unanchored                           0.00
42          Eastgate Business Center                       Industrial/W'hse                                       23,750.00
43          Lakewood Marketplace #3 (NWC)                  Retail                 Anchored                         5,000.00
44          Villas of Plano                                Multifamily                                           111,500.00
45          Asheboro Multifamily                           Multifamily                                                 0.00
46          Ramona Gardens                                 Multifamily                                            20,531.25
47          Del Este Mobil Home Estates                    Mobile Home Park                                            0.00
48          Sunrise Heights Apartments                     Multifamily                                            36,062.50
49          Maryland Crossing                              Retail                 Unanchored                         750.00
50          The Gruntal Building                           Office                                                 94,562.50
51          Crossroads Business Center                     Industrial/W'hse                                            0.00
52          Rosemont Plaza                                 Retail                 Anchored                        34,375.00
53          Shoreline Plaza Shopping Center                Retail                 Anchored                             0.00
54          Venture Circle                                 Industrial/W'hse                                      126,062.50
55          ManTech Building                               Office                                                      0.00
56          Lakeside Club Apartments                       Multifamily                                               887.50
57          GSL Industrial Portfolio                       Industrial/W'hse                                        7,712.50
58          Titan Building                                 Office                                                      0.00
59          Kendale Office Centre                          Office                                                 16,250.00
60          Bakersmith Shopping Center                     Retail                 Anchored                             0.00
61          Stanford Court Apartments                      Multifamily                                            45,076.34
62          Summit by the Lake Apartments                  Multifamily                                                21.47
63          7-Hi Shopping Center                           Retail                 Anchored                             0.00
64          Cedar Creek Crossing                           Retail                 Anchored                         3,062.50
65          West Haverstraw Apartments                     Multifamily                                            46,875.00
66          Smithfield Plaza                               Retail                 Anchored                         6,250.00
67          University Center Apartments                   Multifamily                                            41,007.45
68          Quail Hollow Apartments                        Multifamily                                                 0.00
69          Virginia Park Residences                       Multifamily                                                 0.00
70          333 East Osborn                                Office                                                 54,125.00
71          Archibald Ranch Town Center                    Retail                 Anchored                         6,250.00
72          Northstar I, II, III                           Industrial/W'hse                                       31,875.00
73          Cedar Creek Mall                               Retail                 Anchored                         9,750.00
74          Campbell Fair Shopping Center                  Retail                 Unanchored                       2,500.00
75          Village Shops at Crosspointe                   Retail                 Unanchored                           0.00
76          Miramar Interchange - Phase I                  Industrial/W'hse                                            0.00
77          Sutphin Boulevard                              Office                                                  2,500.00
78          Caton 95                                       Office                                                  3,500.00
79          Lakewood Marketplace #4 (NEC)                  Retail                 Anchored                         5,000.00
80          444 Beech Street                               Office                                                      0.00
81          Geneseo Highlands                              Multifamily                                             1,000.00
82          Campus Circle                                  Office                                                  6,450.00
83          Walgreens - Marrero                            Retail                 Single Tenant                        0.00
84          25 Avenue C                                    Multifamily                                                 0.00
85          Simpson Avenue Apartments                      Multifamily                                                 0.00
86          North Bank Plaza                               Retail                 Unanchored                           0.00
87          Jackson Square                                 Retail                 Anchored                         7,418.75
88          Canoga Plaza Apartments                        Multifamily                                                 0.00
89          Lakewood Marketplace #2 (SWC)                  Retail                 Anchored                         5,000.00
90          York Self Storage                              Self Storage                                                0.00
91          Chino Hills                                    Retail                 Unanchored                      14,062.50
92          Tallgrass Plaza                                Retail                 Anchored                             0.00
93          Walgreens - Mandeville                         Retail                 Single Tenant                        0.00
94          Preakness I                                    Multifamily                                            12,500.00
95          Mayfair Royal                                  Office                                                      0.00
96          Lawndale Mobile Plaza, Inc.                    Mobile Home Park                                            0.00
97          Marina Business Center                         Retail                 Unanchored                           0.00
98          Eagan McAllister Building                      Office                                                      0.00
99          Auburn Court                                   Multifamily                                                 0.00
100         Staples - Murrieta                             Retail                 Single Tenant                        0.00
101         Walgreens Brainerd                             Retail                 Single Tenant                        0.00
102         Keystone Plaza                                 Retail                 Anchored                         1,875.00
103         Wheel Estate Mobile Home Park                  Mobile Home Park                                          262.74
104         Leisure Living Mobile Home Park                Mobile Home Park                                          562.85
105         Windmill Square Shopping Center                Retail                 Anchored                         8,906.00
106         Security Self Storage                          Self Storage                                                0.00
107         Beltline Square                                Retail                 Unanchored                         687.50
108         The Shops at Monk's Corner                     Retail                 Anchored                             0.00
109         Winterhaven Square                             Retail                 Unanchored                           0.00
110         Morningstar - Thunderbird                      Self Storage                                                0.00
111         Lindsay Main Plaza                             Retail                 Unanchored                           0.00
112         Morningstar - Randleman                        Self Storage                                                0.00
113         Birchwood Apartments                           Multifamily                                            44,187.00
114         Surrey Plaza                                   Retail                 Anchored                           500.00
115         Morningstar - Greenville                       Self Storage                                                0.00
116         Parkway - Yorkway Apartments                   Multifamily                                                 0.00
117         Central Business Center                        Industrial/W'hse                                       76,800.00
118         Preakness II                                   Multifamily                                             3,750.00
119         Cactus Plaza                                   Retail                 Unanchored                           0.00
120         Bloomdale Mobile Home Park                     Mobile Home Park                                            0.00
121         Maple Grove Mobile Home Park                   Mobile Home Park                                            0.01
122         Cooper Marketplace                             Retail                 Unanchored                       1,000.00
123         Morningstar - Pavilion                         Self Storage                                                0.00
124         Red Bank Apartments                            Multifamily                                            64,808.02
125         Speer Mobile Home Park                         Mobile Home Park                                            0.00
126         CVS - Alabaster                                Retail                 Single Tenant                        0.00
127         Stanford Gardens Apartments                    Multifamily                                            11,582.62
128         Carter Commerce Center II                      Industrial/W'hse                                       20,000.00
129         Michigan Commerce Center I & II                Industrial/W'hse                                       11,312.50
130         Taft Vineland Business Center                  Industrial/W'hse                                        9,375.00
131         Katy Building                                  Office                                                  1,250.00
132         Downing Street Retail Center                   Retail                 Shadow Anchored                  8,437.50
133         Stewart Mobile Home Park                       Mobile Home Park                                       33,941.75
134         Village at East Fork                           Mobile Home Park                                            0.00
135         Morningstar - Rockingham                       Self Storage                                                0.00
136         Carter Commerce Center I                       Industrial/W'hse                                       20,000.00
137         Beach Front Hilltop Acres Mobile Home Park     Mobile Home Park                                       57,681.03
138         Willow Cove Mobile Home Park                   Mobile Home Park                                            0.00
139         Woodland Manufactured Home Park                Mobile Home Park                                            0.00
140         Dismuke Apartments                             Multifamily                                                 0.00
141         Lyman Road Warehouse                           Industrial/W'hse                                        6,250.00

                        ANNUAL DEPOSIT               ANNUAL                   CURRENT                     AS OF
                      TO THE REPLACEMENT         DEPOSIT TO THE           BALANCE OF THE                 DATE OF
  CONTROL                  RESERVE                    TILC                     TILC                      THE TILC
    NO.                  ACCOUNT ($)              ACCOUNT ($)               ACCOUNT ($)                  ACCOUNT
-----------------------------------------------------------------------------------------------------------------
1                               0.00                     0.00                      0.00
2                         168,204.00               717,156.36              2,162,639.26                   Feb-02
3                          64,260.00                     0.00                      0.00
4                          68,238.36               432,516.96                  9,572.14                   Feb-02
5                          50,000.04                 9,999.96              4,891,545.19                   Feb-02
6                          70,854.00               425,124.00                      0.00
7                               0.00                     0.00                      0.00
8                          47,945.76               274,785.00                 22,898.75                   Feb-02
9                          37,827.60                     0.00                      0.00
10                         48,322.20               140,000.04                 35,007.20                   Feb-02
11                        386,802.00                     0.00                      0.00
12                         41,972.16               296,898.00                 26,384.93                   Feb-02
13                         26,751.60               136,838.04                 29,960.57                   Feb-02
14                         15,292.56                55,182.00                 26,384.93                   Feb-02
15                         34,401.48                78,494.28                      0.00
16                         62,057.04                50,000.04                206,375.00                   Feb-02
17                        168,204.00                     0.00                      0.00
18                        104,616.00                     0.00                253,035.34                   Feb-02
19                         20,467.80                 5,000.04                      0.00
20                          9,924.00                90,000.00                135,000.00                   Feb-02
21                         21,192.84               312,455.04                515,073.23                   Feb-02
22                         64,773.60                     0.00                      0.00
23                         74,000.04                     0.00                      0.00
24                         85,950.00                     0.00                      0.00
25                         69,211.32                     0.00                      0.00
26                         20,375.04               117,156.48                330,640.25                   Feb-02
27                         32,198.04                50,000.04                200,000.00                   Feb-02
28                        123,307.92                     0.00                      0.00
29                         62,547.36                     0.00                      0.00
30                         62,696.04                99,999.96              1,050,873.38                   Feb-02
31                         63,000.00                     0.00                      0.00
32                         12,173.88                58,323.96                 29,785.72                   Feb-02
33                         87,439.00               250,000.00                250,000.00                   Feb-02
34                         46,625.04                80,070.96                 17,260.80                   Feb-02
35                         13,068.00                43,608.00                357,627.59                   Feb-02
36                         20,375.04               117,156.48                230,235.91                   Feb-02
37                         64,020.00                     0.00                      0.00
38                         42,000.00                     0.00                      0.00
39                              0.00                35,041.20                  7,445.58                   Feb-02
40                         53,964.96                61,323.72                 10,220.62                   Feb-02
41                          5,423.40                24,999.96                  8,336.39                   Feb-02
42                         35,520.00                41,392.68                 17,246.95                   Feb-02
43                         10,260.00                22,536.00                100,095.89                   Feb-02
44                         56,367.96                     0.00                      0.00
45                         51,300.00                     0.00                      0.00
46                         36,000.00                     0.00                      0.00
47                          8,400.00                     0.00                      0.00
48                         48,000.00                     0.00                      0.00
49                          7,681.56                38,236.20                  3,186.35                   Feb-02
50                         16,596.00               133,440.00                 33,389.59                   Feb-02
51                         11,700.72                58,503.96                 14,300.86                   Feb-02
52                         32,512.08                75,000.00                 25,070.08                   Feb-02
53                         14,916.00                     0.00                123,113.87                   Feb-02
54                         27,343.80                32,291.28                 13,419.15                   Feb-02
55                         12,224.04                60,999.96                      0.00
56                         37,500.00                     0.00                      0.00
57                         16,344.00                44,124.00                 14,707.50                   Feb-02
58                         12,225.96                60,999.96                      0.00
59                         10,633.80                60,000.00                 15,000.00                   Feb-02
60                         15,480.00                20,004.00                  3,334.00                   Feb-02
61                         28,687.08                     0.00                      0.00
62                         42,881.04                     0.00                      0.00
63                          7,236.00                32,400.00                  2,700.00                   Feb-02
64                          7,170.00                18,000.00                  6,008.96                   Feb-02
65                         24,999.96                     0.00                      0.00
66                         15,533.28                22,953.96                 51,912.83                   Feb-02
67                         19,383.00                     0.00                      0.00
68                         26,000.04                     0.00                      0.00
69                         25,200.00                     0.00                      0.00
70                          8,712.00                50,472.00                 12,618.00                   Feb-02
71                          5,112.00                27,492.00                  2,291.00                   Feb-02
72                         13,650.00                15,906.84                  6,627.85                   Feb-02
73                         14,421.96                29,817.00                  7,454.25                   Feb-02
74                         12,425.88                29,121.00                  2,426.75                   Feb-02
75                          2,186.40                 9,999.96                  2,501.62                   Feb-02
76                         14,701.56                17,132.16                  7,138.40                   Feb-02
77                          7,060.20                84,999.96                 21,254.88                   Feb-02
78                          9,938.64                40,000.00                 10,005.97                   Feb-02
79                          4,080.00                17,880.00                  2,980.00                   Feb-02
80                          2,400.00                15,000.00                  3,750.00                   Feb-02
81                         22,250.04                     0.00                      0.00
82                          9,811.92                50,000.04                  4,166.67                   Feb-02
83                          2,268.00                     0.00                      0.00
84                          3,249.96                     0.00                      0.00
85                          9,900.00                     0.00                      0.00
86                          5,279.16                29,000.04                  2,416.67                   Feb-02
87                         15,750.00                36,999.96                 40,083.33                   Feb-02
88                         15,426.96                     0.00                      0.00
89                          4,536.00                14,868.00                 50,053.08                   Feb-02
90                         14,865.00                     0.00                      0.00
91                          8,946.84                30,708.00                 55,118.00                   Feb-02
92                          3,999.96                18,324.00                  4,581.00                   Feb-02
93                          2,268.00                     0.00                      0.00
94                         37,959.96                     0.00                      0.00
95                          4,263.60                38,000.04                  3,166.67                   Feb-02
96                          8,199.96                     0.00                      0.00
97                          3,819.96                13,797.96                  5,749.15                   Feb-02
98                          5,760.00                29,000.04                      0.00
99                         12,800.04                     0.00                      0.00
100                         3,591.36                     0.00                      0.00
101                         1,512.00                 3,780.00                    315.00                   Feb-02
102                         5,453.88                30,000.00                  5,000.00                   Feb-02
103                         5,499.96                     0.00                      0.00
104                         7,688.04                     0.00                      0.00
105                         8,040.00                13,800.00                  3,453.57                   Feb-02
106                         9,282.96                     0.00                      0.00
107                        10,563.60                25,356.00                  2,113.00                   Feb-02
108                         1,872.00                14,040.00                  1,170.65                   Feb-02
109                         6,083.04                16,404.00                  1,367.86                   Feb-02
110                        10,308.72                     0.00                      0.00
111                         6,312.96                22,656.00                  7,552.00                   Feb-02
112                         8,304.00                     0.00                      0.00
113                         7,956.00                     0.00                      0.00
114                         6,828.96                 7,278.36                  1,819.98                   Feb-02
115                        14,103.00                     0.00                      0.00
116                        22,250.04                     0.00                      0.00
117                         8,199.96                14,063.04                  2,343.84                   Feb-02
118                        20,516.04                     0.00                      0.00
119                         5,244.00                16,200.00                  4,050.00                   Feb-02
120                         4,100.04                     0.00                      0.00
121                         5,508.00                     0.00                      0.00
122                         2,256.00                12,156.00                  2,026.00                   Feb-02
123                         6,915.60                     0.00                      0.00
124                        31,800.00                     0.00                      0.00
125                         5,649.96                     0.00                      0.00
126                         1,518.72                     0.00                      0.00
127                         7,078.08                     0.00                      0.00
128                         5,062.56                 5,899.44                  2,458.10                   Feb-02
129                         5,077.56                 5,916.96                  2,465.40                   Feb-02
130                         4,432.56                 5,165.28                  2,152.20                   Feb-02
131                         9,699.24                40,736.64                      0.00
132                         1,660.68                12,407.04                      0.00
133                         3,000.00                     0.00                      0.00
134                         3,600.00                     0.00                      0.00
135                         5,463.00                     0.00                      0.00
136                         5,115.00                 5,960.64                  2,483.60                   Feb-02
137                         3,504.00                     0.00                      0.00
138                         1,700.04                     0.00                      0.00
139                         2,000.04                     0.00                      0.00
140                        12,384.00                     0.00                      0.00
141                         2,868.72                 3,343.08                  1,392.95                   Feb-02

                                    ANNEX B
                                   TERM SHEET

                 (This Page Has Been Left Blank Intentionally)

[LEHMAN BROTHERS LOGO]                                        [UBS WARBURG LOGO]

                                     ANNEX B

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-C1


                                 $1,240,331,093
                                  (APPROXIMATE)
                          INITIAL MORTGAGE POOL BALANCE

                             [MAP OF UNITED STATES]

                                               % of Initial
                           State               Pool Balance
                      -----------------        ------------
                      California                  31.00%
                      Texas                        9.23%
                      Connecticut                  7.71%
                      Florida                      7.33%
                      Maryland                     7.26%
                      New York                     7.11%
                      Nevada                       6.77%
                      Louisiana                    3.92%
                      Virginia                     2.95%
                      North Carolina               2.88%
                      Georgia                      1.97%
                      Tennessee                    1.77%
                      Arizona                      1.71%
                      Kentucky                     0.99%
                      Wisconsin                    0.92%
                      New Hampshire                0.88%
                      Indiana                      0.73%
                      New Jersey                   0.67%
                      Minnesota                    0.58%
                      Michigan                     0.47%
                      Pennsylvania                 0.45%
                      Ohio                         0.44%
                      Missouri                     0.37%
                      South Carolina               0.35%
                      Kansas                       0.33%
                      Alabama                      0.30%
                      Hawaii                       0.20%
                      Washington, D.C.             0.15%
                      Colorado                     0.14%
                      Maine                        0.13%
                      Oklahoma                     0.09%
                      Massachusetts                0.07%
                      Arkansas                     0.06%
                      Rhode Island                 0.05%
                      Oregon                       0.03%

                    % OF INITIAL POOL BY CUT-OFF DATE BALANCE


LEHMAN BROTHERS                                                      UBS WARBURG
                              SALOMON SMITH BARNEY

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-C1

==================================================================================================================================
              ORIGINAL FACE          RATINGS            COUPON        INITIAL   WTD AVG LIFE      PRINCIPAL          OFFERING
CLASS(1)         AMOUNT           (MOODY'S/S&P)       DESCRIPTION     COUPON    (YEARS) (2)       WINDOW(2)            TYPE
----------------------------------------------------------------------------------------------------------------------------------
   A-1          $60,000,000          AAA/Aaa          Fixed Rate                   3.32         04/02-11/06           Public
----------------------------------------------------------------------------------------------------------------------------------
   A-2          $88,000,000          AAA/Aaa          Fixed Rate                   5.50         11/06-10/08           Public
----------------------------------------------------------------------------------------------------------------------------------
   A-3         $269,000,000          AAA/Aaa          Fixed Rate                   5.71         04/02-06/11           Public
----------------------------------------------------------------------------------------------------------------------------------
   A-4         $122,000,000          AAA/Aaa          Fixed Rate                   7.03         10/08-06/11           Public
----------------------------------------------------------------------------------------------------------------------------------
   A-5         $454,815,000          AAA/Aaa          Fixed Rate                   9.68         06/11-02/12           Public
----------------------------------------------------------------------------------------------------------------------------------
    B           $48,063,000           AA/Aa2         Fixed Rate(3)                 9.88         02/12-02/12           Public
----------------------------------------------------------------------------------------------------------------------------------
    C           $18,605,000          AA-/Aa3         Fixed Rate(3)                 9.88         02/12-02/12           Public
----------------------------------------------------------------------------------------------------------------------------------
    D           $10,852,000           A+/A1          Fixed Rate(3)                 9.88         02/12-02/12           Public
----------------------------------------------------------------------------------------------------------------------------------
    E           $18,605,000            A/A2          Fixed Rate(3)                 9.88         02/12-02/12           Public
----------------------------------------------------------------------------------------------------------------------------------
    F           $24,807,000           A-/A3          Fixed Rate(3)                 9.88         02/12-02/12           Public
----------------------------------------------------------------------------------------------------------------------------------
    G           $20,155,000         BBB+/Baa1        Fixed Rate(3)                 9.90         02/12-03/12        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    H           $18,605,000          BBB/Baa2            WAC(4)                    9.97         03/12-03/12        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    J           $17,055,000         BBB-/Baa3           WAC(4)                     9.97         03/12-03/12        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    K           $12,403,000          BB+/Ba1          Fixed Rate                   9.97         03/12-03/12        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    L           $13,954,000           BB/Ba2          Fixed Rate                   9.98         03/12-04/12        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    M            $6,202,000          BB-/Ba3          Fixed Rate                  10.05         04/12-04/12        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    N            $6,201,000           B+/B1           Fixed Rate                  10.05         04/12-04/12        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    P            $6,202,000            B/B2           Fixed Rate                  10.54         04/12-01/13        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    Q            $4,651,000           B-/B3           Fixed Rate                  10.80         01/13-01/13        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    S            $3,101,000          CCC/Caa2         Fixed Rate                  10.80         01/13-01/13        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
    T           $17,055,092             NR            Fixed Rate                  10.80         01/13-01/13        Private 144A
----------------------------------------------------------------------------------------------------------------------------------
  X-CL       $1,240,331,092(5)       AAA/Aaa        Variable I/O(8)              8.02(6)      04/02-01/13(7)       Private 144A
----------------------------------------------------------------------------------------------------------------------------------
  X-CP      $966,844,401(5)          AAA/Aaa        Variable I/O(8)              5.87(6)      03/05-03/09(7)       Private 144A
----------------------------------------------------------------------------------------------------------------------------------
  TOTAL      $1,240,331,092             --                --                        --                --                --
==================================================================================================================================

(1) Sequential pay structure except in the case of Class A-2, Class A-3, Class A-4, Class A-5, Class X-CL and Class X-CP, which receive interest pro-rata with Class A-1. ___________% of the Principal Distribution Amount to Class A-3 (until such class is retired), and the balance of the Principal Distribution Amount to Class A-1, A-2, and A-4 in numeric sequential order until such class is retired. After Class A-4 is retired, principal up to the Principal Distribution Amount to Class A-5 until such class is retired, unless and until the principal balances of Classes B through T are retired, thereafter the A Classes receive principal pro rata.

(2) Expected assuming among other things, 0% CPR, no defaults or losses and that ARD loans mature and pay off on their respective anticipated repayment dates.

(3) For any distribution date, if the weighted average of certain net interest rates on the mortgage loans is less than the rate specified as the initial coupon for such class, then the pass-through rate for that class of certificates on that distribution date will equal such weighted average net interest rate.

(4) "WAC" describes a variable coupon equal, for any distribution dates, to the weighted average of certain net interest rates on the underlying mortgage loans.

(5)  Represents the notional amount.

(6)  Represents weighted average life of the notional amount.

(7)  Represents period over which the notional amount will be reduced to zero.

(8) Class X-CL and Class X-CP certificates have rights to the excess interest on all underlying mortgage loans.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

CERTAIN OFFERING POINTS

     o ORIGINATORS OF COLLATERAL. The collateral consists of 141 mortgage loans (the "Mortgage Loans") with a principal balance, as of March 11, 2002 (the "Cut-Off Date"), of approximately $1.24 billion. Generally, the mortgage loans were originated by affiliates of Lehman Brothers Bank FSB or UBS Warburg Real Estate Investments Inc., either directly or through conduit correspondents.

     o CALL PROTECTION. 100.0% of the Mortgage Loans contain call protection provisions. As of the Cut-Off Date, 100.0% of the Mortgage Loans provide for an initial lockout period. Following their initial lockout periods, 135 Mortgage Loans representing 93.4% of the initial mortgage pool balance prohibit voluntary prepayments but permit defeasance for some part of their remaining terms. The Mortgage Loans are generally prepayable without penalty between zero to six months prior to Mortgage Loan maturity or anticipated repayment date ("ARD"), with a weighted average open period of two months.

     o    NO LOAN IS DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

     o WEIGHTED AVERAGE REMAINING LOCK-OUT PERIOD AND, IF APPLICABLE, DEFEASANCE OF 96.3 MONTHS.

     o $8,796,674 AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE; $7,074,324 AVERAGE LOAN BALANCE EXCLUDING THE TWO A NOTE INVESTMENT GRADE LOANS AS THE CUT-OFF DATE.

     o 1.56X WEIGHTED AVERAGE UNDERWRITTEN DEBT SERVICE COVERAGE RATIO ("U/W DSCR"), BASED ON UNDERWRITTEN NET CASH FLOW, AS OF THE CUT-OFF DATE.

     o    65.0% WEIGHTED AVERAGE LOAN TO VALUE ("LTV") AS OF THE CUT-OFF DATE.

     o    57.1% WEIGHTED AVERAGE LTV AT MATURITY OR ARD.

     o THERE WILL BE TEN INVESTMENT GRADE LOANS TO BE INCLUDED IN THE MORTGAGE POOL (the Mortgage Loans secured by Fashion Valley Mall, 400 Atlantic Street, U-Haul Portfolio, 235 Second Street, Westfield Portfolio and Lakeside at Loudon I & II, respectively), representing in the aggregate 31.6% of the initial mortgage pool balance as of the Cut-Off Date, which have been confirmed to us by S&P and Moody's, in the context of their inclusion in the securitization trust, as having investment grade credit characteristics (the "Investment Grade Loans").

     o TWO OF THE INVESTMENT GRADE LOANS ARE THE A NOTE LOANS OF THE "A/B NOTE" STRUCTURE ("FASHION VALLEY MALL A NOTE LOAN" AND "400 ATLANTIC STREET A NOTE LOAN"): As of the Cut-Off Date, the Fashion Valley Mall A Note Loan ($170,000,000) has a 51.2% LTV and a 1.95x U/W DSCR. S&P and Moody's have confirmed to us that the Fashion Valley Mall A Note Loan, in the context of its inclusion in the securitization trust, has credit characteristics consistent with obligations rated AA+/Aa2, respectively. Additionally, the Fashion Valley Mall Loan has a "Companion Loan" evidenced by a B Note and secured by the same collateral. S&P and Moody's have confirmed to us that such Companion Loan, or the securities backed thereby, has credit characteristics consistent with an obligation rated investment grade (BBB+/A3). As of the Cut-Off Date, the 400 Atlantic Street A Note Loan ($87,000,000) has a 43.5% LTV and a 2.38x U/W DSCR. S&P and Moody's have confirmed to us that 400 Atlantic Street A Note Loan, in the context of its inclusion in the securitization trust, has credit characteristics consistent with obligations rated AA-/A2, respectively. Additionally, the 400 Atlantic Street Loan has a "Companion Loan" evidenced by a B Note and secured by the same collateral. S&P and Moody's have confirmed to us that such Companion Loan, or the securities backed thereby, has credit characteristics consistent with an obligation rated (BB+/Ba1), respectively.

     o PROPERTY TYPE DIVERSIFICATION (BY ALLOCATED PROPERTY BALANCE): 36.9% Retail (18.3% Anchored, 15.4% Regional Mall and 3.2% Unanchored); 32.0% Office; 16.2% Multifamily; 6.0% Self-Storage; 5.4% Industrial/Warehouse; 1.9% Mobile Home Park; 1.7% Hotel.

     o GEOGRAPHIC DISTRIBUTION (BY BALANCE): The properties are distributed throughout 34 states and the District of Columbia. California (31.0%); Texas (9.2%); Connecticut (7.7%); Florida (7.3%); Maryland (7.3%); New York (7.1%); Nevada (6.8%); Louisiana (3.9%); Virginia (2.9%) and North Carolina (2.9%). All other states and the District of Columbia are less than or equal to 2% each.

     o MONTHLY INVESTOR REPORTING: Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders through the Trustee.

     o    CASH FLOWS WILL BE MODELED ON BLOOMBERG.

Except as otherwise indicated, percentages (%) represent the scheduled principal balance of the subject loan or loans as of the Cut-Off Date (as to each loan, the "Cut-Off Date Balance") compared to the total scheduled principal balance of the entire mortgage pool as of the Cut-Off Date (the "Initial Pool Balance"); weighted averages are derived using Cut-Off Date Balances; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

RATING AGENCIES:      Standard and Poor's, a division of The McGraw-Hill
                      Companies, Inc. ("S&P") and Moody's Investors Service,
                      Inc. ("Moody's")

TRUSTEE:              LaSalle Bank National Association

FISCAL AGENT:         ABN AMRO Bank N.V.

MASTER SERVICER:      First Union National Bank

SPECIAL SERVICER:     Lennar Partners, Inc.

CLOSING DATE:         Week of March 25, 2002

CUT-OFF DATE:         March 11, 2002

PUBLIC
CERTIFICATES:         Classes A-1, A-2, A-3, A-4, A-5, B, C, D, E and F

PRIVATE
CERTIFICATES*:        Classes X-CL, X-CP, G, H, J, K, L, M, N, P, Q, S and T
                      *The Private Certificates are not offered hereby.

ERISA: Classes A-1, A-2, A-3, A-4, A-5, B, C, D, E and F are expected to be eligible for the lead managers' individual prohibited transaction exemption.

DETERMINATION DATE:   11th day of each month or, if such day is not a business
                      day, then the following business day.

DISTRIBUTION DATE:    Pays on the 4th business day after Determination Date of
                      each month, commencing in April 2002.

OPTIONAL CALL:        1% Clean-up Call.

MORTGAGE LOANS:       As of the Cut-Off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 7.187% per annum and a weighted average remaining term to maturity of 103 months (assuming that the ARD loans pay in full on their respective anticipated repayment dates). See the Collateral Overview
                      Tables at the end of this memo for more Mortgage Loan details.

CREDIT
ENHANCEMENT:          Credit enhancement for each class of offered Certificates
                      will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:        As to any Distribution Date, the total amount of payments
                      (or advances in lieu thereof) and other collections of principal on the Mortgage Loans that is distributable to the Certificateholders is herein referred to as the "Principal Distribution Amount". Principal and interest payments will generally be made to Certificateholders in the following order:

                      1) Interest to Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-CL and Class X-CP pro rata,

                      2) ___________% of the Principal Distribution Amount to Class A-3 (until such class is retired), and the balance of the Principal Distribution Amount to Class A-1, A-2, and A-4 in numeric sequential order until such class is retired,

                      3) After Class A-4 is retired, principal up to the Principal Distribution Amount to Class A-5 until such class is retired, (1)

                      4) Interest to Class B, and then, after Class A-5 is retired, principal up to the Principal Distribution Amount to Class B until such Class is retired,

                      5) Interest to Class C, and then, after Class B is retired, principal up to the Principal Distribution Amount to Class C until such Class is retired,

                      6) Interest to Class D, and then, after Class C is retired, principal up to the Principal Distribution Amount to Class D until such Class is retired,

                      7) Interest to Class E, and then, after Class D is retired, principal up to the Principal Distribution Amount to Class E until such Class is retired,

                      8) Interest to Class F, and then, after Class E is retired, principal up to the Principal Distribution Amount to Class F until such Class is retired; interest and principal up to the related Principal Distribution Amount to Classes G, H, J, K, L, M, N, P, Q, S and T Classes, sequentially.

                      (1) A-1, A-2, A-3, A-4 and A-5 Classes are pro rata if
                          Classes B through T are retired.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

REALIZED LOSSES:      Realized Losses from any Mortgage Loan will be allocated
                      in reverse sequential order (i.e., Classes T, S, Q, P, N,
                      M, L, K, J, H, G, F, E, D, C and B, in that order). If
                      Classes B through T have been retired by losses, Realized
                      Losses shall be applied to the Classes A-1, A-2, A-3, A-4 and A-5 pro-rata.


APPRAISAL REDUCTIONS: With respect to certain specially serviced Mortgage Loans as to which an appraisal is required, including any Mortgage Loan that becomes 60 days (or, in the case of a balloon payment, depending on the circumstances 20 to 30 days) delinquent as to any payment of principal and/or interest, an Appraisal Reduction Amount may be created, generally in the amount, if any, by which the unpaid and unadvanced principal balance of such Mortgage Loan, together with unadvanced interest, unreimbursed advances and certain other items, exceeds the sum of 90% of the appraised value of the related Mortgaged Property, plus certain escrows, letters of credit and reserve funds. The Appraisal Reduction Amount will reduce proportionately the P&I Advance for that loan, which reduction may result in a shortfall of interest to one or more of the most subordinate classes of interest-bearing certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for a specified number of months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM DENOMINATIONS:
                                               MINIMUM      INCREMENTS
                   CLASSES                   DENOMINATION   THEREAFTER  DELIVERY
--------------------------------------------------------------------------------
A-1, A-2, A-3, A-4, A-5, B, C, D, E AND F      $10,000          $1         DTC

PREPAYMENT PREMIUMS(1)

=======================================================================================================================
    PREPAYMENT       4/02     4/03     4/04     4/05     4/06     4/07     4/08     4/09     4/10     4/11     4/12
     PREMIUM
-----------------------------------------------------------------------------------------------------------------------
 LOCK-OUT / DEF.    100.0%    97.5%    95.7%    94.6%    93.2%    93.5%    93.5%    93.4%    97.2%    95.8%   100.0%
-----------------------------------------------------------------------------------------------------------------------
YIELD MAINTENANCE     -        2.5%     4.3%     5.4%     6.8%     6.5%     5.0%     6.6%     2.8%     2.9%     -
=======================================================================================================================
    SUB TOTAL:      100.0%   100.0%   100.0%   100.0%   100.0%   100.0%    98.5%   100.0%   100.0%    98.7%   100.0%
=======================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
        2%            -     -        -        -           -         -        -        -        -         -       -
-----------------------------------------------------------------------------------------------------------------------
        1%            -     -        -        -           -         -        -        -        -         -       -
-----------------------------------------------------------------------------------------------------------------------
       OPEN           -     -        -        -           -         -      1.5%       -        -       1.3%      -
=======================================================================================================================
      TOTAL:        100.0%  100.0%   100.0%   100.0%    100.0%    100.0%  100.0%    100.0%   100.0%   100.0%   100.0%
=======================================================================================================================

(1) Each percentage represents percentage of then outstanding balance as of the date shown, assuming no prepayments or defaults and ARD loans mature and payoff on their respective anticipated repayment dates.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

OPEN PREPAYMENT PERIOD AT END OF LOAN (I.E. PRIOR TO MATURITY DATE OR ARD, AS APPLICABLE):

============================================================================
     OPEN PERIOD AT END          NUMBER OF LOANS          % OF INITIAL
         OF LOAN(1)                                       POOL BALANCE
----------------------------------------------------------------------------
            NONE                        22                    10.7%
----------------------------------------------------------------------------
          1 MONTH                       33                    22.4%
----------------------------------------------------------------------------
          2 MONTHS                      28                    18.9%
----------------------------------------------------------------------------
          3 MONTHS                      55                    44.8%
----------------------------------------------------------------------------
          4 MONTHS                      2                      1.8%
----------------------------------------------------------------------------
          6 MONTHS                      1                      1.3%
============================================================================
           TOTAL:                      141                   100.0%
============================================================================
(1) Weighted average open period through maturity of the mortgage loans is two months.

RESERVES:             The table below does not include the Investment Grade
                      Loans that have been confirmed by S&P and Moody's, as having in the context of their inclusion in the trust, credit characteristics consistent with obligations rated investment grade.

=======================================================================
                                                % OF CONDUIT LOANS
              ESCROW TYPES(1)                      W/ESCROWS(2)
-----------------------------------------------------------------------
Replacement Reserves                                  100.0%
-----------------------------------------------------------------------
Taxes                                                  99.7%
-----------------------------------------------------------------------
Insurance                                            88.0%(3)
-----------------------------------------------------------------------
TI & LC (Industrial)                                  100.0%
-----------------------------------------------------------------------
TI & LC (Retail)                                       96.2%
-----------------------------------------------------------------------
TI & LC (Office)                                       90.3%
=======================================================================

(1) Escrows are in the form of either up-front reserves, periodic cash deposits or letters of credit.
(2)  As of the Cut-Off Date.
(3) In instances where there are no insurance escrows, certain creditworthy tenants are permitted to maintain insurance or self-insure.

CASH MANAGEMENT:      Mortgage Loans representing 96.3% of the initial mortgage
                      pool balance employ cash management systems.

===============================================================
                                     MORTGAGE POOL
---------------------------------------------------------------
Springing Lockbox                51.8% of Initial Pool Balance
---------------------------------------------------------------
Hard Lockbox (1)                 40.5% of Initial Pool Balance
---------------------------------------------------------------
Soft Lockbox                      4.1% of Initial Pool Balance
===============================================================
(1) Includes lockboxes that are under lender's control and are subject to cash management agreements which require daily or periodic sweeps to accounts controlled by the borrower until the occurrence of certain trigger events.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

FASHION VALLEY
MALL A NOTE:          The Fashion Valley Mall A Note Loan and the related
                      "Companion Loan" are the products of the bifurcation of an original whole loan into two separate loans: a senior A
                      Note and a subordinate B Note. The A Note has been deposited into the trust and is entitled to monthly principal and interest payments. The B Note, which has not been deposited into the trust, is not entitled to any payments of principal until the A Note is retired. The A
                      Note or securities backed thereby, have been confirmed by S&P and Moody's to have credit characteristics, in the context of its inclusion in the securitization trust, consistent with obligations rated investment grade. The following table provides a summary of that loan:

=================================================================================================================================
 FASHION VALLEY     PROPERTY      CUT-OFF DATE       % OF      TERM TO    AMORTIZATION      U/W      LTV(6)         RATINGS
      MALL            TYPE           BALANCE         LOAN     MATURITY        TERM         DSCR                  (S&P/MOODY'S)
---------------------------------------------------------------------------------------------------------------------------------
     A Note      Regional Mall    $170,000,000      85.4%      7 years     30 years(2)   1.95x(3)    51.2%         AA+/Aa2(7)
---------------------------------------------------------------------------------------------------------------------------------
   B Note(1)     Regional Mall    $29,123,706       14.6%      7 years      30 years     1.71x(4)    60.0%(5)       BBB+/A3
=================================================================================================================================
  TOTAL / WEIGHTED AVERAGE:      $199,123,706      100.0%      7 YEARS      30 YEARS       1.71x     60.0%            --
=================================================================================================================================

(1)  Privately placed.
(2) Amortization calculated based on combined principal balance of A Note and B Note.
(3) Calculated based on underwritten net cashflow of $25,883,685 and the actual debt constant of 7.79%.
(4) Calculated based on underwritten net cashflow of $25,883,685 and the actual debt constant of 7.58%.
(5)  Including A Note Balance.
(6)  Based on $332,000,000 appraised value dated as of June 2001.
(7) S&P and Moody's have confirmed to us that the ratings in this column reflect an assessment by S&P and Moody's that, in the context of the subject mortgage loan's inclusion in the securitization trust, its credit characteristics are consistent with the obligations that are so rated.

400 ATLANTIC STREET
A NOTE: The 400 Atlantic Street A Note Loan and the related "Companion Loan" are the products of the bifurcation of an original whole loan into two separate loans: a senior A Note and a subordinate B Note. The A Note has been deposited into the trust and is entitled to monthly principal and interest payments. The B Note, which has not been deposited into the trust, is not entitled to any payments of principal until the A Note is retired. The A Note or securities backed thereby, have been confirmed by S&P and Moody's to have credit characteristics, in the context of its inclusion in the securitization trust, consistent with obligations rated investment grade. The following table provides a summary of that loan:

=================================================================================================================================
  400 ATLANTIC      PROPERTY      CUT-OFF DATE       % OF      TERM TO    AMORTIZATION      U/W      LTV(6)         RATINGS
     STREET           TYPE           BALANCE         LOAN     MATURITY        TERM         DSCR                 (S&P/ MOODY'S)
---------------------------------------------------------------------------------------------------------------------------------
     A Note          Office        $87,000,000      74.5%     10 years     30 years(2)   2.38x(3)    43.5%         AA-/A2(7)
---------------------------------------------------------------------------------------------------------------------------------
   B Note(1)         Office        $29,779,310      25.5%     10 years      30 years     1.84x(4)    58.4%(5)       BB+/Ba1
=================================================================================================================================
 TOTAL / WEIGHTED AVERAGE:        $116,779,310     100.0%     10 YEARS      30 YEARS      1.84x      58.4%            --
=================================================================================================================================

(1)  Privately placed.
(2) Amortization calculated based on combined principal balance of A Note and B Note. Additionally, from and after the 60th payment date, excess cash flow is swept and applied to principal in an amount equal to the lessor of (x) the excess cash flow from the property and (y) $76,667.
(3) Calculated based on underwritten net cashflow of $16,925,484 and the actual debt constant of 8.19%.
(4) Calculated based on underwritten net cashflow of $16,925,484 and the actual debt constant of 7.87%.
(5)  Including A Note Balance.
(6)  Based on $200,000,000 appraised value dated as of October 2001.
(7) S&P and Moody's have confirmed to us that the ratings in this row reflect an assessment by S&P and Moody's that, in the context of the subject mortgage loan's inclusion in the securitization trust, its credit characteristics are consistent with the obligations that are so rated.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

INVESTMENT GRADE LARGE MORTGAGE LOANS:

================================================================================================================================
                                                   FASHION VALLEY MALL
================================================================================================================================
A NOTE CUT-OFF DATE BALANCE:                  $170,000,000
--------------------------------------------------------------------------------------------------------------------------------
 COUPON(1):                                    6.500%
--------------------------------------------------------------------------------------------------------------------------------
 ANTICIPATED REPAYMENT DATE:                   10/11/2008
--------------------------------------------------------------------------------------------------------------------------------
 MATURITY DATE:                                10/11/2031
--------------------------------------------------------------------------------------------------------------------------------
TERM TO ARD                                   7 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                                 30 years
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                                      Simon Property Group and Prime Property Fund
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY(2):                                  Super-regional mall with 1,710,035 square feet of gross leaseable area
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                                     San Diego, California
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                                   1969; expanded & renovated 1981, 1997
--------------------------------------------------------------------------------------------------------------------------------
2001 IN-LINE SALES/SF:                        $563
--------------------------------------------------------------------------------------------------------------------------------
2001 IN-LINE COST OF OCCUPANCY:               9.6%
--------------------------------------------------------------------------------------------------------------------------------
ANCHORS(3):                                   Neiman Marcus (105,144 square feet, credit rating of BBB/Baa2), Saks
                                              Fifth Avenue (80,000 square feet, credit rating of BB/B1), Nordstrom
                                              (220,486 square feet; credit rating of A-/ Baa1), Robinsons-May
                                              (201,502 square feet, credit rating of A+/A1), Macy's (196,120 square feet, credit rating of BBB+/Baa1), JC Penney (250,053 square feet;
                                              credit rating of BBB-/Baa3)
--------------------------------------------------------------------------------------------------------------------------------
2000 ANCHOR SALES/SF(4):                      Neiman Marcus $408; Saks Fifth Avenue $239; Nordstrom $465;
                                              Robinsons-May $257; Macy's $280; JC Penney $160
--------------------------------------------------------------------------------------------------------------------------------
NATIONAL IN-LINE TENANTS:                              Tenant                  Square Footage         Lease End Date
--------------------------------------------------------------------------------------------------------------------------------
                                              Crate & Barrel                           10,400              6/30/2006
                                              Brooks Brothers                           8,911              3/31/2008
                                              Tiffany & Company                         6,315             12/31/2007
                                              Coach                                     1,661              1/31/2003
--------------------------------------------------------------------------------------------------------------------------------
OVERALL OCCUPANCY:                            99.6%
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(5):                           $332,000,000
--------------------------------------------------------------------------------------------------------------------------------
LTV (A NOTE)(6):                              51.2%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR (A NOTE)(7):                         1.95x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                                     On-going tax escrow.  Insurance escrow is required only if insurance is no longer carried under Sponsor's blanket policy.
--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                                      Springing
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                                   Defeasance permitted beginning two years after securitization.  Prepayment without penalty allowed starting three months prior to ARD.
--------------------------------------------------------------------------------------------------------------------------------
B NOTE:                                       $29,123,706 subordinated B Note will be offered in a separate private placement.  The B Note does not receive principal until the A Note is paid in full.
================================================================================================================================

(1) Weighted average interest rate for the Fashion Valley Mall A Note Loan and the Fashion Valley Mall Companion Loan.
(2) Collateral square feet securing the Fashion Valley Mall Mortgaged Property totals 736,730 square feet.
(3) Credit ratings for anchors are by S&P and Moody's, respectively, and may reflect the rating of parent company if individual department store company is not rated.
(4) With the exception of Saks Fifth Avenue which reports its sales, anchor sales are estimates provided by the Borrower.
(5)  Based on third-party appraisal conducted in June 2001.
(6)  As of Cut-Off Date.
(7) Calculated based on underwritten net cash flow of $25,883,685 and actual debt constant of 7.79%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

================================================================================================================================
                                                 400 ATLANTIC STREET
================================================================================================================================
A NOTE CUT-OFF DATE BALANCE:                 $87,000,000
--------------------------------------------------------------------------------------------------------------------------------
COUPON(1):                                   6.837%
--------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                               1/11/2012
--------------------------------------------------------------------------------------------------------------------------------
TERM TO MATURITY:                            10 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                                30 years(2)
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                                     Alan Landis, Scott Lawlor
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY:                                    491,203 square foot, 15-story Class-A office building with parking decks totaling
                                             908 spaces
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                                    Stamford, Connecticut
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                                  1980; renovated 2001
--------------------------------------------------------------------------------------------------------------------------------
OVERALL OCCUPANCY:                           100%
--------------------------------------------------------------------------------------------------------------------------------
TENANTS:                                                          Approximate %    Square     Lease End Date   Credit Ratings
                                                   Tenant          of Base Rent     Footage                     (S&P/Moody's)
--------------------------------------------------------------------------------------------------------------------------------
                                             American Express               40%    192,638      9/30/2011(3)         A+/A1
                                             International Paper            28%    132,004      12/31/2015        BBB/Baa2
                                             UBS                            16%     73,564       9/30/2007         AA+/Aa2
                                             Abbey National                  3%     17,580       6/30/2008          AA/Aa2
                                             Quick & Reilly                 .9%      4,615       7/31/2011           NA(4)
                                             Met Life Insurance             .5%      4,108      10/31/2002            A/A1
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(5):                          $200,000,000
--------------------------------------------------------------------------------------------------------------------------------
LTV (A NOTE) (6):                            43.5%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR (A NOTE) (7):                       2.38x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                                    On-going for taxes, insurance, replacement and TI/LC reserves. An $8.5 million lease termination payment and total excess cash flow sweep in the event American Express exercises its 2008 termination option (requires 18 months notice).

--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                                     Hard
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                                  Defeasance permitted beginning two years after securitization.  Prepayment without penalty permitted two months prior to maturity.
--------------------------------------------------------------------------------------------------------------------------------
B NOTE:                                      $29,779,310 subordinated B Note will be offered in a separate private placement. The
                                             B Note does not receive principal until the A Note is paid in full.

--------------------------------------------------------------------------------------------------------------------------------
MEZZANINE LOAN:                              Mezzanine debt in the amount of approximately $27 million which is fully amortizing during the term of this loan and is subject to an Intercreditor Agreement which complies with rating agency guidelines.
================================================================================================================================

(1) Weighted average interest rate for the 400 Atlantic Street A Note Loan and the Companion Loan.
(2) Amortization calculated based on combined principal balance of A Note and B Note. Additionally, from and after the 60th payment date, excess cash flow is swept and applied to principal in an amount equal to the lessor of (x) the excess cash flow from the property and (y) $76,667.
(3)  American Express has the right to terminate 9/30/2008.
(4) A subsidiary of FleetBoston Financial Corporation (rated A/A1 by S&P and Moody's, respectively).
(5)  Based on third-party appraisal dated as of October 2001.
(6)  As of the Cut-Off Date.
(7) Calculated based on underwritten net cash flow of $16,925,484 and actual debt constant of 8.19%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

OTHER SIGNIFICANT MORTGAGE LOANS:

=============================================================================================================================
             NAME                   PROPERTY         CUT-OFF DATE          %         U/W       LTV(2)          RATINGS
                                      TYPE              BALANCE         OF DEAL    DSCR(1)                (S&P/MOODY'S)(3)
-----------------------------------------------------------------------------------------------------------------------------
 U-Haul Portfolio(4)              Self-Storage        $50,418,599         4.1%      1.84x      54.8%          BBB-/Baa1
-----------------------------------------------------------------------------------------------------------------------------
 235 Second Street                   Office           $32,500,000         2.6%      1.41x      36.5%           BBB/Aa3
-----------------------------------------------------------------------------------------------------------------------------
 Westfield Portfolio(5)          Regional Mall/       $30,066,418         2.4%      1.60x(6)  54.2%(7)        BBB/Baa2
                                Anchored Retail
-----------------------------------------------------------------------------------------------------------------------------
 Lakeside at Loudon I & II(8)        Office           $22,430,632         1.8%      1.71x      60.3%          BBB-/Baa3
-----------------------------------------------------------------------------------------------------------------------------
 Tanamera Apartments              Multifamily         $41,199,970         3.3%      1.35x      72.2%             NA
-----------------------------------------------------------------------------------------------------------------------------
 First Bank & Trust Center           Office           $39,850,496         3.2%      1.64x      64.5%             NA
-----------------------------------------------------------------------------------------------------------------------------
 260 Eleventh Avenue                 Office           $35,912,633         2.9%      1.33x      69.1%             NA
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:             --            $252,378,748       20.3%       1.56x      59.3%             --
=============================================================================================================================

(1)  Calculated based on underwritten net cashflow and actual debt constant.
(2)  Calculated based on Cut-Off Date Balance and related appraised value.
(3) S&P and Moody's have confirmed that the ratings in this column reflect an assessment by each rating agency that, in the context of the subject mortgage loan's inclusion in the securitization trust, its credit characteristics are consistent with the obligations that are so rated.
(4) Consists of four cross-collateralized and cross-defaulted multiple property loans (U-Haul A: $12,945,100; U-Haul B: $14,583,455; U-Haul C: $11,397,598;
     U-Haul D: $11,492,445).
(5) Subordinate companion loan of the senior Westfield Portfolio Loan which was securitized in LB-UBS 2000-C3.
(6) Calculated based an underwritten net cash flow of $18,593,037 and assuming a loan amount that includes the combined A Note and B Note balance ($127,313,640).
(7) Calculated based on an appraised value of $235,000,000 and assuming a loan amount that includes the combined A Note and B Note balance ($127,313,640).
(8)  Consists of two cross-collateralized and cross-defaulted loans (Lakeside I:
     $9,769,787; Lakeside II: $12,660,846).

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

SIGNIFICANT MORTGAGE LOANS:

================================================================================================================================
                                                       U-HAUL PORTFOLIO(1):
================================================================================================================================
CUT-OFF DATE BALANCE:                         $50,418,599
--------------------------------------------------------------------------------------------------------------------------------
COUPON:                                       7.820%
--------------------------------------------------------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE:                   1/11/2012
--------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                                1/11/2032
--------------------------------------------------------------------------------------------------------------------------------
TERM TO ARD                                   10 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                                 30 years
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                                      SAC Holding Corporation
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY:                                     37 self-storage properties containing 16,250 self-storage units with approximately 1,371,970 rentable square feet
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                                     20 states including five in California and seven in Texas
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                                   Various
--------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE OVERALL OCCUPANCY:           84.7%
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(2):                           $91,940,000
--------------------------------------------------------------------------------------------------------------------------------
LTV(3):                                       54.8%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR(4):                                  1.84x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                                     On-going for taxes, insurance and replacement reserves.
--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                                      Soft (Daily receipts are collected by an affiliated property manager and deposited within one business day into a clearing account controlled by the lender).
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                                   Defeasance permitted two years after securitization.  Prepayment without penalty allowed starting three months prior to maturity.
=============================================+==================================================================================

(1) Consists of four cross-collateralized and cross-defaulted multiple property loans (U-Haul A: $12,945,100; U-Haul B: $14,583,455; U-Haul C: $11,397,598;
     U-Haul D: $11,492,445).
(2) Combined appraised values based on third-party appraisals dated as of October 2001 through December 2001.
(3) As of the Cut-Off Date calculated based on total loan proceeds and the combined appraised values.
(4)  Calculated based on underwritten net cashflow and actual debt constant.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

================================================================================================================================
                                                           235 SECOND AVENUE
================================================================================================================================
CUT-OFF DATE BALANCE:                         $32,500,000
--------------------------------------------------------------------------------------------------------------------------------
COUPON:                                       7.940%
--------------------------------------------------------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE:                   4/11/2012
--------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                                4/11/2017
--------------------------------------------------------------------------------------------------------------------------------
TERM TO ARD:                                  10 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                                 15 years
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                                      Mr. and Mrs. Robert Birmingham (75%) and the DeSilva Group (25%)
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY:                                     Seven-story, Class-A office building containing 283,416 square feet
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                                     San Francisco, California
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                                   1912/ renovated 2001
--------------------------------------------------------------------------------------------------------------------------------
TENANT:                                       CNET Networks Inc.
--------------------------------------------------------------------------------------------------------------------------------
OVERALL OCCUPANCY:                            100%
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(1):                           $89,100,000
--------------------------------------------------------------------------------------------------------------------------------
LTV(2):                                       36.5%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR(3) :                                 1.41x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                                     On-going for taxes, insurance, replacement reserves and TI/LCs.
--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                                      Hard
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                                   Defeasance permitted beginning two years after securitization. Prepayment without penalty allowed starting 30 days prior to maturity.
--------------------------------------------------------------------------------------------------------------------------------
MEZZANINE LOAN:                               Mezzanine debt in the amount of approximately $14.5 million which is fully amortizing during the term of this loan and is subject to an Intercreditor
                                              Agreement which complies with rating agency guidelines.
================================================================================================================================

(1)  Based on third-party appraisal dated as of October 2001.
(2)  As of Cut-Off Date.
(3)  Calculated based on underwritten net cashflow and actual debt constant.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

================================================================================================================================
                                                        WESTFIELD PORTFOLIO(1)
================================================================================================================================
B NOTE CUT-OFF DATE BALANCE:                  $30,066,418
--------------------------------------------------------------------------------------------------------------------------------
COUPON:                                       7.820%(2)
--------------------------------------------------------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE:                   12/11/2009
--------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                                12/11/2029
--------------------------------------------------------------------------------------------------------------------------------
ORIGINAL TERM TO ARD                          10 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                                 30 years(3)
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                                      Westfield America
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY:                                     Downtown Plaza is a regional mall with 1,187,648 square feet of gross leasable area. Eastland Center is an 876,158 square foot power center.
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                                     Downtown Plaza: Sacramento, California
                                              Eastland Center: West Covina, California
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                                   Downtown Plaza: 1971/ renovated 1993
                                              Eastland Center: 1957/ expanded and renovated 1996/2001
--------------------------------------------------------------------------------------------------------------------------------
2001 IN-LINE SALES/SF:                        Downtown Plaza: $331
                                              Eastland Center: $290
--------------------------------------------------------------------------------------------------------------------------------
2001 IN-LINE COST OF OCCUPANCY:               Downtown Plaza: 14.9%
                                              Eastland Center: 7.2%
--------------------------------------------------------------------------------------------------------------------------------
ANCHORS(4):                                   Downtown Plaza: Macy's (332,500 square feet; credit rating of BBB+/Baa1), Macy's
                                              Men & Furniture (171,000 square feet; credit rating of BBB+/Baa1), California
                                              Department of Education (186,569 square feet; office tenant)
                                              Eastland Center: Target (122,000 square feet; credit rating A+/A2); Burlington Coat
                                              Factory (100,000 square feet); Mervyn's (79,800 square feet; credit rating A+/ A2) and
                                              Circuit City (33,471 square feet)
--------------------------------------------------------------------------------------------------------------------------------
2001 ANCHOR SALES/SF:                         Downtown Plaza: Macy's and Macy's Men and Furniture: $88 million (total store sales)
                                              Eastland Center: Target: $338; Burlington Coat Factory: $91; Mervyn's:
                                              $294 and Circuit City: (recently opened)
--------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE OVERALL OCCUPANCY:           97.8%
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(5):                           $235,000,000
--------------------------------------------------------------------------------------------------------------------------------
LTV (6):                                      54.2%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR (7):                                 1.60x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                                     Reserves for TI/LCs and operating expenses if DSCR falls below 1.25x or upon event of default.
--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                                      Hard
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                                   Prepayment with yield maintenance permitted on or after December 11,
                                              2002. Defeasance permitted two years after securitization.  Prepayment without penalty permitted three months prior to maturity.
================================================================================================================================

(1) Subordinate companion loan of the senior Westfield Portfolio Loan which was securitized in LB-UBS 2000-C3.
(2)  Based on the weighted average coupon.
(3) Pursuant to the A/B Note structure, the B Note does not receive any principal payments until the balance of the A Note is reduced to zero.
(4) Credit ratings for anchors are by S&P and Moody's, respectively, and may reflect the rating of the parent if individual department store company is not rated.
(5)  Based on third party appraisal dated as of March 2002.
(6) Calculated based on an appraised value of $235,000,000 and assuming a loan amount that includes the combined A Note and B Note balance ($127,313,640).
(7) Calculated based an underwritten net cash flow of $18,593,037 and assuming a loan amount that includes the combined A Note and B Note balance ($127,313,640).

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

================================================================================================================================
                                               LAKESIDE AT LOUDON I & II(1)
================================================================================================================================
CUT-OFF DATE BALANCE:                          $22,430,632
--------------------------------------------------------------------------------------------------------------------------------
COUPON:                                        7.350%
--------------------------------------------------------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE:                    11/11/2011
--------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                                 11/11/2031
--------------------------------------------------------------------------------------------------------------------------------
TERM TO ARD:                                   10 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                                  30 years
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                                       Buchanan Partners, LLC and Stone Hedge Investments
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY:                                      Two adjacent Class A office properties totaling over 203,750 square feet
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                                      Sterling, Virginia (Loudon County)
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                                    1999 (Building I) and 2000 (Building II)
--------------------------------------------------------------------------------------------------------------------------------
MAJOR TENANTS(2):                              Building I: Cigital (40,014 sf; 22.2% base rent); Alpha Construction (13,737 sf;
                                               7.6% base rent); Orbital Science (13,394 sf; 7.4% base rent); Washington
                                               Radiology (11,961 sf; 4.9% base rent).

                                               Building II: Verisign (101,875 sf; 44.1% base rent).
--------------------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE OVERALL OCCUPANCY:            100%
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(3):                            $37,200,000
--------------------------------------------------------------------------------------------------------------------------------
LTV(4):                                        60.3%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR(5) :                                  1.71x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                                      $500,000 up-front for TI/LCs.  On-going for taxes, insurance, replacement reserves and TI/LCs.
--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                                       Hard
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                                    Prepayment with yield maintenance permitted two years after securitization.
                                               Prepayment without penalty allowed starting four months prior to the
                                               Anticipated Repayment Date.
================================================================================================================================

(1)  Consists of two cross-collateralized and cross-defaulted loans (Lakeside I:
     $9,769,787; Lakeside II: $12,660,846).
(2)  Calculated based on percentage of base rent of both buildings combined.
(3) Combined appraised values based on third-party appraisals dated as of July 2001.
(4) As of the Cut-Off Date calculated based on total loan proceeds and the combined appraised values.
(5)  Calculated based on underwritten net cashflow and actual debt constant.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

================================================================================================================================
                                                      TANAMERA APARTMENTS
================================================================================================================================
CUT-OFF DATE BALANCE:                  $41,199,970
--------------------------------------------------------------------------------------------------------------------------------
COUPON:                                6.960%
--------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                         2/11/2012
--------------------------------------------------------------------------------------------------------------------------------
TERM TO MATURITY:                      10 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                          30 years
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                               Thomas Hantges and Joseph  Milanowski,  President and CEO,  respectively of USA
                                       Capital
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY:                              Luxury apartment complex comprising 440 units in 55 two-story buildings
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                              Reno, Nevada
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                            1999/2000
--------------------------------------------------------------------------------------------------------------------------------
OVERALL OCCUPANCY:                     90%
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(1):                    $57,100,000
--------------------------------------------------------------------------------------------------------------------------------
LTV(2):                                72.2%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR(3):                           1.35x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                              On-going for taxes and insurance.  Capex reserve of $146 per unit.
--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                               Hard
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                            Defeasance  permitted  beginning four years after loan origination.  Prepayment  without penalty allowed starting one month prior to maturity.
================================================================================================================================

(1)  Based on third-party appraisal dated as of October 2001.
(2)  As of Cut-Off Date.
(3)  Calculated based on underwritten net cashflow and actual debt constant.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

 ================================================================================================================================
                                                  FIRST BANK AND TRUST CENTER
 ================================================================================================================================
 CUT-OFF DATE BALANCE:                  $39,850,496
 --------------------------------------------------------------------------------------------------------------------------------
 COUPON:                                7.250%
 --------------------------------------------------------------------------------------------------------------------------------
 ANTICIPATED REPAYMENT DATE:            10/11/2011
 --------------------------------------------------------------------------------------------------------------------------------
 MATURITY DATE:                         10/11/2031
 --------------------------------------------------------------------------------------------------------------------------------
 TERM TO ARD:                           10 years
 --------------------------------------------------------------------------------------------------------------------------------
 AMORTIZATION:                          30 years
 --------------------------------------------------------------------------------------------------------------------------------
 SPONSOR:                               Joseph C. Canizaro
 --------------------------------------------------------------------------------------------------------------------------------
 PROPERTY:                              454,908 square foot, 22-story, Class A office building with a six-story parking garage with 1,917 spaces
 --------------------------------------------------------------------------------------------------------------------------------
 LOCATION:                              Metairie, Louisiana (five miles west of downtown New Orleans)
 --------------------------------------------------------------------------------------------------------------------------------
 YEAR BUILT:                            1986; renovated 1996
 --------------------------------------------------------------------------------------------------------------------------------
 TENANTS:                               Tenant                              Square Feet     % of Base Rent      Lease End
 --------------------------------------------------------------------------------------------------------------------------------
                                        Ochsner Health Plan                      86,075              21.3%      5/31/2008
                                        University of Phoenix                    43,010              10.6%      3/31/2004
 --------------------------------------------------------------------------------------------------------------------------------
 OVERALL OCCUPANCY:                     93.1%
 --------------------------------------------------------------------------------------------------------------------------------
 APPRAISED VALUE(1):                    $61,750,000
 --------------------------------------------------------------------------------------------------------------------------------
 LTV(2):                                64.5%
 --------------------------------------------------------------------------------------------------------------------------------
 U/W DSCR(3):                           1.64x
 --------------------------------------------------------------------------------------------------------------------------------
 RESERVES:                              Upfront and on-going reserves for taxes, insurance, replacement reserves and
                                        TI/LCs.
 --------------------------------------------------------------------------------------------------------------------------------
 LOCKBOX:                               Hard
 --------------------------------------------------------------------------------------------------------------------------------
 PREPAYMENT:                            Defeasance permitted beginning two years after securitization.  Prepayment without penalty allowed starting three months prior to maturity.
 ================================================================================================================================

(1)   Based on third-party appraisal dated as of January 2002.
(2)   As of Cut-Off Date.
(3)   Calculated based on underwritten net cashflow and actual debt constant.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

================================================================================================================================
                                                       260 ELEVENTH AVENUE
================================================================================================================================
CUT-OFF DATE BALANCE:                        $35,912,633
--------------------------------------------------------------------------------------------------------------------------------
COUPON:                                      7.700%
--------------------------------------------------------------------------------------------------------------------------------
ANTICIPATED REPAYMENT DATE:                  1/11/2013
--------------------------------------------------------------------------------------------------------------------------------
MATURITY DATE:                               1/11/2027
--------------------------------------------------------------------------------------------------------------------------------
TERM TO ARD:                                 11 years
--------------------------------------------------------------------------------------------------------------------------------
AMORTIZATION:                                25 years
--------------------------------------------------------------------------------------------------------------------------------
SPONSOR:                                     Harry Feldman, Jules Demchick and David Feinberg
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY:                                    Seven-story office building and a six-story office building inter-connected to form one complex with a combined 209,600 rentable square feet.
--------------------------------------------------------------------------------------------------------------------------------
LOCATION:                                    New York, New York
--------------------------------------------------------------------------------------------------------------------------------
YEAR BUILT:                                  1911/ 1940; renovated 2002
--------------------------------------------------------------------------------------------------------------------------------
MAJOR TENANTS:                               Tenant                        Square Feet    % of Base Rent      Lease End Date
--------------------------------------------------------------------------------------------------------------------------------
                                             City of New York's Human          200,000             98.2%       10/31/2021(1)
                                             Resources Administration
                                             Chelsea Motor Rental                9,600              1.8%           1/31/2003
--------------------------------------------------------------------------------------------------------------------------------
OVERALL OCCUPANCY:                           100%
--------------------------------------------------------------------------------------------------------------------------------
APPRAISED VALUE(2):                          $52,000,000
--------------------------------------------------------------------------------------------------------------------------------
LTV(3):                                      69.1%
--------------------------------------------------------------------------------------------------------------------------------
U/W DSCR(4) :                                1.33x
--------------------------------------------------------------------------------------------------------------------------------
RESERVES:                                    On-going for taxes, insurance, replacement reserves and TI/LCs.
                                             Additional reserves are collected if New York City gives notice that it is exercising its termination option in the 12th year of lease term.
--------------------------------------------------------------------------------------------------------------------------------
LOCKBOX:                                     Hard
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT:                                  Defeasance permitted beginning two years after securitization.  Prepayment without penalty allowed starting three months prior to maturity.
================================================================================================================================

(1)  City of New York has the right to terminate the lease on 11/1/2013.
(2)  Based on third-party appraisal dated as of December 2001.
(3)  As of Cut-Off Date.
(4)  Calculated based on underwritten net cashflow and actual debt constant.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

ANTICIPATED REPAYMENT
DATE LOANS:           22 Mortgage Loans, representing 43.1% of the Initial Pool
                      Balance, provide that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated
                      Repayment Date" or "ARD") prior to maturity set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the mortgaged property, as determined in the related mortgage, to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no prepayment consideration will be due in connection with any principal prepayment on, after, and in some cases, for a short period prior to, the Anticipated
                      Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.


DETAILED MONTHLY
INVESTOR REPORTING:   Updated collateral summary information will be a part of
                      the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

                NAME OF REPORT                             DESCRIPTION (INFORMATION PROVIDED)
------------------------------------------------------------------------------------------------------------
1   Distribution Date Statement            Principal and interest distributions, principal balances
------------------------------------------------------------------------------------------------------------
2   Mortgage Loan Status Report            Portfolio stratifications
------------------------------------------------------------------------------------------------------------
3   Comparative Financial Status Report    Revenue, NOI, DSCR to the extent available
------------------------------------------------------------------------------------------------------------
4   Delinquent Loan Status Report          Listing of delinquent mortgage loans
------------------------------------------------------------------------------------------------------------
5   Historical Loan Modification Report    Information on modified mortgage loans
------------------------------------------------------------------------------------------------------------
6   Historical Liquidation Report          Net Liquidation proceeds and realized losses
------------------------------------------------------------------------------------------------------------
7   REO Status Report                      NOI and value of REO
------------------------------------------------------------------------------------------------------------
8   Servicer Watch List                    Listing of loans in jeopardy of becoming specially serviced
------------------------------------------------------------------------------------------------------------
9   Loan Payoff Notification Report        Listing of loans where borrower has requested a pay-Off statement

ADVANCING(1):         The Master Servicer generally will be obligated to make
                      advances of scheduled principal and interest payments
                      (excluding balloon payments and subject to reduction for Appraisal Reduction Amounts) and certain servicing and property expenses ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related Mortgage Loan. If the Master Servicer (or in the case of the Westfield Portfolio Loan, the master servicer under the other securitization) fails to make a required Advance, the Trustee and Fiscal Agent will be obligated to make such advances.

CONTROLLING CLASS(1): The Controlling Class will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class. A majority of Certificateholders of the Controlling Class will, subject to certain limitations, be entitled to replace the Special Servicer. Such holders of the Controlling Class will also have the right to select a representative that may direct or advise the Special Servicer with respect to special servicing actions subject to the servicing standards set in the Pooling and Servicing Agreement. However, in the case of the Fashion Valley Mall Mortgage Loan and the 400 Atlantic Street Loan, for so long as the principal amount of the corresponding Companion Loan (B Notes) (net of any existing related Appraisal Reduction Amounts) are at least 25% of the original principal amounts of such Companion Loans, the holders of such Companion Loans will have the right to direct or advise the Special Servicer with respect to significant special servicing actions for the Fashion Valley Mall Mortgage Loan and 400 Atlantic Street Loan and the corresponding Companion Loans.

(1) Does not include the subordinate Companion Loan of the senior Westfield Portfolio loan which was securitized in LB-UBS 2000 C-3, although the controlling class has approval rights with respect to significant servicing events such as foreclosure or loan modification in connection with the Westfield Portfolio Loan.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

GENERAL CHARACTERISTICS

==========================================================
          CHARACTERISTICS
----------------------------------------------------------
       Initial Pool Balance             $1,240,331,093
----------------------------------------------------------
          Number of Loans                    141
----------------------------------------------------------
             Gross WAC                      7.187%
----------------------------------------------------------
          Original WAM(1)                 106 months
----------------------------------------------------------
         Remaining WAM(1)                 103 months
----------------------------------------------------------
      Average Loan Balance(2)             $8,796,674
----------------------------------------------------------
     Weighted Average U/W DSCR              1.56x
----------------------------------------------------------
     WA LTV at Maturity/ARD(1)              57.1%
----------------------------------------------------------
       Geographic Diversity          34 states and D.C.
----------------------------------------------------------
       Balloon or ARD Loans                  100%
==========================================================
(1) Assumes ARD loans pay in full on their anticipated repayment dates.
(2) $7,074,324 when excluding the two A Note Investment
    Grade Loans.

PROPERTY TYPES

==========================================================
                                      % OF INITIAL POOL
          PROPERTY TYPES                   BALANCE
----------------------------------------------------------
              Retail                          36.9%
----------------------------------------------------------
              Office                          32.0%
----------------------------------------------------------
            Multifamily                       16.2%
----------------------------------------------------------
           Self Storage                        6.0%
----------------------------------------------------------
       Industrial/Warehouse                    5.4%
----------------------------------------------------------
         Mobile Home Park                      1.9%
----------------------------------------------------------
               Hotel                           1.7%
==========================================================
              TOTAL:                         100.0%
==========================================================

                                                  COLLATERAL SUMMARY BY PROPERTY TYPE
====================================================================================================================================
                                                                                                                  WA
                               AGGREGATE         % OF         AVERAGE      GROSS     REM.                      OCCUPANCY
                      # OF    CUT-OFF DATE   INITIAL POOL  CUT-OFF DATE     WAC      WAM       WA       WA     RATE (%)    BALLOON
       PROPERTY TYPE  PROP.   BALANCE ($)      BALANCE      BALANCE ($)     (%)    (MOS)       LTV     DSCR     (1)          %(2)
------------------------------------------------------------------------------------------------------------------------------------
RETAIL                  48     $458,277,097      36.9%       $9,547,440    7.056%      96      63.6%    1.60x    97.8%       90.0%
------------------------------------------------------------------------------------------------------------------------------------
    Regional Mall       2      $191,152,274      15.4%      $95,576,137    6.646%      81      51.5%    1.91x    99.3%       91.4%
------------------------------------------------------------------------------------------------------------------------------------
    Other Anchored(3)   34     $227,099,771      18.3%       $6,679,405    7.371%     106      73.0%    1.36x    96.6%       89.4%
------------------------------------------------------------------------------------------------------------------------------------
    Unanchored          12      $40,025,052      3.2%        $3,335,421    7.225%     110      68.4%    1.51x    96.9%       86.7%
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                  26     $396,366,365      32.0%      $15,244,860    7.322%     117      60.9%    1.62x    97.2%       83.0%
------------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY             37     $200,850,957      16.2%       $5,428,404    6.968%      95      75.2%    1.36x    95.1%       90.2%
------------------------------------------------------------------------------------------------------------------------------------
SELF STORAGE            46      $74,011,418      6.0%        $1,608,944    7.818%     118      56.4%    1.71x    85.1%       86.9%
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/WAREHOUSE    32      $66,547,112      5.4%        $2,079,597    7.076%      83      73.6%    1.39x    96.8%       90.2%
------------------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK        12      $23,209,094      1.9%        $1,934,091    7.315%     115      75.7%    1.35x    98.1%       85.0%
------------------------------------------------------------------------------------------------------------------------------------
HOTEL                   1       $21,069,051      1.7%       $21,069,051    7.600%      52      63.5%    1.50x     NA         93.3%
====================================================================================================================================
TOTAL/AVG./WTD. AVG:   202   $1,240,331,093      100%        $6,140,253     7.187%    103      65.0%    1.56x     96.3%(4)   87.6%
====================================================================================================================================

(1)  Assumes ARD loans pay in full on their anticipated repayment dates.
(2) Percent of the balloon balance at maturity as a percentage of the Cut-Off Date Balance.
(3)  Includes properties with single tenants that are nationally recognized.
(4)  Excludes hotels.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

                  LOAN SIZE DISTRIBUTION
============================================================
     CUT-OFF DATE BALANCE          # OF      % OF INITIAL
          RANGES ($)               LOANS     POOL BALANCE
------------------------------------------------------------
   (less than
    or equal) to   2,000,000         29            3.0%
------------------------------------------------------------
     2,000,001 -   6,000,000         55           14.6%
------------------------------------------------------------
     6,000,001 -  10,000,000         23           13.7%
------------------------------------------------------------
    10,000,001 -  15,000,000         15           14.8%
------------------------------------------------------------
    15,000,001 -  20,000,000          7            9.6%
------------------------------------------------------------
    20,000,001 -  25,000,000          4            7.1%
------------------------------------------------------------
    25,000,001 -  75,000,000          6           16.5%
------------------------------------------------------------
    75,000,001 - 100,000,000          1            7.0%
------------------------------------------------------------
   150,000,000 (greater than
                or equal to)          1           13.7%
============================================================
            TOTAL:                  141          100.0%
============================================================
Min: $476,004
Max: $170,000,000
Avg:$8,796,674

               REMAINING TERM TO MATURITY(1)
============================================================
            MONTHS               # OF        % OF INITIAL
                                   LOANS     POOL BALANCE
============================================================
             49-60                  21            11.5%
------------------------------------------------------------
             73-84                  19            20.0%
------------------------------------------------------------
             85-96                   2             2.5%
------------------------------------------------------------
            97-108                   1             0.5%
------------------------------------------------------------
            109-120                 96            60.0%
------------------------------------------------------------
            121-132                  2             5.5%
============================================================
            TOTAL:                  141          100.0%
============================================================
(1) Assumes ARD Loans mature on their anticipated repayment dates.
Min: 52 months
Max: 130 months
Wtd. Avg:103 months

                             GROSS RATE DISTRIBUTION
============================================================
                                            % OF INITIAL
       GROSS RATE RANGES           # OF          POOL
              (%)                  LOANS        BALANCE
------------------------------------------------------------
         6.251 - 6.500               4            16.6%
------------------------------------------------------------
         6.501 - 6.750              24             8.3%
------------------------------------------------------------
         6.751 - 7.000              13            14.1%
------------------------------------------------------------
         7.001 - 7.250              26            15.0%
------------------------------------------------------------
         7.251 - 7.500              25            14.4%
------------------------------------------------------------
         7.501 - 7.750              31            16.4%
------------------------------------------------------------
         7.751 - 8.000              17            15.1%
------------------------------------------------------------
         9.001 - 9.250               1             0.1%
============================================================
            TOTAL:                  141          100.0%
============================================================
Min: 6.350%
Max: 9.125%
Wtd. Avg:7.187%

                REMAINING AMORTIZATION TERM
============================================================
            MONTHS               # OF        % OF INITIAL
                                   LOANS     POOL BALANCE
------------------------------------------------------------
            169-180                  1            2.6%
------------------------------------------------------------
            193-204                  1            0.2%
------------------------------------------------------------
            229-240                  1            0.1%
------------------------------------------------------------
            289-300                 23           10.8%
------------------------------------------------------------
            313-324                  1            1.3%
------------------------------------------------------------
            337-348                  5            6.3%
------------------------------------------------------------
            349-360                 109          78.6%
============================================================
            TOTAL:                  141         100.0%
============================================================
Min: 180 months
Max: 360 months
Wtd. Avg:344 months

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

        UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS
                         (U/W DSCR)
===========================================================
                                            % OF INITIAL
         CUT-OFF DATE             # OF          POOL
         DSCR RANGES              LOANS        BALANCE
-----------------------------------------------------------
 (less than
  or equal to) 1.19                 1           0.3%
-----------------------------------------------------------
          1.20-1.29                33          17.9%
-----------------------------------------------------------
          1.30-1.39                52          31.1%
-----------------------------------------------------------
          1.40-1.49                21           9.1%
-----------------------------------------------------------
          1.50-1.59                16           7.9%
-----------------------------------------------------------
          1.60-1.69                 6           7.1%
-----------------------------------------------------------
          1.70-1.79                 4           2.3%
-----------------------------------------------------------
          1.80-1.89                 2           1.8%
-----------------------------------------------------------
          1.90-1.99                 2          14.7%
-----------------------------------------------------------
          2.00 (greater than
                or equal to)        4           7.6%
===========================================================
            TOTAL:                141         100.0%
===========================================================
Min: 1.14x
Max: 2.50x
Wtd. Avg:1.56x

                     OCCUPANCY RATES(1)
===========================================================
                                            % OF INITIAL
    CUT-OFF DATE OCCUPANCY        # OF          POOL
          RANGES (%)              LOANS        BALANCE
-----------------------------------------------------------
 (less than
  or equal to) 65.0                 2            0.4%
-----------------------------------------------------------
          65.1-85.0                10            4.7%
-----------------------------------------------------------
          85.1-90.0                10            4.9%
-----------------------------------------------------------
          90.1-95.0                27           18.0%
-----------------------------------------------------------
          95.1 (greater than
                or equal to)       91           72.0%
===========================================================
            TOTAL:                140          100.0%
===========================================================
(1)  Excluding hotels
Min: 53.7%
Max: 100%
Wtd. Avg:96.3%

                LOAN TO VALUE RATIOS (LTV)
===========================================================
                                            % OF INITIAL
         CUT-OFF DATE             # OF          POOL
        LTV RANGES (%)            LOANS        BALANCE
------------------------------- ---------- ----------------
            35-45                   4           10.0%
-----------------------------------------------------------
            45-55                   9           20.9%
-----------------------------------------------------------
            55-60                   6            3.2%
-----------------------------------------------------------
            60-65                  10            8.2%
-----------------------------------------------------------
            65-70                  17            9.8%
-----------------------------------------------------------
            70-75                  47           22.0%
-----------------------------------------------------------
            75-80                  48           26.0%
===========================================================
            TOTAL:                 141         100.0%
===========================================================
Min: 36.5%
Max: 79.9%
Avg:65.0%

             MATURITY DATE/ARD LOAN TO VALUE
===========================================================
                                            % OF INITIAL
      MATURITY DATE/ARD           # OF          POOL
        LTV RANGES (%)            LOANS        BALANCE
-----------------------------------------------------------
         15.01-20.00                1            2.6%
-----------------------------------------------------------
         30.01-35.00                2            0.3%
-----------------------------------------------------------
         35.01-40.00                1            7.0%
-----------------------------------------------------------
         40.01-45.00                4            3.3%
-----------------------------------------------------------
         45.01-50.00                11          20.0%
-----------------------------------------------------------
         50.01-55.00                6            5.3%
-----------------------------------------------------------
         55.01-60.00                16           9.0%
-----------------------------------------------------------
         60.01-65.00                26          14.1%
-----------------------------------------------------------
         65.01-70.00                48          26.3%
-----------------------------------------------------------
         70.01-75.00                24          11.0%
-----------------------------------------------------------
         75.01-80.00                2            1.1%
===========================================================
            TOTAL                  141         100.0%
===========================================================
Min:17.5%
Max: 75.7%
Wtd. Avg: 57.1%

                                  PAGE 21 OF 22

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

                    GEOGRAPHIC DISTRIBUTION
===========================================================
                                # OF        % OF INITIAL
          STATE              PROPERTIES     POOL BALANCE
-----------------------------------------------------------
        California               31           31.00%
-----------------------------------------------------------
          Texas                  37            9.23%
-----------------------------------------------------------
       Connecticut                4            7.71%
-----------------------------------------------------------
         Florida                 24            7.33%
-----------------------------------------------------------
         Maryland                 8            7.26%
-----------------------------------------------------------
         New York                12            7.11%
-----------------------------------------------------------
          Nevada                  5            6.77%
-----------------------------------------------------------
        Louisiana                 5            3.92%
-----------------------------------------------------------
         Virginia                 7            2.95%
-----------------------------------------------------------
      North Carolina             11            2.88%
-----------------------------------------------------------
         Georgia                  5            1.97%
-----------------------------------------------------------
        Tennessee                 2            1.77%
-----------------------------------------------------------
         Arizona                 12            1.71%
-----------------------------------------------------------
         Kentucky                 3            0.99%
-----------------------------------------------------------
        Wisconsin                 2            0.92%
-----------------------------------------------------------
      New Hampshire               2            0.88%
-----------------------------------------------------------
         Indiana                  1            0.73%
-----------------------------------------------------------
        New Jersey                2            0.67%
-----------------------------------------------------------
        Minnesota                 2            0.58%
-----------------------------------------------------------
         Michigan                 3            0.47%
-----------------------------------------------------------
       Pennsylvania               2            0.45%
-----------------------------------------------------------
           Ohio                   4            0.44%
-----------------------------------------------------------
         Missouri                 2            0.37%
-----------------------------------------------------------
      South Carolina              2            0.35%
-----------------------------------------------------------
          Kansas                  2            0.33%
-----------------------------------------------------------
         Alabama                  2            0.30%
-----------------------------------------------------------
          Hawaii                  1            0.20%
-----------------------------------------------------------
     Washington, D.C.             1            0.15%
-----------------------------------------------------------
         Colorado                 2            0.14%
-----------------------------------------------------------
          Maine                   1            0.13%
-----------------------------------------------------------
         Oklahoma                 1            0.09%
-----------------------------------------------------------
      Massachusetts               1            0.07%
-----------------------------------------------------------
         Arkansas                 1            0.06%
-----------------------------------------------------------
       Rhode Island               1            0.05%
-----------------------------------------------------------
          Oregon                  1            0.03%
===========================================================
          TOTAL                 202          100.00%
===========================================================

======================================================================
                                  NUMBER           % OF INITIAL
          LOAN TYPE              OF LOANS          POOL BALANCE
----------------------------------------------------------------------
           Balloon                 119                 56.9%
----------------------------------------------------------------------
          ARD Loan                  22                 43.1%
======================================================================
           TOTAL:                  141                100.0%
======================================================================

                                  PAGE 22 OF 22

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

                                    ANNEX C-1
                               PRICE/YIELD TABLES

                 (This Page Has Been Left Blank Intentionally)

                                    ANNEX C-2
                                DECREMENT TABLES

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                        89               89               89               89               89
March 2004                                        78               78               78               78               78
March 2005                                        65               65               65               65               65
March 2006                                        51               51               51               51               51
March 2007 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                3.32             3.32             3.31             3.31             3.26

                                                                     ANNEX C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                        49               49               49               49               49
March 2008                                        39               39               38               38               31
March 2009 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                5.50             5.48             5.46             5.43             5.33

                                                                     ANNEX C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                        98               98               98               98               98
March 2004                                        95               95               95               95               95
March 2005                                        92               92               92               92               92
March 2006                                        89               89               89               89               89
March 2007                                        61               61               61               61               61
March 2008                                        58               58               58               57               55
March 2009                                        13               13               13               13               13
March 2010                                         5                5                5                5                5
March 2011                                         1                1                1                1                1
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                5.71             5.70             5.69             5.68             5.56

                                                                     ANNEX C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                       100              100              100              100              100
March 2008                                       100              100              100              100              100
March 2009                                        30               30               30               30               30
March 2010                                        11               11               11               11               11
March 2011                                         2                2                2                2                1
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                7.03             7.03             7.02             7.02             6.84

                                                                     ANNEX C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-5 CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                       100              100              100              100              100
March 2008                                       100              100              100              100              100
March 2009                                       100              100              100              100              100
March 2010                                       100              100              100              100              100
March 2011                                       100              100              100              100              100
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                9.68             9.67             9.66             9.65             9.50

                                                                     ANNEX C-2-6

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                       100              100              100              100              100
March 2008                                       100              100              100              100              100
March 2009                                       100              100              100              100              100
March 2010                                       100              100              100              100              100
March 2011                                       100              100              100              100              100
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                9.88             9.88             9.88             9.86             9.72

                                                                     ANNEX C-2-7

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                       100              100              100              100              100
March 2008                                       100              100              100              100              100
March 2009                                       100              100              100              100              100
March 2010                                       100              100              100              100              100
March 2011                                       100              100              100              100              100
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                9.88             9.88             9.88             9.88             9.80

                                                                     ANNEX C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                       100              100              100              100              100
March 2008                                       100              100              100              100              100
March 2009                                       100              100              100              100              100
March 2010                                       100              100              100              100              100
March 2011                                       100              100              100              100              100
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                9.88             9.88             9.88             9.88             9.80

                                                                     ANNEX C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                       100              100              100              100              100
March 2008                                       100              100              100              100              100
March 2009                                       100              100              100              100              100
March 2010                                       100              100              100              100              100
March 2011                                       100              100              100              100              100
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                9.88             9.88             9.88             9.88             9.80

                                                                    ANNEX C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                                0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                         OTHERWISE AT INDICATED CPR
                                              ---------------------------------------------------------------------------------
DISTRIBUTION DATE                               0% CPR           25% CPR          50% CPR          75% CPR          100% CPR
-----------------                               ------           -------          -------          -------          --------
Initial Percentage                               100%             100%             100%             100%             100%
March 2003                                       100              100              100              100              100
March 2004                                       100              100              100              100              100
March 2005                                       100              100              100              100              100
March 2006                                       100              100              100              100              100
March 2007                                       100              100              100              100              100
March 2008                                       100              100              100              100              100
March 2009                                       100              100              100              100              100
March 2010                                       100              100              100              100              100
March 2011                                       100              100              100              100              100
March 2012 and thereafter                          0                0                0                0                0

Weighted Average Life (in years)                9.88             9.88             9.88             9.88             9.80

                                     ANNEX D
                         FORM OF PAYMENT DATE STATEMENT

                 (This Page Has Been Left Blank Intentionally)


ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
135 S. LaSalle Street  Suite 1625                            SERIES 2002-C1                              Prior Payment:
Chicago, IL 60603-4159                                                                                   Next Payment:
USA                                                                                                      Record Date:
                                                             ABN AMRO ACCT:
Administrator:                                                                                           Analyst:
                                                   REPORTING PACKAGE TABLE OF CONTENTS
====================================================================================================================================
======================================  ====================================================  ======================================
                                                                                    Page(s)
Issue Id:                     LUBS02C1  Statements to Certificateholders            Page 2    Closing Date:
                                        Cash Reconciliation Summary                 Page 3    First Payment Date:
Monthly Data File Name:                 Bond Interest Reconciliation                Page 4    Assumed Final Payment Date:
                                        Asset-Backed Facts - 15 Month
======================================    Loan Status Summary                       Page 5    ======================================
                                        Asset-Backed Facts - 15 Month
                                          Payoff/Loss Summary                       Page 6
                                        Delinquent Loan Detail                      Page 7
                                        Historical Collateral Prepayment            Page 8
                                        Loan Level Detail                           Page 9
                                        Specially Serviced (Part I) - Loan Detail   Page 10
                                        Specially Serviced Loan Detail
                                          (Part II) - Servicer Comments             Page 11
                                        Modified Loan Detail                        Page 12
                                        Realized Loss Detail                        Page 13
                                        Appraisal Reduction Detail                  Page 14

                                        ====================================================

                    =============================================================================================
                                                     PARTIES TO THE TRANSACTION
                    ---------------------------------------------------------------------------------------------






                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                            www.etrustee.net



                                     LaSalle Factor Line                         (800) 246-5761
                                 ==================================================================

====================================================================================================================================
                                                                                                                        Page 1 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT(2)   ADJUSTMENT        RATE
CUSIP                                                                                                                  Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Total
====================================================================================================================================
                                                                      Total P&I Payment
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total
        (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
        (3) Estimated.

* Denotes Controlling Class
                                                                                                                        PAge 2 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Delinquent Servicing Fees               ------------------------------------------
PPIS Reducing Scheduled                      -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees                         ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
Less Interest Reserve Withholding
Plus Interest Reserve Deposit
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          Net PPIS
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Allocated to Certificates
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                            POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                         Balance/Amount  Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                                                                        Page 3 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                       Deductions                               Additions
                                         -----------------------------------------  ---------------------------------
          Accrual     Pass    Accrued                 Add.     Deferred &              Prior     Prepay-     Other     Distributable
       -------------  Thru  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days   Rate   Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest.
(2) Other Interest Proceeds include default interest, PPIE, interest due on outstanding losses, interest due on outstanding shortfalls and recoveries of interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        Page 4 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        Page 5 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

                                                                                                                        Page 6 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure       Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================



















TOTAL
===============================================================================================================================
A.  P&I ADVANCE - LOAN IN GRACE PERIOD                                1.  P&I ADVANCE - LOAN DELINQ. 1 MONTH
B.  P&I ADVANCE - LATE PAYMENT BUT (LESS THAN) 1 MONTH DELINQ.        2.  P&I ADVANCE - LOAN DELINQ. 2 MONTHS
                                                                      3.  P&I ADVANCE - LOAN DELINQUENT 3 + MONTHS
                                                                      4.  MATURED BALLOON/ASSUMED SCHED. PAYMENT
                                                                      7.  P&I ADVANCE (FORECLOSURE)
                                                                      9.  P&I ADVANCE (REO)
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance

                                                                                                                   Page 7 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

==========================  ======================================================  ======================  ======================

Disclosure    Distribution  Initial                            Payoff      Penalty  Prepayment    Maturity  Property
 Control #       Date       Balance            Type            Amount       Amount     Date         Date      Type        Province
==========================  ======================================================  ======================  ======================
--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

--------------------------  ------------------------------------------------------  ----------------------  ----------------------

==========================  ======================================================  ======================  ======================
                                            CUMULATIVE
                                                         ======================
                                                                                                                        Page 8 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                           LOAN LEVEL DETAIL

==============================================================================================================================
                                              Operating             Ending                                              Loan
Disclosure          Property  Maturity  PFY   Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment  Status
 Control #   Group    Type      Date    DSCR    Date     Location   Balance   Rate     P&I      Amount        Date     Code(1)
==============================================================================================================================













==============================================================================================================================
*   NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months
                                                                 3. P&I Adv -  delinquent 3+ months
                                                                 4. Mat. Balloon/Assumed  P&I
                                                                 7. Foreclosure
                                                                 9. REO
==============================================================================================================================
                                                                                                                  Page 9 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
           Servicing         Balance                            Remaining
Disclosure    Xfer      -----------------    Note   Maturity  --------------           Property         Geo.                  NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type         Location    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================

                                                                                                                    Page 10 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================
                                                                                                                       Page 11 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                          MODIFIED LOAN DETAIL

====================================================================================================================================
                                      Cutoff        Modified
 Disclosure        Modification      Maturity       Maturity                                      Modification
  Control #            Date            Date           Date                                        Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================
                                                                                                                       Page 12 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                          REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
              Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched. Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       Page 13 of 14

ABN AMRO                                      LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C1                   Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:
                                                             SERIES 2002-C1                              Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:

                                                             ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  =================  =====  ================
                                                                       Remaining Term                Geo-               Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property  graphic          ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type   Location  DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  -----------------  -----  ----------------




























======================  ========================  ======================================  ================  ======  ================
                                                                                                                       Page 14 of 14

                                     ANNEX E
                             REFERENCE RATE SCHEDULE

                 (This Page Has Been Left Blank Intentionally)

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION,
                                 THE DEPOSITOR
                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

                               -----------------

     Our name is Structured Asset Securities Corporation. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will--

o    have its own series designation,

o    consist of one or more classes with various payment characteristics,

o    evidence beneficial ownership interests in a trust established by us, and

o    be payable solely out of the related trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient

                                THE TRUST ASSETS:

The assets of each of our trusts will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS MARCH 14, 2002.

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                              -----
Important Notice About the Information Presented in This Prospectus .......      3
Available Information; Incorporation by Reference .........................      3
Summary of Prospectus .....................................................      4
Risk Factors ..............................................................     13
Capitalized Terms Used in this Prospectus .................................     29
Description of the Trust Assets ...........................................     30
Yield and Maturity Considerations .........................................     52
Structured Asset Securities Corporation ...................................     57
Description of the Certificates ...........................................     57
Description of the Governing Documents ....................................     67
Description of Credit Support .............................................     75
Legal Aspects of Mortgage Loans ...........................................     78
Federal Income Tax Consequences ...........................................     90
State and Other Tax Consequences ..........................................    127
ERISA Considerations ......................................................    127
Legal Investment ..........................................................    131
Use of Proceeds ...........................................................    133
Method of Distribution ....................................................    133
Legal Matters .............................................................    134
Financial Information .....................................................    134
Rating ....................................................................    134
Glossary ..................................................................    136

      IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

               AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: the midwest regional office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and the northeast regional office, 233 Broadway, New York, New York 10007. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 745 Seventh Avenue, New York 10019 attention: Secretary, or by telephone at 212-526-7000.

                             SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.


WHO WE ARE..................   Structured Asset Securities Corporation. We are
                               a Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York
                               10019. Our main telephone number is 212-526-7000.
                               See "Structured Asset Securities Corporation."

THE SECURITIES
 BEING OFFERED...............  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                               Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH
OTHER CERTIFICATES...........  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.....   In general, a pooling and servicing agreement
                               or other similar agreement or collection of agreements will govern, among other things--

                               o   the issuance of each series of offered
                                   certificates,

                               o the creation of and transfer of assets to the related trust, and

                               o the servicing and administration of those assets.

                               The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                               If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                               o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                               o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                               The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                               If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                               In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

CHARACTERISTICS OF THE
MORTGAGE ASSETS.............   The trust assets with respect to any series of
                               offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                               o rental or cooperatively-owned buildings with multiple dwelling units;

                               o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                               o   office buildings;

                               o   hospitality properties;

                               o   casino properties;

                               o   health care-related facilities;

                               o   industrial facilities;

                               o   warehouse facilities, mini-warehouse
                                   facilities and self-storage facilities;

                               o restaurants, taverns and other establishments involved in the food and beverage industry;

                               o manufactured housing communities, mobile home parks and recreational vehicle parks;

                               o   recreational and resort properties;

                               o   arenas and stadiums;

                               o   churches and other religious facilities;

                               o   parking lots and garages;

                               o   mixed use properties;

                               o   other income-producing properties; and/or

                               o   unimproved land.

                               The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                               o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                               o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                               o   may provide for no accrual of interest;

                               o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                               o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                               o   may permit the negative amortization or
                                   deferral of accrued interest;

                               o   may prohibit some or all voluntary
                                   prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                               o may permit defeasance and the release of real property collateral in connection with that defeasance;

                               o   may provide for payments of principal,
                                   interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                               o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                               Most, if not all, of the mortgage loans
                               underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                               We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                               Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                               The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                               o the security has been registered under the Securities Act of 1933, as amended, or

                               o   we would be free to publicly resell the
                                   security without registration.

                               See "Description of the Trust
                               Assets--Mortgage-Backed Securities."

                               We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                               In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS...  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                               o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                               o   other mortgage loans or mortgage-backed
                                   securities that--

                                   1.  conform to the description of mortgage
                                       assets in this prospectus, and

                                   2.  satisfy the criteria set forth in the
                                       related prospectus supplement.

                               If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                                   1.  conform to the description of mortgage
                                       assets in this prospectus, and

                                   2.  satisfy the criteria set forth in the
                                       related prospectus supplement.

                               No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                               Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.


CHARACTERISTICS OF THE OFFERED
CERTIFICATES................   An offered certificate may entitle the holder
                               to receive:

                               o   a stated principal amount;

                               o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                               o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                               o payments of principal, with disproportionate, nominal or no payments of interest;

                               o payments of interest, with disproportionate, nominal or no payments of principal;

                               o   payments of interest or principal that
                                   commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                               o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                   1. faster and, in some cases, substantially faster, or

                                   2. slower and, in some cases, substantially slower,

                                   than the rate at which payments or other collections of principal are received on the related mortgage assets;

                               o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                               o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                               Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                               A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                               We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
INTEREST RATE AND CURRENCY
RELATED PROTECTION FOR THE
OFFERED CERTIFICATES........   Some classes of offered certificates may be
                               protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                               The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                               o guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                               o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                               o   currency exchange agreements or other
                                   agreements and arrangements designed to
                                   reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                               We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                               See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS.............   If the trust assets for a series of offered
                               certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                               o delinquent scheduled payments of principal and/or interest, other than balloon payments,

                               o   property protection expenses,

                               o   other servicing expenses, or

                               o any other items specified in the related prospectus supplement.

                               Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                               If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION........   We will describe in the related prospectus
                               supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                               o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                               o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                               See "Description of the Certificates--
                               Termination."

FEDERAL INCOME
 TAX CONSEQUENCES..............  Any class of offered certificates will constitute or evidence ownership of:

                               o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                               o   regular interests in a financial asset
                                   securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                               o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

                               See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS........   If you are a fiduciary of an employee benefit
                               plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

LEGAL INVESTMENT............   If your investment authority is subject to
                               legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. See "Legal
                               Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
   DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint, and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

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

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.


RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
   TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-United States persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."


PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                        DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.


MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

   Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

     All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.


MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
   PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS
GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                    STRUCTURED ASSET SECURITIES CORPORATION

     We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.


                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.


PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.


REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitiled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme was incorporated in 1970 as "Cedel S.A.," a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche B|f-rse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche B|f-rse AG, the parent of Deutsche B|f-rse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simulta-neous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 32 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of


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physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


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                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."


ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,


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

          3.   the remaining term to maturity,

          4. if the mortgage loan is a balloon loan, the remaining amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2. the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that is responsible for servicing.


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

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


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

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.


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

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;


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

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6. to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

     8. to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.


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

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.


MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


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

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase


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subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.


LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.


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RESERVE FUNDS


     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.


     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS


     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.




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                        LEGAL ASPECTS OF MORTGAGE LOANS
     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.


GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.


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     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.


INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.


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If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.


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     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.


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In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.
Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed


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property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the


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shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,


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     o    damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--


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     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.


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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late


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charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."


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     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and


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     o    "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.


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     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or

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

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.


     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.


     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.


     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.


     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1. the numerator of which is the amount of the payment, and


          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.


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

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a

"30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus


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

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:


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

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

     The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulations would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, the Treasury has issued Revenue Procedure 2001-12 addressing the transfer of noneconomic residual interest. Revenue Procedure 2001-12 restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To qualify for the alternative safe harbor:

     o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of the transfer, for financial reporting purposes, the transferee's gross assets exceeded $100 million and its net assets exceeded $10 million;

     o the transferee is an "eligible corporation" as defined in Section 860L(a)(2) of the Code that enters a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a safe harbor transaction (i.e., a fully taxable domestic corporation); and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.

     With respect to the facts and circumstances described in the third bullet of the preceding paragraph, the consideration given to the transferee to acquire the noneconomic residual interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. The specific terms of the minimum transfer price test do not need to be used in determining whether the amount of consideration is too low.

     Additionally, with respect to the alternative safe harbor test described above, the gross assets and net assets of a transferee do not include any obligation of a person related to the transferee as described in Section 860L(g) of the Code or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the alternative test. In addition, a transfer fails to meet the requirements of the alternative test if the transferor knows, or has reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest. Furthermore, the second condition of the alternative test above fails to be satisfied in the case of any transfer or assignment of the interest to a foreign branch of an eligible corporation or any other arrangement by which the interest is at any time subject to net tax by a foreign country or possession of the United States.

     Revenue Procedure 2001-12 applies to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.


     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,


will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.


     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are United States persons.


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FASITS

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o    the making of an appropriate election, and

     o    compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o    the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.


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

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o    cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o    hedges and contracts to acquire hedges,

     o    foreclosure property, and

     o    regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o    REMIC regular interests,

     o    regular interests of other FASITs,

     o    inflation indexed debt instruments,

     o    credit card receivables, and

     o    some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o    debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.


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

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o    fluctuations in market interest rates;

     o    fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o    a single class of ownership interest, or

     o    one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3.   has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.


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

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o    the absence of defaults or delinquencies on permitted assets,

     o    lower than reasonably expected returns on permitted assets,

     o    unanticipated expenses incurred by the FASIT, or

     o    prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


     Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.


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

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o    issues a debt or equity interest that is--

          1.   supported by that FASIT regular interest, and

          2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     o    the receipt of income from other than permitted assets;

     o    the receipt of compensation for services;

     o    the receipt of any income derived from a loan originated by the FASIT;
          or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

          1. foreclosure, default, or imminent default of a qualified mortgage,


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

          2.   bankruptcy or insolvency of the FASIT,

          3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

          4.   the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through
          (4),

     o if the FASIT acquires the loan more than one year after the loan was issued,

     o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.


GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;


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

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.


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     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:


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     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional


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interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."


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

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

    o the price paid for that grantor trust strip certificate by you, and


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     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by


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

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.


     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.


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

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, moreover, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code of 1986 contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

   A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.


PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.


UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34 and PTE 2000-58, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code of 1986 to that investment, and

          2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS


     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your State.

                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood;

     o    Cadwalader, Wickersham & Taft;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood.

                             FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Association.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. PLAN" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986.

     "PASS-THROUGH ENTITY" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means an ERISA Plan or an I.R.C. Plan.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code of 1986.

     "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS02C1." The spreadsheet file "LBUBS02C1" is a Microsoft Excel (1), Version
5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-2 and A-3 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

--------------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in
   this Prospectus Supplement, the Accompanying
   Prospectus and the Related Registration Statement .....      S-3
Summary of Prospectus Supplement .........................      S-4
Risk Factors .............................................     S-32
Capitalized Terms Used in this Prospectus Supplement .....     S-42
Forward-Looking Statements ...............................     S-42
Description of the Mortgage Pool .........................     S-43
Servicing of the Underlying Mortgage Loans ...............     S-74
Description of the Offered Certificates ..................    S-100
Yield and Maturity Considerations ........................    S-119
Use of Proceeds ..........................................    S-123
Federal Income Tax Consequences ..........................    S-123
ERISA Considerations .....................................    S-126
Legal Investment .........................................    S-128
Method of Distribution ...................................    S-129
Legal Matters ............................................    S-130
Ratings ..................................................    S-130
Glossary .................................................    S-131
ANNEX A-1--Certain Characteristics of the Underlying
   Mortgage Loans ........................................    A-1-1
ANNEX A-2--Certain Monetary Terms of the
   Underlying Mortgage Loans .............................    A-2-1
ANNEX A-3--Certain Information Regarding Reserves.........    A-3-1
ANNEX B--Term Sheet ......................................     B-1
ANNEX C-1--Price/Yield Tables ............................    C-1-1
ANNEX C-2--Decrement Tables ..............................    C-2-1
ANNEX D--Form of Payment Date Statement ..................     D-1
ANNEX E--Reference Rate Schedule .........................     E-1
                       PROSPECTUS
Important Notice About the Information Presented in
   this Prospectus .......................................     3
Available Information; Incorporation by Reference ........     3
Summary of Prospectus ....................................     4
Risk Factors .............................................    13
Capitalized Terms Used in this Prospectus ................    29
Description of the Trust Assets ..........................    30
Yield and Maturity Considerations ........................    52
Structured Asset Securities Corporation ..................    57
Description of the Certificates ..........................    57
Description of the Governing Documents ...................    67
Description of Credit Support ............................    75
Legal Aspects of Mortgage Loans ..........................    78
Federal Income Tax Consequences ..........................    90
State and Other Tax Consequences .........................   127
ERISA Considerations .....................................   127
Legal Investment .........................................   131
Use of Proceeds ..........................................   133
Method of Distribution ...................................   133
Legal Matters ............................................   134
Financial Information ....................................   134
Rating ...................................................   134
Glossary .................................................   136

Until    , 2002, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

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                                $1,114,747,000
                                 (APPROXIMATE)


                               LB-UBS COMMERCIAL
                                MORTGAGE TRUST
                                    2002-C1

                      COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2002-C1




                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                     CLASS A-5, CLASS B, CLASS C, CLASS D,
                              CLASS E AND CLASS F




                    --------------------------------------
                             PROSPECTUS SUPPLEMENT
                    --------------------------------------

                                LEHMAN BROTHERS
                                  UBS WARBURG
                             SALOMON SMITH BARNEY





                                March  , 2002

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